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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Filed by the Registrant [X]
                      Filed by a Party other than the Registrant [ ]

                      Check the appropriate box:
                          [X]  Preliminary Proxy Statement
                          [ ]  Confidential, for Use of the Commission Only
                               (as permitted by Rule 14a-6(e)(2))
                          [ ]  Definitive Proxy Statement
                          [ ]   Definitive Additional Materials
                          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
                          [ ]  Rule 14a-12

                         NORTHLAND CABLE PROPERTIES SIX
                               LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ ]     No Fee Required
        [X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                and 0-11

                            CALCULATION OF FILING FEE

======================================================================================================
                                                  PER UNIT PRICE OR
                                                   OTHER UNDERLYING
                                                       VALUE OF          PROPOSED
                                                     TRANSACTION         MAXIMUM
TITLE OF EACH CLASS OF      AGGREGATE NUMBER OF    COMPUTED PURSUANT     AGGREGATE
 SECURITIES TO WHICH        SECURITIES TO WHICH       TO EXCHANGE        VALUE OF
 TRANSACTION APPLIES:       TRANSACTION APPLIES:     ACT RULE 0-11:     TRANSACTION:    TOTAL FEE PAID
----------------------      --------------------  ------------------    ------------    --------------
L.P. UNITS                        29,784             $62,250,000         $62,250,000       $12,450
======================================================================================================

        [ ]     Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:
                                       -----------------------------------------
        (2)     Form, Schedule, or Registration Statement no.:
                                                              ------------------
        (3)     Filing Party:
                             ---------------------------------------------------
        (4)     Date Filed:
                           -----------------------------------------------------
================================================================================

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
                                PROXY STATEMENT

        This proxy statement solicits your vote for two separate proposals. The first proposal, if approved, will extend the term of Northland Cable Properties Six Limited Partnership ("NCP-Six") for six years until December 31, 2007. The partnership term of NCP-Six is currently scheduled to expire on December 31, 2001. The second proposal, if approved, will provide authority to sell all of its existing assets, leading to the winding up of NCP-Six. These two proposals are not mutually exclusive. Even if a limited partner desires to liquidate its investment in NCP-Six and therefore approves of the sale of all of NCP-Six's assets as proposed in this proxy statement, there is a possibility that such sale will not close, or will otherwise be delayed beyond the current maturity date of NCP-Six's outstanding debt. In order to protect against such an outcome, a limited partner is hereby provided an opportunity to extend the term of NCP-Six, while separately voting on whether the limited partner desires to approve of the proposed sale of NCP-Six's assets as further set forth in this proxy statement.

        This proxy statement describes a proposal to amend the Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership dated November 3, 1986 (the "NCP-Six Partnership Agreement"), which is the current partnership agreement governing NCP-Six, to extend the term of NCP-Six for an additional six years to better protect against the possibility that NCP-Six could be required by its current lenders to liquidate its assets in an unreasonably short time period at values that may not be in the best interest of the limited partners, to raise proceeds to replay NCP-Six 's current debt at its maturity date of June 30, 2001. The current lenders of NCP-Six have expressed an unwillingness to renew that credit facility if the NCP-Six Partnership Agreement is not extended for a reasonable period of time. In order to extend the term of NCP-Six beyond its current expiration date of December 31, 2001, the NCP-Six Partnership Agreement will need to be amended and that amendment is further described in this proxy statement as "Proposed Amendment No. 1."

        NCP-Six is currently anticipating the sale of its Bennettsville, South Carolina, operating system to Adelphia Communications Corporation ("Adelphia") for a purchase price of $8,388,000 (the "Adelphia Transaction"). If the Adelphia Transaction is consummated, pursuant to the second proposal for which your vote is solicited in this proxy statement NCP-Six would sell and distribute its remaining cable television systems and other assets to Northland Communications Corporation, managing general partner of NCP-Six, or its assigns, in a transaction valued at $62,250,000 (the "Proposed Transaction"). Based on these transaction valuations, projected cash distributions to be made to limited partners over the life of the partnership following closing of the Proposed Transaction would be approximately $33,300,000 in the aggregate or $1,246 per $500 partnership unit, or $2,491 per $1,000 investment (excluding aggregate interest payments of approximately $31 per unit, or $62 per $1,000 investment). For details, see "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page __. If the Proposed Transaction is closed, it will lead to the dissolution of NCP-Six prior to its current termination date of December 31, 2001. As a condition to the Proposed Transaction, a majority of the limited partners of NCP-Six will need to approve an amendment to the NCP-Six Partnership Agreement as described in this proxy statement. The amendment required to consummate the Proposed Transaction is referred to herein as the "Proposed Amendment No. 2."

        If the Proposed Transaction is approved and closes, Northland will acquire the entirety of the assets of NCP-Six remaining after the Adelphia Transaction and NCP-Six will be liquidated and dissolved. Although Northland presently intends to consummate the Proposed Transaction if it is approved by the limited partners, Northland will be under no obligation to do so unless conditions to closing of the Proposed Transaction are satisfied. If the Proposed Transaction is approved, it must close within 180 days after the special meeting called for herein. If the Proposed Transaction does not close within this time period, or if at any time prior to closing we determine that cumulative distributions to limited partners from the Proposed Transaction may be reduced by more than $622,250 from the proposed estimated distributions (an amount that represents one percent of the total Proposed Transaction), NCP-Six will not sell the assets to Northland, any affiliate of Northland, or any third party without again obtaining approval of the limited partners of NCP-Six. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page ___ for details about current estimated distributions. Closing of the Proposed Transaction is also conditioned upon the prior closing of the Adelphia Transaction.

        If both Proposed Amendment No. 1 and Proposed Amendment No.2 are approved, so long as the Proposed Transaction closes, NCP-Six will commence dissolution prior to December 31, 2001 as further discussed in this proxy statement. If Proposed Amendment No. 1 is not approved, and the Proposed Transaction is not closed before June 30, 2001, NCP-Six's current credit facility will come due on June 30, 2001, and the term of NCP-Six will expire on December 31, 2001. These events may lead to NCP-Six's inability to further extend the maturity of its debt and NCP Six-s lenders may require the liquidation of assets in a time frame and at values that may not be in the best interest of the limited partners. The purpose of the proposed extension of the term of NCP-Six is to allow the pursuit of liquidating the Partnership's assets in the event the Proposed Transaction is not approved, or is approved and not consummated.

        These proposals are being made jointly by Northland Communications Corporation, the managing general partner and FN Equities Joint Venture, the administrative general partner, of NCP-Six.

        (Throughout this proxy statement, when we use "we," "us" or "our," we refer to Northland Communications Corporation and FN Equities Joint Venture, the two general partners of NCP-Six. When we use "Northland," we refer to Northland Communications Corporation and its subsidiaries, or its assigns, in its capacity as purchaser of the assets of NCP-Six in the Proposed Transaction. When we use "Managing General Partner," we refer to Northland Communications Corporation only in its capacity as the managing general partner of NCP-Six. Similarly when we use "Administrative General Partner," we refer to FN Equities Joint Venture only in its capacity as the administrative general partner of NCP-Six.)

        Extending the term of NCP-Six from its current expiration date of December 31, 2001 through December 31, 2007 is subject to the approval of the majority in interest of the limited partners of NCP-Six excluding any units of limited partnership interest held by us or our affiliates. If both Proposed Amendment No. 1 and Proposed Amendment No. 2 are approved, and the Proposed Transaction is subsequently consummated as described in this proxy statement, we will commence the dissolution and winding up of NCP-Six upon consummation of the Proposed Transaction even though the term of NCP-Six will have been extended, since upon closing the Proposed Transaction, all of the assets of NCP-Six will have been sold. Meanwhile, we will strive to negotiate an extension of NCP-Six's current credit facility beyond its present June 30, 2001 maturity in case the Proposed Transaction is not consummated by that date. Our goal is not, however, to operate NCP-Six until December 31, 2007. Instead, our goal in extending the term of NCP-Six is to explore additional opportunities to sell the assets of NCP-Six for a price that we believe is fair in the event the Proposed Transaction does not close.

        The Proposed Transaction is also subject to the approval of a majority in interest of the limited partners, excluding any units of limited partnership interest held by us or our affiliates. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT NO. 2, which in turn will equate to a vote against the Proposed Transaction. Your vote on whether to approve the Proposed Amendment No. 1 is separate and apart from your vote to approve Proposed Amendment No. 2. You should therefore evaluate each proposal separately, and vote for each proposal independent of your vote on the other proposal as you see fit.

        As of December 31, 2000, the record date for the special meeting at which Proposed Amendment No. 1 and Proposed Amendment No. 2 will be voted upon, there were 29,784 units ($500/unit) of limited partnership interest outstanding, held by 1,807 limited partners of record. We and our affiliates hold 30 units, none of which will be counted in determining whether the requisite approval has been obtained. All abstentions shall be counted as a "no" vote for Amendment No. 1, as well as a "no" vote for Amendment No. 2. Any signed and returned proxy cards that fail to vote on one or both proposed amendments will be treated as a vote to approve the proposed amendment for which a vote was not cast.

        We are furnishing this proxy statement and the accompanying proxy card in connection with the solicitation of proxies for use at a special meeting of limited partners to be held at 3:00 p.m. on May 31, 2001. The special meeting, and any postponements or adjournments, will be held at the offices of NCP-Six located at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101. Only limited partners of record as of December 31, 2000 will be entitled to notice of and to vote at the special meeting. We are first mailing this proxy statement to limited partners on April 15, 2001.

        THE PROPOSED TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSED TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        This proxy statement is being furnished to the limited partners of NCP-Six by the Managing General Partner, whose principal executive offices are located at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101 and whose telephone number is (206) 621-1351. The principal executive offices and telephone number of NCP-Six are the same.

             YOU ARE URGED TO CAREFULLY REVIEW THIS PROXY STATEMENT
          AND TO RETURN YOUR PROXY CARD PROMPTLY IN ORDER FOR IT TO BE
              RECEIVED BY THE MANAGING GENERAL PARTNER ON OR BEFORE
                                  MAY 30, 2001.

        The date of this proxy statement is April 15, 2001.

                                TABLE OF CONTENTS

SUMMARY .................................................................................1

        Proposed Amendment No. 1 (see page _____)........................................1
        The Adelphia Transaction (see page ___)..........................................1
        The Proposed Transaction and Proposed Amendment No. 2 (see page __)..............1
        Reasons for the Proposed Transaction (see page ___)..............................2
        Fairness of the Adelphia Transaction (see page __)...............................3
        Fairness of the Proposed Transaction (see page __)...............................3
        Our Recommendation  (see page ___)...............................................4
        Consequences of a Determination by the Limited Partners not to Approve
               Proposed Amendment No. 1 and Proposed Amendment No. 2.....................4
        Appraisals (see page __).........................................................5
        Third-Party Bid Process (see page ____)..........................................5
        Houlihan Lokey Fairness Opinion..................................................6
        Special Factors Pertaining to the Proposed Transaction  (see page ____)..........6
        Conflicts of Interest of the Managing General Partner (see page ___).............7
        Conflict of Interest of the Administrative General Partner.......................8
        Summary of the Proposed Transaction  (see page __)...............................8
               Approval of Limited Partners to the Transaction (see page __).............8
               Payment of the Purchase Price; Promissory Note (see page __)..............8
               Liquidation of the Partnership; Distributions to Limited Partners
                      (see page ___).....................................................9
        Consideration of Alternatives and Approval of the Adelphia Transaction..........10
        Summary of Federal Income Tax Consequences of the Transaction
               (see page ____)..........................................................10
        Voting at the Special Meeting...................................................11
        You may revoke your proxy at any time prior to the special meeting by delivering to the managing general partner either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person.  Your attendance at the special meeting, by itself, will not revoke your proxy....................................................................11
        You Do Not Have Dissenters' Rights (see page __)................................11
        Solicitation of Proxies (see page __)...........................................11

SUMMARY HISTORICAL FINANCIAL INFORMATION................................................13


SPECIAL FACTORS (Pertaining to the Proposed Transaction)................................13

        Factors Related to the Proposed Transaction.....................................13
               Although we believe that the total price to be received by NCP-Six for those assets remaining after the Adelphia Transaction
                      represents fair value for those assets, those assets may
                      increase in value prior to closing or after the Proposed
                      Transaction closes................................................13
               The Managing General Partner has conflicts of interest in the
                      Proposed Transaction..............................................14
               The Administrative General Partner has conflicts of interest in the
                      Proposed Transaction..............................................15
               While we did obtain a fairness opinion with respect to the Proposed
                      Transaction, we did not retain an unaffiliated, independent third party to represent your interests in the structuring of the Proposed Transaction.......................................15
               The Proposed Transaction has not been solicited by limited partners..........................................................15
               You do not have any dissenters' or appraisal rights in this transaction.......................................................16

               There  are potential alternatives to the Proposed Transaction;
                      however, if the Proposed Transaction is approved, this
                      will effectively preclude any of these alternatives being
                      pursued ..........................................................16
               If a majority of the holders of limited partnership units approve the Proposed Transaction, you will be bound by that
                      decision, even if you vote to "DISAPPROVE" the Proposed
                      Transaction.......................................................16
               The promissory note that will be issued from Northland as partial payment of the transaction price will be an unsecured
                      obligation of Northland...........................................16
               The amount and timing of final distributions to limited partners may be affected by unanticipated or contingent liabilities, including any potential litigation arising out of the
                      Adelphia Transaction and/or the Proposed Transaction..............17
               The Proposed Transaction will be a taxable event for U.S. federal income tax purposes.  This may result in substantial
                      recognition of gain to you........................................17
               Even if the requisite majority of the limited partners of NCP-Six vote to APPROVE the Proposed Transaction, the Proposed
                      Transaction may not close due to a lack of required
                      financing.........................................................17
               Factors Related to NCP-Six's Business and the Cable Television Industry..18
               NCP-Six operates in a very competitive business environment, which can affect its business and operations............................18
               NCP-Six may not be able to fund the capital expenditures necessary to keep pace with technological developments or its
                      customers' demand for new products or services. This could limit its ability to compete effectively..........................18
               NCP-Six operates its cable systems under franchises that are non-exclusive.  Local franchising authorities can grant
                      additional franchises and create competition in market areas where none existed previously.....................................18
               NCP-Six's cable systems are operated under franchises that are subject to non-renewal or termination.  The failure to renew a franchise could adversely affect NCP-Six's business in a key market........................................................19
               Local franchise authorities have the ability to impose additional regulatory constraints on NCP-Six's business.  This can
                      further increase expenses.........................................19
               NCP-Six's business is subject to extensive governmental legislation and regulation. The applicable laws and regulations, and
                      changes to them, could adversely affect NCP-Six's business by increasing its expenses........................................19
               NCP-Six may be required to provide Internet service providers access to its networks.  This could significantly increase
                      NCP-Six's competition and adversely affect the upgrade of
                      its systems or its ability to provide new products and
                      services..........................................................19
               Despite recent deregulation of expanded basic cable programming packages, we are concerned that cable rate increases could give rise to further regulation.  This could impair
                      NCP-Six's ability to raise rates to cover its increasing
                      costs or cause NCP-Six to delay or cancel service or
                      programming enhancements..........................................20

PROJECTED CASH AVAILABLE FROM LIQUIDATION...............................................21


Projected Cash Available if the Adelphia Transaction and the Proposed Transaction
        Closings Occur..................................................................23


THE SPECIAL MEETING.....................................................................26

        Purpose of Special Meeting......................................................26
        Record Date; Limited Partners Entitled to Vote at the Special Meeting...........26
        Quorum; Vote Required for Approval..............................................27

        Use of Proxies at the Special Meeting...........................................27
        Revocation of Proxies...........................................................27
        Solicitation of Proxies.........................................................28
        No Dissenters' Rights...........................................................28
        Recommendation of the General Partners..........................................28

BACKGROUND AND REASONS FOR EXTENDING THE TERM OF NCP-SIX................................28


BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION.....................................29

        General ........................................................................29
        Background of the Proposed Transaction..........................................30
        Chronology of Events leading up to the Proposed Transaction.....................30
        Reasons for the Transaction.....................................................34

FAIRNESS OF THE PROPOSED TRANSACTION....................................................36

        Our Belief as to Fairness.......................................................36
        Material Factors Underlying Belief as to Fairness...............................36
        Appraisal Process; Summary of Appraisals........................................38
        Daniels & Associates Appraisal..................................................39
        Communications Equity Associates Appraisal......................................41
        1999 Third-Party Bid Solicitation Process.......................................43
        Northland's 1999 Offer to Purchase NCP-Six Assets...............................44
        Recission of Northland's 1999 Offer Due to Lack of Acceptable Financing.........46
        2000 Third-Party Bid Solicitation Process.......................................46
        The Adelphia Transaction........................................................48
        Northland's 2000 Offer to Purchase NCP-Six Assets...............................48
        Houlihan Lokey Fairness Opinions................................................49
               Discounted Cash Flow Analysis:...........................................50
               Comparable Transaction Analysis:.........................................51
        Compensation and Material Relationships.........................................52

CONFLICTS OF INTEREST...................................................................52

        Fiduciary Responsibilities......................................................52
        Conflicts of Interest of the Managing General Partner...........................53
        Conflict of Interest of the Administrative General Partner and Related
               Matters..................................................................53
        Certain Payments to the Managing General Partner................................53

PROPOSED AMENDMENT NO. 1 TO THE NCP-SIX PARTNERSHIP AGREEMENT...........................54


PROPOSED AMENDMENT NO. 2 TO THE NCP-SIX PARTNERSHIP AGREEMENT...........................54


SPECIFIC TERMS OF THE PROPOSED TRANSACTION..............................................56

        General ........................................................................56
        Payment of the Purchase Price...................................................56
        Distributions to Limited Partners...............................................57
        Conditions to Completion of the Proposed Transaction............................59
        Representations and Warranties..................................................60

        Termination.....................................................................60

DISSOLUTION AND LIQUIDATION CONSEQUENCES OF THE PROPOSED TRANSACTION....................61

        Dissolution Procedures..........................................................61
        Description of Liquidating Trust................................................61
        Effect of Fraudulent Transfer Statutes..........................................62

FEDERAL AND STATE INCOME TAX CONSEQUENCES...............................................63

        Tax Considerations..............................................................63
        Tax Consequences of Disposition of the Assets and Liquidation of NCP-Six........64
        Unrelated Business Taxable Income...............................................65
        Tax Consequences of a Decision not to Sell......................................65
        Other Tax Law Changes...........................................................66
        State Income Tax Considerations.................................................67
               North Carolina...........................................................67
               Mississippi..............................................................68
               South Carolina...........................................................68

INFORMATION ABOUT NCP-SIX...............................................................69

        General ........................................................................69
        Business........................................................................69
        The Systems.....................................................................70
               Starkville, Mississippi..................................................70
               Philadelphia, Mississippi................................................71
               Highlands, North Carolina................................................71
               Barnwell, South Carolina.................................................72
               Bennettsville, South Carolina............................................72
               Employees................................................................72
               Customers................................................................72
               Seasonality..............................................................72
        Competition.....................................................................72
        Regulation and Legislation......................................................74
               Summary .................................................................74
               Cable Rate Regulation....................................................74
               Cable Entry into Telecommunications......................................75
               Internet Service.........................................................76
               Telephone Company Entry into Cable Television............................77
               Electric Utility Entry into Telecommunications and Cable Television......77
               Ownership Restrictions...................................................77
               Must Carry and Retransmission Consent....................................78
               Access Channels..........................................................78
               Access to Programming....................................................78
               Inside Wiring; Subscriber Access.........................................79
        Other Regulations of the Federal Communications Commission......................79
               Copyright................................................................80
               State and Local Regulation...............................................80
        Legal Proceedings...............................................................81
        NCP-Six's Management's Discussion and Analysis of Financial Condition and
               Results Of Operations....................................................81
               General .................................................................81
               Results of Operations for the Three Months Ended September 30,
                      2000,  and 1999...................................................82

               Results of Operations for the Nine Months Ended September 30,
                      2000,  and 1999...................................................82
               Results of Operations for Years Ended 1999 and 1998......................83
               Results of Operations for the Years Ended 1998 and 1997..................84
               Liquidity and Capital Resources..........................................85
               Capital Expenditures.....................................................86
               Recent Acquisitions and Dispositions.....................................86
        Affiliates of NCP-Six...........................................................87

MANAGEMENT AND BENEFICIAL OWNERSHIP OF NCP-SIX..........................................87

        Management of NCP-Six...........................................................87
               General .................................................................87
               Officers and Directors of Northland Communications Corporation...........87
               Officers and Directors of FN Equities Joint Venture......................89
        Beneficial Ownership............................................................90
        Changes in Control..............................................................90

FINANCIAL STATEMENTS....................................................................90

EXHIBIT A  --  FORM OF PROXY...........................................................A-1
EXHIBIT B  --  AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
    OF NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP..............................B-1
EXHIBIT C  --  FORM OF PROPOSED AMENDMENT NO. 1........................................C-1
EXHIBIT D  --  FORM OF PROPOSED AMENDMENT NO. 2........................................D-1
EXHIBIT E  --  ADELPHIA TRANSACTION ASSET PURCHASE AGREEMENT...........................E-1
EXHIBIT F  --  PROPOSED TRANSACTION ASSET PURCHASE AGREEMENT...........................F-1
EXHIBIT G  --  PROPOSED TRANSACTION PROMISSORY NOTE....................................G-1
EXHIBIT H  --  APPRAISAL OF DANIELS & ASSOCIATES.......................................H-1
EXHIBIT I  --  APPRAISAL OF COMMUNICATIONS EQUITY ASSOCIATES...........................I-1
EXHIBIT J  --  FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN AS TO THE ADELHPIA
    TRANSACTION........................................................................J-1
EXHIBIT K  --  FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN AS TO THE PROPOSED
    TRANSACTION........................................................................K-1

                                     SUMMARY

        This summary highlights selected information, and may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the attached exhibits for a more complete understanding of the Proposed Transaction, and Proposed Amendment No. 1 and Proposed Amendment No. 2 to the NCP-Six Partnership Agreement. In particular, you should read the NCP-Six Partnership Agreement, the proposed amendments to the NCP-Six Partnership Agreement, the Proposed Transaction asset purchase agreement, the appraisals of Daniels & Associates and of Communications Equity Associates, and the fairness opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), each of which are attached as Exhibits B, C, D, F, G, H, J and K, respectively, to this proxy statement.

PROPOSED AMENDMENT NO. 1 (SEE PAGE _____)

        This proxy statement relates to a proposal being made to the limited partners of NCP-Six to consider and vote on an amendment to the NCP-Six Partnership Agreement that would extend the term of NCP-Six from its current expiration date of December 31, 2001 until December 31, 2007. Without such amendment to the NCP-Six Partnership Agreement, NCP-Six is currently scheduled to terminate on December 31, 2001 and upon such termination the general partners will be required to initiate the winding up of NCP-Six's affairs pursuant to the terms and conditions set forth in the NCP-Six Partnership Agreement and further pursuant to Washington law. Even before December 31, 2001, however, NCP-Six will face the maturity of its current credit facility. As of September 30, 2000, the balance owed on that facility was $28,965,281. We recommend approval of Proposed Amendment No. 1 in order to facilitate an extension of NCP-Six's current credit facility, which NCP-Six requires for operations, and which will need to be extended or replaced if the Proposed Transaction does not close before June 30, 2001, the date to which NCP-Six's lenders have agreed to extend the term of the current credit facility. Based on discussions with NCP-Six's lenders, we feel there is a strong likelihood that NCP-Six will be able to renew or replace its current credit facility upon its June 30, 2001 expiration, but only if the term of NCP-Six is extended for a reasonable period of time. If the Proposed Transaction is not consummated by June 30, 2001, and an amendment to extend the Partnership's life is not approved, the lenders may require NCP-Six to liquidate its assets to pay off debt under time constraints that may have material negative affects on the purchase price obtained for those assets. We also believe that six years is the shortest period over which we can amortize the renewed credit facility to result in loan payments that can be supported by cash flow generated in the anticipated ordinary cause of business of NCP-Six. We, therefore, recommend that you vote to approve Proposed Amendment No. 1, which will extend the term of NCP-Six for six more years through December 31, 2007. Regardless of whether you vote to approve the Proposed Transaction, we recommend that you vote to approve Proposed Amendment No. 1. Please refer to the section titled "BACKGROUND AND REASONS FOR EXTENDING THE TERM OF NCP-SIX" at page ____.

THE ADELPHIA TRANSACTION (SEE PAGE ___)

        If consummated as currently planned, the Adelphia Transaction will result in the sale of the entirety of NCP-Six's Bennettsville, South Carolina operating system to Adelphia Communications Corporation, its affiliates or assigns, (collectively, "Adelphia") for $8,388,000. The Adelphia Transaction does not require the approval of limited partners and is expected to close on February 28, 2001 pursuant to the terms and conditions of the asset purchase agreement between Adelphia and NCP-Six, a copy of which is attached to this proxy statement as Exhibit E. The net proceeds from the Adelphia Transaction will be used to pay down the current balance of owed on the NCP-Six credit facility as required by the applicable loan agreement for that credit facility between NCP-Six and its lenders.

THE PROPOSED TRANSACTION AND PROPOSED AMENDMENT NO. 2 (SEE PAGE __)

        This proxy statement also relates to a proposal being made to the limited partners of NCP-Six to consider and vote on an amendment to the NCP-Six Partnership Agreement that would authorize the sale and distribution by NCP-Six of the remaining cable television systems and other assets owned by it to Northland Communications

Corporation or an affiliate thereof following the sale of NCP-Six's Bennettsville, South Carolina operating system to Adelphia, and the subsequent dissolution, winding up and liquidation of NCP-Six. After the sale of the Bennettsville, South Carolina operating system to Adelphia, the remaining assets of NCP-Six will include the cable television franchises and cable television systems of four operating groups located in the following geographic areas:

        -       Starkville, Mississippi;

        -       Philadelphia, Mississippi;

        -       Highlands, North Carolina; and

        -       Barnwell, South Carolina.

        We are also asking you to approve Proposed Amendment No. 2 to the NCP-Six Partnership Agreement and the Proposed Transaction as described in this proxy statement. If Proposed Amendment No. 2 is approved, NCP-Six will be authorized to consummate the Proposed Transaction resulting in the sale and distribution of all of NCP-Six's remaining assets to Northland. The form of the asset purchase agreement between NCP-Six and Northland for the Proposed Transaction is attached to this proxy statement as Exhibit F. Pursuant to section 6.2.4 of that asset purchase agreement, closing of the Proposed Transaction is conditioned upon the approval of a majority vote of the limited partners of NCP-Six, as required by section 11(a)(3) of the NCP-Six Partnership Agreement. Closing of the Proposed Transaction is also conditioned upon the prior closing of the Adelphia Transaction.

        Following closing of the Proposed Transaction, if approved, net proceeds from both the Adelphia Transaction and the Proposed Transaction remaining after the payment of NCP-Six's debt and provisions for requirements associated with winding up the partnership will be distributed only to the limited partners and to the Administrative General Partner of NCP-Six, pursuant to their respective interests as set forth in the NCP-Six Partnership Agreement. Northland, as the managing general partner, will instead receive only an in-kind distribution of its percentage interest of the assets of NCP-Six as provided for in Proposed Amendment No. 2. The result will be that Northland will receive a credit towards the purchase price equal to its ownership interest in the assets being purchased. This adjustment will, however, have no impact on the distribution to be made to limited partners, who will still receive the same distribution as if a purchase price equal to $62,250,000 for the Proposed Transaction was paid by a third-party purchaser.

REASONS FOR THE PROPOSED TRANSACTION (SEE PAGE ___)

        We are proposing the Proposed Transaction in an effort to provide you liquidity for your units of limited partnership interest in NCP-Six and a positive return on your investment over the life of the partnership. NCP-Six was originally formed in 1986 and we believe that many limited partners have held their investment since that time. There is currently no established public trading market for the units of limited partnership interest in NCP-Six. Secondary sales activity for the units has been limited and sporadic, at prices that we believe to be generally below fair value. In addition, we are concerned by recent activity by unrelated third parties in making tender offers and other offers to purchase units at prices that, in our opinion, do not fairly represent the underlying value of the units. We are proposing the Proposed Transaction because we believe many limited partners may desire an opportunity to liquidate their investment in NCP-Six at this time.

        While the Adelphia Transaction, which does not require limited partner approval due to its size, will help pay down a portion of NCP-Six's outstanding debt, we believe that the consummation of the Proposed Transaction, and the subsequent liquidation of NCP-Six will provide limited partners of NCP-Six with liquidity, resulting in an opportunity to take advantage of a greater array of investment opportunities than are presently provided by continuation of NCP-Six. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page ___. Notwithstanding, even if the Proposed Transaction is not approved, we believe the price offered by Adelphia in the Adelphia Transaction provides an opportunity to achieve some cash to pay down existing debt of NCP-Six at a fair price, without adversely impacting the ability of NCP-Six to continue operations through its four remaining operating groups. Pursuant to NCP-Six's loan agreement with its lenders, the entire net proceeds from the

Adelphia Transaction must be paid toward NCP-Six's outstanding credit facility debt if the Adelphia Transaction is consummated.

        Provided the term of NCP-Six is extended as a result of approval of Proposed Amendment No. 1, if the Proposed Transaction is not closed, we will continue to look for opportunities for the limited partners of NCP-Six to liquidate their investment for what we believe to be a fair price. If, however, Proposed Amendment No. 1 fails to receive approval and the Proposed Transaction is not consummated by June 30, 2001, we may be unable to look for such opportunities due to time constraints that will otherwise likely be imposed by NCP-Six's lenders for the expedited sale of assets to raise funds to pay off NCP-Six debt upon the June 30, 2001 credit facility maturity date.

FAIRNESS OF THE ADELPHIA TRANSACTION (SEE PAGE __)

        Regardless of whether the Proposed Transaction is approved, we believe that the terms of the Adelphia Transaction are fair to both NCP-Six and its limited partners. We have based our determination as to the fairness of the Adelphia Transaction on the following material factors, each of which are described in greater detail in this proxy statement:

        - the form and amount of consideration offered by Adelphia for the Bennettsville, South Carolina operating system;

        - two independent appraisals prepared by Daniels & Associates and by Communications Equity Associates, which were used in part in evaluating the offers received in the third-party bid solicitation process used to secure offers for NCP-Six's assets;

        - the third-party bid solicitation process undertaken by NCP-Six to obtain bids from third parties for the purchase of the assets of NCP-Six, which bids were used in part in the determination of the fair market value of the assets and in evaluating the Adelphia Transaction price; and

        - the conclusions reached in the fairness opinion rendered by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), following their evaluation and analysis of the consideration to be received separately in the Adelphia Transaction, and the Proposed Transaction.

FAIRNESS OF THE PROPOSED TRANSACTION (SEE PAGE __)

        We also believe the terms of the Proposed Transaction are fair as a whole to NCP-Six and to you. We have based our determination as to the fairness of the Proposed Transaction on the following material factors, each of which are described in greater detail in this proxy statement:

        - the form and amount of consideration offered to you as a result of the Proposed Transaction;

        - the two independent appraisals prepared by Daniels & Associates and by Communications Equity Associates, which were used in part in evaluating the offers received in the third-party bid solicitation process and the Proposed Transaction price for the assets;

        - the third-party bid solicitation process undertaken by NCP-Six to obtain bids from third parties for the purchase of the assets of NCP-Six, which bids were used in part in the determination of the fair market value of the assets and in evaluating the Proposed Transaction price; and

        - the conclusions reached in the fairness opinion rendered by Houlihan Lokey, following their evaluation and analysis of the consideration to be received separately in the Adelphia Transaction, and the Proposed Transaction.

        In addition, under the terms of the NCP-Six Partnership Agreement, you have the opportunity to vote to "DISAPPROVE" the Proposed Transaction if you disagree with the Proposed Transaction. Before the Proposed Transaction can be consummated, Proposed Amendment No. 2 must be approved by limited partners holding a majority in interest of the outstanding units of NCP-Six. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD REFRAIN FROM APPROVING PROPOSED AMENDMENT NO. 2, WHICH IN TURN WILL RESULT IN A VOTE AGAINST THE PROPOSED TRANSACTION.

OUR RECOMMENDATION  (SEE PAGE ___)

        BECAUSE THERE IS NO GUARANTEE THAT THE PROPOSED TRANSACTION WILL ACTUALLY CLOSE EVEN IF IT IS APPROVED, WE RECOMMEND THAT YOU VOTE TO "APPROVE" PROPOSED AMENDMENT NO. 1, REGARDLESS OF HOW YOU VOTE ON PROPOSED AMENDMENT NO.
2. We have determined that the term of NCP-Six should be extended from its current expiration date of December 31, 2001 for an additional six years through December 31, 2007, in order to allow for continued operation of NCP-Six and sufficient time for future disposition of its assets in the event the Proposed Transaction does not close by December 31, 2001. If the Adelphia Transaction and Proposed Transaction are consummated prior to December 31, 2001, the entirety of the assets of NCP-Six will have been sold and liquidation of the partnership and winding up of its affairs will be the natural next step to pursue in bringing the activities of NCP-Six to a close, in which case the term of NCP-Six need not be extended. If, however, the Proposed Transaction is not consummated prior to June 30, 2001, NCP-Six's current credit facility matures on June 30, 2001, and we do not believe it will be extended without first extending the term of NCP-Six. Furthermore, even if we are successful in extending the term of NCP-Six's credit facility maturity date, the NCP-Six Partnership Agreement currently provides that upon expiration of the term of NCP-Six on December 31, 2001, the general partners of NCP-Six are to liquidate the assets of NCP-Six and wind up its affairs. Either of these events would impose unnecessary time constraints on the disposition of the assets of NCP-Six which, we believe, may translate to a lower return on those assets, and a corresponding lower distribution to the limited partners of NCP-Six upon final dissolution. Furthermore, WE THEREFORE RECOMMEND THAT YOU VOTE TO "APPROVE" PROPOSED AMENDMENT NO. 1 WHICH WILL EXTEND THE TERM OF NCP-SIX THROUGH DECEMBER 31, 2007. Units of limited partnership interest held by us or our affiliates will not be included in determining whether the requisite approval for Proposed Amendment No. 1 has been obtained.

        AFTER CAREFUL CONSIDERATION OF THE PROPOSED TRANSACTION AND OUR CONFLICTS OF INTEREST, WE HAVE ALSO DETERMINED THAT THE PROPOSED TRANSACTION IS IN YOUR BEST INTERESTS. WE BELIEVE THE PROPOSED TRANSACTION IS THE MOST ATTRACTIVE ALTERNATIVE CURRENTLY AVAILABLE FOR PROVIDING YOU WITH THE OPPORTUNITY TO LIQUIDATE YOUR INVESTMENT AND OBTAIN A POSITIVE RETURN ON YOUR INVESTMENT IN NCP-SIX. WE THEREFORE ALSO RECOMMEND THAT YOU VOTE TO "APPROVE" PROPOSED AMENDMENT NO. 2. Units of limited partnership interest held by us or our affiliates will not be included in determining whether the requisite approval for Proposed Amendment No. 2 has been obtained.

CONSEQUENCES OF A DETERMINATION BY THE LIMITED PARTNERS NOT TO APPROVE PROPOSED AMENDMENT NO. 1 AND PROPOSED AMENDMENT NO. 2

        If a majority in interest of the limited partners does not approve the Proposed Transaction, or if the requisite approval is obtained but the Proposed Transaction nevertheless does not close, NCP-Six will continue to operate as a separate legal entity and will continue to own and operate those of its assets remaining after consummation of the Adelphia Transaction. We are unable to determine whether the future fair market value of those remaining assets, and their operating income, will increase over time, or whether future cash flow, refinancings or sales, if any, will yield a return to limited partners that is greater than that possible through the Proposed Transaction. You should also be aware that the current term of the partnership will expire on December 31, 2001, pursuant to the NCP-Six Partnership Agreement, unless Proposed Amendment No. 1 is approved. As a result, because it is possible that the Proposed Transaction may not close, we hereby solicit limited partners to vote to approve Proposed Amendment No. 1 to extend the term of NCP-Six which would allow for continuation of NCP-Six through December 31, 2007. If Proposed Amendment No. 1 fails to receive the requisite approval, we do not believe NCP-Six will be able to extend its existing operating credit facility beyond June 30, 2001, the date to which NCP-Six's lenders have agreed to extend the term of the current credit facility.

Furthermore, the term of NCP-Six will expire on December 31, 2001. These two events will require NCP-Six to find another purchaser for its assets in order to generate sufficient cash to pay off its existing credit facility. It is likely that the sale of those assets will be required to be made under significant time constraints that could have material negative affects on the purchase price obtained for those assets. We therefore recommend extending the term of NCP-Six for an additional six-year period even if you approve of the Proposed Transaction, so that we are in a position to negotiate an extension of NCP-Six's credit facility in the event the Proposed Transaction is not consummated prior to June 30, 2001.

APPRAISALS (SEE PAGE __)

        Recognizing that the end of the term of NCP-Six was growing near, in the second quarter of 1999 we retained the services of two internationally recognized, independent appraisal firms to conduct appraisals on the assets owned by NCP-Six as we evaluated available alternatives for NCP-Six. These two firms were:

        -       Daniels & Associates, L.P., of Denver, Colorado; and

        -       Communications Equity Associates, of Berwyn, Pennsylvania.

        Both Daniels & Associates and Communications Equity Associates are recognized internationally for their expertise in the appraisal of cable television systems and other media-related businesses. Each firm appraised the assets with a valuation date as of July 1, 1999. As of the date of their appraisal, Daniels & Associates appraised the fair market value of the entirety of NCP-Six's assets at $73.3 million. As of that same date, Communications Equity Associates appraised the fair market value of those assets at $74.6 million. These appraisals have been used as a benchmark in evaluating the subsequent offers received in the third-party bid solicitation process further described in this proxy statement.

THIRD-PARTY BID PROCESS (SEE PAGE ____)

        In connection with the Proposed Transaction, we also retained Daniels & Associates on two separate occasions to solicit bids from third parties for the purchase of NCP-Six's assets. We believed that, although the appraisals represented a measure of the value of the assets, the better reflection of fair market value of the assets was the price that an unaffiliated third party would be willing to pay for the assets.

        During the first bid solicitation in July 1999, we received four offers from unrelated third parties for the purchase of all or portions of NCP-Six's assets. Two of the offers were to purchase all of the assets. One offer proposed to purchase all of the assets for $70.4 million, and the other offer proposed to purchase all of the assets for $76 million. The remaining two offers proposed to purchase only portions of the assets. By the end of September, 2000, we rejected all these offers as not in the best interests of NCP-Six or you for reasons further discussed in this proxy statement under the section entitled "CHRONOLOGY OF EVENTS LEADING UP TO PROPOSED TRANSACTION" (commencing on page ___).

        After the first bid solicitation, Northland offered to purchase the entirety of the assets of NCP-Six for a purchase price of $76,000,000, which was an amount equal to the highest offer made by third parties in the first bid solicitation for all of the assets of NCP-Six. We also believe that Northland's offer was more in line with the interests of the limited partners of NCP-Six because it did not include some of the terms we felt were onerous in the other $76,000,000 bid. In particular, the other $76,000,000 bid contained a liquidated penalty clause in the event the transaction was not consummated due to failure of the limited partners to approve that transaction. That liquidated penalty clause called for the payment of the greater of (i) $3,800,000 or (ii) fifty percent (50%) of the difference between the actual sale price for those assets and the $76,000,000 bid. We did not feel that such a break-up fee was appropriate, for reasons including that we did not want the limited partners of NCP-Six to feel compelled to approve that transaction simply to avoid subjecting NCP-Six to the break-up fee. As we were preparing a proxy statement to submit Northland's initial offer to you for approval, Northland concluded that it was unable to secure acceptable financing to consummate their purchase of the entirety of the assets of NCP-Six for

$76,000,000. Northland, therefore, terminated its offer pursuant to its financing contingency, and the proposed proxy statement was withdrawn. We then retained Daniels to assist with a second bid solicitation in June 2000.

        The second bid solicitation was conducted by Daniels & Associates using a sealed bid process that precluded any third party bidders, including Northland, from knowing the amount of other parties' offers until all offers were received. Pursuant to the procedures established by Daniels & Associates for the second bid solicitation process, all interested parties were to submit their bid to an independent third party law firm, Hubbard & Johnson, PC. All bids were then held by Hubbard & Johnson in confidence until expiration of the deadline for submitting bids. All bids were then opened at the same time by a member of the Hubbard & Johnson law firm in the presence of a representative of Daniels & Associates. No interested party, including Northland, was apprised of the nature of any bids received in the second bid solicitation process until all bids were received. The second bid solicitation procedure further required that any bidders submitting offers within two percent of the top offer for any particular operating group of assets of NCP-Six would be invited to participate in a second round bid. Because Adelphia and Northland's respective bids for the Bennettsville, South Carolina operating group were within two percent of one another, they were both invited to submit a second bid for the Bennettsville, South Carolina operating group. In its second bid, Adelphia materially exceeded Northland's bid for the Bennettsville, South Carolina operating group, while Northland confirmed its bid for the remaining assets of NCP-Six. Adelphia's final bid for the Bennettsville operating group was $8,388,000, while the valuation of Northland's offer for the remaining assets of NCP-Six was $62,250,000, of which $9,875,000 is to be paid pursuant to a promissory note at six and one-half percent interest payable in two equal installments on the first and second anniversaries of the closing of the Proposed Transaction. Northland's current offer continues to be subject to financing.

HOULIHAN LOKEY FAIRNESS OPINION

        In connection with the Proposed Transaction and the Adelphia Transaction, we also retained Houlihan Lokey to review each of the transactions and provide two separate fairness opinions as to the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction and the Proposed Transaction. Those fairness opinions were issued by Houlihan Lokey as of December __, 2000, and are attached hereto as Exhibits J and K, respectively. Subject to and based upon the considerations referred to in the Houlihan Lokey opinions, as stated in those opinions, Houlihan Lokey has concluded that the consideration to be received by NCP-Six in connection with both the Proposed Transaction, and the Adelphia Transaction, is fair to NCP-Six from a financial point of view. WE ENCOURAGE YOU TO READ THESE OPINIONS IN THEIR ENTIRETY. THESE OPINIONS ARE DIRECTED TO THE MANAGING GENERAL PARTNER AND THE ADMINISTRATIVE GENERAL PARTNER OF NCP-SIX AND ARE NOT RECOMMENDATIONS TO THE LIMITED PARTNERS WITH RESPECT TO ANY OF THE PROPOSALS. THE OPINIONS SPEAK ONLY AS OF THEIR RESPECTIVE DATES AND HOULIHAN LOKEY IS UNDER NO OBLIGATION TO CONFIRM EITHER OPINION AS OF A LATER DATE. FURTHERMORE, THE MANAGING GENERAL PARTNER AND THE ADMINISTRATIVE GENERAL PARTNER MAY NOT NECESSARILY REQUEST THAT HOULIHAN LOKEY CONFIRM ITS OPINIONS AT A LATER date. See "HOULIHAN LOKEY FAIRNESS OPINION" on page __.

SPECIAL FACTORS PERTAINING TO THE PROPOSED TRANSACTION  (SEE PAGE ____)

        The following is a summary of some of the potential disadvantages, adverse consequences and other factors of the Proposed Transaction of which you should be aware. This is only a summary and you should also carefully consider the more detailed discussion in the section entitled "SPECIAL FACTORS" contained in this proxy statement. These factors include, among others, the following:

        - The Managing General Partner initiated and participated in the structuring of the Proposed Transaction and has conflicts of interest with respect to its completion. If the Proposed Transaction is approved, the Managing General Partner or its affiliate will, subject to financing, be acquiring those assets of NCP-Six remaining after the Adelphia Transaction, and will continue to operate those remaining systems and will receive revenue from those systems.

        - While we have obtained a fairness opinion for the Proposed Transaction, we did not retain an unaffiliated third party to represent your interests in structuring and implementing the Proposed

                Transaction. Had we retained an unaffiliated third party to represent your interests, that party may have been able to negotiate, on your behalf, more favorable terms for the structure of the Proposed Transaction and for different consideration to have been distributed to you.

        - There are alternatives to the Proposed Transaction. If you approve the Proposed Transaction, you will effectively preclude the pursuit of these alternatives.

        - If limited partners holding a majority in interest of NCP-Six approve the Proposed Transaction, you will be bound by this approval even if you vote to "DISAPPROVE" the Proposed Transaction or "ABSTAIN" from voting.

        - The promissory note that will be issued as part payment of the Proposed Transaction price will be an unsecured obligation of Northland and will be junior to substantially all other debt of Northland. The note will bear interest at a fixed rate that may be lower than rates on other debt instruments that may be perceived as having comparable or lower risks than the note.

        - Both the Adelphia Transaction and the Proposed Transaction will be a taxable transaction for federal income tax purposes and may result in recognition of significant gain to you.

        - Closing of the Proposed Transaction is still subject to Northland securing suitable financing. As a result, even if a majority of the limited partners of NCP-Six vote in favor of the Proposed Transaction, it may not close.

CONFLICTS OF INTEREST OF THE MANAGING GENERAL PARTNER (SEE PAGE ___)

        The Managing General Partner has faced and will continue to face substantial conflicts of interest in connection with the Proposed Transaction. These conflicts of interest arise out of its relationship with NCP-Six and the proposed agreement with Northland to acquire the assets. The Managing General Partner participated in the initiation and structuring of the Proposed Transaction and expects to receive benefits as a result of its completion. Assuming that the requisite approval of the limited partners is obtained, NCP-Six will be authorized to enter into an agreement with Northland for the disposition of the majority of its assets. The terms of the Proposed Transaction have been set by Northland acting in its capacity as the Managing General Partner.

        The Managing General Partner has faced substantial conflicts of interest in determining the terms of the proposed disposition of the assets to Northland. Those conflicts of interest include the following:

        - It is possible that the fair market value and net cash flow of the assets will increase over time, and that following closing Northland would receive all benefits from any increase in value. In that case, you could receive a greater return on your investment if the Proposed Transaction did not take place and NCP-Six continued to own and operate those assets to be conveyed to Northland in the Proposed Transaction.

        - It is also possible that following closing Northland will experience a rate of return on its investment in excess of that experienced by NCP-Six. Northland currently owns other cable television systems in the vicinity of the assets which are anticipated to afford Northland the opportunity to achieve certain economies of scale and which would have the effect of potentially making the assets more valuable to Northland than NCP-Six or to a third party;

        - The Managing General Partner retained Daniels & Associates and Communications Equity Associates to appraise the assets of NCP-Six, and also retained Daniels & Associates to solicit third party bids for the sale of the assets. The Managing General Partner has retained Daniels & Associates to act as a broker for the purchase or sale of assets of NCP-Six in the past. In addition, Northland and its affiliates have retained both Daniels & Associates and

                Communications Equity Associates for brokerage or valuation services in the past involving the purchase or sale of cable television systems, and can reasonably expect to do so in the future. Both firms were advised at the time of their engagement that Northland would be a potential purchaser of the assets. It is possible that these firms, in an attempt to maintain a business relationship with Northland or its affiliates, would undertake their brokerage and valuation services in a manner that would be beneficial to Northland and its affiliates (and consequently detrimental to NCP-Six); and

        - It is possible that, before or after the Proposed Transaction closes, Northland may receive an offer from one or more third-parties which exceeds the value being paid for the assets in the Proposed Transaction.

CONFLICT OF INTEREST OF THE ADMINISTRATIVE GENERAL PARTNER

        In contrast to Northland as the Managing General Partner, the Administrative General Partner will have no economic or ownership interest in the assets following the closing of the Proposed Transaction, other than its right to receive payment with the limited partners of the liquidation proceeds. Still, both the Managing General Partner and the Administrative General Partner will receive economic benefits as a result of the disposition of NCP-Six's assets and subsequent liquidation of the partnership. Under the terms of the NCP-Six Partnership Agreement, and to the extent the Administrative General Partner holds any limited partner units, the Administrative General Partner is entitled to its respective percentage share of any distribution made by NCP-Six. The Managing General Partner will be receiving its share by an in-kind distribution of an undivided portion of NCP-Six's assets, and the Administrative General Partner will receive cash at the same time that distributions are made to limited partners. The estimated total cash proceeds (excluding interest on the note) payable to the Administrative General Partner as a result of the Proposed Transaction is approximately $1,480,000. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" for a detailed discussion of the relative distributions expected to be made to the general partners and the limited partners.

SUMMARY OF THE PROPOSED TRANSACTION  (SEE PAGE __)

        APPROVAL OF LIMITED PARTNERS TO THE TRANSACTION (SEE PAGE __)

        The Proposed Transaction is subject to the approval of holders of a majority in interest of the units of limited partnership (excluding the 30 units held by us or our affiliates), and is also subject to the prior closing of the Adelphia Transaction. Although Northland presently intends to consummate the Proposed Transaction if it is approved by the limited partners, it is under no obligation to do so unless other conditions to closing the Proposed Transaction, including securing acceptable financing, are satisfied. If the limited partners approve the Proposed Transaction and closing does not occur within 180 days of the special meeting, or if at any time prior to closing we determine that cumulative distributions to limited partners may be reduced by more than $622,500 from the proposed estimated distributions (an amount that represents one percent of the total Proposed Transaction price), NCP-Six will not sell the assets to Northland, any affiliate of Northland or any third party without again obtaining approval of the limited partners. If the requisite approval of limited partners is not obtained, NCP-Six will continue to own and operate those assets remaining after the Adelphia Transaction. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT NO. 2.

        PAYMENT OF THE PURCHASE PRICE; PROMISSORY NOTE (SEE PAGE __)

        The total value of the assets proposed to be sold and distributed to Northland is $62,250,000. If closing occurs, we will set aside appropriate amounts for payment of liabilities not assumed by Northland in the transaction and other partnership obligations. This includes an aggregate amount of $750,000 to be funded from cash paid by Northland at closing, which will be retained by NCP-Six in a liquidating trust to secure any contingent or unknown liabilities and indemnification obligations of NCP-Six. At closing, Northland will assume some partnership liabilities, which will result in a downward adjustment to the purchase price, and NCP-Six will make an in-kind distribution to Northland of assets equal in value to Northland's partnership interest in NCP-Six. Northland will pay for the remaining assets with cash and a $9,875,000 promissory note. It is currently estimated that the total amount of cash payable by Northland will be approximately $45,900,000. The total value of the cash and promissory note payable by Northland and the in-kind distribution to Northland will be $62,250,000, as adjusted for assumed liabilities and other matters. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION." At closing, Northland will deliver to NCP-Six a promissory note in the principal amount of $9,875,000, and will pay the balance of the transaction price in cash.

        The promissory note will be due and payable in two equal installments (the first installment on the first anniversary of closing the Proposed Transaction and the second installment on the second anniversary of closing the Proposed Transaction) and will be held by a liquidating trust that we will establish. The form of promissory note to be delivered by Northland is attached to this proxy statement as Exhibit G. The note will bear interest at a fixed rate per annum of six and one-half percent, will be full recourse and unsecured. The maker on the note will be Northland Communications Corporation ("NCC"), and the note will be subordinated to NCC's senior debt, of which NCC currently has senior debt in the aggregate amount of $1,600,000. NCC expects that it will assign its rights under the asset purchase agreement to an affiliate of NCC to consummate the Proposed Transaction. In such event, NCC expects that such affiliate will incur bank debt in order to finance the acquisition, and NCC may be required to be a guarantor on such debt. NCC's obligations under any such guarantee would be senior to the note. In addition, the note would be subordinated to any other senior debt that may be incurred in the future by NCC.

        LIQUIDATION OF THE PARTNERSHIP; DISTRIBUTIONS TO LIMITED PARTNERS (SEE PAGE ___)

        Within 120 days after closing the Proposed Transaction, even if the term of NCP-Six is extended pursuant to Proposed Amendment No. 1, NCP-Six will be dissolved and liquidated and all available cash will be distributed to the limited partners and the administrative general partner, in accordance with the NCP-Six Partnership Agreement and amended by Proposed Amendment No. 2. Following closing, distributions to limited partners will be made in three installments. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page ___. The initial distribution of approximately $710 per partnership unit, or $1,421 per $1,000 investment, will be made within 120 days after the date of closing the Proposed Transaction. We believe that this initial distribution will occur in June, 2001. The second distribution to the limited partners will be made one year after closing the Proposed Transaction upon payment of the first installment under the Northland promissory note and the release of $1,000,000 to be held for one year in a hold-back escrow pursuant to the terms of the Adelphia Transaction purchase agreement. Assuming that closing occurs in June, 2001, we expect the second distribution to the limited partners will be approximately $191 per partnership unit, or $382 per $1,000 investment, plus interest of approximately $20 per partnership unit, or $40 per $1,000 investment. The third, and final, distribution to the limited partners will be made two years after closing the Proposed Transaction upon payment of the second installment under the Northland promissory note. Assuming the closing occurs in June, 2001, we expect the third distribution to the limited partners will be approximately $159 per partnership unit, or $318 per $1,000 investment, plus interest of approximately $11 per partnership unit or $22 per $1,000 investment. The following table summarizes the estimated distributions -- for more detail see "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

                        INITIAL
                      DISTRIBUTION
                      120 DAYS AFTER                             ONE YEAR AFTER                  TWO YEARS AFTER
 ANTICIPATED       CLOSING THE PROPOSED   NON-RESIDENT             CLOSING THE                 CLOSING THE PROPOSED
 DISTRIBUTIONS        TRANSACTION             TAX              PROPOSED TRANSACTION                 TRANSACTION                TOTAL
--------------     --------------------   ------------         --------------------            ---------------------          ------

                                                           Principal and
                                                           Escrowed Funds     Interest        Principal       Interest
                                                           --------------     --------        ---------       --------
-   Per $500
    partnership
    unit                 $  710             $   58             $  191          $   20          $  159          $   11         $1,277

-   Per $1,000
    investment           $1,421             $  115             $  382          $   40          $  318          $   22         $2,553


        After closing the Proposed Transaction, we estimate the cumulative total amount of cash distributed to limited partners over the life of NCP-Six will be approximately $1,277 per partnership unit (or $2,553 per $1,000 investment). This cumulative estimate includes:

        - prior cash distributions to date of $128 per partnership unit (or $255 per $1,000 investment, plus

        - an initial post-closing distribution of $710 per partnership unit (or $1,421 per $1,000 investment) from the Proposed Transaction, plus

        - the first promissory note installment and Adelphia escrow distribution of $191 per partnership unit (or $382 per $1,000 investment), plus interest of $20 per partnership unit (or $40 per $1,000 investment), plus

        - the second promissory note installment distribution of $159 per partnership unit (or $318 per $1,000 investment), plus interest of $11 per partnership unit (or $22 per $1,000 investment), and

        - a non-resident tax paid on behalf of the limited partners of $58 per partnership unit (or $115 per $1,000 investment).

        These estimates take into account the payment of all known or anticipated liabilities of NCP-Six attributable to the limited partners' collective interest in NCP-Six (including any liquidation expenses and any claims against NCP-Six of which we are currently aware). These estimates also include $750,000 that will be placed in a liquidating trust to secure any contingent liabilities and indemnification obligations of NCP-Six. See "DESCRIPTION OF LIQUIDATING TRUST" at page ___, for more details. We currently intend that this escrow will be maintained until the later of 18 months from closing the Proposed Transaction or final resolution of any contingent liabilities that may arise. Upon termination of the liquidating trust, all remaining funds, if any, will be released by the liquidating trust to be distributed to limited partners and the administrative general partner pursuant to the NCP-Six Partnership Agreement and applicable law. If NCP-Six incurs any unanticipated liabilities or expenses which arise from operations of NCP-Six prior to or on the date of closing, or from the Adelphia Transaction or the Proposed Transaction, and which exceed amounts set aside for the payment of known or anticipated current liabilities or contingent liabilities, these liabilities and expenses could reduce the amount of cash available for distribution to you. However, if at any time prior to the closing of the Proposed Transaction we believe that the amount of cash available for distribution to the limited partners may be reduced by more than $622,500 from these estimates (an amount that represents one percent of the total Proposed Transaction price), the Proposed Transaction will not proceed and closing will not occur without again obtaining approval of the limited partners.

CONSIDERATION OF ALTERNATIVES AND APPROVAL OF THE ADELPHIA TRANSACTION

        In addition to the Proposed Transaction, we considered alternatives, including the continued management of NCP-Six as currently structured and the liquidation of NCP-Six through sales of all or portions of the systems remaining after the closing of the Adelphia Transaction to third-party purchasers. As described in more detail in this proxy statement, except for the Adelphia Transaction, we rejected each of the alternative purchase offers in favor of the Proposed Transaction. We did, however, feel that the terms of the Adelphia Transaction were favorable to NCP-Six regardless of whether the Proposed Transaction is ever consummated. We also felt that the price to be paid by Adelphia for those assets being acquired in the Adelphia Transaction exceeded both the price Northland was willing to pay for those assets, as well as the price of any other third-party that was contacted in conjunction with the applicable bid process. Finally, we have determined that if the Proposed Transaction is not consummated by the expiration of NCP-Six's current term on December 31, 2001, that the best alternative for NCP-Six is to still consummate the Adelphia Transaction in order to raise proceeds to pay down debt, and to then extend the partnership's life until December 31, 2007, during which time additional options may be considered.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGE ____)

        The receipt of cash in both the Adelphia Transaction and the Proposed Transaction will be taxable for federal income tax purposes and those transactions may also be a taxable transaction under applicable state, local and foreign tax laws. Accordingly, you will recognize a gain or loss on the payment of cash on your limited partnership units to the extent of the difference between the amount realized and your adjusted tax basis in your units. In addition, upon closing of the Proposed Transaction and dissolution of NCP-Six, any net losses of NCP-Six that were suspended under the passive loss rules of the Internal Revenue Code may be used to offset income and gain from the Adelphia Transaction and the Proposed Transaction.

VOTING AT THE SPECIAL MEETING

        You are entitled to one vote at the special meeting for each unit of limited partnership interest in NCP-Six that you own. You will receive notice of the special meeting and will be entitled to vote at the special meeting only if you are a holder of record of NCP-Six limited partnership units on the close of business on December 31, 2000, the record date.

        The affirmative vote of limited partners holding a majority of the outstanding units (excluding an aggregate of 30 units held by us and our affiliates, which will not be voted) is required to "APPROVE" both: (i) Proposed Amendment No. 1 (which is required to extend the term of NCP-Six from its current expiration date of December 31, 2001, until December 31, 2007) and (ii) the Proposed Transaction and Proposed Amendment No. 2 (which is required to consummate the Proposed Transaction). If you "ABSTAIN" from voting, it will have the same effect as a vote to "DISAPPROVE" the proposal, or proposals, for which you abstain. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT NO. 2. SIMILARLY, IF YOU DO NOT APPROVE OF EXTENDING THE TERM OF NCP-SIX UNTIL DECEMBER 31, 2007, YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT NO. 1. NOTWITHSTANDING, EVEN IF YOUR DESIRE IS TO LIQUIDATE YOUR INVESTMENT IN NCP-SIX AND YOU APPROVE OF THE PROPOSED TRANSACTION, WE RECOMMEND THAT YOU ALSO VOTE TO APPROVE PROPOSED AMENDMENT NO. 1 TO EXTEND THE TERM OF NCP-SIX. See discussion titled "BACKGROUND AND REASONS FOR EXTENDING TERM OF NCP-SIX" at page ____.

        A proxy card is included with this proxy statement and we are asking you to complete, date and sign the proxy card and return it in the enclosed envelope as soon as possible. A proxy card that is properly completed, dated, signed and returned in time for voting with a vote specified on the proxy will be voted as requested. If you sign and return your proxy card without indicating a vote, it will be deemed to be marked to "APPROVE" both (i) Proposed Amendment No. 2 extending the term of NCP-Six until December 31, 2007, and (ii) the Proposed Transaction and Proposed Amendment No. 2 so as to authorize the proposed disposition of the assets remaining after the Adelphia Transaction to Northland.

YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING TO THE MANAGING GENERAL PARTNER EITHER AN INSTRUMENT REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. YOUR ATTENDANCE AT THE SPECIAL MEETING, BY ITSELF, WILL NOT REVOKE YOUR PROXY.

YOU DO NOT HAVE DISSENTERS' RIGHTS (SEE PAGE __)

        You are not entitled to dissenters' or appraisal rights in connection with the proposed transaction, under either the NCP-Six Partnership Agreement or Washington law.

SOLICITATION OF PROXIES (SEE PAGE __)

        In addition to use of the mail, proxies may be solicited by telephone or personally by the general partners and any of our directors, officers, partners and employees. We will not pay any additional compensation to any of these people for their services in this regard. The expenses of the solicitation will be borne by NCP-Six.


        CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE LITIGATION REFORM ACT OF 1995. STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT THAT ARE NOT BASED ON HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVE",

        "INTENDS", "MAY", "WILL", "EXPECT", "ESTIMATE", "ANTICIPATE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

        NCP-Six is providing the following financial information to help you in your analysis of the Proposed Transaction. You should read the following financial information in conjunction with the Consolidated Financial Statements of NCP-Six and related notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this proxy statement. The information as of September 30, 1999 and 2000 and for the nine-month periods ended September 30, 1999 and 2000, is unaudited and reflects all adjustments that are, in the opinion of NCP-Six, necessary for a fair statement of the results as of the dates and for the periods presented and is not necessarily indicative of the operating results for the entire year.



                                                                     YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------------------------
                                           1995             1996             1997             1998             1999
                                       ------------     ------------     ------------     ------------     ------------
HISTORICAL STATEMENT OF OPERATIONS
DATA:
   Revenues                            $  8,611,947     $  9,262,702     $  9,644,320     $ 14,746,766     $ 15,005,218
   Expenses                            $  7,488,670     $  7,883,536     $  7,582,824     $ 13,125,628     $ 13,692,895
   Operating income                    $  1,123,277     $  1,394,255     $  2,061,496     $  1,621,138     $  1,312,323
   Other income (expense)              $   (917,104)    $   (997,715)    $   (845,597)    $ (2,990,739)    $ (1,213,467)
   Net income (loss)                   $    206,173     $    381,451     $  1,215,899     $ (1,369,601)    $     98,856
   Allocation of net income (loss):
      General Partners                 $      2,062     $      3,815     $     12,159     $    (13,696)    $        989
      Limited Partners                 $    204,111     $    377,636     $  1,203,740     $ (1,355,905)    $     97,867
   Net income (loss) per limited
   partnership unit                    $          7     $         13     $         40     $        (46)    $          3
   Cash distributions per limited
   partnership unit (1)                $         10     $        2.5     $          0     $          0     $          0

                                                NINE MONTHS
                                            ENDED SEPTEMBER 30,
                                       -----------------------------
                                           1999             2000
                                       ------------     ------------
HISTORICAL STATEMENT OF OPERATIONS      (UNAUDITED)      (UNAUDITED)
DATA:
   Revenues                            $ 11,207,212     $ 11,369,454
   Expenses                            $  9,988,668     $  9,970,289
   Operating income                    $  1,218,544     $  1,399,165
   Other income (expense)              $   (323,794)    $ (2,088,999)
   Net income (loss)                   $    894,750     $   (689,834)
   Allocation of net income (loss):
      General Partners                 $      8,948     $     (6,898)
      Limited Partners                 $    885,803     $   (682,936)
   Net income (loss) per limited
   partnership unit                    $         30     $        (23)
   Cash distributions per limited
   partnership unit (1)                $          0     $          0

                                                                  AS OF DECEMBER 31
                                  --------------------------------------------------------------------------------
                                      1995             1996             1997             1998             1999
                                  ------------     ------------     ------------     ------------     ------------
HISTORICAL BALANCE SHEET DATA:
Total assets                      $ 14,778,671     $ 13,253,610     $ 13,609,386     $ 32,971,969     $ 30,603,533
Total liabilities                 $ 15,196,729     $ 13,365,510     $ 12,513,387     $ 33,249,571     $ 30,786,279
Partners' capital (deficit):
General Partners                  $   (131,356)    $   (128,294)    $   (116,135)    $   (129,831)    $   (128,842)
Limited Partners                  $   (286,702)    $     16,394     $  1,212,134     $   (147,771)    $    (53,904)

                                       AS OF SEPTEMBER 30
                                  -----------------------------
                                     1999              2000
                                  ------------     ------------
HISTORICAL BALANCE SHEET DATA:     (UNAUDITED)      (UNAUDITED)
Total assets                      $ 31,017,181     $ 29,810,270
Total liabilities                 $ 30,404,033     $ 30,682,850
Partners' capital (deficit):
General Partners                  $   (120,884)    $   (135,740)
Limited Partners                  $    734,032     $   (736,840)

----------

(1) Total cash distributions per limited partnership unit as of September 30, 2000 are $127.50 per partnership unit (or $255 per $1,000 investment).

                                 SPECIAL FACTORS
                    (PERTAINING TO THE PROPOSED TRANSACTION)

        A number of special factors apply to the Proposed Transaction. You should consider the following factors carefully in evaluating the Proposed Transaction. You are also urged to read all of this proxy statement and all exhibits carefully in evaluating the Proposed Transaction and NCP-Six and its business before completing the accompanying proxy card.

FACTORS RELATED TO THE PROPOSED TRANSACTION

        ALTHOUGH WE BELIEVE THAT THE TOTAL PRICE TO BE RECEIVED BY NCP-SIX FOR THOSE ASSETS REMAINING AFTER THE ADELPHIA TRANSACTION REPRESENTS FAIR VALUE FOR THOSE ASSETS, THOSE ASSETS MAY INCREASE IN VALUE PRIOR TO CLOSING OR AFTER THE PROPOSED TRANSACTION CLOSES.

        We believe that the Proposed Transaction is fair to you and we have taken steps to structure the Proposed Transaction in a manner which we believe provides you with fair value for those assets, through the two independent appraisals and the third-party bid process, as well as the fairness opinion of Houlihan Lokey providing some confirmation as to the fairness of the consideration to be received from the Proposed Transaction. Although we believe that the total transaction price offered by Northland represents the fair value of those assets covered by the Proposed Transaction, we cannot predict whether the fair value of those systems will increase prior to closing or after the Proposed Transaction closes. You should be aware that we do not intend to obtain an updated appraisal from either Daniels & Associates or Communications Equity Associates, nor do we intend to resolicit third-party bids prior to closing. As a result, assuming the Proposed Transaction closes in June 2001, at closing those two appraisals will be more than 23 months out of date and the closing will take place almost 10 months after receipt of the most recent third-party bid. We are choosing not to update the appraisals because we relied on the appraisals primarily as a benchmark to evaluate the offers received in the third-party bid solicitation process and because we have since obtained a more recent fairness opinion endorsing the price to be paid in the Proposed Transaction. That fairness opinion is dated as of December ___, 2000. We also believe that the better measure of the fair value of the assets is the price that an unrelated third party would be willing to pay, and accordingly we have relied more heavily on the third-party solicitation process in establishing fair value. We are not resoliciting third-party offers prior to closing because we believe the Proposed Transaction value is fair to you and because a resolicitation would require additional expense and would further delay closing. We are aware that there has been recent consolidation activity in the cable television industry generally; however, we cannot predict whether the market for small, rural cable television systems such as those owned and operated by NCP-Six will be impacted by this activity. In the event that the Proposed Transaction is approved and the fair value increases prior to closing, Northland would be acquiring the assets at a price lower than the then-current market value.

        In determining the value of the systems to be included in the Proposed Transaction, we did not consider current market prices or historical market prices for limited partnership units in NCP-Six due to the absence of an established public market in which units of limited partnership interests are being traded. Although we are aware of limited trading activity among the limited partners, including recent tender offer activity by unaffiliated third parties, we believe the purchase prices proposed in the tender offer transactions are less than the fair value for the units. Furthermore, while we relied in part on the appraisals in evaluating the fair value for the assets, we did not receive or review the actual financial forecasts prepared by either appraiser in arriving at its valuation. We did not receive or review any such forecasts because we believed it is important to maintain the independence of the appraisal process and did not want to influence either appraiser. We also did not actively participate in the financial evaluation performed by Houlihan Lokey when preparing their favorable fairness opinion of the Proposed Transaction, but we met with them to review their findings and opinion.

        The fair market value and the net cash flow of the systems to be included in the Proposed Transaction may increase over time and the assets may appreciate in value in the future. If closing of the Proposed Transaction occurs, Northland would receive all the benefit of any appreciation. We cannot evaluate or quantify whether or to what extent any future appreciation may occur. It is possible that you would receive a greater return on your investment if NCP-Six continued to own and operate those systems, instead of consummating the Proposed Transaction. Similarly, if Northland acquires those systems, Northland may experience a rate of return on its investment in excess of that experienced by NCP-Six. Any increase in value or cash flow will be affected by and partially off-set by competition from providers of cable television, Internet, and other services, as well as the costs of future system upgrades required to remain competitive or to offer additional services to customers of the systems.

        THE MANAGING GENERAL PARTNER HAS CONFLICTS OF INTEREST IN THE PROPOSED TRANSACTION.

        The Managing General Partner initiated and participated in the structuring of the Proposed Transaction and has conflicts of interest with respect to its completion. Northland, the managing general partner of NCP-Six, or its affiliate will be acquiring those assets that are not included in the Adelphia Transaction from NCP-Six and will own and continue to operate those cable television systems following closing in the same way as currently being operated. Northland does not currently intend to liquidate any of the assets it acquires. Northland will be the sole owner of the systems and will receive all operating income from the systems. The Managing General Partner will also receive economic benefits as a result of the disposition of NCP-Six's assets and subsequent liquidation of the partnership. Under the terms of the NCP-Six Partnership Agreement, as the Managing General Partner, and to the extent Northland holds any limited partner units, Northland is entitled to its respective percentage share of any distribution made by NCP-Six. The Managing General Partner will be receiving its share by an in-kind distribution of an undivided portion of NCP-Six's assets, at the same time that initial cash distributions are made to the Administrative General Partner and the limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" for a detailed discussion of the relative distributions expected to be made to the general partners and the limited partners. In addition, the Managing General Partner and certain affiliates of NCP-Six are entitled to receive payment of management and other fees from NCP-Six for its services and for cost reimbursements prior to closing of the Proposed Transaction. The estimated amounts payable to the Managing General Partner and affiliates as of September 30, 2000 is $70,313. In addition, it is estimated that the in-kind distribution to be received by the Managing General Partner upon consummation of the Proposed Transaction will equal approximately $6,031,000.

        THE ADMINISTRATIVE GENERAL PARTNER HAS CONFLICTS OF INTEREST IN THE PROPOSED TRANSACTION.

        Unlike Northland, the Administrative General Partner will have no economic or ownership interest in the assets following the closing of the Proposed Transaction, other than its right to receive payment with the limited partners of the liquidation proceeds. Still, both the Managing General Partner and the Administrative General Partner will receive economic benefits as a result of the disposition of NCP-Six's assets and subsequent liquidation of the partnership. Under the terms of the NCP-Six Partnership Agreement, and to the extent the Administrative General Partner holds any limited partner units, the Administrative General Partner is entitled to its respective percentage share of any distribution made by NCP-Six. The Managing General Partner will be receiving its share by an in-kind distribution of an undivided portion of NCP-Six's assets, and the Administrative General Partner will receive cash at the same time that distributions are made to limited partners. The estimated total cash proceeds (excluding interest on the note) payable to the Administrative General Partner as a result of the Proposed Transaction is approximately $1,480,000. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" for a detailed discussion of the relative distributions expected to be made to the general partners and the limited partners.

        WHILE WE DID OBTAIN A FAIRNESS OPINION WITH RESPECT TO THE PROPOSED TRANSACTION, WE DID NOT RETAIN AN UNAFFILIATED, INDEPENDENT THIRD PARTY TO REPRESENT YOUR INTERESTS IN THE STRUCTURING OF THE PROPOSED TRANSACTION.

        In implementing and structuring the Proposed Transaction, we did not retain an unaffiliated independent third party to represent the interests of the limited partners. Had we retained an independent third party to represent your interests, that party may have been able to negotiate, on your behalf, a more favorable transaction structure or more favorable terms. However, we believe that the procedural steps taken and to be taken, as described in "FAIRNESS OF THE TRANSACTION -- Our Belief as to Fairness" below, and the confirmation provided by the fairness opinion we have obtained constitute sufficient safeguards for your interests. We have commissioned two independent appraisals of the systems, undertaken an extensive sealed bid third-party bid solicitation process, secured a favorable fairness opinion and are submitting the Proposed Transaction to you for your approval. We believe that the steps taken and to be taken constitute sufficient safeguards for your interests with respect to the Proposed Transaction.

        THE PROPOSED TRANSACTION HAS NOT BEEN SOLICITED BY LIMITED PARTNERS.

        Although we believe that limited partners are interested in a means of liquidating their investment in NCP-Six, no limited partner in NCP-Six has solicited the sale or other disposition of the partnership's assets. We have not taken any survey of the limited partners to determine their desire to liquidate their investment. However, based on unsolicited comments and questions from unaffiliated limited partners with respect to a liquidation of their investment, the lack of a public market for the units of limited partnership and the 14-year duration of NCP-Six, we believe that limited partners may welcome the opportunity to liquidate their investment. We have not solicited or received comments from any limited partners regarding any alternative investment strategies or liquidation proposals.

        YOU DO NOT HAVE ANY DISSENTERS' OR APPRAISAL RIGHTS IN THIS TRANSACTION.

        You are not entitled to dissenters' appraisal rights under either the NCP-Six Partnership Agreement or Washington law with respect to the Proposed Transaction, or the subsequent liquidation of NCP-Six. We will not voluntarily afford you with any similar rights in connection with the Proposed Transaction. Therefore, even if you disagree with the value of the assets being sold and you vote to "DISAPPROVE" the Proposed Transaction but the Proposed Transaction is nevertheless approved, you will not be able to demand that the assets be re-appraised to determine fair value for your units.

        THERE ARE POTENTIAL ALTERNATIVES TO THE PROPOSED TRANSACTION; HOWEVER, IF THE PROPOSED TRANSACTION IS APPROVED, THIS WILL EFFECTIVELY PRECLUDE ANY OF THESE ALTERNATIVES BEING PURSUED.

        Alternatives to the Proposed Transaction include, among others, (1) continued management of NCP-Six as currently operated, (2) selling some or all of the assets to an independent third-party in one or more transactions similar to the Adelphia Transaction and distributing resulting proceeds to the general and limited partners as received, subject to operating capital needs and debt service requirements, and (3) liquidating NCP-Six through sales of entire systems or individual properties. We considered these alternatives in structuring the Proposed Transaction and determined that the current Proposed Transaction with Northland provides the best method for you to obtain liquidity for your investment and a positive return on your investment over the life of the partnership. As described in greater detail below at "PROPOSED CASH AVAILABLE FROM LIQUIDATION", the estimated distributions to limited partners from closing the Proposed Transaction will be approximately $1,149 per $500 partnership unit, and approximately $1,277 in total distributions over the life of the partnership, including an aggregate interest payment of approximately $31 per $500 unit. Still, completion of the Proposed Transaction effectively precludes NCP-Six from further exploring or pursuing any of the other alternatives listed above.

        IF A MAJORITY OF THE HOLDERS OF LIMITED PARTNERSHIP UNITS APPROVE THE PROPOSED TRANSACTION, YOU WILL BE BOUND BY THAT DECISION, EVEN IF YOU VOTE TO "DISAPPROVE" THE PROPOSED TRANSACTION.

        Under NCP-Six's Partnership Agreement and Washington law, NCP-Six may proceed with the Proposed Transaction if its general partners and a majority in interest of its limited partners approve the Proposed Transaction and Proposed Amendment No. 2. If this majority approval is obtained, you will be bound by the decision of the majority, even if you vote to disapprove Proposed Amendment No. 2 or abstain from voting.

        THE PROMISSORY NOTE THAT WILL BE ISSUED FROM NORTHLAND AS PARTIAL PAYMENT OF THE TRANSACTION PRICE WILL BE AN UNSECURED OBLIGATION OF NORTHLAND.

        Assuming completion of the Proposed Transaction, Northland will issue a promissory note for $9,875,000 as partial payment for the transaction price. The promissory note will be payable in two equal installments on the first and second anniversary of closing the Proposed Transaction and will bear interest at a fixed rate per annum of six and one-half percent. The note, which will be prepayable at any time, will be an unsecured obligation of Northland and will be subordinated to Northland's senior debt. Northland currently has senior debt in the approximate amount of $1,600,000. Northland expects that it will assign its rights under the asset purchase agreement to an affiliate of Northland to consummate the proposed Transaction. In such event, Northland expects that such affiliate will incur bank debt in order to finance the acquisition, and Northland may be required to be a guarantor on such debt. Northland's obligations under any such guarantee would be senior to the note. In addition, the note would be subordinated to any other senior debt that may be incurred in the future by Northland.

        The note will bear interest at a fixed rate that may be lower than rates on other debt instruments that may be perceived as having comparable or lower risks than the note. The interest rate on the note is below the prime rate in effect as of the date of this proxy statement. In addition, there is no guarantee that Northland will not default on the note. The interest rate on the note is not intended to represent the rate which would be charged to Northland by an unaffiliated third-party lender or to provide a rate of return on the note equal to that which the limited partners could have received had the Proposed Transaction purchase been paid all in cash at closing.

Instead, the fixed six and one-half percent interest rate of the note reflects the economic terms under which Northland is willing to undertake the Proposed Transaction.

        THE AMOUNT AND TIMING OF FINAL DISTRIBUTIONS TO LIMITED PARTNERS MAY BE AFFECTED BY UNANTICIPATED OR CONTINGENT LIABILITIES, INCLUDING ANY POTENTIAL LITIGATION ARISING OUT OF THE ADELPHIA TRANSACTION AND/OR THE PROPOSED TRANSACTION.

        We have included in the estimate of cumulative cash distributions to limited partners from the Adelphia Transaction and the Proposed Transaction payment of all known or anticipated liabilities of NCP-Six, including any liquidation expense and any claims against NCP-Six of which we are currently aware. We have also provided that an aggregate of $750,000 from the cash proceeds will be retained by NCP-Six in a liquidating trust to secure any contingent or unknown liabilities and indemnification obligations of NCP-Six. To the extent that unanticipated liabilities or expenses arise which exceed the amounts set aside, those liabilities could reduce the amount of cash available for distribution to you. In addition, to the extent any such liabilities or expenses continue post-closing, any final distribution to you of these amounts held back may be delayed pending final resolution of the liabilities. You should be aware that the NCP-Six Partnership Agreement provides that NCP-Six will indemnify the general partners from liabilities in connection with NCP-Six, to the extent permitted by the NCP-Six Partnership Agreement. You should also be aware that Northland serves, and has served, as managing general partner of other limited partnerships involved in the cable television industry. In June 1998, the limited partners of one such limited partnership, Northland Cable Properties Five Limited Partnership, voted by a 74% majority vote to approve the disposition of the partnership assets to Northland and the subsequent liquidation of that partnership. A class action lawsuit was subsequently filed against that partnership and its general partners alleging various claims, including that the purchase price paid did not represent fair value and breaches of fiduciary duties in the transaction. The court in that matter orally ruled that the purchase price paid by Northland in that transaction was fair and reasonable, but that the 6% interest rate on the promissory note issued as partial payment of the purchase price, was too low. The parties to that action ultimately settled and dismissed the lawsuit after trial. If the limited partners of NCP-Six vote to approve Proposed Amendment No. 2 and the Proposed Transaction closes, and if a similar lawsuit is brought against NCP-Six and its general partners, such a lawsuit will have the effect of delaying payment of or reducing the amount of cumulative distributions to you. Furthermore, such delay may last through termination of the current term of NCP-Six, which is presently scheduled to expire on December 31, 2001, unless extended until December 31, 2007 upon approval of Proposed Amendment No. 1.

        THE PROPOSED TRANSACTION WILL BE A TAXABLE EVENT FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS MAY RESULT IN SUBSTANTIAL RECOGNITION OF GAIN TO YOU.

        The receipt of cash in the Proposed transaction will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Accordingly, you will recognize a gain or loss on the payment of cash on your limited partnership units to the extent of the difference between the amount realized and your adjusted tax basis in your units. In addition, upon closing of the Proposed Transaction and dissolution of NCP-Six, any net losses of NCP-Six that were suspended under the passive loss rules of the Internal Revenue Code may be used to offset income and gain in the transaction.

        EVEN IF THE REQUISITE MAJORITY OF THE LIMITED PARTNERS OF NCP-SIX VOTE TO APPROVE THE PROPOSED TRANSACTION, THE PROPOSED TRANSACTION MAY NOT CLOSE DUE TO A LACK OF REQUIRED FINANCING.

        Northland's offer to consummate the Proposed Transaction is subject to Northland obtaining financing on terms satisfactory to Northland. As of the date of this proxy statement, Northland has yet to enter into a binding commitment for financing, or to otherwise waive its financing contingency. Therefore, even if the requisite majority of the limited partners of NCP-Six vote to APPROVE the Proposed Transaction, the Proposed Transaction may not close due to a lack of required financing.

FACTORS RELATED TO NCP-SIX'S BUSINESS AND THE CABLE TELEVISION INDUSTRY

        NCP-SIX OPERATES IN A VERY COMPETITIVE BUSINESS ENVIRONMENT, WHICH CAN AFFECT ITS BUSINESS AND OPERATIONS.

        The industry in which NCP-Six operates is highly competitive, and NCP-Six faces competition from many sources. In some instances NCP-Six competes against companies with fewer regulatory burdens, easier access to financing, greater personnel resources, greater brand name recognition and long-standing relationships with regulatory authorities. Mergers, joint ventures and alliances among cable television operators, regional telephone companies, long distance telephone service providers, electric utilities, local exchange carriers (which are local phone companies that provide local area telephone services and access to long distance services to customers), providers of cellular and other wireless communications services and others may result in providers capable of offering cable television and other telecommunications services in direct competition with NCP-Six.

        NCP-Six also faces competition from companies distributing television broadcast signals without a subscription fee and from other communications and entertainment media, including conventional off-air television and radio broadcasting services, direct-to-home satellite broadcasting services, newspapers, movie theaters, the Internet, live sports events and home video products. Federal legislation was recently passed that will give direct-to-home satellite broadcasting services the authority to transmit local television broadcast signals to their subscribers. We believe this may enhance the attractiveness of satellite broadcasting services and could make program offerings more competitive. NCP-Six also experiences competition from overbuilders which are parties who have been given permits to build duplicate cable systems in a geographic area where an operational cable system already exists. In order to maintain competitiveness, NCP-Six anticipates incurring significant capital expenditures to upgrade its systems. We cannot assure you that NCP-Six will upgrade its systems in a timely manner or at all or that upgrading NCP-Six's cable systems will allow NCP-Six to compete effectively. Additionally, as NCP-Six expands and introduces new and enhanced services, including additional telecommunications services, NCP-Six will be subject to competition from other telecommunications providers. We cannot predict the extent to which this competition may affect NCP-Six's business and operations in the future.

        NCP-SIX MAY NOT BE ABLE TO FUND THE CAPITAL EXPENDITURES NECESSARY TO KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS OR ITS CUSTOMERS' DEMAND FOR NEW PRODUCTS OR SERVICES. THIS COULD LIMIT ITS ABILITY TO COMPETE EFFECTIVELY.

        The cable business is characterized by rapid technological change and the introduction of new products and services. We cannot assure you that NCP-Six will be able to fund the capital expenditures necessary to keep pace with technological developments, or that NCP-Six will successfully anticipate the demand of its customers for products or services requiring new technology. This type of rapid technological change could adversely affect NCP-Six's plans to upgrade or expand its systems and respond to competitive pressures. NCP-Six's inability to upgrade, maintain and expand its systems and provide enhanced services in a timely manner, or to anticipate the demands of the marketplace, could adversely affect its ability to compete. Consequently, NCP-Six's growth, results of operations and financial condition could suffer materially.

        NCP-SIX OPERATES ITS CABLE SYSTEMS UNDER FRANCHISES THAT ARE NON-EXCLUSIVE. LOCAL FRANCHISING AUTHORITIES CAN GRANT ADDITIONAL FRANCHISES AND CREATE COMPETITION IN MARKET AREAS WHERE NONE EXISTED PREVIOUSLY.

        NCP-Six's cable systems are operated under franchises granted by local franchising authorities. These franchises are non-exclusive. Consequently, these local franchising authorities can grant additional franchises to competitors in the same geographic area. As a result, competing operators may build systems in areas in which NCP-Six holds franchises. The existence of more than one cable system operating in the same territory is referred to as an "overbuild." Overbuilds can adversely affect NCP-Six's operations. We are currently facing overbuild situations in two of NCP-Six's systems. Additional overbuild situations may occur in other systems.

        NCP-SIX'S CABLE SYSTEMS ARE OPERATED UNDER FRANCHISES THAT ARE SUBJECT TO NON-RENEWAL OR TERMINATION. THE FAILURE TO RENEW A FRANCHISE COULD ADVERSELY AFFECT NCP-SIX'S BUSINESS IN A KEY MARKET.

        NCP-Six's cable systems operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local government controlling the public rights-of-way. Many franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and establish monetary penalties for non-compliance. In many cases, franchises are terminable if the franchisee fails to comply with material provisions set forth in the franchise agreement governing system operations. Franchises are generally granted for fixed terms and must be periodically renewed. Local franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate. Franchise authorities often demand concessions or other commitments as a condition to renewal, which may result in costs to NCP-Six that are unreasonable. We cannot assure you that NCP-Six will be able to renew these or other franchises in the future. In the future, a sustained and material failure to renew a franchise could adversely affect NCP-Six's business in the affected geographic area.

        LOCAL FRANCHISE AUTHORITIES HAVE THE ABILITY TO IMPOSE ADDITIONAL REGULATORY CONSTRAINTS ON NCP-SIX'S BUSINESS. THIS CAN FURTHER INCREASE EXPENSES.

        In addition to franchises, cable authorities have also adopted in some jurisdictions cable regulatory ordinances that further regulate the operation of cable systems. This additional regulation could increase the expenses of operating NCP-Six's business. We cannot assure you that the local franchising authorities will not impose new and more restrictive requirements.

        NCP-SIX'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENTAL LEGISLATION AND REGULATION. THE APPLICABLE LAWS AND REGULATIONS, AND CHANGES TO THEM, COULD ADVERSELY AFFECT NCP-SIX'S BUSINESS BY INCREASING ITS EXPENSES.

        Regulation of the cable industry has increased the administrative and operational expenses and limited the revenues of cable systems. Cable operators are subject to, among other things:

        -       limited rate regulation;

        - requirements that, under specified circumstances, a cable system must carry all local broadcast stations or obtain consent to carry a local or distant broadcast station;

        -       rules for franchise renewals and transfers; and

        - other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

        Additionally, many aspects of this regulation are currently the subject of judicial proceedings and administrative or legislative proposals. We expect further regulatory efforts, but cannot predict whether any of the states or localities in which NCP-Six now operates will expand regulation of its cable systems in the future or how they will do so.

        NCP-SIX MAY BE REQUIRED TO PROVIDE INTERNET SERVICE PROVIDERS ACCESS TO ITS NETWORKS. THIS COULD SIGNIFICANTLY INCREASE NCP-SIX'S COMPETITION AND ADVERSELY AFFECT THE UPGRADE OF ITS SYSTEMS OR ITS ABILITY TO PROVIDE NEW PRODUCTS AND SERVICES.

        There are proposals before the United States Congress and the Federal Communications Commission to require all cable operators to make a portion of their cable systems' bandwidth available to Internet service providers, such as America Online. Some local franchising authorities are considering or have already approved these "open access" requirements. A federal district court in Portland, Oregon recently upheld the legality of an open access requirement. Recently, a number of companies, including telephone companies and Internet service providers, have requested local authorities and the FCC to require cable operators to provide access to cable's broadband infrastructure, which allows cable to deliver a multitude of channels and/or services, so that these companies may deliver Internet services directly to customers over cable facilities. Broward County, Florida recently granted "open access" as a condition to a cable operator's transfer of its franchise for cable service. The cable operator has commenced legal action at the district level. Allocating a portion of NCP-Six's bandwidth capacity to other Internet service providers would impair its ability to use its bandwidth in ways that would generate maximum revenues. In addition, if NCP-Six were required to provide access in this manner, it may adversely impact NCP-Six's profitability in many ways, including significantly increasing competition; increasing the expenses NCP-Six incurs to maintain its systems; and increasing the expense of upgrading or expanding its systems.

        DESPITE RECENT DEREGULATION OF EXPANDED BASIC CABLE PROGRAMMING PACKAGES, WE ARE CONCERNED THAT CABLE RATE INCREASES COULD GIVE RISE TO FURTHER REGULATION. THIS COULD IMPAIR NCP-SIX'S ABILITY TO RAISE RATES TO COVER ITS INCREASING COSTS OR CAUSE NCP-SIX TO DELAY OR CANCEL SERVICE OR PROGRAMMING ENHANCEMENTS.

        On March 31, 1999, the pricing guidelines of expanded basic cable programming packages were deregulated, permitting cable operators to set their own rates. This deregulation was not applicable to basic services. However, the FCC and the United States Congress continue to be concerned that cable rate increases are exceeding inflation. It is possible that either the FCC or the United States Congress will again restrict the ability of cable television operators to implement rate increases. Should this occur, it would impede NCP-Six's ability to raise its rates. If NCP-Six is unable to raise its rates in response to increasing costs, its financial condition and results of operations could be materially adversely affected.

                    PROJECTED CASH AVAILABLE FROM LIQUIDATION

        If closing of the Proposed Transaction occurs, the limited partners are expected to receive the same amount of cash they would receive if the assets were sold at a purchase price of $62,250,000 to an unaffiliated third party in accordance with the procedures described in the NCP-Six Partnership Agreement. However, a sale to a third party could involve additional transaction costs, which would result in lower net proceeds to the limited partners. For example, legal and accounting fees incurred by NCP-Six, including assisting in the extensive business, legal, engineering, technical and financial due diligence review customarily undertaken by third-party purchasers, as well as preparation and negotiation of transaction documentation, would likely exceed the estimated transaction costs set forth on the following page. These expenses would be further compounded if multiple purchasers were involved in the sale of all of NCP-Six's assets. We are not aware of any material costs undertaken by NCP-Six in this Proposed Transaction that would not also be incurred in a sale to an unaffiliated third party. If the assets were to be sold to an independent third party at a price in excess of the purchase price, such a sale might result in net proceeds to limited partners sufficiently higher to offset transaction costs. In any event, if closing of the Proposed Transaction occurs, the amount of cash distributed to you will not be less than the amount you would receive if the assets of NCP-Six remaining after the Adelphia Transaction were sold to an unaffiliated third party at a purchase price of $62,250,000.

        The following table sets forth the amount of cash projected for distribution to you assuming that NCP-Six closes the Adelphia Transaction and disposes of its remaining assets in the Proposed Transaction based on the Proposed Transaction's valuation of $62,250,000 and fully liquidates. The estimated total cash distributions to you over the life of the partnership are approximately $1,246 per partnership unit, or $2,491 per $1,000 investment (excluding aggregate interest payments of approximately $31 per unit, or $62 per $1,000 investment). The projected net cash available assumes that both the Adelphia Transaction and the Proposed Transaction occur on September 30, 2000, and thus reflects payments of principal and interest on partnership indebtedness and certain accrued receipts and costs as of September 30, 2000. The current estimated total expenses in the Proposed Transaction are approximately $1,100,000, excluding administrative costs of dissolution and winding up NCP-Six. As discussed in the preceding paragraph, expenses of this proxy solicitation, including legal and accounting costs, could be materially different if the Proposed Transaction involved the sale of the assets to a third party. See "FAIRNESS OF THE TRANSACTION -- Comparison of Northland's Offer to Highest Third-Party Bid -- Lower Transaction Costs." Although these expenses will vary depending on the timing and structure of the sales transaction, the expenses incurred would likely be equal to or greater than those set forth in the table. Other expenses, such as partnership administrative costs and miscellaneous costs represent expenses that would be incurred by NCP-Six regardless of the parties to or structure of a sale of NCP-Six's assets. The estimated expenses include an aggregate amount of $750,000 which will be held by NCP-Six in a liquidating trust to secure contingent or unknown liabilities and indemnification obligations of NCP-Six. Regardless of whether NCP-Six were selling its remaining assets to Northland or to an independent third party, we would require this reserve to secure these contingent liabilities and indemnification obligations. Additionally, pursuant to the terms of the Adelphia Transaction purchase agreement, $1,000,000 of the purchase price to be received in the Adelphia Transaction will be held in escrow to secure contingent liabilities and indemnification obligations arising out of the Adelphia Transaction for a period of one year from the closing of the Adelphia Transaction. It is assumed that these proceeds will be distributed in full along with the first installment payment from Northland's promissory note that is to be issued as part of the purchase price for the Proposed Transaction. The table also indicates projected net cash available for distribution based on both a per-partnership unit basis and an initial $1,000 capital contribution by a limited partner.

        THESE AMOUNTS SET FORTH ON THE FOLLOWING TABLE ARE PROVIDED ON A PRO FORMA BASIS AS OF SEPTEMBER 30, 2000, AND ARE BEING PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. WE CURRENTLY ANTICIPATE CLOSING OF THE PROPOSED TRANSACTION TO OCCUR IN JUNE 2001. ACTUAL AMOUNTS WILL VARY FROM THE PROJECTIONS INCLUDED ON THE FOLLOWING TABLE. THE AMOUNT OF CASH ACTUALLY DISTRIBUTED TO YOU WILL VARY FROM THESE PROJECTIONS. THE AMOUNT OF THE VARIANCE WILL DEPEND UPON A VARIETY OF FACTORS, INCLUDING BUT NOT LIMITED TO THE ACTUAL DATE OF CLOSING, THE RESULTS OF OPERATIONS OF NCP-SIX PRIOR TO SUCH DATE, AND THE EXTENT OF ANY CURRENTLY UNKNOWN LIABILITIES CONCERNING THE ASSETS AND OPERATIONS OF THE PARTNERSHIP ARISING ON OR PRIOR TO THE DATE OF CLOSING

THAT ACCRUE PRIOR TO SUCH DATE. IN ANY EVENT, THE AMOUNT OF THE VARIANCE COULD BE SIGNIFICANT. IF AT ANY TIME WE BELIEVE THAT THE AMOUNT OF CASH TO BE DISTRIBUTED TO YOU MAY BE REDUCED BY MORE THAN $622,500 FROM THESE PROJECTIONS (AN AMOUNT THAT REPRESENTS ONE PERCENT OF THE TOTAL PROPOSED TRANSACTION PRICE), THE PROPOSED TRANSACTION WILL NOT PROCEED AND CLOSING WILL NOT OCCUR WITHOUT AGAIN OBTAINING APPROVAL OF THE LIMITED PARTNERS.

        The figures presented take into account, where applicable, the projected costs associated with the proposed disposition of the assets, including proxy solicitation expenses, and estimated general and administrative and operating expenses. Those assets of NCP-Six that are not included in the assets to be sold to Northland in the Proposed Transaction or to Adelphia in the Adelphia Transaction (which include cash on hand and accounts receivable) have been included in the table in computing the projected net cash available. Although the figures are presented on a pro forma basis as if the Adelphia Transaction and the Proposed Transaction occurred on September 30, 2000, we do not currently anticipate that any events will occur between September 30, 2000 and the closing date of either of these transactions that will materially affect the figures.

PROJECTED CASH AVAILABLE IF THE ADELPHIA TRANSACTION AND THE PROPOSED TRANSACTION CLOSINGS OCCUR

PARTNERSHIP PROJECTED CASH VALUE:
     Gross Valuation for Proposed Transaction Assets .....    $ 62,250,000
     Gross Valuation for Adelphia Transaction Assets .....       8,388,000
     Adjustments to Gross Valuation:
     Current Liabilities Assumed by Northland (1) ........         412,388
     Current Liabilities Assumed by Adelphia (1) .........          21,952

     Combined Adjusted Gross Valuation ...................      70,203,660

     Plus (Less) Partnership Liabilities and Other Assets:
           Receivables and Other Assets (2) ..............         872,119
     Cash on Hand ........................................       1,917,554
     Appraisals and Broker Expenses (3) ..................        (706,380)
     Transaction and Proxy Costs (4) .....................        (400,000)
     Partnership Administrative Costs (5) ................        (100,000)
     Debt Repayment to Others (6) ........................     (30,237,180)
     Other Costs; Contingencies (7) ......................        (750,000)

     Projected Net Cash Value (8) (9) ....................      40,799,773
LIMITED PARTNERS' PROJECTED CASH AVAILABLE (9) ...........      33,289,416


                                                                                            PER $500
                                                                                           PARTNERSHIP
                                                                             PER $1,000       UNIT
                                                                             INVESTMENT     (ROUNDED)
                                                                             ----------    -----------
INITIAL DISTRIBUTION FROM CLOSING THE ADELPHIA TRANSACTION AND THE
PROPOSED TRANSACTION ......................................................      $1,421      $  710
DISTRIBUTION FROM THE FIRST NOTE PAYMENT AND THE $1,000,000
ADELPHIA HOLDBACK ESCROW, EXCLUDING INTEREST ..............................         382         191
DISTRIBUTIONS FROM THE SECOND NOTE PAYMENT, EXCLUDING INTEREST ............         318         159
PREVIOUSLY RECEIVED CASH DISTRIBUTIONS ....................................         255         128
NORTH CAROLINA, SOUTH CAROLINA, AND MISSISSIPPI NON-RESIDENT TAX
PAID ON BEHALF OF THE LIMITED PARTNERS -- (Treated as a Cash
Distribution) (Applies only to North Carolina, South Carolina, and
Mississippi Non-Resident Limited Partners) (9) ............................         115          58
AGGREGATE INTEREST ON FIRST AND SECOND NOTE PAYMENTS ......................          62          31
TOTAL OVERALL POTENTIAL RETURN OVER THE LIFE OF THE PARTNERSHIP
(INCLUDING INTEREST) ......................................................      $2,553      $1,277
                                                                                 ======      ======

----------

(1) Consists of advance subscriber payments and deposits.

(2) Consists of NCP-Six's (i) accounts receivable of $664,162 and (ii) prepaid expenses of $207,957, all of which were determined as of September 30, 2000.

(3) Under its agreement with Daniels & Associates, NCP-Six is obligated to pay Daniels & Associates a fee equal to $706,380 for its brokerage services which amount represents one percent of the gross valuation of the assets being sold.

(4) Estimated costs of this proxy solicitation and closing of the Adelphia Transaction and the Proposed Transaction, including legal fees and expenses of approximately $150,000, fees and costs associated with the issuance of separate fairness opinions for the Adelphia Transaction and the Proposed Transaction of approximately $150,000, printing costs of approximately $75,000, mailing expenses of approximately $15,000, and SEC filing fees of approximately $10,000. NCP-Six will be responsible for all of these costs. No significant auditing or solicitation costs are expected to be incurred in connection with the Proposed Transaction.

(5) General and administrative, auditing, accounting, legal, reporting and other costs have been estimated through the final distribution, which is assumed to occur in June, 2003. It is estimated that approximately $50,000 of this amount will be payable to the managing general partner for its services in the dissolution and winding up of NCP-Six. Services provided by the managing general partner will include ongoing accounting and legal services as well as administrative and investor relations services during the dissolution and winding up of NCP-Six. The amount to be paid to the managing general partner represents an estimate of the actual cost incurred by the managing general partner to provide these services to NCP-Six.

(6) Consists of (i) notes payable of $28,965,281 to NCP-Six's lender, (ii) management fees and other allocated operating costs of $70,313 payable to the managing general partner and affiliates, and (iii) accounts payable, accrued expenses and other liabilities of $1,201,586, all of which were determined as of September 30, 2000.

(7) Estimated amount to be set aside to cover contingent liabilities that may exist at closing of the Proposed Transaction.

(8) "Projected Net Cash Value" includes the partners' distributive share of cash and the value of Northland's in-kind distribution of assets.

(9) The difference between "Projected Net Cash Value" and "Limited Partners' Projected Cash Available" represents the projected value of (i) the assets distributed to Northland in-kind, plus the managing general partner's share of non-system assets, less the managing general partner's share of liabilities, and
(ii) the projected cash available for distribution to the administrative general partner, all as the general partners' shares are determined after the limited partners receive 100% return on their aggregate capital contributions. The tables below are illustrative:

Excess of Limited Partners' Capital Contributions over Prior Cash Distributions:

                                                                 PER $1,000
                                  PER UNIT      INVESTMENT        AGGREGATE
                                  --------      ----------       -----------
Original Capital Contribution      $500.00      $     1,000      $14,892,000
Prior Cash Distributions ....       127.50              255        3,797,460

Excess ......................      $372.50      $       745      $11,094,540
                                   =======      ===========      ===========

Projected Net Cash Value ............................................................      $ 40,799,773

Distribution to the general partners equal to 1% until Limited Partners receive
100% of capital contributions pursuant to Section 16(d)(iii) ........................          (112,066)

Projected value of assets distributed to the general partners less share of liabilities as determined after the limited partners receive 100% return on
their aggregate capital contributions pursuant to Section 16(d)(iv) .................        (7,398,291)

Limited Partners Projected Cash Available ...........................................      $ 33,289,416
                                                                                           ============

                                                    GENERAL       LIMITED
Distribution of Projected Net Cash Value:           PARTNERS      PARTNERS            TOTAL
-----------------------------------------           --------     -----------       -----------
Section 16(d)(iii):
Distributions to limited partners equal to
the excess of capital contributions over
prior cash distributions                            $            $11,094,540       $11,094,540


($372.50 per limited partnership unit)
    Distributions to the general partners equal
    to 1% until Limited Partners receive 100% of
    capital contributions                                 112,066               --          112,066
Section 16(d)(iv):

    Balance distributed 75% to the limited
    partners and 25% to the general partners            7,398,291       22,194,876       29,593,166
                                                      -----------      -----------      -----------
Distribution of Projected Net Cash Value              $ 7,510,357      $33,289,416      $40,799,773
                                                      ===========      ===========      ===========

(9) See "FEDERAL AND STATE INCOME TAX CONSEQUENCES -- State Tax Considerations."

                               THE SPECIAL MEETING

        This proxy statement is being furnished to you in connection with the solicitation by the general partners of NCP-Six of proxies for use at the special meeting of limited partners. The special meeting will be held on May 31, 2001 at 3:00 p.m., local time, at the office of NCP-Six at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101, and at any adjournment or postponement of the meeting. The purpose of the meeting is to vote regarding two proposals, which include:

        - Proposed Amendment No. 1, which if approved, will extend the term of NCP-Six for an additional six years, from its current expiration date of December 31, 2001, until December 31, 2007, in order to allow for extension of NCP-Six's current credit facility; and

        - Proposed Amendment No. 2 which, if approved, will result in approval of the Proposed Transaction, approval of the proposed amendment to the NCP-Six Partnership Agreement that is required to effectuate the Proposed Transaction described in this proxy statement and the dissolution of NCP-Six.

        You are invited to attend the special meeting and are urged to submit a proxy even if you will be able to attend the special meeting. The approximate date of mailing this proxy statement and the accompanying proxy card to you is April 15, 2001.

PURPOSE OF SPECIAL MEETING

        We are calling the special meeting for the purpose of providing you with an opportunity to vote on the extension the term of NCP-Six for an additional six years for financing purposes and to vote on the proposed disposition of NCP-Six's assets and the dissolution of NCP-Six, or in the alternative, to continue , from its current expiration date of December 31, 2001, until December 31, 2007.

        Limited partners who approve Amendment No. 1 will be consenting to the following:

        - to continue the term of NCP-Six for an additional six years, from its current expiration date of December 31, 2001, until December 31, 2007.

        Limited partners who approve Proposed Amendment No. 2 will be consenting to the following:

        - the disposition of the entirety of the assets of NCP-Six that are not included in the Adelphia Transaction for a purchase price valued at $62,250,000 and an amendment to the NCP-Six Partnership Agreement authorizing the acquisition of those assets by Northland; and

        - the dissolution, winding up and termination of NCP-Six following closing of the Proposed Transaction, but only if that closing occurs.

LIMITED PARTNERS WHO ABSTAIN FROM VOTING, OR WHO OTHERWISE FAIL TO APPROVE EITHER PROPOSED AMENDMENT NO. 1 OR PROPOSED AMENDMENT NO. 2, WILL BE CONSIDERED TO HAVE VOTED AGAINST THE PROPOSAL(S) FOR WHICH THEY HAVE ABSTAINED. ALSO, ANY SIGNED AND RETURNED PROXY CARDS THAT FAIL TO VOTE ON ONE OR BOTH OF THE PROPOSED AMENDMENTS WILL BE TREATED AS A VOTE TO APPROVE THE PROPOSED AMENDMENT FOR WHICH A VOTE WAS NOT CAST.

RECORD DATE; LIMITED PARTNERS ENTITLED TO VOTE AT THE SPECIAL MEETING

        Only persons who are limited partners of record of NCP-Six at the close of business on December 31, 2000 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the meeting. As of the record date for the special meeting, there were 29,784 units of limited partnership interest outstanding, held by 1,807 limited partners of record. We and our affiliates hold 30 units, none of which will be voted or counted in determining whether the requisite approval has been obtained. Limited partners will be entitled to one vote on each matter presented for approval at the special meeting for each unit of limited partnership held on the record date.

QUORUM; VOTE REQUIRED FOR APPROVAL

        Pursuant to the NCP-Six Partnership Agreement, the presence in person or by proxy of holders of limited partnership units representing a majority of the votes entitled to be cast at the special meeting constitutes a quorum for the transaction of business at the special meeting. Abstentions are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved.

        The approval of either of the proposed amendments requires the affirmative vote of the holders of a majority of the outstanding units of limited partnership interest. We and our affiliates hold 30 units, none of which will be voted or counted in determining whether the requisite approval has been obtained. A failure to submit a proxy card (or to vote in person at the special meeting) will have the same effect as a vote to "DISAPPROVE" both amendments. You should be aware that if holders of a majority of the units approve either proposed amendment, that amendment will be adopted and even if you vote to "DISAPPROVE" or "ABSTAIN" you will be bound by that vote.

IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT NO. 2.

USE OF PROXIES AT THE SPECIAL MEETING

        We will assure that all properly executed proxies that we receive before the special meeting are voted at the special meeting as you instruct on the proxy. Signed proxies returned by limited partners who do not specify whether they wish to approve the extension of the partnership or the Proposed Transaction will be voted to "APPROVE" both (i) Proposed Amendment No. 1 extending the term of NCP-Six until December 31, 2007 and (ii) the Proposed Transaction and the corresponding Proposed Amendment No. 2 . All questions as to the validity, form, eligibility, time of receipt, and acceptance of any proxies will be determined by the managing general partner in its sole discretion, which determination will be final and binding.

        The proposals described in this proxy statement are integrated transactions. Therefore, you may not vote for or against individual elements of either Proposed Amendment No. 1 or Proposed Amendment No. 2, but must vote either to "APPROVE" or "DISAPPROVE" each proposed amendment as a whole. We know of no matters that will be presented for a vote at the special meeting other than the matters identified in this proxy statement and on the proxy card. If any other matters are properly presented, the persons designated as proxies on the enclosed proxy card intend to vote on the matters in accordance with their judgment.

        A form of the proxy being solicited is included as Exhibit A to this proxy statement. An actual, execution-ready proxy card accompanies this proxy statement. By submitting a completed and executed proxy, you will be appointing each of John S. Whetzell and Richard I. Clark as your attorney-in-fact to vote your interest at the special meeting with respect to approval or disapproval, as you specify on the proxy card, of the disposition and related actions described in the proxy. Messrs. Whetzell and Clark serve as President and Vice President/Assistant Treasurer, respectively, of the managing general partner. We request that you complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope, even if you are planning to attend the special meeting.

REVOCATION OF PROXIES

        Once you submit a signed proxy, you may change your vote only by (1) delivering to the managing general partner before the special meeting either a signed notice of revocation or a signed proxy dated subsequent to the date of the proxy previously given, or (2) personally appearing at the special meeting and, prior to the commencement of the meeting, delivering to the managing general partner notice in writing that the proxy already given is being revoked. Attendance at the special meeting, by itself, will not revoke a proxy.

SOLICITATION OF PROXIES

        NCP-Six will bear the cost of solicitation of proxies for the special meeting. Solicitation may be in person, by telephone, mail, facsimile or other means. The general partners and their directors, officers, partners and employees may solicit the vote of limited partners. These persons will receive no additional compensation for their assistance in soliciting proxies.

NO DISSENTERS' RIGHTS

        You are not entitled to dissenters' or appraisal rights in connection with the Proposed Transaction, under either the NCP-Six Partnership Agreement or Washington law. Appraisal rights will not be voluntarily accorded to dissenting partners in connection with the Proposed Transaction.

        Limited partners are protected under state law by virtue of the fiduciary duty of the general partners to act with prudence in the business affairs of NCP-Six on behalf of both the general partners and the limited partners. Records of NCP-Six are available for inspection by limited partners upon reasonable notice and during reasonable business hours.

RECOMMENDATION OF THE GENERAL PARTNERS

        We recommend that you vote to "APPROVE" both (i) Proposed Amendment No. 1 and (ii) the Proposed Transaction and corresponding Proposed Amendment No. 2. The 30 units of limited partnership interest held by us or our affiliates will not be included in determining whether the requisite approval has been obtained.

        BACKGROUND AND REASONS FOR EXTENDING THE TERM OF NCP-SIX

        NCP-Six was formed as a limited partnership in 1986 by the filing of its certificate and agreement of limited partnership with the State of Washington. At the time of formation of NCP-Six, it was contemplated that the partnership term would expire 15 years after its formation, as set forth in Article 7 of the NCP-Six Partnership Agreement. That expiration date is December 31, 2001.

        In order to finance its operations beyond amounts received by NCP-Six from its investors, NCP-Six has entered into credit facility loan agreements from time to time. Such financing arrangements are customary in the industry, and are also customarily secured by the assets of the borrower. In the case of NCP-Six, its current credit facility is secured by a first lien on the entirety of the assets of NCP-Six.

        NCP-Six's current credit facility, as amended in 1997, was originally entered into with a maturity date of December 31, 2000. While lenders are willing to loan funds to limited partnerships, provided the lender is satisfied that the limited partnership is an acceptable credit risk, lenders become less willing to extend such credit as the expiration date of the partnership grows near. In the case of NCP-Six, its lenders have agreed to extend the NCP-Six credit facility until June 30, 2001, but they have also expressed an unwillingness to further extend NCP-Six's debt maturity beyond June 30, 2001 if the term of NCP-Six is not first extended for a reasonable period of time. While we believe, based on our discussions with NCP-Six's lenders, that they continue to feel that NCP-Six is an acceptable credit risk and as such are willing to continue to extend credit to NCP-Six, it has been made clear to us that a condition to obtaining such an extension is that the term of NCP-Six must first be extended for a reasonable period of time.

        As of September 30, 2000, the outstanding balance on NCP-Six credit facility was $28,965,281. In order to amortize that debt through the anticipated normal course of operations of NCP-Six, we believe that the shortest acceptable extension for the term of NCP-Six is six years. As a result, as set forth in this proxy statement, we are soliciting your approval of Proposed Amendment No. 1 that will result in extending the term of NCP-Six through December 31, 2007.

        If, instead, the term of NCP-Six is not extended, and the Proposed Transaction is not closed by June 30, 2001, we believe NCP-Six will be unable to pay its debts when they become due upon the maturity of the NCP-Six credit facility on June 30, 2001. The consequences will be that NCP-Six's lenders would have the right to foreclose upon the assets of NCP-Six in order to raise proceeds to pay off NCP-Six's credit facility. We believe that a sale of those assets under the time constraints imposed by pressures from NCP-Six lenders may result in a materially negative impact on the price received for those assets, which would correspond to a materially lower return to the limited partners of NCP-Six upon liquidation of the partnership.

        Even if we were successful in extending NCP-Six's credit facility until NCP-Six's current December 31, 2001 expiration date, NCP-Six would be faced with the same situation at the end of 2001. Furthermore, pursuant to the terms of the NCP-Six Partnership Agreement, if the term of NCP-Six is not extended, we will be required to commence liquidation of NCP-Six upon the partnership's December 31, 2001 expiration. Again, we believe that either of these events may result in a materially negative impact on the price received for the assets of NCP-Six because those assets may have to be sold under significant time constraints, which could correspond to a materially lower return to the limited partners of NCP-Six upon liquidation of the partnership. In order to avoid these adverse potentially consequences, we are proposing that the limited partners of NCP-Six approve Proposed Amendment No. 1, which will result in extending the term of NCP-Six for an additional six years until December 31, 2007. Even if you approve of the Proposed Transaction, we cannot provide assurance that the Proposed Transaction will close by the current June 30, 2001 maturity date of the existing NCP-Six credit facility. We therefore recommend that you vote to approve Proposed Amendment No. 1 regardless of how you vote on Proposed Amendment No. 2. Then, if Proposed Amendment No. 1 is approved, and the Proposed Transaction is either not approved, or is not closed after being approved, we will be able to explore other opportunities for you to liquidate your investment in NCP-Six for what we feel is a fair price, without being required to sell those assets under significant time constraints that we believe will negatively impact the proceeds received by NCP-Six and by you upon its liquidation.

               BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION

GENERAL

        NCP-Six was formed on January 22, 1986 and began operations in 1986 with the acquisition of cable television systems serving several communities and surrounding areas in Mississippi and North Carolina. In a series of transactions since then, NCP-Six acquired and now operates the cable television systems of five operating groups located in the following geographic areas:

        -       Starkville, Mississippi;

        -       Philadelphia, Mississippi;

        -       Highlands, North Carolina;

        -       Barnwell, South Carolina; and

        -       Bennettsville, South Carolina.

        All of the initial acquisitions were financed through a combination of limited partners' equity and bank loans and the later acquisitions were financed through a combination of partnership cash flow and bank loans. As of September 30, 2000, the outstanding principal balance owing on NCP-Six's bank financing was approximately $28,965,000. In addition, as of September 30, 2000 NCP-Six owed the managing general partner and its affiliates an aggregate of approximately $70,300 for unreimbursed operating expenses.

        As of September 30, 2000, the total number of limited partners in NCP-Six was 1,807, holding a total of 29,784 units ($500/unit) of limited partnership interest.

BACKGROUND OF THE PROPOSED TRANSACTION

        We believe that many investors have held their units for more than 14 years without liquidity and that a significant number of limited partners may desire to liquidate their investment in NCP-Six at this time. We have been concerned about the lack of meaningful liquidity available for limited partners in NCP-Six. There is no established secondary or public market in which the units are being actively traded, although we are aware that there has been some recent private sales activity and tender offers for units of limited partnership interests, in addition to transfers in connection with estate and retirement planning, by will, gift or settlement. Pending a liquidation of NCP-Six, we believe the units will likely remain an illiquid investment. This lack of a formal secondary market for the units restricts the ability of investors to increase or decrease their investment in response to changing personal circumstances or the performance of NCP-Six.

        We have not undertaken any general solicitation or survey of the limited partners to determine the desire of the limited partners to liquidate their investment. However, based on unsolicited comments and questions from unaffiliated limited partners with respect to a liquidation of their investment, the lack of public market for the units of limited partnership and the 14-year duration of NCP-Six, we believe that limited partners may welcome the opportunity to liquidate their investment. We concluded that it was in the best interest of limited partners for NCP-Six to develop a transaction, which would provide an opportunity for liquidity, and for a positive return on their investment over the life of the partnership.

        When NCP-Six was formed, it was anticipated that term would extend through December 31, 2001. Accordingly, pursuant to the terms of the NCP-Six Partnership Agreement, NCP-Six is currently scheduled to terminate on December 31, 2001 unless the NCP-Six Partnership Agreement is amended to extend its term.

        Under these circumstances, in the spring of 1999, the managing general partner began to explore potential means to sell NCP-Six's assets in order to provide a liquidity event for the limited partners. Our efforts were motivated by the length of time over which limited partners have held their investment, and the belief that limited partners would welcome the opportunity to liquidate their investment.

        Our concerns have recently increased due to activity by unrelated third parties in making tender offers and other offers to purchase units of NCP-Six at prices which, in our opinion, do not fairly represent the underlying value of the partnership interests of NCP-Six.

CHRONOLOGY OF EVENTS LEADING UP TO THE PROPOSED TRANSACTION

        On May 13, 1998, the general partners in their capacities as general partners of Northland Cable Properties Five Limited Partnership ("NCP-Five") distributed a proxy statement to the limited partners of NCP-Five calling a special meeting to consider a sale of NCP-Five's assets to Northland and the subsequent liquidation of NCP-Five. The transaction was similar to that described in this proxy statement save that the assets were valued by a single appraiser and third-party bids were not solicited.

        On June 3, 1998, Mr. Paul Issac filed a class action lawsuit on behalf of himself and a class of the limited partners of NCP-Five challenging the proposed sale of NCP-Five's assets (the "NCP-Five lawsuit"). On June 18, 1998, the Managing General Partner wrote to the limited partners of NCP-Five alerting them to the lawsuit and outlining the allegations.

        The special meeting of NCP-Five was held on June 25, 1998. The votes of limited partners, cast in person and by proxy, were counted and the results indicated that the holders of 77% of the outstanding units had voted and, of those units voted, 95% were voted in favor of the transaction. On September 1, 1998, the managing general partner closed the purchase and sale of the assets of NCP-Five.

        Beginning in the spring of 1999, the Managing General Partner began to explore potential proposals to sell NCP-Six's assets in order to provide a liquidity event for the limited partners of NCP-Six. At that time, representatives of the Managing General Partner contacted Cairncross & Hempelman, NCP-Six's legal counsel, to discuss options available to NCP-Six to provide an opportunity for liquidity to the limited partners. Representatives of the Managing General Partners held similar discussions with appraisal firms (Daniels & Associates and Communications Equity Associates), and the Managing General Partner and the Administrative General Partner engaged in general discussions regarding a liquidity event for the limited partners. Although the Managing General Partner and the Administrative General Partner are general partners of a number of other cable television system limited partnerships, the Administrative General Partner is independent of Northland. See "INFORMATION ABOUT NCP-SIX -- Certain Affiliates of NCP-Six." The possibility that Northland might acquire the assets of NCP-Six arose from the outset of these discussions. It was recognized that John S. Whetzell and Richard I. Clark, who are senior officers of the Managing General Partner and who are each shareholders of Northland Telecommunications Corporation, the sole shareholder of the Managing General Partner, were required to assess the opportunity presented to both NCP-Six and Northland by the prospect of a sale or other disposition of the assets. By virtue of their dual capacity and their ownership interest in the Managing General Partner, Messrs. Whetzell and Clark faced a conflict of interest in making this assessment. See "CONFLICTS OF INTEREST" on page __.

        In the spring of 1999, the Managing General Partner and the Administrative General Partner discussed the feasibility of soliciting offers for the proposed sale of the assets of NCP-Six from third parties. In evaluating the possibility of Northland or an independent third party acquiring the assets, the general partners' primary motivating factor was their desire to obtain liquidity for the limited partners at a maximized value. The general partners recognized that the assets might be more attractive to Northland than to a third party. Factors identified that could make the acquisition more attractive to Northland included its familiarity with the operation of the assets and the ownership by Northland of other cable television systems in the vicinity of the assets. This proximity may afford Northland the opportunity to take advantage of economies of scale, including centralized or regionalized billing, management and advertising functions, existing maintenance, installation, customer service and support personnel and utilization of existing regional infrastructure. While other third-party cable system owners and operators have cable systems adjacent to certain of the assets, NCP-Six is not aware of any single entity which owns or operates cable television systems near all or substantially all of the systems owned by NCP-Six. Accordingly, a third party would not be likely to experience the same economies of scale as those available to Northland. A third-party purchaser would also be forced to bear transaction costs that Northland would not be required to bear. For example, Northland's engineers are currently familiar with the technical aspects of the systems comprising the assets of NCP-Six, and Northland's management is familiar with NCP-Six's on-site operations and administrative staff. A third-party purchaser presumably would be required to devote additional management, administrative, human resources and technical attention to the operation of the assets while gaining the degree of familiarity with the assets that Northland has attained.

        In April 1999, the general partners determined that it was an appropriate time to obtain an appraisal of the fair market value of the assets. Representatives of the Managing General Partner met with representatives of Daniels & Associates and Communications Equity Associates, to discuss the potential sale of NCP-Six and an appraisal of the assets. These firms are internationally recognized for their experience in appraising cable television systems and other media-related businesses and were selected in large part based on their experience in the cable television industry generally and on their research capabilities and resources.

        Between April 26, 1999 and May 5, 1999, representatives of Daniels & Associates and Communications Equity Associates met with Richard I. Clark, Vice President of the Managing General Partner, to perform on-site due diligence inspections of the systems and the communities served.

        On May 25, 1999, NCP-Six formally engaged Communications Equity Associates to perform an appraisal of the fair market value of NCP-Six's assets with a valuation date as of July 1, 1999. On June 25, 1999, NCP-Six formally engaged Daniels & Associates to perform an appraisal of the fair market value of NCP-Six's assets with the same valuation date of July 1, 1999.

        In early July 1999, each of Communications Equity Associates and Daniels & Associates delivered its written appraisal to the Managing General Partner valuing NCP-Six's assets as of July 1, 1999. The

Communications Equity Associates appraisal valued the assets at $74.6 million. The Daniels & Associates appraisal valued the assets at $73.3 million.

        Concurrently with the appraisal process, representatives of the general partners generally evaluated the possibility of obtaining third-party bids for the purchase of the assets. Notwithstanding Northland's interest in acquiring the assets, we determined to open the proposed sale of NCP-Six for the solicitation of bids from interested third parties. Based on the Managing General Partners' experience in connection with transactions involving similar sized cable television systems, and after considering the current small, rural cable system marketplace, the physical location of NCP-Six's systems and the cable operators known to the Managing General Partners who own systems in the vicinity of NCP-Six's systems, the general partners concluded that soliciting a third-party purchaser for the assets would require NCP-Six to retain a broker. In an effort to obtain the best transaction value for the limited partners, we decided on a strategy, whereby we would engage a broker to identify qualified potential buyers, and to solicit the highest and best offer from each potential purchaser, after which we would review the dollar amount of the offers and consider the other terms and factors of each offer.

        Accordingly, on July 2, 1999, NCP-Six engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems to a third party. During July and early August 1999, Daniels & Associates contacted 35 potential purchasers regarding the solicitation of bids for the sale of all or a portion of NCP-Six's assets. Daniels & Associates provided each potential purchaser that was interested in the bidding process with an identical three ring binder containing information about NCP-Six and its assets, together with a form of asset purchase agreement, which bidders were free to mark up in submitting their offers to the general partners.

        During July 1999, we discussed the formation of a special committee to review the transaction and concluded that the expense of forming a special committee outweighed any benefits to the limited partners that might result from independent representation. As part of forming a special committee, we would have been required to, among other things, establish a procedure for selecting representative limited partners to serve on the committee, locate limited partners who would be willing to serve, incur management time and expense in educating the committee as to all the aspects of NCP-Six's business, including travel to each of the systems and travel for committee meetings, and obtain liability and indemnification insurance for each committee member. We believed that a special committee was not necessary because we believe that the steps taken and to be taken constitute sufficient safeguards for the limited partners' interests, including:

        - the solicitation of bids from third parties through Daniels & Associates, an experienced, internationally-recognized broker of cable television systems; and

        - the commissioning of two independent appraisals of the fair market value of the assets to be used as a benchmark for evaluating the third-party bids.

        In addition, we believed that the submission of the proposed sale of NCP-Six's assets to limited partners for their approval, as required by the NCP-Six's Partnership Agreement, provided procedural safeguards to protect your interests.

        In early August 1999, potential purchasers performed on-site due diligence reviews of the systems under the supervision of Daniels & Associates. On August 20, 1999, the submission date for third-party bids, Daniels & Associates received offers from Comcast, Galaxy and Mediacom. The offer submitted by Galaxy included two options -- first, for all of the assets at a price of $70.4 million and, secondly, for all of the Mississippi operating group assets at a price of $46,635,000. The offer submitted by Comcast also proposed the purchase of a portion of the systems only, namely, the Starkville, Mississippi system at a price of $19 million. The remaining offer by Mediacom proposed the purchase of all of the systems at a price of $76 million.

        On August 30, 1999, Messrs. Whetzell, Clark, other senior officers of the Managing General Partner, and representatives of Cairncross & Hempelman met to review and evaluate the four offers. They reviewed the scope of the offers, the terms and amount of the proposed purchase prices, and other conditions to the four offers. The representatives of the Managing General Partner, expressing the goal of maximizing value to the limited partners, rejected the offers of Galaxy and Comcast for less than all the systems and also rejected the lower priced offer for all the systems made by Galaxy. They discussed the terms of the offer for $76 million and came up with a list of questions and clarification points to follow-up with Mediacom.

        On September 3, 1999, Cairncross & Hempelman responded in writing to Mediacom, requesting clarification on several threshold matters on the proposal, including conditions to signing of a definitive agreement, financing and the availability of funds and remedies for breaches of the definitive agreement.

        On September 9, 1999, Messrs. Whetzell, Clark, other senior officers of the Managing General Partner, and representatives of Cairncross & Hempelman met to discuss oral comments provided by representatives of Mediacom. We decided to request from Mediacom a written response to the letter of September 3, 1999, and set a deadline of September 17, 1999 for the response.

        On September 17, 1999, Mediacom responded in writing to the letter of September 3, 1999. The response included, among other things, a new condition that the transaction include provision for payment of a break-up fee if the transaction was not consummated due to the failure of the limited partners to approve the transaction and the assets were subsequently sold to another party within three years. The break-up fee payment was to be the greater of (i) $3.8 million; or (ii) fifty percent (50%) of the difference between the actual sale price for those assets and Mediacom's offer.

        On September 23, 1999, Messrs. Whetzell and Clark, other senior officers of the Managing General Partner, the Administrative General Partner and representatives of Cairncross & Hempelman participated in a conference call to discuss the offer from Mediacom as revised by its letter of September 17, 1999. The representatives of the general partners discussed the terms of the offer, including the break-up fee, payment terms for the purchase price and the terms of the proposed asset purchase agreement. The representatives decided to reject Mediacom's offer as presented and informed Mediacom of this decision in late September 1999.

        Following the rejection of all of the third-party bids, Northland submitted an offer to acquire all of the assets of NCP-Six. The Northland offer was conditional upon its obtaining financing on satisfactory terms. The Northland offer proposed a total valuation of $76 million, an amount equal to that of Mediacom, the highest third-party bid. The Northland offer included a $3.8 million promissory note as partial consideration for the transaction, representing an amount substantially equal to the hold-back amount proposed by Mediacom, the highest third-party bidder. The promissory note was included in the consideration to facilitate Northland's obtaining satisfactory financing for the cash portion of the purchase price.

        In October, 1999, representatives of the Managing General Partner met with representatives of Cairncross & Hempelman to discuss a preliminary draft of a Proxy Statement soliciting the consent of limited partners to the sale of NCP-Six's assets to Northland on the terms set forth in the Northland bid. On December 6, 1999, the general partners filed with the Securities and Exchange Commission a preliminary draft of the corresponding proxy statement

        From October, 1999 to January, 2000, Northland attempted to secure satisfactory financing for the proposed transaction. Northland was unable to secure acceptable financing and concluded that it could not pursue its offer to buy the assets of NCP-Six. The preliminary Proxy Statement filed on December 6, 1999 was therefore subsequently withdrawn before being submitted to any limited partners for consideration.

        As a result of our continuing belief that many investors have held their partnership units in NCP-Six for more than 14 years without liquidity, and that a significant number of limited partners may desire to liquidate their investment, the Managing General Partner decided to institute a second round of bids in which Northland would actively participate. Accordingly, NCP-Six once again engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems using a blind bid process. During July, 2000, Daniels & Associates contacted several potential purchasers regarding the solicitation of bids for the sale of all or a portion of NCP-Six's assets. Daniels & Associates provided each potential purchaser that was interested in the bidding process with an identical three-ring binder containing updated information similar to that in the three-ring binder distributed in July 1999.

        On August 8, 2000, the submission date for third party bids, Hubbard and Johnson, P.C., counsel to Daniels & Associates, received offers from Adelphia, Etan Industries, Mediacom and Northland. The bids were opened by Bruce Hubbard, a partner of Hubbard and Johnson on August 8, 2000, in the presence of a representative from Daniels & Associates. Up until this point, the bids had remained sealed and no person connected with either NCP-Six or Northland had any knowledge of the identity of the other bidders or the nature of their bids. The offer submitted by Mediacom, proposed the purchase of all of the assets pertaining to the NCP-Six's operating groups in the state of Mississippi at a price of $40,000,000. The offer submitted by Etan Industries also proposed a price of $40,000,000 for NCP-Six's Mississippi operating group assets. Adelphia proposed a purchase of only the Bennettsville, South Carolina operating system for a purchase price of $7,922,000. The remaining offer by Northland proposed the purchase of the entirety of the assets applicable to all five of NCP-Six's operating groups for a purchase price of $70,200,000.

        On August 9, 2000, Messrs. Whetzell, Clark, other senior officers of the Managing General Partner, and a representative from Cairncross & Hempelman met to review and evaluate the four offers. They reviewed the scope of the offers, the terms and amounts of the proposed purchase prices, and other conditions of the four offers. The representatives of the Managing General Partner, expressing the goal of maximizing the value to limited partners, rejected the offers of Etan Industries and Mediacom.

        The Northland bid proposed the purchase of all of the NCP-Six operating group assets for a price of $70,200,000, which included a bid of $7,950,000 for the Bennettsville, South Carolina system. The offer submitted by Adelphia for the Bennettsville, South Carolina system at a price of $7,922,000 was within two percent of the figure of $7,950,000 allocated to that system in the Northland bid. Pursuant to the terms of the bidding process, Northland and Adelphia were invited to rebid the Bennettsville, South Carolina system. A revised and increased offer from Adelphia was received by Hubbard and Johnson on August 15, 2000, while Northland confirmed that it would stand by its original bid, and would not revise its offer for the Bennettsville system. The revised bid by Adelphia became the highest bid for the Bennettsville system at $8,388,000. Consequently it was determined that the offer of Adelphia to purchase the Bennettsville, South Carolina system for $8,388,000 and Northland's offer to acquire the remaining systems of NCP-Six for $62,250,000 were the highest offers for the respective assets and should be accepted.

        On August 28, 2000, the trial of the NCP-Five lawsuit commenced in King County Superior Court, in Seattle, Washington.

        On September 28, 2000, Messrs. Whetzell, Clark, other senior officers of the Managing General Partner, and representatives of Perkins Coie LLP met to discuss a preliminary draft of this proxy statement.

        During November 2000, Messrs. Whetzell, Clark, and other senior officers of the Managing General Partner discussed the utility of pursuing the sale of the Bennettsville, South Carolina operating system to Adelphia regardless of whether or not the sale of all of NCP-Six's assets was approved by the limited partners. Following our evaluation of the impacts upon NCP-Six's ability to continue operations without the Bennettsville system, the purchase price to be paid by Adelphia for that system, the desire to pay down a portion of NCP-Six's outstanding debt, and our concern that delaying the Adelphia Transaction could result in a recission by Adelphia of its offer to purchase the Bennettsville system, we decided that it was in the best interests of the limited partners of NCP-Six to pursue the sale to Adelphia of the Bennettsville, South Carolina system for a purchase price of $8,388,000 regardless of whether the Proposed Transaction was consummated.

        On December 20, 2000, the general partners filed with the Securities and Exchange Commission a preliminary copy of this Proxy Statement.

REASONS FOR THE TRANSACTION

        In deciding to present the Proposed Transaction to the limited partners and in structuring the terms of the Proposed Transaction, we considered the benefits to be derived as a result of the Proposed Transaction. These benefits include providing the limited partners an opportunity to liquidate their investment for an amount that we believe represents reasonable value for the partnership's assets.

        In reaching our conclusion to present to the limited partners the Proposed Transaction, we considered a number of factors, including, among other:

        - the past and projected financial and operational performance of NCP-Six;

        - the relative lack of liquidity for limited partnership units in NCP-Six;

        - recent tender offer activity to purchase units at prices which, in our opinion, do not fairly represent the underlying value of the units;

        - the term of the partnership expires on December 31, 2001, according to the NCP-Six Partnership Agreement, and the need either to extend the term or to sell and liquidate the assets;

        - various alternatives to the Proposed Transaction, including the alternative of remaining as an independent active operator of the systems and of selling portions or all of the systems to unaffiliated third-parties;

        - the two appraisals for the assets prepared by Daniels & Associates and Communications Equity Associates;

        - the fairness opinion received from Houlihan Lokey , evaluating the fairness of the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction and the Proposed Transaction;

        - the terms of the proposed asset purchase agreement presented by Northland; and

        - the relative lesser costs and shorter time-line involved in connection with selling the assets to Northland, compared with the potential protracted period of negotiations and due diligence and increased transaction costs resulting from sale of the assets to one or more unaffiliated third-party purchasers.

        We also considered a variety of risks and potentially negative factors in deliberations concerning the Proposed Transaction with Northland. In particular, we considered the following:

        - the possibility that the value of the systems and assets might increase from the Proposed Transaction valuation prior to or following closing of the Proposed Transaction;

        - conflicts of interest facing the general partners in structuring and implementing the Proposed Transaction;

        - terms of the promissory note proposed by Northland as part of the purchase price to be delivered in the Proposed Transaction, including that it will be unsecured debt of Northland and junior to all current and future senior debt of Northland;

        -       the tax impact of the Proposed Transaction on limited partners;
                and

        - the costs of the Proposed Transaction and the effect of transaction expenses and other known and contingent liabilities on the net amount to be distributed to limited partners.

        Following our analysis of the factors considered, we concluded that the anticipated benefits of the Proposed Transaction outweighed the possible drawbacks.

                      FAIRNESS OF THE PROPOSED TRANSACTION

OUR BELIEF AS TO FAIRNESS

        We considered the issues of fairness of the Proposed Transaction. In analyzing the fairness issue, discussions focused on appropriate valuation of the assets and conflicts of interest faced by the Managing General Partner. We determined at the outset that concurrence by the Administrative General Partner would be required with respect to decisions made regarding the Proposed Transaction, because the Administrative General Partner is not subject to conflicts in the Proposed Transaction to the same extent as the Managing General Partner.

        We, the Managing General Partner and the Administrative General Partner, both believe that the terms of the Proposed Transaction are reasonable and fair to you. This determination of fairness, as well as the decision to recommend that limited partners vote to "APPROVE" the Proposed Transaction, was unanimous among our management personnel. We based this conclusion on the following material factors:

        - the form and amount of consideration in the Proposed Transaction offered to you;

        - the two independent appraisals prepared by Daniels & Associates and by Communications Equity Associates, which were used in part in evaluating the fair market value of the assets;

        - the third-party bid solicitation process undertaken by NCP-Six to obtain bids from third parties for the purchase of the assets of NCP-Six, which bids were used in part in the determination of the fair market value of the assets and the Proposed Transaction valuation;

        - the favorable fairness opinions of Houlihan Lokey concluding that the consideration to be received in the Proposed Transaction is fair from a financial point of view; and

        - the opportunity for you to vote to "DISAPPROVE" the Proposed Transaction and the requirement that the Proposed Transaction be approved by limited partners holding a majority in interest of the outstanding units.

MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS

        The following is a discussion of some of the material factors underlying our belief that the Proposed Transaction is fair to you. There were no specific factors that did not support our belief that the Proposed Transaction is fair to you.

        CONSIDERATION OFFERED. We believe that the transaction valuation of $62,250,000 for those assets that are not included in the Adelphia Transaction, constitutes fair value. In reaching this conclusion, we considered the appraisals of the fair market value of the assets prepared by Daniels & Associates and by Communications Equity Associates, the bids solicited from independent third parties through Daniels & Associates, and the favorable fairness opinion of Houlihan Lokey.

        INDEPENDENT APPRAISALS. In concluding that the Proposed Transaction is fair to you, we considered the appraisals of the fair market value of the assets assembled by Daniels & Associates and by Communications Equity Associates. See "-- Appraisal Process; Summary of Appraisals" below. Daniels & Associates concluded that the fair market value of the entirety of the NCP-Six assets was $73.3 million, and Communications Equity Associates concluded that the fair market value of those assets was $74.6 million. The assets valued in both of those appraisals included the combined assets to be conveyed in both the Adelphia Transaction and the Proposed Transaction.

        In evaluating the appraisals of Daniels & Associates and Communications Equity Associates, we did not review any information other than a copy of each appraisal. In particular, we did not review the actual forecasts prepared by either Daniels & Associates or Communications Equity Associates in arriving at the valuations contained in their appraisals. Based on our experience in the cable television industry and our general familiarity with industry news as reported by trade journals, however, we believe that the fair market value of the assets as determined by Daniels & Associates and by Communications Equity Associates was an assessment of the value of the assets at the time of those appraisals. You should note that in November 1999 we were made aware of an additional overbuild situation facing one of NCP-Six's systems in Highlands, North Carolina. This potential second overbuild in the Highlands system may have a negative impact on the present or future value or revenues of that system. This second overbuild situation was not present at the time of either of the appraisals or at the time of the third-party bid solicitation and could not be considered in either the appraisal process or third-party bids. We cannot predict whether or to what extent this second overbuild situation would have affected the results of either appraisal or the third-party bids we received.

        You should also note that the combined purchase price for NCP-Six's assets pursuant to the Adelphia Transaction and Proposed Transaction totals $70,638,000. This combined amount is less than the appraised value for those assets of $73.3 million by Daniels & Associates, and $74.6 million by Communications Equity Associates. While we believe that the third-party bid process established a fair actual value for the assets and that it provided evidence of what a third-party was willing to pay for those assets, we also feel the difference between the appraised value for those assets and the purchase prices obtained in the third-party bid process from Adelphia and Northland may also reflect market fluctuations in values for cable systems between the date of the appraisals which were established with a valuation date of July 1, 1999, and the actual date of obtaining the third-party bids from Adelphia and Northland on August 15, 2000. We have not, however, reviewed actual comparable sales information or other industry market analysis to support such a conclusion.

        THIRD-PARTY BID SOLICITATION. In concluding the Proposed Transaction is reasonable to you, we have also considered the bids solicited from third parties by Daniels & Associates, an experienced and independent broker of cable television systems. Daniels & Associates first contacted 35 potential purchasers to solicit bids for some or all of the assets of NCP-Six in July and August of 1999. Ultimately, two bids for some of the assets and two bids for all of the assets were submitted. One bid for all of the assets offered an amount of $76 million, and the other offered an amount of $70.4 million. The two bids for portions of the assets offered an amount, on a per subscriber basis, that did not differ materially from the higher bid for all the assets. We rejected all of the third party bids for reasons explained in "-- Third-Party Bid Solicitation Process" below. We then had Daniels solicit bids a second time from interested third parties between June and August, 2000. Daniels received four bids in response, with Northland submitting the highest bid for all of NCP-Six's cable systems, except Bennettsville, South Carolina, for which Adelphia offered a higher purchase price.

        FAIRNESS OPINION. We have also considered and reviewed the favorable fairness opinions of Houlihan Lokey Howard & Zukin with respect to both the Adelphia Transaction and Proposed Transaction. Those fairness opinions were dated as of December ___, 2000, and concluded that the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction and Proposed Transaction is fair from a financial point of view.

        CONSENT PROCEDURES. The Proposed Transaction can take place only if limited partners holding a majority of the limited partnership units (not including units held by us or our affiliates) approve Proposed Amendment No. 2 to the NCP-Six Partnership Agreement. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" PROPOSED AMENDMENT No. 2. If holders of a majority of the units vote to disapprove Proposed Amendment No. 2, we will not proceed with the Proposed Transaction. In addition, even if the Proposed Transaction is approved, it must close within 180 days after the special meeting. If the Proposed Transaction does not close within this time period, or if at any time prior to closing we determine that cumulative distributions to limited partners from the Proposed Transaction may be reduced by more than $622,500 from the estimated distribution projections (an amount that represents one percent of the total Proposed Transaction price), NCP-Six will not sell those assets to Northland, any affiliate of Northland, or any third party without again obtaining approval of the limited partners. We believe that these approval requirements provide you with additional procedural safeguards in the Proposed Transaction.

        In addition to the material factors just described, we considered a variety of potentially negative factors relating to the Proposed Transaction. We discuss these potentially negative factors more thoroughly in this proxy statement at "SPECIAL FACTORS" above.

        - Although we believe that the Proposed Transaction price represents the fair market value of the assets as of the date we received third-party bids for those assets, the assets may appreciate in value prior to, or after, the date that the Proposed Transaction closes.

        - We, and in particular the Managing General Partner, have substantial conflicts of interest in the Proposed Transaction.

        - Although we believe that limited partners are interested in a means of liquidating their investment, the Proposed Transaction has not been solicited by limited partners.

        - We did not retain an unaffiliated, independent third party to represent your interests in structuring the Proposed Transaction.

        - In determining the value of the systems, we did not consider current market prices or historical market prices for limited partnership units in NCP-Six due to the absence of an established public market in which units of limited partnership interests are being traded.

        Following our analysis of the factors considered, we concluded that that these negative factors are not sufficient to outweigh the advantages of the Proposed Transaction.

APPRAISAL PROCESS; SUMMARY OF APPRAISALS

        In May 1999, NCP-Six retained Communications Equity Associates, an internationally-recognized cable brokerage, appraisal and investment banking firm to appraise the fair market value of the entirety of NCP-Six's assets at that time, which comprise the combined assets covered by the Adelphia Transaction, and the Proposed Transaction. In June 1999, NCP-Six also retained Daniels & Associates, an internationally-recognized cable brokerage, appraisal and investment banking firm to conduct a second appraisal of the fair market value of those assets. Given Daniels & Associates' and Communications Equity Associates' experience, we did not retain any other outside experts to conduct appraisals of the NCP-Six assets, but we subsequently retained Houlihan Lokey to render an opinion as to the fairness of the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction and the Proposed Transaction from a financial point of view as discussed in greater detail later in the proxy statement under "HOULIHAN LOKEY FAIRNESS OPINION" at page ____. NCP-Six has already paid the fees and expenses of Daniels & Associates and Communications Equity Associates in connection with their appraisals.

        NCP-Six instructed both Daniels & Associates and Communications Equity Associates to prepare appraisals on the basis that the assets were to be sold to an independent third party on the open market. Daniels & Associates and Communications Equity Associates were advised at the time of the engagement that Northland would be a potential buyer of the assets. Daniels & Associates delivered a written report in July 1999 that the fair market gross asset value of the entirety of NCP-Six's assets as of July 1, 1999 was $73.3 million. Communications Equity Associates delivered a written report in July 1999 that the fair market gross asset value of those assets as of July 1, 1999 was $74.6 million.

        Daniels & Associates and Communications Equity Associates each relied on a discounted cash flow analysis based on the projected operating results of the systems over a ten-year period, and applied a factor for the residual value of the assets at the end of that ten-year period. Daniels & Associates and Communications Equity Associates also each undertook a comparable private market transaction multiples analysis, to correlate and validate the findings of the discounted cash flow analysis. This methodology involved a review of other cable system sales that have occurred in the recent past, and a comparison of the value-per-subscriber and multiple of cash flows for those system sales with the same statistics for NCP-Six.

        The following summaries are qualified by, and should be read in conjunction with, the Daniels & Associates appraisal and the Communications Equity Associates appraisal. YOU ARE ENCOURAGED TO REVIEW THE APPRAISALS PREPARED BY DANIELS & ASSOCIATES AND COMMUNICATIONS EQUITY ASSOCIATES WHICH ARE ATTACHED TO THIS PROXY STATEMENT AS EXHIBITS H AND I, RESPECTIVELY.

DANIELS & ASSOCIATES APPRAISAL

        GENERAL. Daniels & Associates was engaged by NCP-Six to appraise the entirety of NCP-Six's assets comprising the cable television systems serving the seven communities in Mississippi, South Carolina and North Carolina. Daniels delivered a written summary, based upon the review, analysis, scope and limitations described in its written summary, as to the fair market value of these systems as of July 1, 1999. Some of the material assumptions, qualifications, limitations and methods used in the Daniels appraisal are described below.

        SUMMARY OF METHODOLOGY. Daniels evaluated each system on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors.

        In valuing the assets, Daniels relied on a discounted operating cash flow analysis based on the projected operating results of the assets over a ten-year period and applied a factor for the residual value of the assets at the end of that ten-year period. The discounted cash flow analysis is also correlated and validated by a review of private market transactions in cable systems that have occurred in the recent past. The market transaction approach applies the value per subscriber and operating cashflow multiples from the private market sales to the respective statistics of NCP-Six's assets. According to Daniels, both the discounted cashflow analysis and the comparable private market transaction multiple analysis are standard valuation methodologies used in the cable television industry.

        In the course of performing the valuation, Daniels engaged in discussions with employees of the managing general partner's corporate office and local systems offices, made due diligence visits to substantially all of the operating systems comprising the assets, reviewed and evaluated materials and information provided by the managing general partner and local cable system management, researched demographic information relating to the various communities served by NCP-Six, analyzed forecasted financial and operating information, and drew upon its own general knowledge about the cable television industry. On the basis of this information and these efforts, Daniels prepared summaries of relevant operating, technical, financial and demographic characteristics of NCP-Six's operating systems.

        Thereafter, in order to assess the fair market value of NCP-Six's assets, Daniels prepared detailed operating and financial forecasts for each of the seven cable system operating systems, taking into account operating revenues and expenses as well as capital expenditure requirements. These financial forecasts formed the basis for determining a discounted cashflow for each cable system operating system. The combined values for each cable system operating system constituted the value of the cable operating assets for NCP-Six on a discounted cashflow basis. In addition to this methodology, Daniels used the comparable private market transaction multiple methodology to derive an aggregate value for NCP-Six by analyzing the value per subscriber and operating cash flow multiples obtained in private sales of comparable systems. These multiples were compared to similar multiples for the assets obtained using the value arrived at for the assets by the discounted cash flow methodology. Informed by the results of both of these methodologies, Daniels then determined a final appraised value for NCP-Six's assets.

        ASSUMPTIONS. In performing its discounted cash flow analysis of the value of the assets, Daniels assumed the assets have been and will continue to be operated as efficiently as comparable cable systems, and that the franchises and asset leases used by NCP-Six in the operation of the assets will be renewed indefinitely as needed without material change except to reflect any upgrade or rebuild of the assets. In addition, Daniels assumed, in evaluating future capital expenditures and cash flows, that the various systems comprising the assets will be upgraded within three to five years. You should note that events occurring after July 1, 1999, and before the effective date of the Proposed Transaction could affect the properties or assumptions used in preparing the appraisals. Daniels will not deliver any additional written summary of the analysis and will not prepare an update to its appraisal closer to the time of closing the Proposed Transaction.

        DISCOUNTED CASH FLOW VALUATION. The discounted cash flow valuation methodology measures the present value of the assets' forecasted free cash flow from operations, which is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA"), less capital expenditures including all rebuild or upgrade costs. Daniels determined forecasted free cash flows by creating ten-year operating forecasts for each of the operating systems comprising the assets, each of which took into account detailed projections of revenue and expense components. Daniels then calculated the projected residual value of the assets assuming a sale of each system at the end of the ten-year period. This terminal enterprise value was based on a multiple of EBITDA which Daniels determined to be reasonable in light of comparable private market transaction multiples of EBITDA.

        Daniels' revenue forecasts were based on its forecasts of the number of homes passed and the subscriber penetration levels and rates for each system operating system, plus an analysis of non-subscriber based revenue sources. Its expense forecast was based on assumed rates of inflation over the forecast period, adjusted to reflect the particular growth characteristics of each system operating system. The capital expenditure forecasts were based upon costs associated with new construction of cable plant, plant maintenance, and rebuild or upgrade requirements. Daniels believes that the opportunity of the systems comprising the assets to provide ancillary telecommunications and data services are limited and costs uncertain, and thus Daniels did not include telephony or data service revenue, expenses or capital costs in its projections. Daniels did include residential data services revenue and expenses where appropriate. All information provided to the managing general partner relating to Daniels' operating revenue and expense forecasts and the assumptions underlying these forecasts is contained in the Daniels appraisal.

        Once Daniels had arrived at a forecast of cash flows and terminal enterprise values, it discounted these values back to the present at a discount rate representing the weighted average cost of capital for various entities within the cable television industry that are capable of consummating a sale similar in size to the acquisition of the assets. Daniels described the weighted average cost of capital as the rate of return required by an entity on its investment in order to satisfy the expectations of the entity's debt and equity investors. After some analysis, Daniels assumed that the prime rate on July 1, 1999 (7.5%) was a fair estimate of the cost of debt. It determined the cost of equity by sampling the estimated private market cost of equity for cable television investments and blended this cost with the equity return objectives for large publicly traded companies. Daniels determined the cost of equity to be 22.5%. Daniels arrived at a weighted cost of capital of 13.50%.

        Applying the discount rate to its cash flow forecasts, Daniels arrived at a valuation of $73.3 million for NCP-Six's assets, representing a value equal to 10.9 times annualized free cash flow and $2,200 per equivalent basic subscriber.

        COMPARABLE TRANSACTIONS VALUATION. In addition to the discounted cashflow methodology, Daniels used the comparable private market transaction multiple methodology. Daniels describes this as another generally accepted valuation methodology for correlating and validating the findings of the discounted cash flow analysis with private market realities. Under this methodology, Daniels compared selected market multiples reported in the sales of cable television systems of similar size, situated in similar markets, and of similar technical condition to the assets. In these transactions, the purchase prices paid ranged from 9.0 to 14.0 times operating cash flow, with a weighted average of 10.0. Prices per subscriber ranged from $1,500 to $2,732, with a weighted average of $1,940. All information provided to the managing general partner relating to the basis for Daniels' selection of comparable transactions is contained in the Daniels appraisal.

        VALUATION. Based on its analysis using these two methodologies, Daniels arrived at an estimated fair market value for NCP-Six's cable television system assets as of July 1, 1999 of $73.3 million, representing 10.9 times the estimated operating cash flow and a value per equivalent basic subscriber of $2,200. This cash flow multiple is slightly higher than the weighted average multiple for comparable transactions and equal to the multiple derived from the discounted cash flow analysis. The value per subscriber is higher than the weighted average value per subscriber derived from the comparable transaction analysis and equal to the value per subscriber derived from the discounted cashflow analysis. This appraised value appears fair and reasonable to the Managing General Partner.

COMMUNICATIONS EQUITY ASSOCIATES APPRAISAL

        GENERAL. Communications Equity Associates ("CEA") was engaged by NCP-Six to appraise the entirety of NCP-Six's assets comprising the seven cable television systems serving the seven communities in Mississippi, South Carolina and North Carolina. CEA delivered a written summary, based upon the review, analysis, scope and limitations described in its written summary, as to the fair market value of these systems as of July 1, 1999. Some of the material assumptions, qualifications, limitations and methods used in the CEA appraisal are described below.

        SUMMARY OF METHODOLOGY. CEA evaluated each system based on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors. In valuing the assets, CEA relied on a discounted cash flow analysis and market approach. The discounted cash flow approach is based on the projected operating results of the assets over a ten-year period and applies a factor for the residual value of the assets at the end of that ten-year period. The market transaction approach reviews and compares recent private market transactions involving comparable assets. The market approach provides a comparison of (1) the multiple of cash flow represented by the purchase price of such other systems with the multiple of NCP-Six's cash flow represented by the appraised value for the assets, and (2) the value-per-subscriber of such other system sales with the value-per-subscriber valuation of the assets. According to CEA, both the discounted cashflow analysis and the comparable private market transaction multiple analysis are generally accepted valuation methodologies for cable television systems.

        In the course of performing the valuation, CEA engaged in discussions with employees of the managing general partner's corporate office and local systems offices, made due diligence visits to substantially all of the operating systems comprising the assets, reviewed and evaluated materials and information provided by the managing general partner and local cable system management, researched demographic information relating to the various communities served by NCP-Six, analyzed forecasted financial and operating information, and drew upon its own general knowledge about the cable television industry. On the basis of this information and these efforts, CEA prepared summaries of relevant operating, technical, financial and demographic characteristics of NCP-Six's operating systems.

        In order to assess the fair market value of NCP-Six's assets, CEA prepared detailed operating and financial forecasts for each of the seven cable system operating systems, taking into account operating revenues and expenses as well as capital expenditure requirements. These financial forecasts formed the basis for determining a discounted cashflow for each cable system operating system. The combined value for each cable system operating group constituted the value of the cable operating assets for NCP-Six on a discounted cashflow basis. In addition to this methodology, CEA used the comparable private market transaction multiple methodology to derive an aggregate value for NCP-Six by analyzing the value per subscriber and operating cash flow multiples obtained in private sales of comparable systems. These multiples were compared to similar multiples for the assets obtained using the value arrived at for the assets by the discounted cash flow methodology. Informed by the results of both of these methodologies, CEA then determined a final appraised value for NCP-Six's assets.

        ASSUMPTIONS. In performing its discounted cash flow analysis of the value of the assets, CEA assumed the assets have been and will continue to be operated as efficiently as comparable cable systems, and that the franchises and asset leases used by NCP-Six in the operation of the assets will be renewed indefinitely as needed without material change, other than upgrade and/or rebuild requirements. CEA further assumed that the systems were in material compliance with all franchise, regulatory and FCC requirements. CEA relied substantially on financial statements and operational information provided by the general partners and CEA did not independently verify the information. You should note that events occurring after July 1, 1999, and before the effective date of the transaction could affect the properties or assumptions used in preparing the appraisals. CEA will not deliver any additional written summary of the analysis and will not prepare an update to its appraisal closer to the time of closing the Proposed Transaction.

        DISCOUNTED CASH FLOW APPROACH. The discounted cashflow approach measures the present value of the assets' forecasted free cashflow from operations less capital expenditures including all rebuild or upgrade costs. CEA determined forecasted cash flows by creating ten-year operating forecasts for each of the operating systems comprising the assets, each of which took into account detailed projections of revenue and expense components. CEA then calculated the projected residual value of the assets at the end of the ten-year period. This terminal value was calculated by multiplying the projected free cash flow by a multiple which CEA determined to be reasonable in light of its experience in the cable system transaction market. All information provided to the managing general partner relating to CEA's operating revenue and expense forecasts and the assumptions underlying these forecasts is contained in the CEA appraisal. We did not receive, nor did we request that additional information or analysis be included in the CEA appraisal because we looked to CEA to develop the appraisal methodology they deemed appropriate in their professional judgment. We did not want to otherwise influence the appraisal performed by CEA by requiring changing to their prepared methodology.

        Once CEA had arrived at a forecast of cash flows and terminal enterprise values, it discounted these values back to the present at a discount rate representing the weighted average cost of capital for cable television system operators. CEA described the weighted average cost of capital as the rate of return likely required by equity and debt investors in order to satisfy the expectations of the investors. CEA assumed, based on its experience in raising debt financing for cable operators, that a lender would likely charge an interest rate of 8% for debt financing. It determined the cost of equity, based on its experience in the cable system transaction market, as being a 25% return on investors' equity. Applying these rates, CEA arrived at a weighted cost of capital of 14.8%.

        Applying the discount rate to its cash flow forecasts, CEA arrived at a total present valuation of $74.6 million for NCP-Six's assets, representing a value equal to 11.1 times the estimated operating cash flow and a price of $2,263 per basic subscriber.

        COMPARABLE MARKET APPROACH. In addition to the discounted cash flow methodology, CEA used the comparable market transaction approach. CEA describes this as another generally accepted valuation methodology for valuing businesses and for correlating and validating the findings of the discounted cash flow analysis with private market realities. CEA noted in its appraisal that there has been significant consolidation activity in the cable industry during the first six months of 1999. CEA observed that although there had been dramatic increases in the prices paid for large cable systems, due in part to the size and location of the systems and the introduction of cable Internet services, there have been fewer transactions involving cable systems of comparable size and markets as NCP-Six's assets and that the prices paid these smaller systems have not seen dramatic increases.

        Under the market transaction methodology, CEA evaluated and compared transactions occurring during the first six months of 1999 involving cable systems of similar size and markets as NCP-Six's assets. In these transactions, the purchase prices paid ranged from 9.2 to 12.7 times operating cash flow, with a weighted average of 10.8 and a median of 11.3. Prices per subscriber ranged from $1,500 to $2,755, with a weighted average of $2,313 and a median on $2,134. Based on CEA's experience in the cable system transaction market, it determined that a cash flow multiple of 11.0 was appropriate to value the systems. CEA applied this multiple to the annualized cash flow of $6,731,196 resulting in a valuation of $74,043,156, representing a per subscriber price of $2,246.

        VALUATION. Based on its analysis using these two methodologies, CEA arrived at an estimated fair market value for NCP-Six's cable television system operation assets as of July 1, 1999 of $74.6 million, which represents a value equal to 11.1 times the estimated operating cash flow and a price of $2,263 per basic subscriber. This cash flow multiple of 11.1 is slightly higher than the weighted average multiple for comparable market transactions and is equal to the multiple derived from the discounted cash flow analysis. The value per subscriber of $2,263 is slightly higher than the weighted average value per subscriber for comparable market transactions) and is equal to the value per subscriber derived from the discounted cash flow analysis. This appraised value appears fair and reasonable to the Managing General Partner.

1999 THIRD-PARTY BID SOLICITATION PROCESS

        On July 2, 1999, NCP-Six engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems to a third party. During July and early August 1999, Daniels contacted 35 potential purchasers regarding the sale of NCP-Six's systems. On August 6, 1999, Daniels provided each of the eight potential purchasers who had expressed interest in the bidding process with a form asset purchase agreement and with information about NCP-Six and its assets. Bidders were instructed to submit to Daniels, by August 20, 1999, an offer for some or all of the assets. Submitted offers were to include the bidder's highest non-negotiable purchase price and a mark-up of the form asset purchase agreement, indicating the terms on which the purchaser was willing to acquire the assets. NCP-Six would evaluate and review all submitted bids, but would be under no obligation to accept any offer.

        On August 20, 1999, Daniels received four bids for NCP-Six assets from three different bidders. The following table summarizes the four bids, including identifying the NCP-Six assets subject to the bid, the total purchase price offered and the purchase price divided by the number of subscribers in the systems subject to the offer (which is a well-accepted statistic in the cable television industry):


                                                                           Estimated Price
  Bid       Bidder              Assets              Purchase Price         per Subscriber
--------- ------------ ------------------------- ---------------------- ----------------------
   1       Bidder A              All                  $76,000,000              $2,303

   2       Bidder B              All                  $70,400,000              $2,136

   3       Bidder B        Mississippi only           $46,635,000              $2,389

   4       Bidder C    Starkville, Mississippi        $19,000,000              $2,312


        On August 30, 1999, after a meeting of senior officers of the managing general partner, NCP-Six rejected the bids of Bidder B and Bidder C. NCP-Six rejected Bidder B's bid for all of the assets because the purchase price that Bidder B proposed was significantly lower than the purchase price proposed by Bidder A. NCP-Six rejected Bidder B's bid for the assets of the Mississippi systems, and rejected Bidder C's bid for the assets of the Starkville System, because we concluded that selling only a portion of the assets of NCP-Six without a mechanism for selling the remaining assets of NCP-Six was not in the best interests of NCP-Six or its limited partners because it did not provide the potential for sufficient liquidity of the limited partners' investment if they so desired. Neither bid proposed a purchase price that was materially higher (on a per subscriber basis) than the bid for all the assets submitted by Bidder A. Moreover, given the extent of the brokerage effort undertaken by Daniels, we did not believe any other potential purchasers would come forward to buy the other systems. In order to negotiate what, at the time, seemed to be the bid most in line with the interests of the limited partners of NCP-Six, the general partners focused their efforts on the offer of Bidder A.

        Representatives of the general partners exhaustively reviewed the terms of Bidder A's bid for the NCP-Six assets, including holding discussions with Daniels, who had verbal communications with representatives of Bidder A, and reviewing a letter from Bidder A clarifying its original bid. Finally, on September 23, 1999, NCP-Six rejected the bid of Bidder A. NCP-Six determined that the $76 million purchase price proposed by Bidder A provided excellent value to the limited partners, since the proposed purchase price exceeded the appraised value of the assets as determined by Daniels & Associates and by Communications Equity Associates. However, we concluded that the other terms of the purchase agreement submitted by Bidder A under which the assets would be sold, were not as advantageous to NCP-Six and could significantly decrease the value of the transaction to the limited partners of NCP-Six, such as through a break-up fee, payment provisions in the event of a short-fall in the number of subscribers, the more stringent representations and warranties and a $3.5 million hold back escrow.

NORTHLAND'S 1999 OFFER TO PURCHASE NCP-SIX ASSETS

        Following the rejection of the third-party bids, Northland submitted an offer to acquire all of the assets of NCP-Six with a total valuation of $76 million. The Northland offer, which was to be the subject of a proxy statement proposal in 1999 had Northland been able to secure acceptable financing, proposed a valuation of $76 million, an amount equal to that of the highest third-party bid submitted by Bidder A. After reviewing the Northland offer, we believed that Northland's 1999 offer was more favorable to NCP-Six and you than any of the third-party bids we had received. The following is a discussion of some of the material factors underlying our belief that Northland's 1999 offer was more favorable than the those third-party bids also received in 1999.

        - No Break-Up Fee. A significant difference between the terms of the proposals that lead us to favor the Northland's 1999 offer was a break-up fee proposed by Bidder A. If the asset purchase agreement was signed with Bidder A, but the transaction failed to close because the limited partners of NCP-Six failed to approve it, then NCP-Six would have been liable to Bidder A for its costs and expenses (including attorneys' fees) incurred with respect to the transaction (such as due diligence expenses and costs of negotiating the agreement). In addition, if at any time in the subsequent three years NCP-Six were to sell the assets to another party, NCP-Six would have been required to pay to Bidder A the greater of $3.8 million or 50% of the amount for which the assets were sold in excess of $76 million. We believed that these provisions regarding payment of a break-up fee and reimbursement of costs and attorneys' fees represented a significant potential liability to NCP-Six had we proceeded with the transaction with Bidder A. Additionally, we were concerned that this break-up fee provision may have had the negative effect of inducing limited partners to approve the transaction, regardless of its merits, merely to avoid payment of the break-up fee. In contrast, Northland's 1999 offer did not include a break-up fee or reimbursement of expense provision.

        - Lower Transaction Costs. The sale of the assets to Bidder A, a third party, could have involved significant transaction costs not applicable to Northland's 1999 proposed transaction, such as costs of due diligence and of negotiating a definitive agreement. We expected that the professionals' fees that NCP-Six would pay in connection with Northland's 1999 proposed transaction would be far lower than the fees that NCP-Six would have paid in a transaction with Bidder A or another unaffiliated third party. We estimated that we would save between $100,000 and $250,000 in expenses in the transaction with Northland as compared to a third party.

        - Limited Representations and Warranties. Another significant difference between Northland's 1999 offer and Bidder A's bid was the breadth of the representations and warranties that NCP-Six would be required to make in a transaction with a third party. It is typical in business asset purchase agreements for the seller to make extensive representations and warranties about the seller's business and the assets to be acquired. The accuracy and completeness of such representations by the seller is a condition to the buyer's obligation to close the transaction. Claims for indemnification made by the buyer against the seller after the closing of an asset purchase transaction are often based on the seller's representations and warranties. In the proposed asset purchase agreement submitted by Bidder A, NCP-Six would have been required to make extensive representations and warranties about the systems, the subscribers, and other aspects of its business. On the other hand, because Northland, as managing general partner of NCP-Six, has extensive knowledge about NCP-Six's operations, Northland required NCP-Six to make only a very limited number of representations and warranties, relating to partnership power and authorization matters, rather than representations about the systems or the business. The limited number of representations requested of NCP-Six by Northland in 1999 were the minimum required to assist Northland with its application for financing.

        - No Survival Period. Northland's 1999 offer did not impose a survival period for the representations and warranties. It is typical in business transactions for the representations and warranties made by the seller to remain in effect for a determined period of time after closing, enabling the buyer to bring claims against the seller if the buyer is able to determine during the survival period that a representation or warranty made by seller was inaccurate. Preliminary negotiations with Bidder A indicated that a survival period of one year would be required. However, in conjunction with Northland's 1999 offer, Northland was willing to enter into the transaction with no survival period.

        - No Adjustment for Number of Equivalent Basic Subscribers. Northland's 1999 offer did not include any adjustment to the transaction price based on the number of equivalent basic subscribers served by the systems at closing. In contrast, the bid submitted by Bidder A included a downward adjustment to the purchase price of $2,300 for every subscriber at closing served by the systems fewer than a minimum of 33,000 subscribers. We felt that this was a significant negative factor of Bidder A's bid due to the recent historical attrition in subscriber counts experienced by NCP-Six. As of July 1999, the total estimated number of equivalent basic subscribers served by the systems was 32,597, representing an approximate 1.8% decrease in the number of these subscribers from the estimated total of 33,183 for the prior year at July 1998. That amount as of July 1999 also represented a 1.1% decrease from the number of equivalent basic subscribers at March 31, 1999 of 32,963, which number of subscribers at March 31, 1999 was provided to all third-party bidders by Daniels & Associates. Based on the number of equivalent basic subscribers at July 1999, the purchase price from Bidder A would have been adjusted downward from $76 million to approximately $75,073,100, and it would have been subject to further decrease if the number of subscribers at closing declined from the July 1999 amount.

        - No Post-Closing Escrow Deposit by NCP-Six. The offer received from Bidder A included a provision requiring NCP-Six to deposit $3.5 million of the sales proceeds into a hold-back escrow account to secure any indemnification rights of Bidder A after closing. This post-closing escrow would have had the effect of reducing the funds payable to the limited partners at closing. Northland's 1999 offer, on the other hand, did not require NCP-Six to deposit any amount into an escrow account. However, the general partners had determined to deposit $750,000 from the cash paid by Northland at closing into an escrow to secure contingent liabilities and potential indemnification obligations of NCP-Six that may arise. Regardless of whether NCP-Six were selling its assets to Northland or an independent third party, we would include in an escrow account funds to secure these contingent liabilities and indemnification obligations.

        - Limitation on Liability of NCP-Six. Northland's 1999 offer included a maximum cap on NCP-Six's liability for any indemnification obligations under the purchase agreement in an amount equal to four percent of the total valuation price (which is approximately $3.04 million). Northland's 1999 offer also included a provision that NCP-Six would not be liable for indemnification until the total amount of claims exceeds $250,000. The form asset purchase agreement sent to prospective third party bidders also contained the four percent cap on liability and the $250,000 deductible. However, the bid and further clarification received from Bidder A indicated that the four-percent cap was not acceptable and that the amount of the cap and the deductible would need to be negotiated.

        In addition to the favorable terms described above, we considered a variety of factors of Northland's 1999 offer that may have been less favorable to NCP-Six than the terms of Bidder A's bid.

        - Terms of the Promissory Note. The $3.8 million promissory note to have been issued by Northland at closing was to be an unsecured obligation of Northland and was to be subordinated to Northland's senior debt (including approximately $53 million in then current senior debt and approximately $66.4 million in additional bank financing that Northland would have needed to obtain in connection with the transaction proposed by Northland's 1999 offer). Northland's promissory note was not to be guaranteed by any other party. The note was to bear interest at a fixed rate of six percent per annum.

        - No Earnest Money Deposit by Buyer. The form asset purchase agreement sent to prospective third party bidders contained a provision that required the buyer to deposit five percent of the total purchase price into an escrow account when the asset purchase agreement was signed to secure the Buyer's obligations to close the transaction. The offer received from Bidder A included an agreement by Bidder A to deposit $3.8 million into an escrow account. The Northland offer, however, did not require Northland to deposit any amount into an escrow account either at the time the asset purchase agreement was signed, or at any time prior to closing.

        We believed that these potentially less favorable terms did not outweigh the benefits and more favorable terms of Northlands 1999 offer over the proposed transaction of Bidder A. Therefore, we believed that Northland's offer to acquire all the assets of NCP-Six was superior to any of the third-party bids submitted in 1999.

RECISSION OF NORTHLAND'S 1999 OFFER DUE TO LACK OF ACCEPTABLE FINANCING

        In October 1999, Northland began preliminary discussions with the agent bank of its lending group regarding the financing of its 1999 offer. In January, 2000, the lender presented to Northland financing terms that were deemed by Northland to be unacceptable due to the overall cost of the debt, and other terms and conditions that were required as part of the proposed loan commitment. As a result, Northland exercised its financing contingency and rescinded its 1999 offer.

2000 THIRD-PARTY BID SOLICITATION PROCESS

        In June 2000 NCP-Six again engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems to a third party. During June and July 2000, Daniels contacted several potential purchasers regarding the sale of NCP-Six's systems, including all of the 1999 bidders. On July 18, 2000, Daniels also provided each of the potential purchasers who expressed an interest in purchasing some or all of the assets with a form asset purchase agreement and with information about NCP-Six and its assets. Bidders were instructed to submit to Daniels, by August 8, 2000, an offer for some or all of the assets of NCP-Six. Submitted offers were to include the bidder's highest non-negotiable purchase price and a mark-up of the form asset purchase agreement, indicating the terms on which the purchaser was willing to acquire the assets. NCP-Six would evaluate and review all submitted bids, but would be under no obligation to accept any offer. Bidders were also advised that Northland or its affiliates might bid on some or all of the assets. In order to avoid the possibility that Northland could learn of the specific terms of a third-party's bid before Northland's bid submission, Daniels advised all bidders that the bids were to be marked as "confidential" and then sent only to an independent law firm, Hubbard and Johnson, P.C., who would hold each bid on a blind bid basis and would only disclose the results after the deadline for submission of bids had passed. Then, on July 28, 2000, Daniels sent each of the potential bidders follow-up bid instructions and advised that if any bidders submitted offers within two percent of the top bid (as separately evaluated for each operating system), those bidders would be invited to resubmit a second offer for each operating system for which their bid was within the two percent threshold.

        On August 8, 2000, Daniels received bids for NCP-Six assets from four different bidders, including Northland. Of those bids, only Northland offered to purchase all of the assets of NCP-Six. The other three bidders limited their offers to between one and two operating systems.

        The following table summarizes the four initial bids, including identifying the NCP-Six assets subject to each bid, the total purchase price offered, and the purchase price divided by the number of subscribers in the systems subject to each offer (which is a well-accepted valuation statistic in the cable television industry):


                                                                           Estimated Price
  Bid         Bidder                 Assets            Purchase Price      per Subscriber
--------- ---------------- --------------------------- ---------------- ----------------------
   1         Bidder A         Bennettsville, South        $7,922,000           $1,661
             Adelphia               Carolina

                                                                           Estimated Price
  Bid         Bidder                 Assets            Purchase Price      per Subscriber
--------- ---------------- --------------------------- ---------------- ----------------------
             Bidder B       Starkville, Mississippi      $26,300,000           $2,113
   2                       Philadelphia, Mississippi     $13,700,000           $1,982

                             TOTAL FOR MISSISSIPPI       $40,000,000           $2,067
                                    SYSTEMS

   3         Bidder C       Starkville, Mississippi      $40,000,000           $2,067
                           Philadelphia, Mississippi

                             TOTAL FOR MISSISSIPPI
                                    SYSTEMS

   4         Bidder D       Starkville, Mississippi      $32,750,000           $2,632
             Northland     Philadelphia, Mississippi     $13,500,000           $1,953

                             TOTAL FOR MISSISSIPPI       $46,250,000           $2,389
                                    SYSTEMS
                                                          $4,600,000           $1,767
                           Highlands, North Carolina     $11,400,000           $1,896
                            Barnwell, South Carolina      $7,950,000           $1,667
                              Bennettsville, South
                                    Carolina             $70,200,000           $2,144

                             TOTAL FOR ALL SYSTEMS


        Pursuant to Daniels' follow up bid procedures sent to bidders on July, 18, 2000 because Adelphia and Northland's bids for the Bennettsville system were within two percent of one another, Daniels contacted both Adelphia and Northland and informed them of their respective opportunities to submit follow up bids for the Bennettsville system to Daniels by August 15, 2000. In response, Northland confirmed the terms of its original bid, but did not increase its offer for Bennettsville, while Adelphia increased its offer to $8,388,000. Similarly, Bidder B's bid of $13,700,000 for the Philadelphia, Mississippi system was higher than, but still within two percent of, Northland's second highest bid for that system. As a result, both Bidder B and Northland were invited to submit their second round bids for the Philadelphia, Mississippi system. Northland responded by confirming its original bid without change, while Bidder B replied that it was only interested in the Philadelphia system if it could also acquire the Starkville, Mississippi system, and based on Northland's combined offer for both the Starkville and Philadelphia system, Etan withdrew from further consideration. After the closing of the second round of bidding, the winning bids from Daniels' year 2000 bid solicitation process are shown in the following table.


                                                                    Estimated Price
      Bidder                  Assets            Purchase Price      per Subscriber
------------------- --------------------------- ---------------- ----------------------
     Bidder A          Bennettsville, South     $ 8,388,000             $1,759
     Adelphia                Carolina

     Bidder D        Starkville, Mississippi    $32,750,000             $2,632
    Northland       Philadelphia, Mississippi   $13,500,000             $1,953

                      TOTAL FOR MISSISSIPPI
                             SYSTEMS            $46,250,000             $2,389

                    Highlands, North Carolina   $ 4,600,000             $1,767
                     Barnwell, South Carolina   $11,400,000             $1,896

                                                                    Estimated Price
      Bidder                  Assets            Purchase Price      per Subscriber
------------------- --------------------------- ---------------- ----------------------
                       TOTAL NORTHLAND BID
                           FOR SYSTEMS          $62,250,000             $2,275


        On August 17, after a meeting of senior officers of the managing general partner, we determined that it was in the best interest of NCP-Six to accept the offers of Adelphia and Northland, subject to limited partner approval in the case of the Northland offer. We based our determination on our conclusion that Adelphia and Northland submitted the highest bid for the assets covered by their respective offers. We also believe that Adelphia and Northland's offers proposed the best terms and conditions for consummation of their respective sales. Lastly, we believe that the sale to Northland will result in lower transaction costs due to Northland's existing familiarity with the assets and operations proposed to be purchased by Northland in the Proposed Transaction.

THE ADELPHIA TRANSACTION

        The Adelphia Transaction is to be made pursuant to the terms and conditions of the Adelphia asset purchase agreement, a copy of which is attached as Exhibit E. Adelphia's offer for NCP-Six's Bennettsville, South Carolina operating system is for a purchase price of $8,388,000 subject to two possible adjustments. First, the purchase price shall be adjusted dollar for dollar for any net liabilities of the Bennettsville operating system assumed by Adelphia at the closing of the Adelphia Transaction. Second, the purchase price shall be adjusted in the event the Bennettsville operating system serves less than 4,660 basic subscribers on the date of closing the Adelphia Transaction, in which case, the purchase price shall be reduced by $1,800 for each basic subscriber under 4,660. The entire adjusted purchase price for the Adelphia Transaction is to be paid at closing with $1,000,000 of the adjusted purchase price to be deposited in an escrow account to secure contingent liabilities and indemnification obligations of NCP-Six potentially arising out of the Adelphia Transaction. The balance of any amounts remaining in the escrow are to be released on the first anniversary of closing the Adelphia Transaction.

NORTHLAND'S 2000 OFFER TO PURCHASE NCP-SIX ASSETS

        The Proposed Transaction with Northland is to be made pursuant to the terms and conditions of the Northland asset purchase agreement, a copy of which is attached as Exhibit F. Northland's most recent offer to acquire all of the assets of NCP-Six, except for the Bennettsville system to be sold to Adelphia, is for a total purchase price valuation of $62,250,000. The purchase price includes $9,875,000 to be paid pursuant to a promissory note from Northland to NCP-Six accruing interest from closing at a rate of six and one-half percent, and to be paid in two equal installments, one on the first anniversary of the closing of the Proposed Transaction, and the other on the second anniversary of closing the Proposed Transaction. The maker on the note will be Northland Communications Corporation ("NCC"), and the note will be subordinated to NCC's senior debt, of which NCC currently has senior debt in the aggregate amount of $1,600,000. NCC expects that it will assign its rights under the asset purchase agreement to an affiliate of NCC to consummate the Proposed Transaction. In such event, NCC expects that such affiliate will incur bank debt in order to finance the acquisition, and NCC may be required to be a guarantor on such debt. NCC's obligations under any such guarantee would be senior to the note. In addition, the note would be subordinated to any other senior debt that may be incurred in the future by NCC. The interest rate on the note is not intended to represent the interest rate which would be charged to Northland by an unaffiliated third party lender or to provide a rate of return on the note equal to that which the limited partners could receive if the entire purchase price was paid in full in cash at closing. The fixed six and one-half percent interest rate instead reflects the economic terms under which Northland is willing to undertake the Proposed Transaction. In the second bid solicitation process, bidders were advised that offers to be paid in all cash at closing would be considered more favorable than offers that included a deferment of part of the purchase price through promissory notes or other financing. When evaluating Northland's offer, we took into account that Northland's offer included a proposed promissory note with an interest rate below what would customarily be charged in the marketplace.

HOULIHAN LOKEY FAIRNESS OPINIONS

        Upon completion of the second third-party bid process and determination of the winning bids, we wanted to obtain an independent third-party evaluation as to whether the consideration to be received by NCP-Six as a result of the Adelphia Transaction, and separately the Proposed Transaction, was fair from a financial point of view. Our desire to obtain independent review of the fairness of each of those transactions was further motivated by our recognition that the prior appraisals of both Daniels and Associates, and Communication Equity Associates, each valued the assets of NCP-Six as of July 1, 1999. Rather than update those appraisals, we concluded that it would be more beneficial to NCP-Six if we obtained a fairness opinion that not only evaluated the assets to be sold in each transaction, but that further evaluated whether the consideration to be received by NCP-Six was fair from a financial point of view. Following our investigation of investment banking firms and financial advisory services that are recognized to have expertise in valuing assets and transactions in our industry, we concluded that Houlihan Lokey was the most suitable third-party to evaluate the fairness of both the Adelphia Transaction and the Proposed Transaction.

        Pursuant to an engagement letter dated October 24, 2000, the Managing General Partner on behalf of NCP-Six engaged Houlihan Lokey to render opinions as to the fairness of the consideration to be paid to NCP-Six, from a financial point of view, in both the Adelphia Transaction and the Proposed Transaction. Houlihan Lokey did not assist the general partners in any of the negotiations leading to the agreement of the principle terms of the Adelphia Transaction or the Proposed Transaction.

        On [ ], at a meeting of the general partners of NCP-Six, Houlihan Lokey rendered to the Managing General Partner and the Administrative General Partner separate fairness opinions as to each of the Adelphia Transaction and the Proposed Transaction. Based on the assumptions, qualifications, and limitations stated therein, the opinions conclude that the consideration to be received by NCP-Six in both the Adelphia Transaction and the Proposed Transaction was fair, from a financial point of view as of the date the opinions.

        The full text of the Houlihan Lokey opinions in connection with the Adelphia Transaction and the Proposed Transaction, which set forth, among other things, assumptions made, matters considered and limitations on the review undertaken, are attached as Exhibits J and K, respectively, and are incorporated in this proxy statement by reference. We urge you to read the Houlihan Lokey opinions in their entirety. The Houlihan Lokey opinions were prepared for the benefit and the use of the Managing General Partner and the Administrative General Partner of NCP-Six in connection with their evaluation of the Adelphia Transaction and the Proposed Transaction and do not constitute a recommendation to the limited partners of NCP-Six as to how they should vote on matter presented in this proxy statement.

        The Houlihan Lokey opinions do not address the underlying business decisions of the general partners of NCP-Six to proceed with the Adelphia Transaction or the Proposed Transactions. Instead, the Houlihan Lokey opinions are limited to Houlihan Lokey's independent evaluation of whether the consideration to be received in each of the Adelphia Transaction and the Proposed Transaction was fair as of the date of those opinions. Any summary of the Houlihan Lokey opinions set forth in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey opinions as attached hereto.

        In connection with the preparation of the Houlihan Lokey opinions, Houlihan Lokey, among other things:

        - reviewed certain publicly available financial statements and other business and financial information of Adelphia, Northland and NCP-Six;

        - reviewed certain internal financial statements and other financial and operating data concerning NCP-Six prepared by the management of NCP-Six;

        - reviewed certain financial forecasts and other forward looking financial information prepared by the management of NCP-Six;



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

        - held discussions with the respective managements of Northland and NCP-Six concerning the business, past and current operations, financial condition and future prospects of NCP-Six;

        - visited the operations of NCP-Six in Starkville, Mississippi; Philadelphia, Mississippi; Barnwell, South Carolina; and Bennettsville, South Carolina;

        - reviewed the financial terms and conditions set forth in each of the asset purchase agreements for the Adelphia Transaction and the Proposed Transaction;

        - compared the financial performance and condition of the assets of NCP-Six's with that of public and private companies it deemed comparable;

        - compared the financial terms of the Adelphia Transaction and the Proposed Transaction to the extent available, with other transactions that it deemed relevant; and

        - made such other studies and inquiries, and reviewed such other data, is it deemed relevant.

        The Houlihan Lokey opinions are necessarily based upon market, economic and other conditions as in effect on, and information made available to Houlihan Lokey as of, the date of the Houlihan Lokey opinions. The Houlihan Lokey opinions are limited to the fairness, from a financial point of view and as of their date, of the consideration to be received by NCP-Six as a result of the Adelphia Transaction, and separately the Proposed Transaction.

        The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with rendering the Houlihan Lokey opinion related to the Proposed Transaction. Although a similar analysis was performed by Houlihan Lokey with respect to the Adelphia Transaction, the following discussion describes the process followed by Houlihan Lokey specific to the Proposed Transaction. The summary of the analyses is not a complete description of all of the analyses performed by Houlihan Lokey. The Houlihan Lokey opinions are based upon the totality of the various analyses performed by Houlihan Lokey and no particular portion of the analyses has any merit standing alone.

        DISCOUNTED CASH FLOW ANALYSIS:

        The discounted cash flow ("DCF") approach values a company on a going-concern basis. The DCF approach determines the present risk-adjusted value of the expected future cash flow stream, with expected growth incorporated into the projections. There are three steps involved in using the discounted cash flow approach as follows:

        - Determination of cash flow projections that are supportable in light of historical performance, industry performance and industry expectations, and reasonable future expectations of the company;

        - Determination of the "Terminal Value" of the company at the end of the projection period; and

        - Determination of the appropriate discount rate to be used to discount the projected cash flows.

        In its analysis of NCP-Six, Houlihan Lokey used forecasts and projections prepared under the direction of NCP-Six management for the years ended December 31, 2000 through 2004. Debt-free cash flows are generally defined as debt-free earnings less capital expenditures plus depreciation and amortization less increases in net working capital. Houlihan Lokey then discounted the value of the debt-free cash flow streams to present values using discount rates from [ ]% to [ ]%. Houlihan Lokey selected the discount rates by estimating the weighted average cost of capital for the combined operating units of NCP-Six associated with the Proposed Transaction.

        In order to determine the terminal value of the assets at the end of the projection period, Houlihan Lokey utilized a capitalization of debt-free cash flow approach. Houlihan Lokey then discounted the terminal value of the assets associated with the Proposed Transaction to present values using the same discount rate range as the interim cash flows. Houlihan Lokey added together the present value of the interim cash flows and the present value of the terminal value to arrive at a total value range of [$ ] to [$ ].

        COMPARABLE TRANSACTION ANALYSIS:

        Using publicly available information, Houlihan Lokey analyzed the consideration offered and the implied transaction value multiples paid in selected acquisition transactions in the cable system industry including, but not limited to:

    DATE                  BUYER                    SELLER
------------     ----------------------     --------------------
January 2000     Bresnan                    Midwest Video
January 2000     Omega                      Bresnan
March 2000       Charter Communications     Cablevision Systems
                 Inc.                       Corp
March 2000       Sandler Capital            James Cable
June 2000        Adelphia                   Tri-Lakes
June 2000        Cable One                  Telepartners
June 2000        Charter Communications     Enstar 6-B
                 Inc.
June 2000        Gans Multimedia            Enstar
July 2000        Mediacom                   Spirit Lake CATV
July 2000        Mediacom                   So. KY Service Corp.
July 2000        Omega                      Rifkin Acquisition
                                            Partners
August 2000      Gans Multimedia            Enstar
October 2000     Mediacom                   Illinet Cable Systems

        In analyzing these comparable transactions, Houlihan Lokey compared, among other things, the total consideration paid in such transactions as a multiple of the number of subscribers as well as the latest twelve months and estimated calendar 2000 cash flows, where available.

        Houlihan Lokey then reviewed the composite range of multiples indicated for the comparable transactions and arrived at a multiple range for the NCP-Six operating groups to be transferred in the Proposed Transaction of:

2000 Cash Flow Multiple Range       [ ] -- [ ]
2001 Cash Flow Multiple Range       [ ] -- [ ]
Subscriber Multiple Range           [ ] -- [ ]

        After applying these ranges of multiples to NCP-Six's respective representative values, Houlihan Lokey arrived at a valuation range from this approach of [$ ] -- [$ ].

        In addition to the analyses mentioned above, Houlihan Lokey:

        - performed an analysis of all previous purchases and sales of cable systems by NCP6;

        - performed an analysis of Classic Cable, a comparable public company, analyzing its financial performance, size, growth, plant quality and cash flow and subscriber multiples;

        - reviewed the returns to the original limited partners and limited partners from secondary trading;

        - analyzed the change in valuations of U.S. cable systems over the last two years;

        -       reviewed the implied multiples for the Proposed Transaction; and

        - held discussions with Daniels and Associates regarding the sale procedures and bid processes followed in connection with the sale of the assets of NCP-Six.

        After completion of their analysis, Houlihan Lokey reached those conclusions set forth in each of the Houlihan Lokey fairness opinion as of the dates set forth therein.

COMPENSATION AND MATERIAL RELATIONSHIPS

        NCP-Six paid Daniels & Associates and Communications Equity Associates $50,000 each plus out-of-pocket expenses for their appraisal services. If the Adelphia Transaction, or the Proposed Transactions consummated, NCP-Six will also pay Daniels & Associates $8,388 and $62,250, for each respective transaction, as a brokerage fee for its efforts in soliciting bids for the assets from independent third parties.

        NCP-Six retained Daniels & Associates and Communications Equity Associates based upon each company's experience and expertise as an internationally recognized cable brokerage, appraisal and investment banking firm. Each firm, as part of its investment banking business, is continuously engaged in the valuation of cable businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations. We decided not to retain appraisers other than Daniels & Associates and Communication Equity Associates, because we believed they were the best available and had the best understanding and expertise in the rural cable television system market in which NCP-Six's systems are located. Both Daniels & Associates and Communications Equity Associates are independent of Northland and NCP-Six and neither firm has any ownership interest in or management control over Northland or NCP-Six, although we are aware of one individual at Communications Equity Associates who owns 8 units of limited partnership interest in NCP-Six (out of 29,784 units outstanding). This individual has agreed not to vote his units at the special meeting. In the past, Daniels & Associates has provided brokerage and appraisal services to NCP-Six, including assisting in brokering the sale of the Sandersville, Mississippi system in April 1999. In addition, both Daniels & Associates and Communications Equity Associates have previously provided brokerage and appraisal services to Northland and affiliates of Northland and it is expected that they may provide similar services in the future. In all cases, each firm has received customary fees for the rendering of these services.

        NCP-Six has also paid Houlihan Lokey a fee of $125,000 plus out-of-pocket expenses for its services in connection with rendering opinions as to the fairness of the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction and the Proposed Transaction. The amounts to be paid to Houlihan Lokey were not conditioned upon the outcome of their fairness opinion and were negotiated prior to Houlihan Lokey 's evaluation of any of the assets of NCP-Six. NCP-Six retained Houlihan Lokey to evaluate the assets of NCP-Six and the consideration to be received in both the Adelphia Transaction and the Proposed Transaction due to Houlihan Lokey 's experience and reputation in evaluating transactions and rendering fairness opinions for various companies in various industries, including companies operating in the telecommunications sector. Prior to this engagement, neither Northland, nor any of its affiliates had entered into a relationship with Houlihan Lokey , and to our knowledge Houlihan Lokey does not own any interest in, or have any management control over, Northland or NCP-Six.

                              CONFLICTS OF INTEREST

FIDUCIARY RESPONSIBILITIES

        As general partners, we are accountable to NCP-Six as fiduciaries and consequently must exercise good faith in the resolution of any conflicts of interest and in handling NCP-Six's business. These fiduciary duties arise out of state law. The extent of a general partner's fiduciary responsibilities is a changing area of the law, and limited partners who have questions concerning these responsibilities should consult with their own counsel. In discharging their obligations to NCP-Six, the general partners must take into account the specific duties, obligations and limitations imposed upon them by the NCP-Six Partnership Agreement.

CONFLICTS OF INTEREST OF THE MANAGING GENERAL PARTNER

        The Managing General Partner is subject to substantial conflicts of interest arising out of its relationship with NCP-Six and the Proposed Transaction.

        For example, assuming that the requisite approval of limited partners is obtained, Northland will be granted the right to acquire a majority of the assets of NCP-Six. The terms of the Proposed Transaction have been determined by Northland as the Managing General Partner. The Managing General Partner has faced a substantial conflict of interest in determining these terms. In addition, the Managing General Partner faced a significant conflict of interest in proposing that it acquire the assets itself, after retaining experts to appraise the assets and soliciting bids to sell the assets through a broker to an unaffiliated third party.

        The fair market value and net cash flow of the assets may increase over time. It is possible that limited partners would receive a greater return on their investment if NCP-Six continues to own and operate the assets, instead of consummating the Proposed Transaction. Similarly, if the assets are acquired by Northland, Northland may experience a rate of return on its investment in excess of that experienced by NCP-Six. Northland currently owns other cable television systems in the vicinity of all but one of the systems comprising the assets, which will afford Northland the opportunity to take advantage of certain economies of scale and potentially make the assets a more valuable asset to Northland. Alternatively, it is possible that, at any time prior to or subsequent to the closing, Northland may receive a bid from one or more third parties that exceeds the price to be paid in the Proposed Transaction.

        Although neither Daniels & Associates, nor Communications Equity Associates, the appraisers of the assets, is affiliated with the general partners or NCP-Six, Northland and its affiliates have entered into material contracts with each of Daniels & Associates and Communications Equity Associates for the purchase or sale of cable television systems in transactions where such firm or its affiliates acted either as broker or as principal. Recently, in April 1999, Daniels assisted as a broker in the sale of NCP-Six's cable system located in Sandersville, Mississippi. In addition, we expect that Northland and its affiliates may enter into similar transactions with Daniels & Associates or Communications Equity Associates or their affiliates in the future. Because the limited partners have not participated in either the appraisal process or the selection of Daniels & Associates and Communications Equity Associates as the two appraisers, there can be no assurance that a different appraisal procedure or different appraisers would not generate a higher valuation of the assets.

CONFLICT OF INTEREST OF THE ADMINISTRATIVE GENERAL PARTNER AND RELATED MATTERS

        In contrast to Northland's involvement as Managing General Partner of NCP-Six, neither the Administrative General Partner nor any affiliate of the Administrative General Partner will be acquiring any interest in any assets of NCP-Six as a result of either the Adelphia Transaction or the Proposed Transaction.

        The 30 units of limited partnership interest held by us and our affiliates will not be included in determining whether the requisite approval has been obtained. Both general partners will receive substantial distributions (in cash or in-kind) upon consummation of the Proposed Transaction. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

        We have not retained and do not intend to retain an unaffiliated representative to act on behalf of the limited partners for the purpose of negotiating the terms of the proposed transaction. We have, however, retained the services of Houlihan Lokey who have rendered favorable opinions from a financial point of view as to the consideration to be received by the limited partners of NCP-Six in both the Adelphia Transaction, and the Proposed Transaction, respectively.

CERTAIN PAYMENTS TO THE MANAGING GENERAL PARTNER

        In connection with the Proposed Transaction, the managing general partner estimates that approximately $50,000 will be payable to it for partnership administrative costs, for its services in the dissolution and winding up of NCP-Six. Services provided by the Managing General Partner will include ongoing accounting and legal services as well as administrative and investor relations services during the dissolution and winding up of NCP-Six. The amount to be paid to the managing general partner represents an estimate of the actual cost incurred by the managing general partner to provide these services to NCP-Six. In addition, in connection with the payment of NCP-Six's liabilities from the proceeds of the Proposed Transaction, the Managing General Partner will be paid accrued but unpaid management fees that may exist as of the closing date. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" and notes thereto.



          PROPOSED AMENDMENT NO. 1 TO THE NCP-SIX PARTNERSHIP AGREEMENT

        Proposed Amendment No. 1 to the NCP-Six Partnership Agreement, if approved by the requisite majority of the outstanding units of limited partnership interest (excluding the 30 units held by us or our affiliates), will extend the term of NCP-Six for an additional six years from its current expiration date of December 31, 2001 through a new expiration date of December 31, 2007. If both the Adelphia Transaction and the Proposed Transaction are consummated prior to December 31, 2001, all of the assets of NCP-Six will have been sold and pursuant to the terms of the NCP-Six Partnership Agreement NCP-Six will be wound up and final distributions to its partners will be made pursuant to the terms of the NCP-Six Partnership Agreement. If, however, the Adelphia Transaction or the Proposed Transaction fail to close by December 31, 2001, NCP-Six will continue to own at least one cable system operating system as of the currently scheduled date for expiration of NCP-Six, and its term will only be extended past December 31, 2001 if Proposed Amendment No. 1 is approved. See "BACKGROUND AND REASONS FOR EXTENDING THE TERM OF NCP-SIX" at page ___.

          PROPOSED AMENDMENT NO. 2 TO THE NCP-SIX PARTNERSHIP AGREEMENT

        Proposed Amendment No. 2 to the NCP-Six Partnership Agreement contains provisions that authorize NCP-Six to enter into an agreement with Northland for the sale of the undivided portion of the assets which are attributable to the collective interests of the limited partners and the administrative general partner in NCP-Six, excluding those assets to be included in the Adelphia Transaction. The amendment modifies the allocation provisions in the NCP-Six Partnership Agreement for purposes of allowing the cash payments in the Proposed Transaction to be allocated solely to the limited partners and the Administrative General Partner in accordance with their undivided interest in NCP-Six, and to permit an in-kind distribution to Northland of the undivided portion of the assets attributable to the Managing General Partner's interest. The effect to the limited partners is to allocate to them the same gain as a result of the Proposed Transaction as would result were the assets to be sold to a third party for $62,250,000 and all proceeds were distributed in cash. The overall effect of Proposed Amendment No. 2 is that it will provide Northland a credit towards the purchase price in the Proposed Transaction in an amount equal to Northland's ownership interest in NCP-Six. Rather than receiving a cash distribution equal to the portion of the purchase price attributable to Northland's partnership interest upon liquidation of NCP-Six, Northland will instead receive an in-kind distribution of NCP-Six assets equal in value to the cash that would otherwise be distributed to Northland. While the effect of Proposed Amendment No. 2 may have a beneficial tax impact for Northland in the Proposed Transaction, it will have no negative impact on the limited partners of NCP-Six. As a result of Proposed Amendment No. 2, and based on the valuations of the Adelphia Transaction and the Proposed Transaction, the value of the projected in-kind distribution to Northland would be approximately $6,031,000. This amount will reduce cash due from Northland at the closing of the Proposed Transaction. For details, see "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page ___. Thereafter, the purchase price paid by Northland will be distributed solely amongst the limited partners and the Administrative General Partner as a cash distribution. If the Proposed Transaction and Proposed Amendment No. 2 are approved by the requisite majority of the outstanding units of limited partnership interests in NCP-Six (excluding the 30 units held by us or our affiliates) and if closing of the Proposed Transaction occurs, the entire net proceeds from the sale will be distributed solely to the limited partners and the Administrative General Partner which will equal the same cash to be distributed to the limited partners and the Administrative General Partner as would be available if a third-party purchaser paid $62,250,000 in the Proposed Transaction. Proposed Amendment No. 2 to the Partnership

Agreement also authorizes the Proposed Transaction as contemplated by this proxy statement, since a condition to closing the Proposed Transaction is approval of Proposed Amendment No. 2.

                   SPECIFIC TERMS OF THE PROPOSED TRANSACTION

GENERAL

        If Proposed Amendment No. 2 is approved, NCP-Six will be authorized to enter into an agreement with Northland under which Northland will acquire the entirety of the assets of NCP-Six that are not included in the Adelphia Transaction in a transaction valued at $62,250,000. The agreement will specifically provide for the following:

        - the sale to Northland of the undivided portion of the assets that is attributable to the limited partners' and the Administrative General Partner's interest in NCP-Six; and

        - the distribution in-kind to Northland of the undivided portion of the assets that is attributable to the Managing General Partner's interest in NCP-Six.

        The Managing General Partner and its affiliates own 20 units of limited partnership interest (out of the 29,784 units outstanding), representing significantly less than one percent of the outstanding limited partnership units. Affiliates of the Administrative General Partner own 10 units (out of the 29,784 units outstanding), which represents significantly less than one percent of the outstanding limited partnership units. None of the units owned by any of the Managing General Partner, the Administrative General Partner or their affiliates will be taken into account in determining whether the requisite approval of limited partners has been obtained.

PAYMENT OF THE PURCHASE PRICE

        Net proceeds from the sale of the limited partners' interest and the Administrative General Partner's interest in the Proposed Transaction will be distributed solely to the limited partners and the administrative general partner, respectively. Closing will be subject to certain terms and conditions including the prior closing of the Adelphia Transaction. The managing general partner believes that these terms and conditions will be satisfied but absolute assurances cannot be provided. If closing does not occur within 180 days of the date of the special meeting, NCP-Six will not sell the assets to Northland, any affiliate of Northland or any third party without again obtaining limited partner approval. Following closing of the Proposed Transaction, which is expected to occur in June 2001, NCP-Six will be dissolved, wound-up and terminated pursuant to the terms of the NCP-Six Partnership Agreement.

        At closing, Northland will acquire the limited partners' interest and the administrative general partner's interest in the assets from NCP-Six by payment of the following:

        - by making an initial payment to NCP-Six equal to that amount that, after retiring partnership liabilities attributable to the limited partners' interest and the administrative general partner's interest and withholding the required state income taxes, will enable NCP-Six to distribute to the limited partners an amount equal to $710 for each partnership unit ($500/unit) in NCP-Six; and

        - delivering to NCP-Six a promissory note in the principal amount of $9,875,000.

        Northland estimates it will require approximately $46,900,000 of debt financing at closing to complete the acquisition. This amount represents the valuation price of $62,250,000 plus financing costs estimated to be $1,000,000 less:

        - an amount equal to the value of the distribution in-kind to Northland for its undivided portion of the assets attributable to the Managing General Partner's interest in NCP-Six;

        -       certain liabilities of NCP-Six assumed by Northland; and

        -       the principal amount of the promissory note.

Based on preliminary discussions with its lenders as of the date of this proxy statement, Northland expects to obtain the necessary financing, although no formal commitment has been received.

DISTRIBUTIONS TO LIMITED PARTNERS

        The Proposed Transaction contemplates that NCP-Six will dispose of the entirety of its assets by June, 2001 at a valuation of $8,338,000 for Adelphia Transaction and $62,250,000 for the Proposed Transaction, resulting in a combined total valuation of $70,638,000. Due to the fluctuating nature of "non-system" assets of NCP-Six, including cash, accounts receivable and prepaid sums, the value of these partnership assets and the amount of partnership liabilities as of the date of dissolution are incapable of definitive calculation at this time. The actual net proceeds distributed and federal income tax consequences to limited partners thus will vary from the estimated amounts set forth in this proxy statement.

        A vote to approve the Proposed Transaction described in this proxy statement shall be deemed to constitute consent to any variation in the distributed proceeds. Notwithstanding the foregoing, if at any time prior to closing we determine that the cumulative distribution to limited partners may be reduced by more than $622,500 from the current projected distributions (an amount that represents one percent of the total Proposed Transaction price), we will not sell the assets to Northland, any of its affiliates or any third party without again obtaining approval of the limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

        Because Northland is the acquiring entity, the undivided portion of the assets attributable to the Managing General Partner's interest will be distributed to the Managing General Partner in-kind, rather than sold for cash. As a consequence of the in-kind distribution to the Managing General Partner, net proceeds from the sale of the assets will be distributed solely to the limited partners and to the Administrative General Partner, ratably in accordance with the requirements of the NCP-Six Partnership Agreement, subject to certain adjustments. This procedure reduces the amount of cash required by the acquiring entity, in that the cash price payable for the assets is reduced by the value of the managing general partner's interest in the assets. Northland anticipates that it will obtain from its lender the cash funds required to purchase the limited partners' interest and the Administrative General Partner's interest, although Northland has not yet received a formal commitment from its lender.

        In determining the net amount distributable to the limited partners, the Proposed Transaction valuation of $62,250,000 will be adjusted as follows:

        - it will be decreased by the value of advance payments and deposits, which represent current liabilities to be assumed by Northland;

        - it will be increased by any other partnership assets not sold to Northland (such as cash on hand and accounts receivable); and

        - it will be decreased by expenses and liabilities attributable to the assets being sold, including the following:

        -       the costs of the fairness opinions and broker expenses;

        - costs related to the proposed transaction, including costs in connection with this proxy solicitation;

        -       partnership administrative costs;

        - amounts to repay outstanding debt obligations to NCP-Six's lender, management fees and other allocated operating costs, accounts payable, accrued expenses and other partnership liabilities; and

        - the amount of $750,000, to secure payment of any contingent or unknown liabilities and indemnification obligations.

        The net amount distributable to the limited partners and the general partners will be distributed as provided in the NCP-Six Partnership Agreement. The NCP-Six Partnership Agreement requires that distributions be made in the following order:

        - first, until the limited partners receive cumulative distributions equal to their capital contributions, 99% to the limited partners and 1% to the Managing General Partner; and

        - thereafter, 75% to the limited partners, 5% to the Administrative General Partner, and 20% to the Managing General Partner.

        The Managing General Partner will receive its distribution as an in-kind distribution of assets. The limited partners and Administrative General Partner will receive their respective distributions in cash within 120 days after closing and on the first and second anniversaries of the closing upon payment of the two equal annual installments called for in the promissory note to be delivered by Northland at the closing of the Proposed Transaction. The aggregate amount distributable to limited partners will be allocated among the limited partners based on the number of units held by each. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION -- Projected Cash Available If Closing Occurs" and the subsequent notes.

        Distributions to limited partners will be made in three installments. The first estimated distribution of $1,421 per $1,000 investment will be made within 120 days after the date of closing the Proposed Transaction. We believe that the first distribution will occur in June 2001. The balance of the distribution to be made to the limited partners will be made in two separate installments as and when payments are made by Northland to NCP-Six pursuant to the promissory note, and upon release of those funds deposited in the holdback escrow as required by the Adelphia Transaction purchase agreement. We anticipate the amount of the first distribution consisting of the first installment under the note and the escrow proceeds from the Adephia Transaction to approximate a total of $382 per $1,000 investment plus interest of $40 per $1,000 investment. We further estimate the amount of the second of the two distributions under the note to approximate a total of $318 per $1,000 investment plus interest of $22 per $1,000 investment.

        The promissory note will have the following provisions:

        -       a term of two years;

        - two equal payments of principal and accrued interest, due in full on the first and second anniversaries of closing;

        -       a fixed interest rate of six and one-half percent per annum;

        -       full recourse and unsecured; and

        -       subordinated to Northland's senior debt.

        Northland currently has debt and other obligations in the approximate amount of $1.6 million that would be senior to the note. The note which will be prepayable at any time, will be an unsecured obligation of Northland. Northland expects that it will assign its rights under the Proposed Transaction asset purchase agreement to an affiliate of Northland to purchase the assets to be conveyed in the Proposed Transaction. In such event, Northland expects that such affiliate will incur bank debt in order to finance the acquisition, and Northland may be required to be a guarantor on such debt. Northland's obligations under any such guarantee would be senior to the note. In addition, the note will be subordinated to any other senior debt of Northland that may be incurred by Northland in the future. The note will bear interest at a fixed rate that may be lower than rates on debt instruments that may be perceived to have comparable or lower risks than the note. The interest rate on the note is currently less than the prime rate in effect as of the date of this proxy statement. In addition, there is no guarantee that Northland, or its assignee, will not default on the note. The interest rate on the note is not intended to represent the interest rate which would be charged to Northland by an unaffiliated third-party lender or to provide a rate of return on the note equal to that which the limited partners could have received had the Proposed Transaction price been paid in full in cash at closing. The fixed six and one-half percent interest rate instead reflects the economic terms under which Northland is willing to undertake the Proposed Transaction.

        These distribution estimates take into account the payment of all known or anticipated partnership liabilities attributable to the limited partners' interest in NCP-Six, including any liquidation expenses and any claims against NCP-Six of which we are aware. These estimates also include $750,000 to be funded from cash paid by Northland at closing, to secure contingent and unknown liabilities and indemnification obligations of NCP-Six. If NCP-Six incurs any unanticipated liabilities or expenses which arise from operations of NCP-Six prior to or on the date of closing or becomes liable for an indemnification obligation under the asset purchase agreements with Adelphia or Northland or under the NCP-Six Partnership Agreement, either of which exceeds amounts set aside for the payment of known and anticipated current liabilities or contingent liabilities, these liabilities and expenses could reduce the amount of cash available for distribution to the limited partners. If at any time prior to closing the Proposed Transaction, we believe that the amount of cash available for distribution to the limited partners will be reduced by more than $622,500 from these estimates (an amount that represents one percent of the total transaction price), the Proposed Transaction will not proceed and closing will not occur without again obtaining approval of the limited partners.

        Following closing of the Proposed Transaction, NCP-Six will remain liable for post-closing adjustments, claims, liquidation expenses and unknown and contingent liabilities, as well as any indemnification obligation under the asset purchase agreements with Adelphia and Northland and the NCP-Six Partnership Agreement. All liabilities, including liabilities owing to Northland arising out of the disposition of the assets or otherwise, will be shared by the limited partners and general partners ratably in accordance with the NCP-Six Partnership Agreement. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

CONDITIONS TO COMPLETION OF THE PROPOSED TRANSACTION

        The obligation of Northland to consummate the Proposed Transaction is subject to the satisfaction, at the closing, of a number of conditions, including, among others:

        - the Proposed Transaction and Proposed Amendment No. 1 to the NCP-Six Partnership Agreement must have been approved by the holders of a majority of the outstanding limited partnership units;

        - the representations and warranties of NCP-Six in the asset purchase agreement with Northland must be true and correct in all material respects at the closing;

        - NCP-Six must have complied with its covenants and obligations in the asset purchase agreement in all material respects through the closing;

        - there must be no action, suit or other proceeding pending or threatened to prevent or otherwise restrict the Proposed Transaction that would have a material adverse effect;

        - the Hart-Scot-Rodino waiting period must have expired or terminated;

        - NCP-Six must have received consents from all franchising authorities and from the FCC relating to the systems;

        -       Northland must have obtained its necessary financing;

        - there must have been no material change in the financial condition of NCP-Six; and

        -       the Adelphia Transaction must have already closed.

        Even if the Proposed Transaction is approved, Northland will have no obligation to consummate the transaction, unless the other closing conditions are satisfied, including Northland securing necessary financing. In the event that a material closing condition is waived, we will resolicit limited partner approval.

REPRESENTATIONS AND WARRANTIES

        NCP-Six is being asked to make a limited number of representations and warranties in the asset purchase agreement regarding facts pertinent to the Proposed Transaction. These representations include the following:

        - organization, qualification to do business and partnership power;

        -       authorization of the purchase agreement by NCP-Six;

        -       enforceability of the purchase agreement against NCP-Six; and

        -       third-party consents required to consummate the transaction.

        Northland is making a number of representations and warranties in the asset purchase agreement regarding facts pertinent to the transaction. These representations include the following:

        -       organization, qualification to do business and corporate power;

        -       authorization of the purchase agreement by Northland;

        -       third-party consents required to consummate the transaction.

        - the effect of the transaction on Northland and its assets and under applicable law;

        - Northland's ability to obtain adequate financing for the transaction by closing; and

        - Northland's qualifications to own and operate the systems under the cable franchises.

TERMINATION

        The asset purchase agreement may be terminated at any time before the completion of the Proposed Transaction under the circumstances described below:

        - NCP-Six and Northland may terminate the purchase agreement by mutual consent;

        - Either NCP-Six or Northland may terminate the purchase agreement if:

                - the Federal Trade Commission or the Department of Justice notifies either party of its intent to enjoin the transaction; or

                - any action, suit or other proceeding is pending or threatened to prevent or otherwise restrict the proposed transaction that would have a material adverse effect;

        - Northland may terminate the purchase agreement if any of the conditions to its closing obligations are not satisfied or waived, unless the failure to fulfill the condition is a result of a breach of the purchase agreement by Northland;

        - NCP-Six may terminate the purchase agreement if any of the conditions to its closing obligations are not satisfied or waived, unless the failure to fulfill the condition is a result of a breach of the purchase agreement by NCP-Six; or

        - The agreement will terminate without action by either party if closing does not occur within 180 days after the date of the special meeting.

DISSOLUTION AND LIQUIDATION CONSEQUENCES OF THE PROPOSED TRANSACTION

DISSOLUTION PROCEDURES

        If the limited partners approve Proposed Amendment No. 2 and the Proposed Transaction closings occur, we will proceed with the distribution of proceeds in accordance with the provisions of the NCP-Six Partnership Agreement regarding dissolution, winding-up and termination.

        NCP-Six anticipates winding up its business in the fourth quarter of 2001. Until NCP-Six has wound up its affairs it will continue to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. In the event winding up the partnership takes longer than anticipated, NCP-Six will continue to file its reports until the dissolution has occurred. Upon its dissolution NCP-Six will file a Certification and Notice of Termination on Form 15 with the SEC, and will thereafter no longer be subject to the Securities Exchange Act and will cease filing periodic reports with the SEC. However, as discussed below under "-- Description of Liquidating Trust," the trust will continue to provide annual financial information to the limited partners until the proceeds of Northland's promissory note are paid to the limited partners.

DESCRIPTION OF LIQUIDATING TRUST

        After NCP-Six is wound up and a certificate of cancellation filed with the Washington Secretary of State, the note will be assigned to a liquidating trust created and maintained for the benefit of the limited partners. In addition to the Northland note, NCP-Six's rights to the $1,000,000 hold-back escrow required in the Adelphia Transaction will be transferred to the trust. NCP-Six will also deposit $750,000 from the cash received upon closing the Proposed Transaction with the trust to secure any contingent or unknown liabilities of NCP-Six during the partnership's winding up and dissolution

        The trust will permit NCP-Six to dissolve after it ceases operations and will facilitate administration and distribution of the proceeds of the note to the limited partners. Interests in the trust will be non-transferable. The trust will not engage in any business activities other than those incident to the distribution of proceeds of the note to the limited partners and will be terminated once the final proceeds of the note have been paid to the limited partners, which is anticipated to occur on or about the second anniversary of closing the Proposed Transaction. The trust is prohibited from conducting a trade or business and from making investments (other than short-term investments in demand or time deposits or other temporary investments) and will not hold itself out as an investment company. The trust will terminate the sooner of the date upon which the trustee has disbursed all the proceeds of the note to the limited partners or December 31, 2004.

        Income and expenses of the trust will be allocated among the limited partners as beneficiaries of the trust according to their percentage interest in NCP-Six. The trust is designed as a "spendthrift trust" and expressly precludes voluntary transfer of a beneficiary's interests in the trust, whether by assignment or otherwise. Although the terms of the trust also prohibit involuntary transfer of beneficial interests in the trust, whether by creditors, judgement or operation of law, there can be no assurance that these provisions will be enforceable in all circumstances. Subject to the restrictions on the trust's actions as described above, the trustee of the trust has all rights and authorities granted to trustees generally under Washington law.

        The trust will not be required to file periodic reports with the SEC. However, pursuant to the terms of the trust, the trustee is obligated to provide the beneficiaries of the trust with annual financial statements related to the trust until it is liquidated in accordance with its terms. In addition, the trustee will provide additional reports to the beneficiaries of the trust each time a material event or change occurs which effects either the trust or the rights of the beneficiaries under the trust. These reports shall fully disclose the material event or change and shall be delivered to each beneficiary as soon as practicable after the event or change.

EFFECT OF FRAUDULENT TRANSFER STATUTES

        The payments to the limited partners may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of NCP-Six. Under these laws, the court may subordinate payments to be made under the note to presently existing and future indebtedness of NCP-Six, direct the repayment of any amounts paid to the limited partners to NCP-Six's creditors or take other action detrimental to the limited partners if the court were to find that, after giving effect to the disposition of NCP-Six's assets and the subsequent liquidation of NCP-Six, either:

        - NCP-Six sold its assets and liquidated with the intent of hindering, delaying or defrauding creditors; or

        - NCP-Six received less than reasonably equivalent value or consideration in the disposition of its assets, and:

                - was insolvent or rendered insolvent by reason of the disposition of the assets and its subsequent liquidation;

                - was engaged in a business or transaction for which the assets remaining with NCP-Six constituted unreasonably small capital; or

                - intended to incur, or believed that it would incur debts beyond its ability to pay its debts as they matured.

        The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending on the law of the jurisdiction in which it is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

        NCP-Six believes that it will receive equivalent value for the assets. This belief is further supported by the favorable fairness opinion of Houlihan Lokey . In addition, NCP-Six does not believe that, after giving effect to the sale and distribution of the assets and its subsequent liquidation, it:

        -       is or will be insolvent or rendered insolvent;

        - is or will be engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

        - intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay its debts as they mature.

        These beliefs are based on the fact that NCP-Six believes it is receiving equivalent value for its assets, the fact that NCP-Six will be discharging all of its liabilities prior to distributing the balance of the proceeds of the sale of the assets to the limited partners and the administrative general partner, and that NCP-Six will not be conducting operations or incurring indebtedness after the distribution to limited partners.

                    FEDERAL AND STATE INCOME TAX CONSEQUENCES

        The following constitutes a general summary of the financial income tax consequences of a disposition of partnership assets. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as amended by various subsequent tax acts (collectively referred to as the "Tax Acts"). It is not possible to discuss all of the provisions of the Code and Tax Acts in this proxy statement. Moreover, in many areas the Code and Tax Acts specifically authorize the Treasury Department to promulgate regulations to govern certain transactions and it is not known what positions any of the regulations not yet issued will take. In addition, since the proposed transaction is not expected to close until June 2001, Congress could pass further legislation that could significantly change the tax consequences of the proposed transaction from that discussed below. The following constitutes a general summary of some of the provisions of the Code and Tax Acts. The following discussion of tax consequences represents our best knowledge and belief, based upon our experience in reporting the tax consequences of transactions similar to the disposition of assets described in this proxy statement to various tax authorities. We have not sought, nor will we receive, a legal opinion as to the matters discussed below.

YOU ARE STRONGLY ENCOURAGED TO REVIEW THE CODE, THE TAX ACTS, AND THIS SECTION OF THE PROXY STATEMENT WITH YOUR PERSONAL TAX ADVISORS.

TAX CONSIDERATIONS

        There are certain material tax consequences to you resulting from the Proposed Transaction. In order to avoid the additional expense, NCP-Six has not obtained a tax opinion in connection with either the Proposed Transaction or the Adelphia Transaction. The table below sets forth certain estimated federal income tax consequences per $1,000 investment if both the Proposed Transaction and the Adelphia Transaction close as contemplated. The table relates only to persons who purchased units in the initial offering, and have an initial tax basis of $500 per unit. The table does not reflect estimated federal income tax consequences for those persons who received their interests through transfer from other limited partners or have tax basis adjustments to their interest in NCP-Six arising from transactions other than the operations of NCP-Six.

        The table below sets forth the amount of long-term capital gain and ordinary income that is expected to result from the disposition of the assets and the liquidation of NCP-Six. For this purpose it is assumed that the entire amount of Section 1231 gain allocated by NCP-Six to the limited partners will be treated as long-term capital gain income on their individual tax returns. The dollar amounts reflect allocations as required pursuant to the limited partnership agreement. As of September 30, 2000, there were 29,784 units ($500/unit) of limited partnership interest outstanding.

        ALL FIGURES SET FORTH IN THE TABLE ARE NECESSARILY IMPRECISE AND REPRESENT ONLY OUR ESTIMATE OF CERTAIN TAX EFFECTS, assuming that the limited partners have no other capital gains or passive activity transactions. Actual tax consequences will depend on the individual limited partner's tax situation. All limited partners are strongly encouraged to review the following table, this section of the proxy statement, and their individual tax situations with their personal tax advisors.

      TAX RESULTS FROM DISPOSITION OF THE ASSETS AND RESULTING LIQUIDATION
                             (Per $1,000 Investment)


Overall Ordinary Income per $1,000 Investment (1)(2)                     $1,559
Overall Long-Term Capital Gain per $1,000 Investment (2)(3)              $  531

(1) Assumes that depreciation recapture per $1,000 investment will be equal to $1,559.

(2) If available, current or suspended passive activity losses from other passive activities (other than suspended tax basis losses) may also be used to offset income or gain.

(3) Aggregate of capital gain and loss from the disposition of assets and liquidation of NCP-Six. Assumes that the limited partners' remaining basis in NCP-Six may be used upon termination of NCP-Six to offset capital gain from the disposition of the assets of $145 per $1,000 investment.

TAX CONSEQUENCES OF DISPOSITION OF THE ASSETS AND LIQUIDATION OF NCP-SIX

        Upon the disposition of the assets, taxable income will be recognized by NCP-Six to the extent that the amount realized from the disposition exceeds the adjusted tax basis of the assets disposed of. The taxable gain from the sale will be allocated among the partners in accordance with the NCP-Six Partnership Agreement. The allocation of gain to the limited partners will increase your adjusted tax basis in NCP-Six and increase your "amount at risk" with respect to NCP-Six's activity. Suspended or current passive activity losses from your other passive activities may be used to offset gain from the disposition of the assets. See "-- Tax Consequences of a Decision Not to Sell" below for a discussion of passive activity loss limitations and suspended losses. We believe that these allocations will have "substantial economic effect," as required by regulations issued by the Treasury Department. In the event the Internal Revenue Service ("IRS") should prevail in any contention that the taxable gain from the sale should be allocated differently from the manner reported by the general partners, the amounts of capital gain (or loss) and ordinary income (or loss) of the limited partners would be adjusted in equal offsetting amounts.

        The majority of assets being sold by NCP-Six will be treated as "Section 1231 assets" and, therefore, your share of gain or loss on the sale of the assets (excluding ordinary income depreciation recapture, discussed below) will be combined with any other Section 1231 gain or loss you incur in that taxable year and your net Section 1231 gain or loss will be taxed as capital gain or ordinary loss, as the case may be. However, Section 1231 gain will be converted into ordinary income to the extent you have net Section 1231 losses in the five most recent tax years ("non-recaptured net Section 1231 losses"). The tax treatment of Section 1231 gains will depend on your tax situation. In addition, cost recovery deductions which have been taken with respect to certain assets will be subject to recapture as ordinary income upon the sale to the extent of gain on the sale, and you will be allocated a share of this ordinary income depreciation recapture in proportion to the cumulative net losses previously allocated to you under the limited partnership agreement. You will also recognize gain or loss upon the liquidation of NCP-Six following the disposition of the assets to the extent that the cash distributed in the liquidation exceeds or is less than your adjusted tax basis in your partnership interest. See "-- Other Tax Law Changes" below for a discussion of the applicable tax rates for ordinary income and capital gains.

        A recent tax law change eliminated the ability of an accrual-basis taxpayer (such as NCP-Six) to use the installment method of reporting the gain on the sale of its assets. Accordingly, the entire gain on the sale of NCP-Six's assets will be recognized at the time of sale, regardless of the amount of cash actually received upon the sale or the amount of the sale price that is deferred pursuant to the terms of a note or other debt obligation. The gain recognized by NCP-Six will be allocated in the year of sale to the limited partners under the limited partnership agreement, and will be taxable regardless of the amount of cash actually received in the year of sale.

        Neither NCP-Six nor any partner is allowed to deduct or to amortize the amounts paid for syndication expenses, that is, amounts which were paid or incurred by NCP-Six in connection with the issuance and marketing of the units of limited partnership interest, including sales commission costs. Upon liquidation of NCP-Six, the Treasury Regulations provide that NCP-Six may not deduct the capitalized syndication expenses. However, there is uncertainty in the law concerning whether you may claim a capital loss for the remaining portion of your tax basis in NCP-Six, which is attributable to the capitalized syndication costs. For purposes of the calculations presented in the "Tax Results from Disposition of the Assets and Resulting Liquidation" table above, the general partners have assumed that the limited partners' remaining basis in NCP-Six may be used upon the termination of NCP-Six to offset capital gain from the sale of the assets. The IRS may contend, however, that the limited partners are not entitled to claim a capital loss because they should have reduced their basis in their partnership interests for the syndication fees, as expenditures of NCP-Six which are not deductible in computing its taxable income and not properly chargeable to capital accounts, and the IRS may, in fact, contend that the limited partners should recognize an additional amount of capital gain. YOU SHOULD CONSULT WITH YOUR INDIVIDUAL TAX ADVISOR WITH RESPECT TO YOUR TREATMENT OF SYNDICATION COSTS UPON TERMINATION OF NCP-SIX.

        If the IRS were to argue successfully that the allocations of taxable income among the partners should differ from the allocations that would be reported on NCP-Six tax returns, the amounts of ordinary income and loss and capital gain and loss you report would change. The managing general partner believes this change would not have a material adverse effect on you.

UNRELATED BUSINESS TAXABLE INCOME

        Unrelated business taxable income ("UBTI") will be generated by the sale of the assets and allocated to limited partners that are qualified retirement plans and tax exempt trusts ("Plans") as defined by the Code and subject to the Employment Retirement Income Security Act of 1974 (i.e., IRAs, Keoghs, Pension Plans, etc.).

        Generally, partnership allocations of ordinary income, Section 1231 gains, and capital gains will result in UBTI to Plans and generate an unrelated business income tax. The Code allows an exempt entity a specific deduction for UBTI of up to $1,000 per year and thus, the annual UBTI generated by the Plan will be taxed to the extent it exceeds $1,000. In addition, should the Plan have net operating loss and suspended basis loss carryovers, the UBTI may be reduced by these carryover losses first.

        To illustrate the impact of UBTI to Plans as the result of the proposed sale of assets, the following is an analysis which assumes that a $5,000 IRA investment is the sole UBTI investment of the IRA. It also assumes that a limited partner has properly reported and is carrying over net operating losses generated in the early years of NCP-Six.

                     INITIAL NCP-SIX IRA INVESTMENT - $5,000

Cash distributions received over the life of NCP-Six,
  excluding interest payments in 2002 and 2003 ($62 per
  $1,000 investment) .........................................         $ 12,455
UBTI tax liability in 2001 ...................................           (1,922)
                                                                       --------
NET CASH AFTER TAXES TO IRA INVESTOR .........................         $ 10,533
                                                                       ========

        This analysis indicates that due to loss carryovers and the annual UBTI exemption referred to above, an IRA investor would not be subject to UBTI tax until the year of sale (2001). In addition, should the IRA be able to utilize a capital loss in 2001, the remaining basis in LCP-Six in the year of termination
(2001) would result in a $725 tax deduction due to the capital loss (not shown).

TAX CONSEQUENCES OF A DECISION NOT TO SELL

        The general consequences of a decision not to sell and to continue to operate as a partnership are that you will continue to be allocated your share of NCP-Six's income, deduction, gain and loss, and will be distributed your share of cash available for distribution, as determined under the NCP-Six Partnership Agreement. In general, income or loss from operations of NCP-Six constitute ordinary income or loss, and are allocated to limited partners in accordance with the NCP-Six Partnership Agreement. Cash distributions to limited partners are not taxable unless they exceed the adjusted tax basis of the limited partner's partnership interest. Further, you may not deduct losses allocated to you to the extent the losses exceed the adjusted tax basis of your partnership interest. These unused losses may be carried forward and utilized in future years, subject to the same limitation based on the tax basis of your NCP-Six interest.

        With respect to the deductibility of partnership losses by a limited partner, the Code does not allow a taxpayer to use losses and credits from a business activity in which he or she does not materially participate (e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties and investment capital gains. However, passive activity losses can be used to offset passive activity taxable income from another passive activity. In addition, disallowed losses and credits from one tax year may be suspended and carried forward by a taxpayer and used to offset income from passive activities in the future. The disallowed losses will also be allowed in full when the taxpayer recognizes gain or loss upon a taxable disposition of his or her entire interest in the passive activity. You should also note that the Treasury Department prescribed regulations that will recharacterize certain income as "portfolio" income and restrict the offset of that income by losses from a passive activity. These regulations could impact the use of passive activity losses or income from NCP-Six. For example, the Treasury Department has issued regulations holding that interest earned on partnership cash balances represents portfolio income, and thus may not be offset by passive activity losses.

        YOU SHOULD ALSO NOTE THAT THE EFFECT OF PASSIVE ACTIVITY LOSS LIMITATIONS MAY VARY FROM ONE TAXPAYER TO ANOTHER DEPENDING UPON YOUR INDIVIDUAL TAX SITUATION. THEREFORE, YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE PASSIVE ACTIVITY LOSS LIMITATIONS TO YOUR PARTICULAR TAX SITUATION.

        With respect to the recovery of capital expenditures, eligible personal property placed in service after December 31, 1986 is assigned to a three-year class, five-year class, seven-year class, ten-year class, or twenty-year class. The depreciation method applicable to the three-year, five-year, seven-year and ten-year classes is the 200 percent declining balance method. The cost of non-residential real property is recovered using the straight-line method over 39 years. Partnership equipment that is placed in service after December 31, 1986 is classified as seven-year or five-year property and the purchase price for that equipment is depreciated over the applicable period.

        The Code has eliminated the investment tax credit for all property placed in service after December 31, 1985, subject to certain transitional rules that do not currently apply to NCP-Six.

OTHER TAX LAW CHANGES

        The discussion below relates primarily to individual taxpayers. Different tax rules may apply to other taxpayers (e.g. corporations, estates, trusts, etc.). The Code and Tax Acts generally provides for five taxable income brackets and five tax rates (15%, 28%, 31%, 36%, and 39.6%) for years after 1992. The benefits of certain itemized deductions and personal exemptions are phased out for certain higher income taxpayers. Capital gain income, including net Section 1231 gains treated as capital gains, may receive favorable tax treatment as discussed below.

        Capital gains from sales of certain property held more than one year are now taxed at maximum tax rates that vary from 10% to 28%, depending on the type of property sold, the taxpayer's marginal tax rate, and the holding period of the property. In summary, capital gain assets held for more than one year ("long-term gains") are taxed at a maximum tax rate of 20% for taxpayers otherwise in the 28% or higher tax bracket. The maximum tax rate is 10% for these gains that would otherwise be taxed at the taxpayer's 15% tax bracket. Capital gain assets held for one year or less continue to be taxed at the taxpayer's ordinary income tax rate, as was the case under prior law. Long-term capital gain arising from the sale of certain designated assets (works of art, antiques, gems, coins and other collectibles) are taxed at a maximum rate of 28%. Finally, long-term capital gains from the sale of depreciable real estate are taxed at a maximum tax rate of 25% to the extent the gain is attributable to prior depreciation deductions not recaptured as ordinary income under the depreciation recapture rules discussed above.

        The large majority of NCP-Six's assets will have been held by NCP-Six for more than one year at the time of the proposed transaction. None of NCP-Six's assets are collectibles. Therefore the capital gain income (including the Section 1231 gains) recognized by the limited partners will constitute long-term gains eligible for the 20% or 10% tax rates, as applicable. As discussed above, to the extent that you have non-recaptured net Section 1231 losses, your Section 1231 gain will be treated as ordinary income and will not receive the favorable capital gain tax rates. Also as discussed above, gain attributable to prior depreciation and amortization deductions on personal property will be taxed as ordinary income under the depreciation recapture rules. Finally, a small portion of NCP-Six gain may be attributable to depreciable real estate that would be subject to the 25% tax rate.

        The Tax Acts increased the alternative minimum tax rate from 24% to 26% and 28%, depending on the level of the alternative minimum taxable income. The favorable capital gain tax rates discussed above also apply for alternative minimum tax purposes. The Tax Acts also expanded the tax preference items included in the alternative minimum tax calculation. Accelerated depreciation on all property placed in service after 1986 is a preference to the extent different from alternative depreciation (using the 150 percent declining balance method, and using longer lives for personal property placed in service before
1999). Certain other tax preferences also have been modified and new preference items added. The alternative minimum tax exemption amount is increased to $45,000 for joint filers and $33,750 for unmarried individuals. However, the exemption amount is phased out once a taxpayer's alternative minimum taxable income exceeds certain threshold amounts. A taxpayer paying alternative minimum tax after 1986 is allowed a tax credit for the alternative minimum tax liability attributable to timing differences. In general, this minimum tax credit can be carried forward and used against the taxpayer's regular tax liability to the extent the taxpayer's regular tax liability exceeds his or her minimum tax liability.

        An individual taxpayer generally is not allowed a deduction for investment interest expense in excess of net investment income. Net investment income generally includes interest, dividends, annuities, royalties and short-term capital gains, less expenses attributable to the production of the income. Long-term capital gains from investment property are not generally included in net investment income, however a taxpayer may elect to forego the favorable tax rates available for long-term gains and include them in net investment income. Long-term gains from business property (such as NCP-Six's assets) are not included in net investment income. Investment interest expense includes all interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment. Investment interest does not include interest that is taken into account in determining a taxpayer's income or loss from a passive activity provided, however, that interest expense which is properly attributable to portfolio income from the passive activity is treated as investment interest.

        Personal interest is not deductible except for interest expense for debt incurred on a taxpayer's principal or second residence, subject to certain restrictions. In Notice 89-35, the IRS ruled that, in general, the character of debt incurred by a partnership to make distributions to partners would be determined by the use of the distributed proceeds by the partners unless NCP-Six elects to allocate the distributed debt and related interest expense to one or more partnership expenditures made during the year of the distribution. The election is not available to the extent the distributed debt proceeds exceed partnership expenditures during the year.

        See "-- Tax Consequences of a Decision Not to Sell" above for discussion of passive activity loss limitations, changes in depreciation and elimination of investment tax credit.

STATE INCOME TAX CONSIDERATIONS

        In addition to the federal income tax considerations outlined above, the Proposed Transaction has state income tax consequences. Partners who are residents of states imposing income taxes should consult their tax advisors or their own state law to determine the state tax consequences and their state's filing requirements. The following is only a brief summary of the potential state tax considerations of the proposed transaction for nonresidents of North Carolina, Mississippi and South Carolina. You should consult your own tax advisors concerning the application of each state's income tax laws and other state and local laws to your specific situation.

        NORTH CAROLINA

        The State of North Carolina, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in North Carolina or from a business operation conducted in the state of North Carolina. This includes property owned or a business conducted through a partnership. This state tax will apply to you.

        NCP-Six is responsible for reporting each nonresident partner's share of the income derived from North Carolina, and is required to compute and pay the tax due for each nonresident partner. The tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the Proposed Transaction, as apportioned to North Carolina under state law. The North Carolina personal income tax rates increase on a graduated scale, beginning at 6% up to a maximum marginal tax rate of 7.75%. NCP-Six anticipates making the required tax calculations on your behalf when the North Carolina partnership income tax return is prepared. The tax paid on your behalf will be reported on your Schedule K-1 for 2001, and will be treated for federal income tax purposes as cash distributed to you.

        A nonresident individual partner is not required to file a North Carolina income tax return when the only income from North Carolina sources is the nonresident's share of income from a partnership doing business in North Carolina, and the partnership pays the tax due for the nonresident partner. Payment of the tax due by the partnership on behalf of corporations, partnerships, trusts or estates does not relieve the person from filing a North Carolina return. Accordingly, nonresident limited partners who are not corporations will not be required to file a North Carolina income tax return unless they have North Carolina income from sources other than partnerships which have paid the requisite tax on their behalf. However, you may file a North Carolina income tax return if you so choose. If you choose to file in North Carolina, the tax paid by NCP-Six on your behalf may be claimed as a credit towards the North Carolina tax liability.

        MISSISSIPPI

        The State of Mississippi, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in Mississippi or from a business operation conducted in the State of Mississippi. This includes property owned or a business conducted through a partnership. This state tax will apply to you.

        NCP-Six is responsible for reporting each non-resident partner's share of the income derived from Mississippi, and will withhold 5% of the net gain or profit allocated to each non-resident partner and remit it to the State Tax Commission. The tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the Proposed Transaction, as apportioned to Mississippi under state law. The Mississippi personal income tax rates increase on a graduated scale, beginning at 3% up to a maximum marginal tax rate of 5%.

        The Mississippi tax paid on your behalf will be reported on your Schedule K-1 for 2001, and will be treated for federal income tax purposes as cash distributed to you. You should claim the amount withheld as estimated tax paid on your Mississippi individual tax return for the year of withholding.

        SOUTH CAROLINA

        The State of South Carolina, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in South Carolina or from a business operation conducted in the State of South Carolina. This includes property owned or a business conducted through a partnership. This state tax will apply to you.

        South Carolina tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the Proposed Transaction, as apportioned to South Carolina under state law. South Carolina allows individuals a deduction equal to 44% of net capital gains with a two year holding period reported as South Carolina income on the South Carolina tax return. The South Carolina personal income tax rates increase on a graduated scale, beginning at 2.5%, up to a maximum marginal tax rate of 7%. NCP-Six is required to withhold 5% of the South Carolina taxable income of partners who are nonresidents of South Carolina, and remit it to the South Carolina Department of Revenue.

        The South Carolina tax paid on your behalf will be reported on your Schedule K-1 for 2001, and will be treated for federal income tax purposes as cash distributed to you. You should claim the amount withheld as estimated tax paid on your South Carolina individual income tax return for the year of withholding.

                            INFORMATION ABOUT NCP-SIX

GENERAL

        NCP-Six is a Washington limited partnership consisting of two general partners and approximately 1,807 limited partners as of September 30, 2000. Northland Communications Corporation, a Washington corporation, is the managing general partner of NCP-Six. FN Equities Joint Venture, a California general partnership, is the administrative general partner of NCP-Six.

        Northland was initially formed in March 1981. Northland is principally involved in the ownership and management of cable television systems. Northland currently manages the operations and serves as the general partner for cable television systems owned by four limited partnerships. Northland is also the parent company of Northland Cable Properties, Inc., which was formed in February 1995 and is principally involved in direct ownership of cable television systems. Northland Cable Properties, Inc. is the managing member of Northland Cable Ventures, LLC. Northland Telecommunications Corporation is Northland's parent company. Other direct and indirect subsidiaries of Northland Telecommunications Corporation include:

        - Northland Cable Television, Inc. - formed in October 1985 and principally involved in the direct ownership of cable television systems; sole shareholder of Northland Cable News, Inc.

        - Northland Cable News, Inc. - formed in May 1994 and principally involved in the production and development of local news, sports and informational programming.

        - Northland Cable Services Corporation - formed in August 1993 and principally involved in the development and production of computer software used in billing and financial record keeping for Northland-affiliated cable systems; sole shareholder of Cable Ad-Concepts.

        - Cable Ad-Concepts, Inc. - formed in November 1993 and principally involved in the sale, development and production of video commercial advertisements that are cablecast on Northland-affiliated cable systems.

        - Northland Media, Inc. - formed in April 1995 as a holding company. Sole shareholder of the following two entities:

        - Statesboro Media, Inc. - formed in April 1995 and principally involved in operating an AM radio station serving the community of Statesboro, Georgia and surrounding areas.

        - Corsicana Media, Inc. - purchased in September 1998 from an affiliate and principally involved in operating an AM radio station serving the community of Corsicana, Texas and surrounding areas.

        The following organizational chart shows the interrelationship between NCP-Six, its general partners, and Northland and its affiliated entities as of September 30, 2000.

BUSINESS

        NCP-Six was formed on January 22, 1986 and began operations in 1986 with the acquisition of cable television systems serving several communities and the surrounding areas in Mississippi and North Carolina. In a series of transactions since then, NCP-Six acquired and now operates cable television systems through five operating groups located in the following geographic areas:

        -       Starkville, Mississippi;

        -       Philadelphia, Mississippi;

        -       Highlands, North Carolina;

        -       Barnwell, South Carolina; and

        -       Bennettsville, South Carolina.

        All of the initial acquisitions were financed through a combination of limited partners' equity and bank loans and the later acquisitions were financed through a combination of partnership cash flow and bank loans. As of September 30, 2000, the outstanding principal balance owing on NCP-Six's bank financing was approximately $28,965,000. In addition, NCP-Six owed the managing general partner and affiliates an aggregate of approximately $70,300 for unreimbursed operating expenses.

        NCP-Six's revenues are derived primarily from monthly payments received from cable television subscribers. Subscribers are divided into three categories: basic subscribers, tier subscribers and premium subscribers. "Basic subscribers" are households that subscribe to the basic level of service, which generally provides access to the four major television networks (ABC, NBC, CBS and Fox), a few independent local stations, PBS (the Public Broadcasting System) and certain satellite programming services, such as ESPN, CNN or The Discovery Channel. "Tier subscribers" are households that subscribe to an additional level of programming services the content of which varies from system to system. "Premium subscribers" are households that subscribe to one or more "pay channels" in addition to the basic service. These pay channels include services as Showtime, Home Box Office, Cinemax or The Movie Channel.

        As of September 30, 2000, the total number of basic subscribers served by NCP-Six's systems was approximately 32,370, and NCP-Six's penetration rate (basic subscribers as a percentage of the total number of estimated homes passed by NCP-Six's cable distribution system) was approximately 63%. NCP-Six's properties are located in rural areas, which to some extent, do not offer consistently acceptable off-air network signals. This factor, combined with the existence of fewer entertainment alternatives than in large markets contributes to a larger proportion of the population in rural areas than in larger, more urban areas subscribing to cable television (higher penetration).

        NCP-Six has 38 non-exclusive franchises to operate its systems. These franchises, which will expire at various dates through the year 2017, have been granted by local, county, state and other governmental authorities in the areas in which NCP-Six's systems currently operate. Annual franchise fees are paid to the granting governmental authorities. These fees vary between 2% and 5% of the respective gross revenues of the system derived from its operations in a particular community. The franchises may be terminated for failure to comply with their respective conditions.

THE SYSTEMS

        NCP-Six operates five groups of "clusters" of cable systems serving the communities and surrounding areas of Starkville, Kosciusko, Philadelphia and Forest, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina. The following is a description of these operating groups.

        STARKVILLE, MISSISSIPPI

        The Starkville operating group serves the communities and surrounding areas of Starkville and Kosciusko, Mississippi. The City of Starkville is the home of Mississippi State University with an enrollment of approximately 12,000 students. The university's 10 colleges and schools comprise 58 departments that offer more than 120 majors. Mississippi State is also the largest employer in Starkville, with nearly 1,300 faculty members or professionals and 1,450 support staff. Also located in Starkville is the Mississippi Research and Technology Park, which is a long-range economic development project initiated through the joint efforts of the City of Starkville,

Oktibbeha County, Mississippi State University and the local business community. The Park is located on approximately 220 acres across from the entrance to the university and will enhance high-technology research for application to the economic sector. The developers and businesses that comprise the Park intend to work hand in hand with research efforts at the university, and companies that locate in the Park will have the benefit of university facilities and faculty.

        The following provides subscriber information regarding the Starkville, Mississippi operating group as of September 30, 2000:

               Basic Subscribers                      11,751
               Tier Subscribers                        6,086
               Premium Subscribers                     4,111
               Estimated Homes Passed                 16,525

        PHILADELPHIA, MISSISSIPPI

        The Philadelphia operating group serves the communities and surrounding areas of Philadelphia and Forest, Mississippi. The systems are located in central Mississippi in an area where the local economies are based primarily in manufacturing. The region has excellent highway and railroad transportation, a year-round mild climate, and the availability of a trained, cost-effective labor force. One of the main industries in the area is poultry. Nearly two million birds are dressed weekly in the city of Forest, which ranks as the second-largest producer of broilers in the nation. Other industries in the area include apparel, ready mix concrete, frozen food products, lumber, small appliances, electronic assembly, steel and meat processing.

        The following provides subscriber information regarding the Philadelphia, Mississippi operating group as of September 30, 2000:

       Basic Subscribers                 6,701
       Tier Subscribers                  2,905
       Premium Subscribers               2,794
       Estimated Homes Passed            8,910

        HIGHLANDS, NORTH CAROLINA

        Located on a high plateau of the Blue Ridge Mountains where the corners of Georgia, North Carolina and South Carolina meet, Highlands has long offered a cool and beautiful summer retreat for the affluent families from such southern cities as Atlanta, New Orleans and Tampa. The Highlands region is almost encircled by the 200,000 acres of the End National Forest, and boasts a lush mixture of hardwoods and evergreens because of an abundant rainfall. Highlands has an average altitude of over 4,000 feet, and thus maintains a temperate summer climate. The influx of tourists increases Highland's year-round population of approximately 2,000 to over 20,000 between May and October.

        The Highlands area is perhaps best known for its exclusive golf clubs. There are three beautiful golf courses in the Highlands area, the oldest being the Highlands Country Club. About half the land in the Highlands area is under private ownership; the rest is part of the End National Forest, and is open for hiking, fishing, hunting, camping and other outdoor activities. The private land near the golf courses consists largely of exclusive housing developments, many of which feature rambling, ranch-style vacation homes with values ranging from $200,000 to $500,000. The Great Smokey Mountains National Park and the Blue Ridge Parkway are within easy driving distance of Highlands. Several lakes in the area offer swimming, boating, skiing, fishing and other water sports. Rafting is also popular in the area due to the close proximity of the Chattooga and Cullasaja Rivers.

        The following provides subscriber information regarding the Highlands system as of September 30, 2000:

        Basic Subscribers                          3,279

        Premium Subscribers                          749
        Estimated Homes Passed                     4,190

        BARNWELL, SOUTH CAROLINA

        Barnwell, Bamberg and Allendale are located approximately sixty miles south of Columbia, South Carolina. The economy is based primarily on agricultural and manufacturing activities.

        The following provides subscriber information regarding the Barnwell system as of September 30, 2000:

        Basic Subscribers                           5,809
        Premium Subscribers                         3,743
        Estimated Homes Passed                     12,125

        BENNETTSVILLE, SOUTH CAROLINA

        The City of Bennettsville is located approximately 100 miles northeast of Columbia, South Carolina and serves as the county seat of Marlboro County. The economy is primarily driven by agriculture and manufacturing: three of the largest employers are Mohawk Carpet, United Technologies Automotive and Willamette Industries.

        The following provides subscriber information regarding the Bennettsville system as of September 30, 2000:

        Basic Subscribers                            4,576
        Premium Subscribers                          2,934
        Estimated Homes Passed                       9,090

        EMPLOYEES

        NCP-Six had 48 employees as of September 30, 2000. Management of these systems is handled through offices located in the towns of Starkville, Forest, Kosciusko and Philadelphia, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina.

        CUSTOMERS

        The business of NCP-Six is not dependent upon a single customer or a few customers, so the loss of any one or more customers would not have a material adverse effect on its business. No customer accounts for 10% or more of revenues. No material portion of NCP-Six's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of any governmental unit, except that franchise agreements may be terminated or modified by the local franchising authorities. See "-- Regulation and Legislation" below. During the last fiscal year, NCP-Six did not engage in any research and development activities.

        SEASONALITY

        NCP-Six's cable television business is generally not seasonal, with the exception of the Highlands Systems, which is subject to seasonal fluctuations in the number of subscribers, which affects revenues and results of operations.

COMPETITION

        Cable television systems currently experience competition from several sources, including broadcast television (digital and analog); cable overbuilds by cable operators, municipalities, private electric utilities and telephone companies; direct broadcast satellite services; private cable; and multichannel multipoint distribution service systems. Cable television systems are also in competition in various degrees with other communications and entertainment media, including motion pictures, home video cassette recorders (including digital video recorders that have the capability to pause live television programs and digitally record television shows without the use of videotape), Internet data delivery and Internet video delivery. The following provides a summary description of these sources of competition.

        BROADCAST TELEVISION. Cable television systems have traditionally competed with broadcast television, which consists of television signals that the viewer is able to receive directly on his television without charge using an "off-air" antenna. The extent of this competition is dependent in part upon the quality and quantity of signals available by antenna reception as compared to the services provided by the local cable system. Accordingly, cable operators find it less difficult to obtain higher penetration rates in rural areas (where signals available off-air are limited) than in metropolitan areas where numerous, high quality off-air signals are often available without the aid of cable television systems. Licensing of digital spectrum by the FCC has provided incumbent broadcast licensees with the ability to deliver high definition television pictures and multiple digital-quality program streams, as well as advanced digital services such as subscription video.

        OVERBUILDS. Cable television franchises are not exclusive, so that more than one cable television system may be built in the same area. This is known as an "overbuild." Overbuilds have the potential to result in loss of revenues to the operator of the original cable television system. Constructing and developing a cable television system is a capital intensive process, and it is often difficult for a new cable system operator to create a marketing edge over the existing system. Generally, an overbuilder would be required to obtain franchises from the local governmental authorities, although in some instances, the overbuilder could be the local government itself. In any case, an overbuilder would be required to obtain programming contracts and, in most cases, would have to build a complete cable system such as headends, trunk lines and drops to individual subscriber's homes throughout the franchise areas.

        Federal cross-ownership restrictions historically limited entry by local telephone companies into the cable television business. The 1996 Telecom Act eliminated this cross-ownership restriction. (See "Regulation and Legislation" below.) It is therefore possible for companies with considerable resources to overbuild existing cable operators and enter the business. Several telephone companies have secured cable television franchises from local governmental authorities and constructed cable television systems, although those efforts recently have declined. NCP-Six cannot predict at this time the extent of telephone company competition that will emerge in areas served by NCP-Six's cable television systems. The entry of telephone companies as direct competitors, however, is likely to continue over the next several years and could adversely affect the profitability and market value of NCP-Six's systems. The entry of electric utility companies into the cable television business, as now authorized by the 1996 Telecom Act, could have a similar adverse effect.

        DIRECT BROADCAST SATELLITE ("DBS") SERVICE. High powered direct-to-home satellites have made possible the wide-scale delivery of programming (including Internet services) to individuals throughout the United States using small roof-top or wall-mounted antennas. The two leading DBS providers have experienced dramatic growth over the last several years and together now serve over 13 million customers nationwide. Companies offering DBS service use video compression technology to increase channel capacity of their systems to more than 100 channels and to provide packages of movies, satellite networks and other program services which are competitive to those of cable television systems. DBS companies historically faced significant legal and technological impediments to providing popular local broadcast programming to their customers. Recent federal legislation reduced this competitive disadvantage. Nevertheless, technological limitations still affect DBS companies, and it is expected that DBS companies will offer local broadcast programming only in the top 50 to 100 U.S. markets for the foreseeable future. The same legislation reduced the compulsory copyright fees paid by DBS companies and allowed them to continue offering distant network signals to rural customers. In addition to emerging high-powered DBS competition, cable television systems face competition from several low-powered providers, whose service requires use of much larger home satellite dishes. The availability of DBS equipment at reasonable prices, and the relative attractiveness of the programming options offered by the cable television industry and DBS competitors will impact the ability of DBS service providers to compete successfully with the cable television industry.

        PRIVATE CABLE. Additional competition is provided by private cable television systems, known as satellite master antenna television, serving multi-unit dwellings such as condominiums, apartment complexes, and private residential communities. These private cable systems may enter into exclusive agreements with apartment owners and homeowners associations, which may preclude operators of franchised systems from serving residents of these private complexes. Operators of private cable, which do not cross public rights of way, are free from the federal, state and local regulatory requirements imposed on franchised cable television operators. In addition, recent FCC and Circuit Court rulings suggest that private cable operators can lease distribution capacity from local telephone companies that cross public rights of way and provide service without obtaining a cable franchise.

        MULTICHANNEL, MULTIPOINT DISTRIBUTION SERVICE ("MMDS") SYSTEMS. Cable television systems also compete with wireless program distribution services such as MMDS systems, commonly called wireless cable, which are licensed to serve specific areas. MMDS systems use low-power microwave frequencies to transmit television programming over-the-air to paying subscribers. This industry is less capital intensive than the cable television industry, and it is therefore more practical to construct systems using this technology in areas of lower subscriber penetration.

REGULATION AND LEGISLATION

        SUMMARY

        The following summary addresses the key regulatory developments and legislation affecting the cable television industry. Other existing federal legislation and regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements are currently the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals, which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or NCP-Six can be predicted at this time.

        NCP-Six expects to adapt its business to adjust to the changes that may be required under any scenario of regulation. At this time, NCP-Six cannot assess the effects, if any, that present regulation may have on NCP-Six's operations and potential appreciation of its Systems. There can be no assurance that the final form of regulation will not have a material adverse impact on NCP-Six's operations.

        The operation of a cable system is extensively regulated at the federal, local and, in some instances, state levels. The Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), and the 1996 Telecommunications Act (the "1996 Telecom Act", and, collectively, the "Cable Act") establish a national policy to guide the development and regulation of cable television systems. The Federal Communications Commission ("FCC") has principal responsibility for implementing the policies of the Cable Act. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change, and NCP-Six cannot predict the impact of future developments on the cable television industry. Future regulatory and legislative changes could adversely affect NCP-Six's operations.

        CABLE RATE REGULATION

        The 1992 Cable Act imposed an extensive rate regulation regime on the cable television industry, which limited the ability of cable companies to increase subscriber fees. Under that regime, all cable systems are subject to rate regulation, unless they face "effective competition" in their local franchise area. Federal law now defines "effective competition" on a community-specific basis as requiring satisfaction of conditions rarely satisfied in the current marketplace.

        Although the FCC established the underlying regulatory scheme, local government units, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service called the basic service tier. The basic service tier typically contains local broadcast stations and public, educational, and government access channels. Local franchising authorities also have primary responsibility for regulating cable equipment rates. Under federal law, charges for various types of cable equipment must be unbundled from each other and from monthly charges for programming services. Before a local franchising authority begins basic service rate regulation, it must certify to the FCC that it will follow applicable federal rules. Many local franchising authorities have voluntarily declined to exercise their authority to regulate basic service rates.

        As of December 15, 2000, approximately 14% of NCP-Six's local franchising authorities were certified to regulate basic service tier rates. The 1992 Cable Act permits communities to certify and regulate rates at any time, so that it is possible that additional localities served by the systems may choose to certify and regulate rates in the future.

        The FCC itself historically administered rate regulation of cable programming service tiers, which represent the expanded level of non-"basic" and non-"premium", programming services. The 1996 Telecom Act, however, provided immediate rate relief for small cable operators offering cable programming service tiers. All of NCP-Six's systems qualified for this cable programming service tier deregulation. The elimination of cable programming service tier regulation afforded NCP-Six substantially greater pricing flexibility.

        Under the rate regulations of the FCC, most cable systems were required to reduce their basic service tier and cable programming service tier rates in 1993 and 1994, and have since had their rate increases governed by a complicated price cap scheme that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. The FCC has modified its rate adjustment regulations to allow for annual rate increases and to minimize previous problems associated with regulatory lag. Operators also have the opportunity to bypass this "benchmark" regulatory scheme in favor of traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Cost of service regulation is a traditional form of rate regulation, under which a utility is allowed to recover its costs of providing the regulated service, plus a reasonable profit.

        In a particular effort to ease the regulatory burden on small cable systems, the FCC created special rate rules applicable for systems with fewer than 15,000 subscribers owned by an operator with fewer than 400,000 subscribers. The special rate rules allow for a simplified cost-of-service showing. All of NCP-Six's systems are eligible for these simplified cost-of-service rules, and have calculated rates generally in accordance with those rules.

        Under the FCC's rate rules, premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product. However, federal law requires that the basic service tier be offered to all cable subscribers and limits the ability of operators to require purchase of any cable programming service tier if a customer seeks to purchase premium services offered on a per-channel or per-program basis, subject to a technology exception which sunsets in 2002. The 1996 Telecom Act also relaxes existing "uniform rate" requirements by specifying that uniform rate requirements do not apply where the operator faces "effective competition," and by exempting bulk discounts to multiple dwelling units, although complaints about predatory pricing still may be made to the FCC.

        Regulation by the FCC of cable programming service tier rates for all systems, regardless of size, sunset pursuant to the 1996 Telecom Act on March 31, 1999. Certain legislators, however, have called for new rate regulations. Should this occur, all rate deregulation, including that applicable to small operators like NCP-Six, could be jeopardized.

        CABLE ENTRY INTO TELECOMMUNICATIONS

        The 1996 Telecom Act creates a more favorable environment for us to provide telecommunications services beyond traditional video delivery. It provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. A cable operator is authorized under the 1996 Telecom Act to provide telecommunications services without obtaining a separate local franchise. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public rights-of-way when cable operators provide telecommunications service.

        The favorable pole attachment rates afforded cable operators under federal law can be gradually increased by utility companies owning the poles, beginning in 2001, if the operator provides telecommunications services, as well as cable services, over its plant. The FCC recently clarified that a cable operator's favorable pole rates are not endangered by the provision of Internet services, but the U.S. Court of Appeals for the 11th Circuit recently ruled in Gulf Power Co. v. FCC, 208 F.3d 1263 (11th Cir. 2000) ("Gulf Power") that the FCC has no authority to regulate pole rents for cable systems providing Internet services (because, the court ruled, Internet services are not telecommunications services or cable services). The court subsequently stayed the issuance of the mandate in Gulf Power pending the filing of and final action on a petition for writ of certiorari seeking review of the Gulf Power decision in the U.S. Supreme Court. The stay allows for the orderly review of the decision in the U.S. Supreme Court. In the interim, the FCC may continue to process pending pole attachment complaints under its existing rules and procedures. If the 11th Circuit decision goes into effect, it could significantly increase pole attachment rates and adversely impact cable operators.

        Cable entry into telecommunications will be affected by the regulatory landscape now being fashioned by the FCC and state regulators. One critical component of the 1996 Telecom Act to facilitate the entry of new telecommunications providers (including cable operators) is the interconnection obligation imposed on all telecommunications carriers. The Supreme Court effectively upheld most of the FCC interconnection regulations, but recently the 8th Circuit Court of Appeals vacated other portions of the FCC's rules on slightly different grounds. More recently, the 9th Circuit Court of Appeals ruled in the FCC's favor on these same rules, creating a split in authority that may be resolved by the Supreme Court. Although these regulations should enable new telecommunications entrants to reach viable interconnection agreements with incumbent carriers, many issues, including which specific network elements the FCC can mandate that incumbent carriers make available to competitors, remain unresolved.

        Similarly, if another FCC decision requiring that incumbent telephone companies permit colocation of competitors' equipment on terms more favorable to competitors is sustained on administrative and judicial appeal, this decision, too, would make it easier for new entrants, including NCP-Six, to provide telecommunications service.

        INTERNET SERVICE

        There is at present no significant federal regulation of cable system delivery of Internet services. Furthermore, the FCC recently issued several reports finding no immediate need to impose this type of regulation. However, this situation may change as cable systems expand their broadband delivery of Internet services. In particular, proposals have been advanced at the federal level that would require cable operators to provide access to unaffiliated Internet-service providers and online service providers. In one instance, the Federal Trade Commission is considering whether and to what extent to impose, as a condition of Time Warner's merger with America Online, certain "open access" requirements on Time Warner's cable systems, thereby allowing unaffiliated Internet-service providers access to Time Warner's broadband distribution infrastructure.

        Some local franchising authorities unsuccessfully tried to impose mandatory Internet access or "open access" requirements as part of cable franchise renewals or transfers. In AT&T Corp. v. City of Portland, No. 99-35609 (9th Cir., June 22, 2000), the federal Court of Appeals for the Ninth Circuit overturned a federal district court in Portland, Oregon's ruling that local franchising authorities have the lawful authority to impose these type of conditions. The lower court had ruled that the City of Portland had inherent authority to require, as a condition of the City's consent to the transfer of TCI's cable franchise to AT&T, that AT&T provide "open access" to the "cable modem platform" of the Excite@Home Internet service. On appeal, the Court of Appeals rejected the City's attempt to impose "open access" conditions on AT&T's delivery of Internet service over the cable system because that service, according to the Court, is not a cable service, but a "telecommunications service." The potential regulatory state and federal implications of this rationale are unclear, given the various regulatory requirements for the provision of telecommunications services. There have been at least two additional court rulings that have rejected local imposition of "open access" conditions on cable-provided Internet access, but those rulings have employed very different legal reasoning. A federal court in Virginia found that Internet service was a cable service, but as such was exempt from local "open access" regulation. Another federal court in Florida even more recently ruled that "open access" could not be imposed on local operators because doing so would violate the First Amendment. Other local authorities have imposed or may impose mandatory Internet access requirements on cable operators. These developments could, if they become widespread, burden the capacity of cable systems and complicate any plans NCP-Six may have or develop for providing Internet service.

        TELEPHONE COMPANY ENTRY INTO CABLE TELEVISION

        The 1996 Telecom Act allows telephone companies to compete directly with cable operators by repealing the historic telephone company/cable cross-ownership ban. Local exchange carriers, including the regional telephone companies, can now compete with cable operators both inside and outside their telephone service areas with certain regulatory safeguards. Because of their resources, local exchange carriers could be formidable competitors to traditional cable operators. Various local exchange carriers currently are providing video programming services within their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission.

        Under the 1996 Telecom Act, local exchange carriers providing video programming should be regulated as a traditional cable operator, subject to local franchising and federal regulatory requirements, unless the local exchange carrier elects to deploy its plant as an open video system. To qualify for favorable open video system status, the competitor must reserve two-thirds of the system's activated channels for unaffiliated entities. The Fifth Circuit Court of Appeals reversed certain of the FCC's open video system rules, including its preemption of local franchising. The FCC recently revised its OVS rules to eliminate this general preemption, thereby leaving franchising discretion to local and state authorities. It is unclear what effect this ruling will have on the entities pursuing open video system operation.

        Although local exchange carriers and cable operators can now expand their offerings across traditional service boundaries, the general prohibition remains on local exchange carrier buyouts of co-located cable systems. Cable operator buyouts of co-located local exchange carrier systems, and joint ventures between cable operators and local exchange carriers in the same market also are prohibited. The 1996 Telecom Act provides a few limited exceptions to this buyout prohibition, including a carefully circumscribed "rural exemption." The 1996 Telecom Act also provides the FCC with the limited authority to grant waivers of the buyout prohibition.

        ELECTRIC UTILITY ENTRY INTO TELECOMMUNICATIONS AND CABLE TELEVISION

        The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Like telephone companies, electric utilities have substantial resources at their disposal, and could be formidable competitors to traditional cable systems. Several of these utilities have been granted broad authority to engage in activities which could include the provision of video programming.

        OWNERSHIP RESTRICTIONS

        The 1996 Telecom Act eliminates statutory restrictions on broadcast/cable cross-ownership, including broadcast network/cable restrictions, but leaves in place existing FCC regulations prohibiting local cross-ownership between co-located television stations and cable systems. The 1996 Telecom Act leaves in place existing restrictions on cable cross-ownership with satellite master antenna television and multichannel multipoint distribution service facilities, but lifts those restrictions where the cable operator is subject to effective competition. FCC regulations permit cable operators to own and operate satellite master antenna television systems within their franchise area, provided that their operation is consistent with local cable franchise requirements.

        Pursuant to the 1992 Cable Act, the FCC adopted rules precluding a cable system from devoting more than 40% of its activated channel capacity to the carriage of affiliated national video program services. Although the 1992 Cable Act also precluded any cable operator from serving more than 30% of all U.S. domestic cable subscribers, this provision is still subject to judicial review.

        MUST CARRY AND RETRANSMISSION CONSENT

        The 1992 Cable Act contains broadcast signal carriage requirements. Broadcast signal carriage is the transmission of broadcast television signals over a cable system to cable customers. These requirements, among other things, allow local commercial television broadcast stations to elect once every three years between "must carry" status or "retransmission consent" status. Less popular stations typically elect must carry, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to require a cable system to carry the station. Must carry requests can dilute the appeal of a cable system's programming offerings because a cable system with limited channel capacity may be required to forego carriage of popular channels in favor of less popular broadcast stations electing must carry. More popular stations, such as those affiliated with a national network, typically elect retransmission consent, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to negotiate terms (such as mandating carriage of an affiliated cable network) for granting permission to the cable operator to carry the stations. Retransmission consent demands may require substantial payments or other concessions.

        NCP-Six has been able to reach agreements with all of the broadcasters who elected retransmission consent. To date, compliance with the "retransmission consent" and "must carry" provisions of the 1992 Cable Act has not had a material effect on NCP-Six, although these provisions may affect the operations of NCP-Six in the future, depending on factors as market conditions, the introduction of digital broadcasts, channel capacity and similar matters when these arrangements are negotiated or renegotiated.

        The burden associated with must carry may increase substantially if broadcasters proceed with planned conversion to digital transmission and the FCC determines that cable systems must carry all analog and digital broadcasts in their entirety. This burden would reduce capacity available for more popular video programming and new Internet and telecommunications offerings. The broadcast industry continues to press the FCC on the issue of digital must carry. A rulemaking regarding must carry obligations during the transition from analog to digital broadcasting remains pending at the FCC. It remains unclear when a final decision will be released.

        ACCESS CHANNELS

        Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity, up to 15% in some cases, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for commercial leased access use. We believe that requests for commercial leased access carriage to date have been relatively limited.

        ACCESS TO PROGRAMMING

        To spur the development of independent cable programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring their cable operators over new competitors and requires these programmers to sell their satellite-delivered programming to other multichannel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies. There also has been interest expressed in further restricting the marketing practices of cable programmers, including subjecting programmers who are not affiliated with cable operators or programmers who deliver their service by terrestrial means (rather than by satellite) to the program access requirements. These changes should not have a dramatic impact on NCP-Six, but would limit potential competitive advantages NCP-Six enjoys.

        INSIDE WIRING; SUBSCRIBER ACCESS

        In an order issued in 1997, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a fee, where this fee is permissible. The FCC has also proposed abrogating all exclusive multiple dwelling unit service agreements held by incumbent operators.

        With limited exceptions, existing FCC regulations prohibit any state or local law or regulation, or private covenant, private contract, lease provision, homeowners' association rule or similar restriction, impairing the installation, maintenance or use of certain video reception antennas on property within the exclusive control of a tenant or property owner.

OTHER REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION

        In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as:

                -       equal employment opportunity,

                -       subscriber privacy,

                -       programming practices, including, among other things,

                        -       syndicated program exclusivity,

                        -       network program nonduplication,

                        -       local sports blackouts,

                        -       indecent programming,

                        -       lottery programming,

                        -       political programming,

                        -       sponsorship identification,

                        -       children's programming advertisements, and

                        -       closed captioning,

                -       registration of cable systems and facilities licensing,

                - maintenance of various records and public inspection files,

                -       aeronautical frequency usage,

                -       lockbox availability,

                -       antenna structure notification,

                -       tower marking and lighting,

                -       consumer protection and customer service standards,

                -       technical standards,

                -       consumer electronics equipment compatibility, and

                -       emergency alert systems.

        The FCC recently ruled that cable customers must be allowed to purchase cable converters from third parties and established a multi-year phase-in during which security functions, which would remain in the operator's exclusive control, would be unbundled from basic converter functions, which could then be satisfied by third party vendors.

        The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

        COPYRIGHT

        Cable television systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material included in broadcast signals. Effective July 1, 2000, the federal Copyright Office increased the cable compulsory license rates used to calculate cable systems' copyright payments under the cable compulsory license. The possible modification or elimination of this compulsory copyright license is the subject of continuing legislative review and could adversely affect NCP-Six's ability to obtain desired broadcast programming. We cannot predict the outcome of this legislative activity. Copyright clearances for nonbroadcast programming services are arranged through private negotiations.

        Cable operators distribute locally originated programming and advertising that use music controlled by the two principal major music performing rights organizations, the American Society of Composers, Authors and Publishers (ASCAP) and Broadcast Music, Inc. (BMI). The cable industry has had a long series of negotiations and adjudications with both organizations. A prior voluntarily negotiated settlement with BMI has now expired, and is subject to further proceedings. The governing rate court recently set retroactive and prospective cable industry rates for ASCAP music based on the previously negotiated BMI rate. Although we cannot predict the ultimate outcome of these industry proceedings or the amount of any license fees NCP-Six may be required to pay for past and future use of association-controlled music, we do not believe these license fees will be significant to NCP-Six's business and operations.

        STATE AND LOCAL REGULATION

        Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits local franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional or renew existing franchises.

        Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for non-compliance and may be terminable if the franchisee fails to comply with material provisions. The specific terms and conditions of franchises vary materially among jurisdictions. Each franchise generally contains provisions governing cable operations, service rates, franchising fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross cable-related revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

        Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the local franchising authority may seek to impose new and more onerous requirements, such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Similarly, if a local franchising authority's consent is required for the sale of a cable system or franchise, the local franchising authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for consent. The Cable Act requires franchising authorities to act on any franchise transfer request within 120 days after receipt by the franchising authority of all information required by FCC regulations. Approval is deemed to be granted if the franchising authority fails to act within such 120-day period. Historically, most franchises have been renewed and transfer consents granted to cable operators that have provided satisfactory services and have complied with the terms of their franchise.

        Under the 1996 Telecom Act, local franchising authorities are prohibited from limiting, restricting, or conditioning the provision of competitive telecommunications services except for certain "competitively neutral" requirements necessary to manage public rights of way. In addition, local franchising authorities may not require a cable operator to provide any telecommunications service or facilities, other than institutional networks under certain circumstances, as a condition of an initial cable franchise grant, franchise renewal, or franchise transfer. The 1996 Telecom Act also provides that franchising fees are limited to an operator's cable-related revenues and do not apply to revenues that a cable operator derives from providing new telecommunications services.

LEGAL PROCEEDINGS

        NCP-Six is not subject to any material legal proceedings.

NCP-SIX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        GENERAL

        The purpose of the Proposed Transaction is to provide limited partners the opportunity to receive significant cash distributions upon the disposition of the assets of NCP-Six. The Proposed Transaction is not a result of insufficient working capital or declining results of operations. NCP-Six has historically generated significant net losses due, in part, to non-cash charges to income for depreciation and amortization. Prior to the deduction for these non-cash items, NCP-Six has generated sufficient operating income to service its debt and achieve certain levels of cash distributions to limited partners in prior years. Although quarterly cash distributions are not currently being made to limited partners, it is anticipated that quarterly distributions could possibly be reinstated in the future if the Proposed Transaction is not consummated and certain amendments to NCP-Six's bank loan agreement can be negotiated. The amounts and timing of any future distributions are dependent in part on NCP-Six's ability to increase cash flow from operations.

        NCP-Six's current revolving credit and term loan facility matures on December 31, 2000 with a projected outstanding principal balance of approximately $28,965,000 due and payable on that date. Should NCP-Six continue its operations beyond this date an amendment to the existing loan agreement would be required to extend the loan maturity and revise certain financial covenants. An agreement was reached with NCP-Six's lenders to extend the loan maturity to June 30, 2001 to allow sufficient time to close the Adelphia Transaction and the Proposed Transaction. It is probable that any agreement by the lenders to further extend the loan maturity beyond June 30, 2001 would be conditioned upon an amendment to the NCP-Six Partnership Agreement to extend the life of NCP-Six, which currently expires on December 31, 2001. Proposed Amendment No. 2 to the NCP-Six Partnership Agreement is aimed at effectuating such an extension, and if approved by the requisite majority of limited partner interests will result in extending the life of NCP-Six for six additional years until December 31, 2007. If the Adelphia Transaction and Proposed Transaction are closed, Proposed Amendment No. 2 will be ineffective since NCP-Six will have sold all of its operating assets which will lead to dissolution of the partnership pursuant to the NCP-Six Partnership Agreement. In our opinion, subject to the extension of the term of the partnership, amendments to the loan agreement could be obtained from the lenders at a cost and on terms that would not adversely affect NCP-Six's ability to continue operating as a going concern.

  RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000, AND 1999

        Total Revenue. Revenues totaled $3,812,503 for the three months ended September 30, 2000, representing an increase of approximately 3% over the same period in 1999. Of these revenues, $2,755,246 (72%) was derived from basic service charges, $340,089 (9%) from premium services, $234,049 (6%) from tier services, $100,321 (3%) from installation charges, $99,246 (3%) from service maintenance contracts, $147,368 (4%) from advertising, and $136,184 (3%) from other sources. The growth in revenue is attributable to rate increases implemented in the Partnership's systems.

        Operating Expenses. Operating expenses totaled $289,230 for the three months ended September 30, 2000, representing a decrease of approximately 11% over the same period in 1999. This is primarily due to decreased operating salaries, regional management expense, system maintenance offset by increased pole rental and vehicle operating expenses.

        General and Administrative Expenses. General and administrative expenses totaled $956,831 for the three months ended September 30, 2000, representing an increase of approximately 4% over the same period in 1999. This increase is due to higher revenue based expenses such as management fees, franchise fees and copyright fees as well as increased property taxes and administrative services offset by reduced bad debt expense.

        Programming Expenses. Programming expenses totaled $984,345 for the three months ended September 30, 2000, representing an increase of approximately 1% over the same period in 1999. This is mainly due to higher costs charged by various program suppliers offset by reduced local programming expense.

        Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $1,104,290 for the three months ended September 30, 2000, representing an increase of approximately 4% over the same period in 1999. This is mainly due to depreciation on plant and equipment acquired during the last year offset by assets becoming fully depreciated during the year.

        Interest Expense. Interest expense for the three months ended September 30, 2000 increased approximately 9% over the same period in 1999. The average bank debt was $28,965,281 during the third quarter of 2000, remaining consistent with the same period in 1999, and the Partnership's effective interest rate increased from 8.13% in 1999 to 8.89% in 2000.

  RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000, AND 1999

        Total Revenue. Revenues totaled $11,369,454 for the nine months ended September 30, 2000, representing an increase of approximately 1% over the same period in 1999. Of these revenues, $8,224,685 (72%) was derived from basic service charges, $1,032,478 (9%) from premium services, $704,615 (6%) from tier services, $285,062 (2%) from installation charges, $297,294 (3%) from service maintenance contracts, $422,180 (4%) from advertising, and $403,140 (4%) from other sources. The April 1999 disposition of the Sandersville System decreased revenues approximately $189,000 or 2%. Assuming the Sandersville System was disposed of at the beginning of each of the respective periods, revenues would have increased approximately 3%. The growth in revenue is attributable to rate increases implemented in the Partnership's systems and a 9% increase in the number of tier subscribers.

        Operating Expenses. Operating expenses totaled $872,353 for the nine months ended September 30, 2000, representing a decrease of approximately 12% over the same period in 1999. Excluding the impact of the Sandersville System disposition, operating expenses would have decreased approximately 10% for the nine months ended September 30, 2000. This is primarily due to decreased operating salaries, regional management expense, system maintenance costs offset by increased vehicle operating expenses.

        General and Administrative Expenses. General and administrative expenses totaled $2,804,169 for the nine months ended September 30, 2000, representing an increase of approximately 1% over the same period in 1999. Excluding the impact of the Sandersville System disposition, general and administrative expenses would have increased approximately 3% for the nine months ended September 30, 2000. This increase is primarily attributable to: (i) increases in salary and benefit costs due to cost of living adjustments; (ii) increases in revenue based expenses such as management fees and franchise fees as well as increased property taxes.

        Programming Expenses. Programming expenses totaled $2,956,457 for the nine months ended September 30, 2000, representing a 1% increase over the same period in 1999. Adjusting for the Sandersville System disposition, programming expenses would have increased approximately 3% for the nine months ended September 30, 2000 compared to the same period in 1999. This is mainly due to higher costs charged by various program suppliers offset by reduced local programming expense.

        Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $3,337,310 for the nine months ended September 30, 2000, representing a 1% increase over the same period in 1999. This is mainly due to depreciation on plant and equipment acquired during the last year offset by assets becoming fully depreciated during the year.

        Interest Expense. Interest expense for the nine months ended September 30, 2000 increased approximately 4% over the same period in 1999. The average bank debt decreased from $30,090,421 during the first nine months of 1999 to $28,965,281 during the same period in 2000, and the Partnership's effective interest rate increased from 8.00% in 1999 to 8.60% in 2000.

        RESULTS OF OPERATIONS FOR YEARS ENDED 1999 AND 1998

        Total Revenue. Total revenue reached $15,005,218 for the year ended December 31, 1999, representing an increase of approximately 2% over 1998. Of the 1999 revenue, $10,781,941 (72%) is derived from subscriptions to basic services, $1,509,949 (10%) from subscriptions to premium services, $846,215 (6%) from subscriptions to tier services, $507,932 (3%) from advertising, $384,380 (3%) from service maintenance revenue, $367,300 (2%) from installation charges and $607,501 (4%) from other sources. The increase in revenue is attributable primarily to rate increases placed into effect in August 1999 as well as new product services introduced in 1999. In April 1999, the Partnership sold the cable television system and assets relating to its Sandersville, Mississippi system, resulting in the disposition of approximately 1,400 subscribers and decreased revenues approximately $200,000 or 2%. Assuming the Sandersville, Mississippi system was disposed of at the beginning of each of the respective periods, revenues would have increased approximately 4%.

        The following table displays historical average rate information for various services offered by the Partnership's systems (amounts per subscriber per month):

                                1999       1998       1997       1996       1995
                             --------   --------   --------   --------   --------
Basic Rate ...............   $  26.50   $  24.20   $  23.00   $  22.24   $  21.53
Tier Rate ................       8.50       7.65       6.90       6.35       5.95
HBO Rate .................      10.25      10.50      11.35      11.25      11.10
Cinemax Rate .............       7.70       7.30       8.70       8.50       8.25
Showtime Rate ............       7.95       6.30       4.50       8.45       8.45
Movie Channel Rate .......       6.00       6.60         --         --       7.00
Disney Rate ..............       6.50       6.20       5.10       6.00       6.75
Encore Rate ..............       1.50       1.50         --         --         --

Starz Rate ...............       8.50       8.50         --         --         --
Service Contract Rate ....       2.30       2.35       2.60       2.65       2.65


        Operating Expenses. Operating expenses totaled $1,320,255 for the year ended December 31, 1999, representing an increase of approximately 5% over the same period in 1998. Excluding the impact of the disposition of the Sandersville, Mississippi system, operating expenses would have increased approximately 9% for the year. This is primarily due to increased operating salaries and pole rental expense offset by decreased system maintenance expenses and drop materials. Salary and benefit costs are a major component of operating expenses. Employee wages are reviewed annually and, in most cases, increased based on cost of living adjustments and other factors. Therefore, management expects operating expenses to increase in future years.

        General and Administrative Expenses. General and administrative expenses totaled $4,064,866 for the year ended December 31, 1999, representing an increase of approximately 7% over the same period in 1998. Excluding the impact of the Sandersville, Mississippi system disposition, general and administrative expenses would have increased approximately 10% compared to the same period in 1998. This is due to higher revenue based expenses such as management fees and franchise fees as well as increased utilities, legal expenses, property taxes and bad debt expense offset by reduced billing expenses, marketing expense and copyright fees. Significant general and administrative expenses are based on revenues. As the Partnership's revenue increases the trend of increased administrative expenses is expected to continue.

        Programming Expenses. Programming expenses totaled $3,915,701 for the year ended December 31, 1999, representing an increase of approximately 3% over 1998. Adjusting for the Sandersville, Mississippi system disposition, programming expenses would have increased approximately 6% compared to the same period in 1998. This is mainly due to higher costs charged by various program suppliers as well as increased advertising expenses and production expense. Programming expenses consist mainly of payments made to the suppliers of various cable programming services. Since these costs are based on the number of subscribers served, future subscriber increases will cause the trend of increasing programming costs to continue. Additionally, rate increases from program suppliers, as well as new fees associated with the launch of additional channels will also contribute to increased programming costs.

        Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $4,392,073 for the year ended December 31, 1999, representing an increase of approximately 2% over the same period in 1998. This increase is due to depreciation and amortization on purchases of plant and equipment in 1999 offset by assets becoming fully depreciated.

        Interest Expense. Interest expense for the 1999 decreased approximately 7% over 1998. The average bank debt decreased from $31,373,000 during 1998 to $30,169,000 during 1999, offset by an increase to the Partnership's effective interest rate from 7.88% in 1998 to 8.18% in 1999.

        RESULTS OF OPERATIONS FOR THE YEARS ENDED 1998 AND 1997

        Total Revenue. Total revenue reached $14,746,766 for the year ended December 31, 1998, representing an increase of approximately 53% over 1997. Of the 1998 revenue, $10,772,905 (73%) was derived from subscriptions to basic services, $1,581,530 (11%) from subscriptions to premium services, $685,200 (5%) from subscriptions to tier services, $456,007 (3%) from advertising, $396,381 (3%) from service maintenance revenue, $356,404 (2%) from installation charges and $498,339 (3%) from other sources. The January 1998 addition of approximately 11,200 subscribers acquired in the purchase of cable systems serving the communities of Bennettsville, Barnwell, Bamberg and Allendale, South Carolina increased revenues 49%. The remaining 4% of revenue growth is attributable to rate increases placed into effect in August of 1998.

        Operating Expenses. Operating expenses totaled $1,262,672 for the year ended December 31, 1998, representing an increase of approximately 38% as compared to 1997. The acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased operating expenses 43%. The expenses for the other systems decreased approximately 5% primarily related to a reduction in regional management costs offset by increased salary and benefit costs. Salary and benefit costs are a major component of operating expenses. Employee wages are reviewed annually and, in most cases, increased based on cost of living adjustments and other factors. Therefore, management expects operating expenses to increase in future years.

        General and Administrative Expenses. General and administrative expenses totaled $3,790,975 for the year ended December 31, 1998, representing an increase of approximately 61% over 1997. The acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased general and administrative expenses 60%. The expenses for the remaining systems increased 1% primarily due to higher revenue based expenses such as franchise fees, copyright fees and management fees as a result of revenue gains discussed above, offset by a one time correction to copyright fees. Significant general and administrative expenses are based on revenues. As the Partnership's revenue increases the trend of increased administrative expenses is expected to continue.

        Programming Expenses. Programming expenses totaled $3,784,358 for the year ended December 31, 1998, representing an increase of approximately 64% over 1997. Approximately 9% of the increase is the result of increased costs charged by various program suppliers and new channel launches, as well as additional salary and benefit costs related to local programming and production support, with the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems resulting in the remaining 55%. Programming expenses consist mainly of payments made to the suppliers of various cable programming services. Since these costs are based on the number of subscribers served, future subscriber increases will cause the trend of increasing programming costs to continue. Additionally, rate increases from program suppliers, as well as new fees associated with the launch of additional channels will also contribute to increased programming costs.

        Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $4,287,623 for the year ended December 31, 1998, representing an increase approximately 113% over 1997. Excluding the effects of the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems, depreciation and amortization decreased 2% as a result of assets becoming fully depreciated and amortized in 1998, offset by depreciation and amortization on current year purchases. The addition of assets acquired in the purchase of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased depreciation and amortization expense 115%.

        Interest Expense. Interest expense increased from $846,609 in 1997 to $2,566,743 in 1998 (approximately 203%). The Partnership's average debt balance increased from approximately $11,410,121 during 1997 to $21,136,135 during 1998. The Partnership's effective interest rate decreased from approximately 8.75% in 1997 to 7.88% in 1998. The increase in average debt outstanding was a result of borrowings to finance the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems.

        LIQUIDITY AND CAPITAL RESOURCES

        The Partnership's primary sources of liquidity are cash flow provided from operations and availability under an $8,000,000 revolving credit line, of which approximately $6,200,000 was outstanding as of September 30, 2000. Based on management's analysis, the Partnership's cash flow from operations and amounts available for borrowing under the Partnership's loan agreement are sufficient to cover operating costs and planned capital expenditures up to December 31, 2000. Under the terms of the Partnership's revolving credit and term loan agreement, as extended all amounts outstanding under the note payable become due and payable on June 30, 2001. The Partnership's continuing operations will not provide sufficient liquidity to satisfy this obligation at its stated maturity. Alternatives available to the Partnership include a sale of a portion or all of its assets to generate proceeds sufficient to repay the outstanding debt or to renegotiate the terms of the credit agreement with its lenders to extend the maturity date. Management believes agreement by the lenders to extend the maturity date would be contingent upon the approval of the limited partners to extend the expiration of the Partnership's life, which currently expires on December 31, 2001.

        The general partners are currently in the process of formulating a proposal to liquidate the assets of the partnership, which, in the opinion of the Managing General Partner, would provide sufficient proceeds to retire all the Partnership's obligations. Such a proposal would require approval by a majority in interest of limited partners. It is anticipated this liquidation would occur in 2001. Based on preliminary discussions with the lenders, management and the lenders believe it is not unreasonable that the Partnership could arrange financing to continue its operations if necessary, assuming no deterioration in its operations and the bank credit markets remain open.

        During the three months ended September 30, 2000, the Partnership's primary sources of liquidity were cash provided from operations and credit available under its revolving credit and term loan agreement. The Partnership generates cash on a monthly basis through the monthly billing of subscribers for cable services. Losses from uncollectible accounts have not been material. During the three months ended September 30, 2000, cash generated from monthly billings was sufficient to meet the Partnership's needs for working capital, capital expenditures and scheduled debt service.

        Under the terms of the Partnership's loan agreement, the Partnership has agreed to restrictive covenants which require the maintenance of certain ratios including a senior debt to annualized operating cash flow ratio of 5.25 to 1.00, and an annual operating cash flow to interest expense ratio of not less than
2.25 to 1.00. As of September 30, 2000, the Partnership was in compliance with its required financial covenants.

        As of the date of this filing, the balance under the credit facility is $28,965,281. Certain fixed rate agreements expired during the third quarter of 2000. As of the date of this filing, interest rates on the credit facility were as follows: $28,965,281 fixed at Libor based rate of 8.6206% expiring October 30, 2000. The above includes a margin paid to the lender based on overall leverage, and may increase or decrease as the Partnership's leverage fluctuates.

        CAPITAL EXPENDITURES

        During the nine months ended September 30, 2000, NCP-Six incurred approximately $1,627,000 of capital expenditures. Those expenditures included ongoing upgrades to the Starkville and Forest, Mississippi, and Barnwell, South Carolina systems, and the launch of digital programming services in Starkville, Mississippi.

        During 1999, the Partnership incurred approximately $2,660,000 in capital expenditures. These expenditures included the ongoing system upgrade to 550 MHz and a vehicle replacement in the Starkville System, the completion of a system upgrade to 450 MHz in the Koscuisko System, the continued system upgrade to 450 MHz, a vehicle replacement and channel additions in the Philadelphia System, the continued deployment of fiber in the Highlands System, a vehicle replacement and a standby generator in the Bennettsville System and a vehicle replacement and continued system upgrade to 450 MHz in the Barnwell System, as well as various line extensions in all of the systems.

        During 1998, NCP-Six incurred approximately $2.8 million in capital expenditures. These expenditures included the continued construction of a fiber backbone in the Starkville, Mississippi system, the continuation of a system upgrade to 450 MHz in the Kosciusko, Mississippi system, vehicle replacements and a continued system upgrade to 450 MHz in the Philadelphia, Mississippi system, the continued deployment of fiber in the Highlands, North Carolina system, computer hardware and software upgrades in the Bennettsville, South Carolina system and the purchase of a new office building and system upgrade to 450 MHz in the Barnwell, South Carolina system, as well as various line extensions in all of the systems.

        RECENT ACQUISITIONS AND DISPOSITIONS

        On April 30, 1999, NCP-Six sold the assets of its cable television system serving approximately 1,400 subscribers in and around the communities of Sandersville, Mississippi. The sales price for the system was $1.9 million, and the net proceeds were utilized to reduce outstanding debt. NCP-Six determined to sell the Sandersville system due to the significant "overbuild" situation facing the system and the surrounding geographic area. Due to the overbuild and lack of other interested purchasers for the system, NCP-Six sold the Sandersville system to the overbuilder.

        On January 2, 1998, NCP-Six purchased cable television systems serving approximately 11,200 subscribers in and around the communities of Allendale, Bamberg, Barnwell and Bennettsville, South Carolina. The purchase price of these systems was $20.5 million. NCP-Six borrowed approximately $20.47 million under an amended and restated revolving credit and term loan agreement with its lender to finance the acquisition of the South Carolina cable systems.

AFFILIATES OF NCP-SIX

        NCP-Six is a Washington limited partnership with no directors or officers. The managing general partner of NCP-Six is Northland Communications Corporation, a Washington corporation. The administrative general partner of NCP-Six is FN Equities Joint Venture, a California general partnership. To the best of our knowledge, as of December 31, 2000, no person owned more than five percent of any class of NCP-Six's voting securities. We and our affiliates collectively own less than one percent of the outstanding units of limited partnership of NCP-Six.

                 MANAGEMENT AND BENEFICIAL OWNERSHIP OF NCP-SIX

MANAGEMENT OF NCP-SIX

        GENERAL

        NCP-Six is a Washington limited partnership with no directors or officers. The managing general partner of NCP-Six is Northland Communications Corporation, a Washington corporation. The administrative general partner of NCP-Six is FN Equities Joint Venture, a California joint venture.

        The sole partners of the administrative general partner are FN Equities, Inc., FN Network Partners, Ltd., a California limited partnership, and John Simmers, the sole owner of FN Equities. The principal business of each of the administrative general partner and FN Equities is to provide administrative services as administrative general partner of cable television limited partnerships. FN Network Partners is an investment partnership. The address of the principal executive offices of each of the administrative general partner, FN Equities, FN Network Partners and John Simmers is 2780 Sky Park Drive, Suite 300, Torrance, California 90505.

        OFFICERS AND DIRECTORS OF NORTHLAND COMMUNICATIONS CORPORATION

        The following table sets forth information about the executive officers and directors of Northland Communications Corporation:

             NAME         AGE                      POSITION
      -----------------   ----  --------------------------------------------------
      John S. Whetzell     59   Board Chairman and President
      Richard I. Clark     43   Director, Vice President, Assistant Treasurer and
                                Assistant Secretary
      John E. Iverson      64   Director and Secretary
      Gary S. Jones        43   Vice President
      James E. Hanlon      67   Divisional Vice President
      Richard J. Dyste     55   Vice President, Technical Services
      H. Lee Johnson       57   Divisional Vice President
      R. Gregory Ferrer    45   Vice President and Treasurer
      Matthew J. Cryan     36   Vice President, Budgets and Planning
      Laura N. Williams    33   Vice President and Senior Counsel


        JOHN S. WHETZELL is the founder of Northland Communications Corporation and has been President since its inception and a Director since March 1982. Mr. Whetzell became Chairman of the Board of Directors in December 1984. He also serves as President and Chairman of the Board of Northland Telecommunications Corporation and each of its subsidiaries. He has been involved with the cable television industry for over 26 years. Between March 1979 and February 1982, he was in charge of the Ernst & Whinney national cable television consulting services. Mr. Whetzell first became involved in the cable television industry when he served as the Chief Economist of the Cable Television Bureau of the FCC from May 1974 to February 1979. He provided economic studies to support the deregulation of cable television both in federal and state arenas. He participated in the formulation of accounting standards for the industry and assisted the FCC in negotiating and developing the pole attachment rate formula for cable television. His undergraduate degree is in economics from George Washington University, and he has an MBA degree from New York University.

        RICHARD I. CLARK, an original incorporator of Northland Communications Corporation, serves as Vice President, Assistant Secretary and Assistant Treasurer of Northland Communications Corporation. He also serves as Vice President, Assistant Secretary and Treasurer of Northland Telecommunications Corporation. Mr. Clark has served on the Board of Directors of both Northland Communications Corporation and Northland Telecommunications Corporation since July 1985. In addition to his other responsibilities, Mr. Clark is responsible for the administration and investor relations activities of Northland, including financial planning and corporate development. From July 1979 to February 1982, Mr. Clark was employed by Ernst & Whinney in the area of providing cable television consultation services and has been involved with the cable television industry for nearly 22 years. He has directed cable television feasibility studies and on-site market surveys. Mr. Clark has assisted in the design and maintenance of financial and budget computer programs, and he has prepared documents for major cable television companies in franchising and budgeting projects through the application of these programs. In 1979, Mr. Clark graduated cum laude from Pacific Lutheran University with a Bachelor of Arts degree in accounting.

        JOHN E. IVERSON is the Secretary of Northland Communications Corporation and has served on the Board of Directors since December 1984. He also is the Secretary and serves on the Board of Directors of Northland Telecommunications Corporation and each of its subsidiaries. He is currently a member in the law firm of Ryan, Swanson & Cleveland P.L.L.C. He is a member of the Washington State Bar Association and American Bar Association and has been practicing law for more than 38 years. Mr. Iverson is the past president and a Trustee of the Pacific Northwest Ballet Association. Mr. Iverson has a Juris Doctor degree from the University of Washington.

        GARY S. JONES is Vice President for Northland Communications Corporation. Mr. Jones joined Northland in March 1986 as Controller and has been Vice President of Northland Telecommunications Corporation and each of its subsidiaries since October 1986. Mr. Jones is responsible for cash management, financial reporting and banking relations for Northland and is involved in the acquisition and financing of new cable systems. Prior to joining Northland, Mr. Jones was employed by the Certified Public Accounting firm of Laventhol & Horwath from 1980 to 1986. Mr. Jones received his Bachelor of Arts degree in Business Administration with a major in accounting from the University of Washington in 1979.

        JAMES E. HANLON has served as a Divisional Vice President for Northland Communications Corporation since June 1985 and is currently responsible for the management of systems serving subscribers in Texas. Prior to his association with Northland, he served as Chief Executive of M.C.T. Communications, a cable television company, from 1981 to June 1985. His responsibilities included supervision of the franchise, construction and operation of a cable television system located near Tyler, Texas. From 1979 to 1981, Mr. Hanlon was President of the CATV Division of Buford Television, Inc., and from 1973 to 1979, he served as President and General Manager of Suffolk Cablevision in Suffolk County, New York. Mr. Hanlon has also served as Vice President and Corporate Controller of Viacom International, Inc. and Controller of New York Yankees, Inc. Mr. Hanlon has a Bachelor degree in Business Administration from St. Johns University.

        RICHARD J. DYSTE has served as Vice President -- Technical Services of Northland Telecommunications Corporation and each of its subsidiaries since April 1987. Mr. Dyste is responsible for planning and advising all Northland cable systems with regard to technical performance as well as system upgrades and rebuilds. He is a past president and current member of the Society of Cable Telecommunications Engineers, Inc. Mr. Dyste joined Northland in 1986 as an engineer and served as Operations Consultant to Northland Communications Corporation from August 1986 until April 1987. From 1977 to 1985, Mr. Dyste owned and operated Bainbridge TV Cable. He is a graduate of Washington Technology Institute.

        H. LEE JOHNSON has served as Divisional Vice President for Northland Communications Corporation's Statesboro, Georgia regional office since March 1994. He is responsible for the management of systems serving subscribers in Alabama, Georgia, Mississippi, North Carolina and South Carolina. Prior to his association with Northland he served as Regional Manager for Warner Communications, managing four cable systems in Georgia from 1968 to 1973. Mr. Johnson has also served as President of Sunbelt Finance Corporation and was employed as a System Manager for Statesboro CATV when Northland purchased the system in 1986. Mr. Johnson has been involved in the cable television industry for over 32 years and is a current member of the Society of Cable Television Engineers. He is a graduate of Swainsboro Technical Institute and has attended numerous training seminars, including courses sponsored by Jerrold Electronics, Scientific Atlanta, The Society of Cable Television Engineers and CATA.

        R. GREGORY FERRER joined Northland Communications Corporation in March 1984 as Assistant Controller and serves as Vice President and Treasurer of Northland Communications Corporation. Mr. Ferrer also serves as Vice President and Assistant Treasurer of Northland Telecommunications Corporation. Mr. Ferrer is responsible for coordinating all of Northland's property tax filings, insurance requirements and system programming contracts as well as interest rate management and other treasury functions. Prior to joining Northland, he was a Certified Public Accountant at Benson & McLaughlin, a local public accounting firm, from 1981 to 1984. Mr. Ferrer received his Bachelor of Arts in Business Administration from Washington State University with majors in marketing in 1978 and accounting and finance in 1981.

        MATTHEW J. CRYAN is Vice President - Budgets and Planning and has been with Northland Communications Corporation since September 1990. Mr. Cryan is responsible for the development of current and long-term operating budgets for all Northland entities. Additional responsibilities include the development of financial models used in support of acquisition financing, analytical support for system and regional managers, financial performance monitoring and reporting and programming analysis. Prior to joining Northland, Mr. Cryan was employed as an analyst with NKV Corp., a securities litigation support firm located in Redmond, Washington. Mr. Cryan graduated from the University of Montana in 1988 with honors and holds a Bachelor of Arts in Business Administration with a major in finance.

        LAURA N. WILLIAMS is Vice President and Senior Counsel for Northland Communications Corporation and has served in this role since August 2000. Prior to this time, she served as Associate Counsel for each of the Northland entities from August 1995. She is a member of the Washington State Bar Association, American Bar Association and Women in Telecommunications. Ms. Williams received her B.S. in Business Administration with a major in finance and an M.B.A. from California State University, Long Beach, and has a Juris Doctor degree from Seattle University School of Law.

        OFFICERS AND DIRECTORS OF FN EQUITIES JOINT VENTURE

        The following table sets forth information about the executive officers and directors of FN Equities:

            NAME         AGE               POSITION
      ---------------    ---   --------------------------------------
      Miles Z. Gordon     52   President and Director
      John S. Simmers     49   Vice President, Secretary and Director

        MILES Z. GORDON is President of FN Equities and President and Chief Executive Officer of Financial Network Investment Corporation (FNIC), and has held those positions since 1983. From 1979 through April 1983 he was President of University Securities Corporation. In 1978, Mr. Gordon was engaged in the private practice of law, and from 1973 through 1978, he was employed by the Securities and Exchange Commission. He presently serves as Chairman of the Securities Industry Association Independent Contractor Firms Committee. Mr. Gordon was also Chairman and a member of the NASD District Business Conduct Committee and a former member of the NASD Board of Governors. He is past president of the California Syndication Forum and has also served on several committees for the Securities Industry Association.

        JOHN S. SIMMERS is Vice President and Secretary of FN Equities and Executive Vice President and Chief Operating Officer of Financial Network Investment Corporation and has held those positions since 1983. From June 1980 through April 1983, he was Executive Vice President of University Securities Corporation, Vice President of University Capital Corporation, and Vice President of University Asset Management Group. From 1974 through May 1980, he was employed by the National Association of Securities Dealers.

BENEFICIAL OWNERSHIP

        Security ownership of management in NCP-Six as of September 30, 2000 is as follows:

         Name and Address of                      Percent of               Amount and Nature of
          Beneficial Owner                      Title of Class             Beneficial Ownership
------------------------------------    -------------------------------    --------------------
Northland Communications Corporation    General Partner's Interest (See        (See Note A)
  1201 Third Avenue                                 Note A)
  Suite 3600
  Seattle, WA 98101

FN Equities Joint Venture               General Partner's Interest (See        (See Note B)
  2780 Skypark Dr.                                  Note B)
  Suite 300
  Torrance, CA 90505

-------------------------

Note A: Northland has a 1% interest in NCP-Six, which increases to a 20% interest in NCP-Six when the limited partners have received 100% of their aggregate cash contributions. The natural person who exercises voting and/or investment control over these interests is John S. Whetzell.

Note B: FN Equities Joint Venture has no interest in NCP-Six until the limited partners have received 100% of their aggregate cash contributions, at which time FN Equities Joint Venture will have a 5% interest in NCP-Six. The natural person who exercises voting and/or investment control over these interests is John S. Simmers.

CHANGES IN CONTROL

        Northland has pledged its ownership interest as managing general partner of NCP-Six to NCP-Six's lender as collateral pursuant to the terms of the term loan agreement between NCP-Six and its lender.

        The principal business of Northland historically has been locating cable television systems, negotiating for their acquisition, forming limited partnerships to own the systems, arranging for the sale of limited partnership interests to investors, managing NCP-Six, and liquidating partnership assets upon dissolution. Northland is a wholly-owned subsidiary of Northland Telecommunications Corporation, a Washington corporation. The address of the principal executive offices of each of Northland and Northland Telecommunications Corporation is 1201 Third Avenue, Suite 3600, Seattle, Washington 98101.

                              FINANCIAL STATEMENTS

        Included with this proxy statement, starting on the following page, are NCP-Six's audited financial statements for fiscal years ending as of December 31, 1999 and 1998, and as Exhibit L are NCP-Six's unaudited financial statements as of September 30, 2000 for the nine months ended September 30, 2000 and 1999. Financial statements for prior years and periods have previously been distributed to the limited partners on an ongoing basis. The information, as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999, is unaudited and reflects all adjustments that are, in the opinion of NCP-Six, necessary for a fair statement of the results as of the dates and for the periods presented and is not necessarily indicative of the operating results for the entire year.

        If you desire any additional information regarding financial statements, please contact the managing general partner.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE LITIGATION REFORM ACT OF 1995. STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT THAT ARE NOT BASED ON HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVE", "INTENDS", "MAY", "WILL", "EXPECT", "ESTIMATE", "ANTICIPATE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
 UNAUDITED BALANCE SHEET, AND STATEMENTS OF LIABILITIES AND PARTNERSHIP EQUITY,
           OPERATIONS, AND CASH FLOW FOR THE NINE MONTH PERIODS ENDING
                        AS OF SEPTEMBER 30, 2000 AND 1999


               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                          BALANCE SHEETS - (Unaudited)

                   (Prepared by the Managing General Partner)

                                                             SEPTEMBER 30,     DECEMBER 31,
                                                                 2000             1999
                                                             ------------      -----------
ASSETS
Cash                                                         $  1,917,554       $    556,962
Due from affiliates                                                11,330             24,885
Accounts receivable                                               664,162            781,827
Prepaid expenses                                                  207,957             78,012
Property and equipment, net of accumulated depreciation
     of $16,071,239 and $14,639,656, respectively              14,052,176         14,273,156
Intangible assets, net of accumulated amortization of
    $16,273,428 and $14,329,374, respectively                  12,957,091         14,888,691
                                                             ------------       ------------
        Total assets                                         $ 29,810,270       $ 30,603,533
                                                             ============       ============

LIABILITIES AND PARTNERS' EQUITY
Accounts payable and accrued expenses                        $  1,201,586       $  1,326,560
Due to managing general partner and affiliates                     81,643             46,388
Converter deposits                                                 31,408             35,422
Subscriber prepayments                                            402,932            412,628
Notes payable                                                  28,965,281         28,965,281
                                                             ------------       ------------
        Total liabilities                                      30,682,850         30,786,279
                                                             ------------       ------------
Partners' equity:
  General Partners:
    Contributed capital, net                                      (37,565)           (37,565)
    Accumulated deficit                                           (98,175)           (91,277)
                                                             ------------       ------------
                                                                 (135,740)          (128,842)
                                                             ------------       ------------
  Limited Partners:
    Contributed capital, net                                    8,982,444          8,982,444
    Accumulated deficit                                        (9,719,284)        (9,036,348)
                                                             ------------       ------------
                                                                 (736,840)           (53,904)
                                                             ------------       ------------

        Total partners' equity                                   (872,580)          (182,746)
                                                             ------------       ------------

Total liabilities and partners' equity                       $ 29,810,270       $ 30,603,533
                                                             ============       ============

            The accompanying notes to unaudited financial statements
                    are an integral part of these statements

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                     STATEMENTS OF OPERATIONS - (Unaudited)

                   (Prepared by the Managing General Partner)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                          ---------------------------------------
                                                              2000                       1999
                                                          ------------               ------------
Service revenues                                          $ 11,369,454               $ 11,207,212

Expenses:
    Operating (including $224,777 and $225,107 to
      affiliates, respectively)                                872,353                    995,578

    General and administrative (including $1,120,142 and
      $1,170,594 to affiliates, respectively)                2,804,169                  2,767,836
    Programming (including $72,274 and $186,236 to
      affiliates, respectively)                              2,956,457                  2,933,546

    Depreciation and amortization                            3,337,310                  3,291,708
                                                          ------------               ------------
                                                             9,970,289                  9,988,668
                                                          ------------               ------------
Income from operations                                       1,399,165                  1,218,544

Other income (expense):
    Interest expense                                        (1,867,435)                (1,805,262)
    Amortization of loan fees                                 (151,388)                  (140,269)
    Interest income                                             34,017                     17,515
    (Loss) gain on sale of assets                             (104,190)                 1,604,222
                                                          ------------               ------------
                                                            (2,088,996)                  (323,794)
                                                          ------------               ------------

Net (loss) income                                         $   (689,831)              $    894,750
                                                          ============               ============
Allocation of net (loss) income:

    General Partners                                      $     (6,898)              $      8,948
                                                          ============               ============
    Limited Partners                                      $   (682,933)              $    885,803
                                                          ============               ============
Net (loss) income per limited partnership unit:
    (29,784 units)                                        $        (23)              $         30
                                                          ============               ============
Net (loss) income per $1,000 investment                   $        (46)              $         59
                                                          ============               ============

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                     STATEMENTS OF CASH FLOWS - (Unaudited)

                   (Prepared by the Managing General Partner)

                                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                    ---------------------------------------
                                                                        2000                        1999
                                                                    -----------                 -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                   $  (689,831)                $   894,750
Adjustments to reconcile net income to cash provided by
    operating activities:
    Depreciation and amortization                                     3,337,310                   3,291,708
    Amortization of loan fees                                           151,388                     140,269
    Loss (gain) on sale of assets                                       104,190                  (1,604,222)
    (Increase) decrease in operating assets:
        Due from managing general partner and affiliates                 13,555                      36,771
        Accounts receivable                                             117,665                     160,192
        Prepaid expenses                                               (129,945)                   (152,809)
    Increase (decrease) in operating liabilities
        Accounts payable and accrued expenses                          (124,974)                   (180,755)
        Due to managing general partner and affiliates                   35,255                     (38,484)
        Converter deposits                                               (4,014)                    (19,980)
        Subscriber prepayments                                           (9,696)                   (191,757)

Net cash from operating activities                                    2,800,903                   2,335,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net                              (1,435,558)                 (2,029,503)
Proceeds from sale of property                                            7,700                          --
Proceeds from disposition of cable system                                                          1,718,279
Increase in intangibles                                                 (12,453)                    (29,062)
                                                                    -----------                 -----------
Net cash (used in) from investing activities                         (1,440,311)                   (340,286)
                                                                    -----------                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on borrowings                                             --                  (2,407,567)
Repurchase of limited partner interest                                       --                      (4,000)
                                                                    -----------                 -----------
Net cash used in financing activities                                        --                  (2,411,567)
                                                                    -----------                 -----------
INCREASE (DECREASE) IN CASH                                           1,360,592                    (416,170)

CASH, beginning of period                                               556,962                     706,907
                                                                    -----------                 -----------
CASH, end of period                                                 $ 1,917,554                 $   290,737
                                                                    -----------                 -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest                            $ 1,855,582                 $ 1,805,719
                                                                    ===========                 ===========

        (1) These unaudited financial statements are being filed in conformity with Rule 10-01 of Regulation S-X regarding interim financial statement disclosure and do not contain all of the necessary footnote disclosures required for a fair presentation of the balance sheets, statements of operations and statements of cash flows in conformity with generally accepted accounting principles. However, in the opinion of management, this data includes all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Partnership's financial position at September 30, 2000, its statements of operations for the nine and three months ended September 30, 2000 and 1999 and its statements of cash flows for the nine months ended September 30, 2000 and 1999. Results of operations for these periods are not necessarily indicative of results to be expected for the full year. These financial statements and notes should be read in conjunction with the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999.

        (2) In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations, and requires that a company must formally document, designate, and assess the effectiveness of transactions that are subject to hedge accounting.

        Pursuant to SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB No. 133 -- an Amendment to FASB Statement No. 133" the effective date of SFAS No. 133 has been deferred until fiscal years beginning after January 15, 2000. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1998 (and, at the company's election, before January 1, 1999).

        The Partnership has not yet quantified the impacts of adopting SFAS No. 133 on the financial statements and has not determined the timing or method of adoption of SFAS No. 133. However, the statement could increase volatility in earnings and other comprehensive income.

        (3) In November of 1999, the SEC released SAB No. 101 "Revenue Recognition in Financial Statements." This bulletin becomes effective for the quarter ended December 31, 2000. This bulletin establishes more clearly defined revenue recognition criteria, than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as installation fees, collected by a company upon entering into an arrangement with a customer. The Partnership believes that the effects of this bulletin will not have a material impact on the Partnership's financial position or results of operations.

        (4) Certain reclassifications have been made to conform prior years' financial statements with the current year presentation.

        (5) Under the terms of the Partnership's revolving credit and term loan agreement, all amounts outstanding under the note payable become due and payable on December 31, 2000. The Partnership's continuing operations will not provide sufficient liquidity to satisfy this obligation at its stated maturity. Alternatives available to the Partnership include a sale of a portion or all of its assets to generate proceeds sufficient to repay the outstanding debt or to renegotiate the terms of the credit agreement with its lenders to extend the maturity date. Management believes agreement by the lenders to extend the maturity date would be contingent upon the approval of the limited partners to extend the expiration of the Partnership's life, which currently expires on December 31, 2001.

        The general partners are currently in the process of formulating a proposal to liquidate the assets of the partnership, which, in the opinion of the Managing General Partner, would provide sufficient proceeds to retire all the Partnership's obligations. Such a proposal would require approval by a majority in interest of limited partners. It is anticipated this liquidation would occur in 2001. Based on preliminary discussions with the lenders, management and the lenders believe it is not unreasonable that the Partnership could arrange financing to continue its operations if necessary, assuming no deterioration in its operations and the bank credit markets remain open.

        (6) On April 30, 1999, the Partnership sold cable television systems serving approximately 1,400 subscribers in and around the communities of Sandersville, Heidelberg and Laurel, Mississippi. The sales price of these systems was $1,900,000. The Partnership used net proceeds of $1,540,000 to pay down existing bank debt.

        Pro Forma operating results for the nine months ended September 30, 1999, assuming the disposition described above had been made as of the beginning of the period, are as follows:

Service revenues                $ 11,018,044
                                ------------

Net loss                        $   (644,344)
                                ------------

Net loss per limited
partnership unit                $        (22)
                                ------------

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
                AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDING
                        AS OF DECEMBER 31, 1999 AND 1998
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Northland Cable Properties Six Limited Partnership:

        We have audited the accompanying balance sheets of Northland Cable Properties Six Limited Partnership (a Washington limited partnership) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Six Limited Partnership as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.

Seattle, Washington,
January 28, 2000

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                     ASSETS
                                                                              1999                     1998
                                                                          ------------             ------------
CASH                                                                      $    556,962             $    706,907

ACCOUNTS RECEIVABLE, including $24,885 and $43,766 due from
    affiliates in 1999 and 1998, respectively                                  806,712                  722,919


PREPAID EXPENSES AND OTHER ASSETS                                               78,012                  109,387

INVESTMENT IN CABLE TELEVISION PROPERTIES:
    Property and equipment, at cost                                         28,912,812               28,835,350
    Less -- Accumulated depreciation                                       (14,639,656)             (14,744,674)
                                                                          ------------             ------------
                                                                            14,273,156               14,090,676

    Franchise agreements (net of accumulated amortization of
        $13,309,803 in 1999 and $11,179,542 in 1998)                        13,917,591               16,047,851
    Acquisition costs (net of accumulated amortization of
        $107,709 in 1999 and $60,545 in 1998)                                  129,862                  177,026
    Loan fees and other intangibles (net of accumulated
        amortization of $911,862 in 1999 and $609,832 in 1998)                 841,238                1,117,203
                                                                          ------------             ------------
Total investment in cable television properties                             29,161,847               31,432,756
                                                                          ------------             ------------


Total assets                                                              $ 30,603,533             $ 32,971,969
                                                                          ============             ============
                       LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES:
    Accounts payable                                                      $    607,156             $    399,031
    Other current liabilities                                                  719,404                  782,712
    Due to general partner and affiliates                                       46,388                  142,746
    Deposits                                                                    35,422                   57,057
    Subscriber prepayments                                                     412,628                  495,177
    Note payable                                                            28,965,281               31,372,848
                                                                          ------------             ------------
        Total liabilities                                                   30,786,279               33,249,571
                                                                          ------------             ------------


COMMITMENTS AND CONTINGENCIES (Note 8)


PARTNERS' DEFICIT:
    General partners --
        Contributed capital, net                                               (37,565)                 (37,565)
        Accumulated deficit                                                    (91,277)                 (92,266)
                                                                          ------------             ------------
                                                                              (128,842)                (129,831)
                                                                          ------------             ------------
Limited partners --
    Contributed capital, net -- 29,784 units in 1999 and 29,792
      in 1998                                                                8,982,444                8,986,444
    Accumulated deficit                                                     (9,036,348)              (9,134,215)
                                                                          ------------             ------------
                                                                               (53,904)                (147,771)
                                                                          ------------             ------------
        Total liabilities and partners' deficit                           $ 30,603,533             $ 32,971,969
                                                                          ============             ============

      The accompanying notes are an integral part of these balance sheets.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                      1999                     1998                     1997
                                                                  ------------             ------------             ------------
REVENUE                                                           $ 15,005,218             $ 14,746,766             $  9,644,320
                                                                  ------------             ------------             ------------
EXPENSES:
Operating (including $286,365, $285,212 and $238,691,
    net, paid to affiliates in 1999, 1998
    and 1997, respectively)                                          1,320,255                1,262,672                  913,361
General and administrative (including $1,575,500,
    $1,632,936 and $1,075,881, net, paid to affiliates
    in 1999, 1998 and 1997, respectively)                            4,064,866                3,790,975                2,357,842
Programming (including $233,163, $241,521 and
    $258,388, net, paid to affiliates in 1999, 1998
    and 1997, respectively)                                          3,915,701                3,784,358                2,301,320
Depreciation and amortization                                        4,392,073                4,287,623                2,010,301
                                                                  ------------             ------------             ------------
                                                                    13,692,895               13,125,628                7,582,824
                                                                  ------------             ------------             ------------
Operating income                                                     1,312,323                1,621,138                2,061,496

OTHER INCOME (EXPENSE):
    Interest income                                                     26,668                   17,932                    9,074
    Interest expense                                                (2,379,744)              (2,566,743)                (846,609)
    Gain (loss) on disposal of assets                                1,330,533                 (229,940)                   7,095
    Other expense                                                     (190,924)                (211,988)                 (15,157)
                                                                  ------------             ------------             ------------
        Net income (loss)                                         $     98,856             $ (1,369,601)            $  1,215,899
                                                                  ============             ============             ============
ALLOCATION OF NET INCOME (LOSS):
    General partners                                              $        989             $    (13,696)            $     12,159
                                                                  ============             ============             ============
    Limited partners                                              $     97,867             $ (1,355,905)            $  1,203,740
                                                                  ============             ============             ============
NET INCOME (LOSS) PER LIMITED PARTNERSHIP UNIT                    $          3             $        (46)            $         40
                                                                  ============             ============             ============

        The accompanying notes are an integral part of these statements.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999                     1998                     1997
                                                                 ------------             ------------             ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                $     98,856             $ (1,369,601)            $  1,215,899
Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
        Depreciation and amortization expense                       4,392,073                4,287,623                2,010,301
        Amortization of loan costs                                    190,923                  182,859                   15,157
        (Gain) loss on disposal of assets                          (1,330,533)                 229,940                   (7,095)
        (Increase) decrease in operating assets:
           Accounts receivable                                        131,092                 (278,190)                 (74,688)
           Prepaid expenses and other assets                         (120,998)                 153,371                 (181,817)
        Increase (decrease) in operating liabilities:
           Accounts payable and other
           current liabilities                                        144,817                  224,658                  254,763
           Due to General Partner and affiliates                     (121,243)                 (12,090)                 (57,662)
           Deposits                                                   (21,635)                 (35,036)                 (22,106)
           Subscriber prepayments                                     (82,549)                  85,225                   (5,718)
                                                                 ------------             ------------             ------------
           Net cash provided by operating
            activities                                              3,280,803                3,468,759                3,147,034
                                                                 ------------             ------------             ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment, net                        (2,659,141)              (2,820,143)              (1,662,999)
    Acquisition of cable system                                            --              (20,500,000)                      --
    Proceeds from disposal of assets                                1,726,026                      500                    9,475
    Purchase of other intangibles                                     (59,887)                 (77,199)                (210,414)
                                                                 ------------             ------------             ------------
           Net cash used in investing activities                     (993,002)             (23,396,842)              (1,863,938)
                                                                 ------------             ------------             ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                                            --               20,473,427                  760,000
    Principal payments on notes payable                            (2,407,567)                      --               (1,781,400)
    Repurchase of limited partnership units                            (4,000)                  (4,000)                  (8,000)
    Loan fees and other costs                                         (26,179)                  (7,471)                (495,637)
                                                                 ------------             ------------             ------------
           Net cash (used in) provided
           by financing activities                                 (2,437,746)              20,461,956               (1,525,037)
                                                                 ------------             ------------             ------------

(DECREASE) INCREASE IN CASH                                          (149,945)                 533,873                 (241,941)

CASH, beginning of year                                               706,907                  173,034                  414,975
                                                                 ------------             ------------             ------------
CASH, end of year                                                $    556,962             $    706,907             $    173,034
                                                                 ============             ============             ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
    Cash paid during the year for interest                       $  2,373,440             $  2,562,492             $    847,682
                                                                 ============             ============             ============

        The accompanying notes are an integral part of these statements.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                          GENERAL               LIMITED
                                                         PARTNERS               PARTNERS                  TOTAL
                                                       -----------             -----------             -----------
BALANCE, December 31, 1996                             $  (128,294)            $    16,394             $  (111,900)

    Repurchase of limited partnership units                     --                  (8,000)                 (8,000)

    Net income                                              12,159               1,203,740               1,215,899
                                                       -----------             -----------             -----------
BALANCE, December 31, 1997                                (116,135)              1,212,134               1,095,999

    Repurchase of limited partnership units                     --                  (4,000)                 (4,000)

    Net loss                                               (13,696)             (1,355,905)             (1,369,601)
                                                       -----------             -----------             -----------
BALANCE, December 31, 1998                                (129,831)               (147,771)               (277,602)

    Repurchase of limited partnership units                     --                  (4,000)                 (4,000)

    Net income                                                 989                  97,867                  98,856
                                                       -----------             -----------             -----------
BALANCE, December 31, 1999                             $  (128,842)            $   (53,904)            $  (182,746)
                                                       ===========             ===========             ===========

        The accompanying notes are an integral part of these statements.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

1.      ORGANIZATION AND PARTNERS' INTERESTS:

Formation and Business

        Northland Cable Properties Six Limited Partnership (the Partnership), a Washington limited partnership, was formed on January 22, 1986. The Partnership was formed to acquire, develop and operate cable television systems. The Partnership began operations on November 3, 1986 by acquiring a cable television system in Mississippi. Subsequently, additional cable television systems were acquired in Mississippi, North Carolina and South Carolina. The Partnership has 35 nonexclusive franchises to operate cable systems for periods, which will expire at various dates through 2017.

        Northland Communications Corporation is the Managing General Partner (the General Partner) of the Partnership. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, the General Partner manages cable television systems for other limited partnerships for which it is General Partner.

        FN Equities Joint Venture, a California joint venture, is the Administrative General Partner of the Partnership.

        Under the terms of the Partnership's credit agreement, all amounts outstanding under the note payable become due and payable on December 31, 2000. The Partnership's continuing operations will not provide sufficient liquidity to satisfy this obligation at its stated maturity. Alternatives available to the Partnership include a sale of a portion or all of its assets to generate proceeds sufficient to repay the outstanding debt or to renegotiate the terms of the credit agreement with its lenders to extend the maturity date. Management believes agreement by the lenders to extend the maturity date would be contingent upon the approval of the limited partners to extend the expiration of the Partnership's life, which currently expires on December 31, 2001.

        The general partners are currently in the process of formulating a proposal to liquidate the assets of the partnership, which, in the opinion of the General Partner, would provide sufficient proceeds to retire all the Partnership's obligations. Such a proposal would require approval by a majority in interest of limited partners. It is anticipated this liquidation would occur in the first quarter of 2001. Based on preliminary discussions with the lenders, management and the lenders believe it is not unreasonable that the Partnership could arrange financing to continue its operations if necessary, assuming no deterioration in its operations and the bank credit markets remain open.

Contributed Capital, Commissions and Offering Costs

        The capitalization of the Partnership is set forth in the accompanying statements of changes in partners' deficit. No limited partner is obligated to make any additional contribution to Partnership capital.

        The general partners purchased their 1% interest in the Partnership by contributing $1,000 to Partnership capital.

        Pursuant to the Partnership Agreement, brokerage fees paid to an affiliate of the Administrative General Partner and other offering costs paid to the General Partner were recorded as a reduction of limited partners' capital. The Administrative General Partner received a fee for providing certain administrative services to the Partnership.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Property and Equipment

        Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred.

        Depreciation of property and equipment is provided using the straight-line method over the following estimated service lives:

        Buildings                                        20 years

        Distribution plant                               10 years

        Other equipment and leasehold improvements     5-20 years

        The Partnership periodically reviews the carrying value of its long-lived assets, including property, equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, is less than the carrying amount, an impairment loss would be recognized.

Allocation of Cost of Purchased Cable Television Systems

        The Partnership allocated the total contract purchase price of cable television systems acquired as follows: first, to the estimated fair value of net tangible assets acquired; then, to the franchise and other determinable intangible costs; then any excess is allocated to goodwill.

Intangible Assets

        Costs assigned to franchise agreements, loan fees, acquisition costs and other intangibles are being amortized using the straight-line method over the following estimated useful lives:

        Franchise agreements                          10-20 years

        Acquisition costs                                 5 years

        Loan fees and other intangibles                1-10 years

Revenue Recognition

        Cable television service revenue, including service maintenance and installation revenues, is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned were $507,932, $456,007, and $441,308 respectively, in 1999, 1998 and 1997.

Derivatives

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. The Partnership periodically enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which the Partnership pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount. Gains or losses associated with changes in fair values of these swaps and the underlying notional principal amounts are deferred and recognized against interest expense over the term of the agreements in the Partnership's statements of operations.

        The Partnership is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations, as the Partnership currently deals only with its bank. Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to the Partnership through its use of derivatives. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual terms against the notional amount of the contract, which in the Partnership's case are interest rates. The use of derivatives does not have a significant effect on the Partnership's result of operations or its financial position.

Reclassifications

        Certain reclassifications have been made to conform prior years' financial statements with the current year presentation.

Recently Issued Accounting Pronouncements

        Statement of Financial Accounting Standards (SFAS) No. 133 -- In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations, and requires that a company must formally document, designate, and assess the effectiveness of transactions that are subject to hedge accounting.

        Pursuant to SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB No. 133 -- an Amendment to FASB Statement No. 133" the effective date of SFAS No. 133 has been deferred until fiscal years beginning after January 15, 2000. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1998 (and, at the company's election, before January 1, 1999).

        The Partnership has not yet quantified the impacts of adopting SFAS No. 133 on the financial statements and has not determined the timing or method of adoption of SFAS No. 133. However, the statement could increase volatility in earnings and other comprehensive income.

        Staff Accounting Bulletin (SAB) No. 101 -- In November of 1999, the SEC released SAB No. 101 "Revenue Recognition in Financial Statements." This bulletin will become effective for the quarter ended March 31, 2000. This bulletin establishes more clearly defined revenue recognition criteria, than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as installation fees, collected by a company upon entering into an arrangement with a customer. The Partnership believes that the effects of this bulletin will not have a material impact on the Partnership's financial position or results of operations.

Estimates Used in Financial Statement Presentation

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.      TRANSACTIONS WITH GENERAL PARTNER AND AFFILIATES:

Management Fees

        The General Partner receives a fee for managing the Partnership equal to 6% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. The amount of management fees charged by the General Partner was $900,313, $884,806, and $578,720 in 1999, 1998 and 1997,
respectively.

Income Allocation

        All items of income, loss, deduction and credit are allocated 99% to the limited partners and 1% to the general partners until the limited partners have received aggregate cash distributions in an amount equal to aggregate capital contributions. Thereafter, the general partners receive 25% and the limited partners are allocated 75% of partnership income and losses. Prior to the general partners receiving a distribution in any year, the limited partners must receive distributions equal to at least 50% of their allocable share of net income for such year, based on projections by the Managing General Partner of the net income of the Partnership for the year. If cash distributions to the general partners are deferred because of this 50% limitation, those deferred cash distributions will be paid to the general partners in subsequent years or upon liquidation of the Partnership. Any distributions other than from cash flow, such as from the sale or refinancing of a system or upon dissolution of the Partnership, will be determined according to contractual stipulations in the Partnership Agreement.

        The limited partners' total initial contributions to capital were $15,000,000 ($500 per partnership unit). As of December 31, 1999, $3,817,997
($127.50 per partnership unit) has been distributed to the limited partners, and the Partnership has repurchased $100,745 of limited partnership units (173 units at $500 per unit and 43 units at $325 per unit).

Reimbursements

        The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage and office maintenance.

        The amounts billed to the Partnership are based on costs incurred by affiliates in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the Partnership are reasonable. Amounts charged for these services were $719,456, $663,191, and $497,964 for 1999, 1998 and 1997, respectively.

        In 1999, 1998 and 1997, the Partnership paid installation charges and maintenance fees for billing system support provided by an affiliate, amounting to $73,965, $79,590, and $68,685, respectively.

        The Partnership has entered into operating management agreements with affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the executive managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. The Partnership paid $160,722, $290,147, and $179,807, net, under the terms of these agreements during 1999, 1998 and 1997, respectively.

        The Partnership pays monthly program license fees to Northland Cable News, Inc. (NCN), an affiliate of the General Partner, for the rights to distribute programming developed and produced by NCN. Total license fees paid to NCN during 1999, 1998 and 1997 were $178,797, $165,147, and $176,333, respectively.

        Cable Ad Concepts, Inc. (CAC), an affiliate of the General Partner, was formed in 1993 and began operations in 1994. CAC was organized to assist in the development of local advertising markets and management and training of local sales staff. CAC billed the Partnership $69,752, $57,611, and $70,777 in 1999, 1998 and 1997, respectively, for these services.

Due to General Partner and Affiliates


                                                          December 31,
                                                  ----------------------------
                                                    1999                1998
                                                  --------            --------
Management fees                                   $     --            $ 68,187
Reimbursable operating costs and other              12,417              45,940
Other amounts due to affiliates, net                33,971              28,619
                                                  --------            --------
                                                  $ 46,388            $142,746
                                                  ========            ========


4.      PROPERTY AND EQUIPMENT:

                                               December 31,
                                    ----------------------------------
                                       1999                   1998
                                    -----------            -----------
Land and buildings                  $   858,198            $   881,669
Distribution plant                   26,230,081             26,424,483
Other equipment                       1,738,465              1,488,648
Leasehold improvements                   40,550                 40,550
Construction in progress                 45,518                     --
                                    -----------            -----------
                                    $28,912,812            $28,835,350
                                    ===========            ===========



5.      OTHER CURRENT LIABILITIES:

                                            December 31,
                                   -----------------------------
                                     1999                1998
                                   --------            --------
Programmer license fees            $ 52,159            $363,130
Accrued property taxes              133,728              12,653
Accrued franchise fees              253,003             245,867
Other                               280,514             161,062
                                   --------            --------
                                   $719,404            $782,712
                                   ========            ========


6.      NOTE PAYABLE:

        The Partnership's note payable consisted of a revolving credit and term loan agreement, collateralized by a first lien position on all present and future assets of the Partnership. Interest rates vary based on certain financial covenants; currently 8.18%. It is due in full on December 31, 2000.

        Under the terms of the revolving credit and term loan agreement, the Partnership has agreed to restrictive covenants which require the maintenance of certain ratios, including an Annual Operating Cash Flow to Interest Expense Ratio greater than 2.00 to 1, and a Senior Debt to Annualized Operating Cash Flow Ratio of 5.25 to 1, amongst others. The General Partner submits quarterly debt compliance reports to the Partnership's creditor under this agreement. As of December 31, 1999, the Partnership was in compliance with the terms of the loan agreement.

7.      INCOME TAXES:

        Income taxes payable have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

        The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

        There was no taxable income to the limited partners in any of the three years in the periods ended December 31, 1999. Generally, subject to the allocation procedures discussed in the following paragraph, taxable income to the limited partners is different from that reported in the statements of operations principally due to differences in depreciation and amortization expense allowed for tax purposes and the amount recognizable under generally accepted accounting principles. Traditionally, there are no other significant differences between taxable income and the net income reported in the statements of operations.

        The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners' Capital Account. Such excess losses are reallocated to the General Partner ("Reallocated Limited Partner Losses"). In general, in subsequent years, 100% of the Partnership's net income is allocated to the General Partner until the General Partner has been allocated net income in amounts equal to the Reallocated Limited Partner Losses.

        In general, under current federal income tax laws, a partner's allocated share of tax losses from a partnership is allowed as a deduction on his individual income tax return only to the extent of the partner's adjusted basis in his partnership interest at the end of the tax year. Any excess losses over adjusted basis may be carried forward to future tax years and are allowed as a deduction to the extent the partner has an increase in his adjusted basis in the Partnership through either an allocation of partnership income or additional capital contributions to the Partnership.

        In addition, the current tax law does not allow a taxpayer to use losses from a business activity in which he does not materially participate (a "passive activity," e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties and capital gains. However, such losses can be used to offset income from other passive activities. In addition, disallowed losses can be carried forward indefinitely to offset future income from passive activities. Disallowed losses can be used in full when the taxpayer recognizes gain or loss upon the disposition of his entire interest in the passive activity.

8.      COMMITMENTS AND CONTINGENCIES:

Lease Arrangements

        The Partnership leases certain tower sites, office facilities and pole attachments under leases accounted for as operating leases. Rental expense included in operations amounted to $214,581, $209,627, and $123,776 in 1999, 1998 and 1997, respectively. Minimum lease payments through the end of the lease terms are as follows:

2000                                        $15,583
2001                                         12,431


2002                                          3,133
2003                                          1,083
2004                                            283
Thereafter                                    1,954
                                            -------
                                            $34,467
                                            =======


Effects of Regulation

        On February 8, 1996, the Telecommunications Act of 1996 (the 1996 Act) was enacted. This act dramatically changed federal telecommunications laws and the future competitiveness of the industry. Many of the changes called for by the 1996 Act will not take effect until the Federal Communications Commission
(FCC) issues new regulations which, in some cases, may not be completed for a few years. Because of this, the full impact of the 1996 Act on the Partnership's operations cannot be determined at this time. A summary of the provisions affecting the cable television industry, more specifically those affecting the Partnership's operations, follows.

        Cable Programming Service Tier Regulation. FCC regulation of rates for cable programming service tiers has been eliminated for small cable systems owned by small companies. Small cable systems are those having 50,000 or fewer subscribers which are owned by companies with fewer than 1% of national cable subscribers (approximately 600,000) and having no more than $250 million in annual revenue. The Partnership qualifies as a small cable company and all of the Partnership's cable systems qualify as small cable systems. Basic tier rates remain subject to regulations by the local franchising authority under most circumstances until effective competition exists. The 1996 Act expands the definition of effective competition to include the offering of video programming services directly to subscribers in a franchised area served by a local telephone exchange carrier, its affiliates or any multichannel video programming distributor which uses the facilities of the local exchange carrier. The FCC has not yet determined the penetration criteria that will trigger the presence of effective competition under these circumstances.

        Telephone Companies. The 1996 Act allows telephone companies to offer video programming services directly to customers in their service areas immediately upon enactment. They may provide video programming as a cable operator fully subject to any provision of the 1996 Act, or a radio-based multichannel programming distributor not subject to any provisions of the 1996 Act, or through nonfranchised "open video systems" offering nondiscriminatory capacity to unaffiliated programmers, subject to select provisions of the 1996 Act. Although management's opinion is that the probability of competition from telephone companies in rural areas is unlikely in the near future, there are no assurances that such competition will not materialize.

        The 1996 Act encompasses many other aspects of providing cable television service including prices for equipment, discounting rates to multiple dwelling units, lifting of anti-trafficking restrictions, cable-telephone cross ownership provisions, pole attachment rate formulas, rate uniformity, program access, scrambling and censoring of Public, Educational and Governmental and leased access channels.

Self-Insurance

        The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and defrays a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership's losses exceed the fund's balance, the Partnership absorbs any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Partnership, its financial condition, prospects and debt service ability.

        Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. For 1999, 1998, and 1997, respectively, the Partnership was charged $20,197, $20,878 and $14,324 by the fund. As of December 31, 1999, the fund had a balance of $360,815.

9.      ACQUISITION OF SYSTEMS AND DISPOSITION OF ASSETS:

        On January 2, 1998, the Partnership purchased cable television systems located in and around the communities of Allendale, Bamberg, Barnwell and Bennettsville, all in the state of South Carolina. The purchase price of these systems was $20,500,000. The systems are operated from four headends and serve 11,200 subscribers.

        The Partnership borrowed an additional $20,473,427 under an amended and restated revolving credit and term loan agreement with its lender to finance the acquisition of the South Carolina cable systems.

        On April 30, 1999, the Partnership sold cable television systems serving approximately 1,400 subscribers in and around the communities of Sandersville, Heidelberg and Laurel, Mississippi. The system was sold at a sales price of $1,900,000 of which the Partnership received $1,710,000. The remaining balance of $190,000 will be held in escrow for one year from the date of sale. The Partnership used net proceeds of $1,540,000 to pay down the existing bank debt.

        Pro Forma operating results of the Partnership for 1999 and 1998, assuming the disposition described above had been completed as of the beginning of 1998 follows:

                                                           For the Years Ended
                                                              December 31,
                                                 -------------------------------------
                                                    1999                     1998
                                                 ------------             ------------
                                                 (unaudited)              (unaudited)
Revenue                                          $ 14,813,800             $ 14,183,431
                                                 ============             ============
Net loss                                         $ (1,482,272)            $ (1,271,034)
                                                 ============             ============
Net loss per limited partnership unit                     (50)                     (43)
                                                 ============             ============

10.     SUBSEQUENT EVENT:

        The Partnership previously filed a Preliminary Proxy Statement with the Securities and Exchange Commission related to the proposed sale of the cable television and other assets of the Partnership to Northland Cable Properties, Inc., a wholly owned subsidiary of the General Partner for an aggregate purchase price of $76,000,000. In the first quarter of 2000, the General Partner made a decision to terminate the proposal and withdraw the proxy statement. The General Partner plans to formulate another liquidation proposal to the limited partners in 2000. It is estimated that any sale of the Partnership would not occur until the first quarter of 2001.

                                   EXHIBIT A

                                   PROXY CARD

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

       The undersigned hereby acknowledges receipt of the Notice of Special Meeting of limited partners of NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP ("NCP-Six") and accompanying Proxy Statement, each dated April 15, 2000 ("Proxy Materials"). The undersigned appoints John S. Whetzell and Richard
I. Clark, or either of them, as proxies, each with full power to appoint his substitute. The undersigned represents that he or she holds of record as of December 31, 2000 the number of units of limited partnership interest in NCP-Six set forth below and authorizes the proxies to represent and to vote, as designated below, all of such interest at the special meeting of limited partners to be held on May 31, 2001 and at any postponements or adjournments thereof. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE MANAGING GENERAL PARTNER OF NCP-SIX.

       The undersigned directs the proxies to vote on the following proposal as follows:

                            PROPOSED AMENDMENT NO. 1

       BEFORE VOTING ON THIS PROPOSED AMENDMENT NO. 1, THE GENERAL PARTNERS OF NCP-SIX STRONGLY ENCOURAGE YOU TO READ THAT SECTION TITLED "BACKGROUND AND REASONS FOR EXTENDING THE TERM OF NCP-SIX" AS FOUND ON PAGE ____ OF THE PROXY MATERIALS.

       To authorize the extension of the term of NCP-Six for an additional six years so that its current expiration date of December 31, 2001 is changed to a future expiration date of 2007. Specifically, to effectuate the six-year extension of the term of NCP-Six, the general partner shall cause the Amended and Restated Agreement of Limited Partnership of NCP-Six to be amended pursuant to Proposed Amendment No. 1 as set forth in Exhibit C of the Proxy Materials.

       APPROVE [ ]                  DISAPPROVE [ ]                   ABSTAIN [ ]

                            PROPOSED AMENDMENT NO. 2

       To authorize NCP-Six and its general partners to sell all of its cable systems and other assets owned by NCP-Six, following the sale of its Bennettsville, South Carolina operating system to Adelphia Communications Corporation or its assigns (the "Assets") to Northland Communications Corporation or to one of its affiliates ("Northland") and then to dissolve and wind up the affairs of NCP-Six, to distribute the proceeds of the liquidation and any remaining assets in accordance with the Amended and Restated Agreement of Limited Partnership of NCP-Six and the Proxy Materials, and to take any action deemed necessary or appropriate by it to accomplish the foregoing, including approval of certain amendments to the Amended and Restated Certificate and Agreement of Limited Partnership of NCP-Six, as such amendments are set forth in Exhibit D to the Proxy Materials. This authorization includes the authority of NCP-Six and its general partners to enter into an agreement with Northland for the sale to Northland of the undivided portion of the Assets which is attributable to the limited partners' collective interest in NCP-Six, and the distribution to Northland, in kind, of the undivided portion of the Assets that are attributable to the Managing General Partner's interest in NCP-Six, all on the terms and conditions described in the Proxy Materials, and all such other and future actions reasonably necessary to accomplish the foregoing.

       APPROVE [ ]                  DISAPPROVE [ ]                   ABSTAIN [ ]

       This proxy will be voted as directed by the undersigned. The above-referenced proposals are independent of one another. Therefore, a vote for or against one of the two proposals does not dictate how a limited partner must vote for the other proposal. Notwithstanding, limited partners may not vote for or against individual elements of either proposal, but must vote either for or against the proposed amendment in its entirety. IF THIS PROXY IS EXECUTED AND RETURNED AND NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED TO APPROVE BOTH OF THE ABOVE-REFERENCED PROPOSALS. SIMILARLY, IF THIS PROXY IS EXECUTED AND RETURNED AND DIRECTION IS INDICATED AS TO ONLY ONE OF THE TWO PROPOSALS, THIS PROXY WILL BE VOTED TO APPROVE THE PROPOSAL FOR WHICH NO DIRECTION IS INDICATED.

       When limited partner interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.

        DATED:___________________, 2001

        Number of Limited Partnership $500 Units Held:  __________

                                            X
                                             -----------------------------------

                                             -----------------------------------
                                                                     (Signature)

                                            X
                                             -----------------------------------

                                             -----------------------------------
                                                    (Signature, if held jointly)


PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    EXHIBIT B

    AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF
               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                              AMENDED AND RESTATED
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP


        THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is made and entered into by and between NORTHLAND COMMUNICATIONS CORPORATION ("Northland"), a Washington corporation, FN EQUITIES JOINT VENTURE ("FNEJV"), a California joint venture (Northland and FNEJV collectively referred to herein as the "General Partners"), RICHARD I. CLARK (the "Original Limited Partner"), and remaining parties who now or hereafter from time to time are accepted by the Managing General Partner as Limited Partners (the "Limited Partners") of NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP (the "Partnership"). Northland shall be the managing general partner ("Managing General Partner") and FNEJV shall be the administrative general partner ("Administrative General Partner") of the Partnership. This Agreement amends and restates the Certificate and Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership filed with the office of the Secretary of State of the State of Washington on January 22, 1986, as amended as of the date hereof.

        The Partnership is formed pursuant to the Washington Uniform Limited Partnership Act.

        1. Formation of Limited Partnership. The parties do hereby agree to operate as a limited partnership pursuant to the Washington Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement. The General Partners will cause this Agreement to be duly recorded forthwith in the office of the Secretary of the State of Washington, in accordance with the provisions of the Washington Uniform Limited Partnership Act, and will qualify the Partnership as a limited partnership in other jurisdictions, as required, where the Partnership shall do business. The General Partners shall not be required to deliver or-mail a copy of the "filed" Agreement to the Limited Partners.

        2. Name. The name under which the Partnership business shall be con ducted is NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP. The General Partners will cause, wherever necessary or appropriate, the execution of a fictitious business name statement and cause such statement to be published and filed where appropriate.

        3. Office and Principal Place of Business. The office and principal place of business for the Partnership shall be 3500 One Union Square Building, Seattle, Washington 98101, or at such other place or places as the Managing General Partner may from time to time determine. The Managing General Partner may establish and maintain such other offices and places of business of the Partnership, either in the state of Washington or elsewhere, as the Managing General Partner may from time to time determine.

        4. Agent for Service. The agent of the Partnership for service of process in the state of Washington shall be Northland Communications Corporation, a Washington corporation having its principal place of business at 3500 One Union Square Building, Seattle, Washington 98101. The agent of the Partnership for service of process in any other state requiring an agent shall be as designated by the Managing General Partner.

        5. Purpose and Nature of Business. The purpose and primary business of the Partnership is (a) to acquire, develop and operate cable television systems in the United States, (b) to provide any or all services and products related to that business, (c) to own, lease or otherwise acquire, encumber and dispose of any or all assets and services related to such business, and (d) to do any other act necessary or convenient in connection therewith.

        6. Definitions. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 6.

        "Administrative General Partner" means FN Equities Joint Venture, or its successors as designated in accordance with the terms of this Agreement.

        "Affiliate" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 degrees. or more of the outstanding voting securities of such other person; (b) any person 10 degrees- or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
(c) any person directly or indirectly controlling such other person; (d) any officer, director or partner of such other person; and (e) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

        "Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, as amended, modified or supplemented from time to time.

        "Capital Account" means the account established and maintained on the books of the Partnership for each Partner pursuant to Article 10.

        "Capital Contribution" means all cash actually contributed (but not loans) to the Partnership by a Partner.

        "Cash Available for Distribution" means cash funds of the Partnership in excess of amounts reasonably required for the repayment of Partnership borrowings, interest thereon, other liabilities, Partnership working capital and reserves which the Managing General Partner deems to be reasonably required or appropriate for the proper operation of the business of the Partnership.

        "Cash Distributions" shall include cash sad property, at its net fair market value, distributed to the Partners.

        "Cash Flow" means Gross Revenues for a given period less all operating and other expenses actually incurred and related to the Gross Revenues for such period.

        "Code" means Internal Revenue Code of 1954, as amended.

        "General Partners" means Northland Communications Corporation, a Washington corporation; EN Equities Joint Venture, a California joint venture; and any other person or entity which is subsequently admitted to the Partnership as a General Partner in accordance with the terms of this Agreement.

        "Gross Revenues" means all revenues and receipts actually received from the service of providing secondary transmissions of primary broadcast transmitters and from related activities including, but not limited to the full amount of monthly (or other periodic) service fees for any and all basic and pay services or tiers of basic and pay services, additional set fees, converter fees, installation (including connection, relocation, disconnection or reconnection) fees, separate charges for security, alarm OF facsimile services, charges for late payments, charges for program origination services and advertising revenues.

        "Limited Partner" means any person or entity accepted by the General Partners as a limited partner of the Partnership pursuant to the terms of this Agreement and who is named on Schedule A hereto.

        "Majority Vote of the Limited Partners" means a vote by Limited Partners who collectively hold of record more than 50 degrees O of the Units.

        "Managing General Partner" means Northland Communication Corporation, or its successor as duly designated in accordance with the terms of this Agreement.

        "Net Income and Net Losses" means the amount of the aggregate Partnership taxable income or loss (including items requiring separate computation under Section 702 of the Code) as determined for federal income tax purposes.

        "Noncash Additions" means the sum of all increases to a Partner's Capital Account other than increases for the contribution of money or property to the Partnership.

        "Noncash Reductions" means the sum of all reductions to a Partner's Capital Account other than reductions for the distribution of cash or property to such Partner.

        "Offering and Organization Costs" means the costs of offering and marketing the Units and organizing the Partnership (not including sales commissions or due diligence fees), including printing costs and legal, accounting and other professional fees incurred in connection with any offering documents and this Agreement, and related filing and retardation costs, and the registration, or application for exemption therefrom, of the Units under applicable federal and state securities laws.

        "Partners" means, collectively, the Limited Partners, as constituted from time to time, and the General Partners.

        "Partnership" means Northland Cable Properties Six Limited Partnership, a Washington limited partnership.

        "Substitute Limited Partner" means a transferee of a limited partnership interest who has been admitted to the Partnership in accordance with the terms of this Agreement.

        "Systems" means, collectively, the cable television systems which will be owned, directly or indirectly, by the Partnership.

        "Units" means participation interests in the Partnership owned by Limited Partners. Each Unit represents a $;00 Capital Contribution.

        7. Term of the Partnership. The Partnership commenced as of the date of filing and recording the original certificate of limited partnership of the Partnership and shall continue until the date of the first of the following events:

                (a) December 31, 2001; or

                (b) Dissolution as provided in Article 16 of this Agreement.

        8. Capital Contributions.

                (a) Contributions by General Partners. The Managing General Partner shall contribute $1,000 as the collective Capital Contribution of the General Partners to the Partnership. The General Partners shall have no further obligation to make any Capital Contributions to the Partnership, except as may be required by paragraph (e) of Article 16.

                (b) Contribution by Original Limited Partner. The Original Limited Partner shall contribute $100 to the Partnership as his Capital Contribution. Upon admission of additional Limited Partners, the Original Limited Partner shall withdraw from the Partnership and his Capital Contribution shall then be refunded to him; provided, however, that he may again become a Limited Partner in accordance with the provisions of paragraph (d) below. Notwithstanding the provisions of Articles 15 and 16 and other provisions of this Agreement to the contrary, the interest of the Original Limited Partner, as such, in income, gain, loss, deduction, credit distributions or capital shall not exceed one percent of the total of any of such amount and the balance shall be allocated or distributed to, or owned by, the General Partners.

                (c) Offering and Organization Costs. The Managing General Partner, or any agent thereof, is hereby authorized to take any and all actions as may in its judgment be necessary or advisable in order to raise the capital authorized in this Article, including, without limitation, the filing of such documents or instruments as are necessary or advisable to claim exemption from the registration requirements of federal or state securities laws, the registration and/or qualification of the Units under federal and state securities laws, the qualification of the Partnership as a foreign limited partnership in any jurisdiction wherein the Partnership does business, the engagement of legal counsel, accountants, or any other experts necessary for the preparation of any documents required in connection with the Units, or the engagement of one or more broker-dealers to assist with the offering of the Units. The Partnership will pay all Offering and Organization Costs up to a maximum of 3.5~ of the aggregate Capital Contributions from Limited Partners. All Offering and Organization Costs in excess of 3.5 degrees O of aggregate Capital Contributions from Limited Partners shall be borne by the General Partners.

        The Partnership shall also pay Financial Network Investment Corporation, an Affiliate of the Administrative General Partner, a selling commission and due diligence fee equal in the aggregate to 10.5 degrees o of aggregate Capital Contributions from Limited Partners, provided, however, that no such commission or fee shall be payable with respect to Units purchased by the Managing General Partner or its Affiliates, officers, directors, employees or agents.

                (d) Limited Partners. The Partnership shall offer 30,000 Units, at $500 per Unit, to be subscribed for by the Limited Partners to be admitted subsequent to the original formation of the Partnership. The minimum purchase is eight Units ($4,000). The Managing General Partner reserves the right, however, in its sole discretion, to accept subscriptions for less than eight Units but not less than four Units ($2,000) from Individual Retirement Accounts (IRAs) or HR-10 (Keogh) plans. The Managing General Partner does not intend to accept subscriptions for more than twenty percent (20 degrees,o) of the Units from IRAs, Keogh plans or other "tax-exempt entities", as defined in Section 168(j)(4) of the Code, or from any pass-thru entities (as defined in Code
Section 267(e)(2) in which a tax-exempt entity has an interest. The General Partners may purchase Units of limited partnership interest on the same basis as other investors and hold such Units as a Limited Partner. Such Limited Partners as subscribe for Units shall be admitted to the Partnership in accordance with paragraph (f) below upon the conditions contained herein. No Limited Partners shall be admitted pursuant to this paragraph (d) unless subscriptions for at least 2,000 Units have been received and accepted by the Managing General Partner by July 31, 1987.

        Limited Partners shall make their Capital Contributions to the Partnership in cash at the time of subscription.

                (e) Withdrawal of Capital Contributions. No Partner shall have the right to withdraw or reduce the amount of his or her Capital Contribution, except to the extent that any such withdrawal or reduction may be required or expressly permitted by this Agreement. In addition, no part of any Capital Contribution shall be withdrawn until all obligations and liabilities of the Partnership (except such as may be due to the General Partners and to the Limited Partners on account of their Capital Contributions) have been paid or unless, in the opinion of the Managing General Partner, sufficient assets for the payment of such obligations and liabilities have been set aside and designated for that purpose.

                (f) Acceptance of Subscriptions. Acceptance of each subscription for Units shall be discretionary with the Managing General Partner, and the Managing General Partner may reject any subscription for any reason it deems appropriate. Upon acceptance of a Limited Partner's subscription and the release from the escrow account of his or her subscription funds to the Partnership or the direct deposit of such subscription funds in the Partnership's general business account, the Managing General Partner shall file an amendment to this Agreement in accordance with the Washington Uniform Limited Partnership Act together with a list of the names, addresses and interests of the newly-admitted Limited Partners pursuant to paragraph (d) of Article 19.

                (g) Additional Capital. The General Partners are authorized to raise at any time additional capital for the Partnership, in addition to that authorized by paragraph (d) above, by selling additional limited partnership interests upon terms and conditions and for such prices as the Managing General Partner may determine; provided, however, that the General Partners must first offer such interests to the then current Limited Partners in proportion to their then current ownership upon such terms and conditions and for such price as the Managing General Partner proposes to sell such interests to third parties. Any person who is not a then current Limited Partner and who acquires an interest in the Partnership which has been offered in accordance with the provisions of this paragraph (g) shall be admitted to the Partnership as a new Limited Partner upon acceptance by the Managing General Partner, and no further consent to such admission by the then current Partners or any execution of documents by them shall be required.

                (h) Initial Investment. Pending initial investment of its funds, or to provide a source from which to meet contingencies, the Partnership may temporarily invest its funds in short-term, highly liquid investments that provide appropriate safety of principal, such as bank certificates of deposit, money market funds, short-term debt obligations and interest-bearing accounts.

                (i) Priority and Return of Capital. Except as expressly provided by the provisions of this Agreement, no Partner shall have priority over any other Partner, either as to the return of Capital Contributions or as to net income, net losses or Cash Distributions. No Partner shall be entitled to the return of any amount contributed by such Partner to the capital of the Partnership out of any assets other than the assets of the Partnership and then only in accordance with the provisions of this Agreement.

        9. Advances by General Partners. A General Partner, or any Affiliate thereof, may in its discretion advance monies to the Partnership for use in acquiring the Systems or other assets or funding Partnership operations when the Partnership is in need of such monies. The aggregate amount of such advances shall become an obligation of the Partnership to such General Partner or Affiliate, and shall be paid with interest; provided, that the interest rate or other finance charges and fees with respect to any such loan shall be payable at a per annum rate not greater than the average interest rate charged, from time to time, to such General Partner or Affiliate by the financial institution which principally finances the activities and affairs of such entity or, if the source of the loan funds is an unaffiliated third-party lender that has loaned such funds to such General Partner or Affiliate, the per annum rate charged, from time to time, with respect to such funds by such unaffiliated lender to such General Partner or Affiliate; and provided, further, that no repayment charge or penalty shall be imposed with respect to any such loan, except to the extent that such prepayment charge or penalty is attributable to an underlying encumbrance.

        10. Capital Accounts.

                (a) Establishment of Capital Accounts. The Partnership shall establish and maintain a Capital Account for each Partner in accordance with Treasury Regulations promulgated under Code Section 704(b).

                (b) Adjustments to Capital Accounts. The Capital Account of each Partner shall be increased to reflect (i) such Partner's cash contributions,
(ii) the fair market value of property contributed by such Partner (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752), (iii) the Partner's share of the Net Income (including all gain as calculated pursuant to Section 1001 of the Code) of the Partnership, (iv) such Partner's share of income and gain exempt from tax, and (v) such Partner's share of any basis increase pursuant to Code Section 48(q)(2). The Capital Account of each Partner shall be reduced to reflect (i) the amount of money distributed to such Partner,
(ii) the fair market value of property distributed to such Partner (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under Section 752), (iii) such Partner's share of noncapitalized expenditures not deductible by the Partnership in computing its taxable income as determined under Code Section 705(a)(2)(B), (iv) such Partner's share of the amount of any basis adjustment pursuant to Code Sections 48(q)(1) and 48(q)(3), (v) such Partner's share of Net Losses, and (vi) such Partner's share of amounts paid or incurred to organize the Partnership or to promote the sale of Partnership Units to the extent that an election under Code
Section 709(b) has not properly been made for such amounts. The Managing General Partner shall determine the fair market value of all Partnership property which is distributed in kind, and the Capital Accounts of the Partners shall be adjusted on the basis of such fair market value determination by the Managing General Partner as though the property had been sold for its fair market value and the proceeds (net of liabilities) had been distributed to the Partner receiving the property in kind. In the event of a contribution or distribution of property with a fair market value which is not equal to its adjusted basis (as determined for federal income tax purposes), the Partnership shall maintain both "tax" and "book" capital accounts in accordance with the rules prescribed in Treasury Regulations promulgated under Code Section 704.

        11. Management of Partnership Activities and Indemnification. The General Partners shall conduct, direct and exercise full control over all the activities of the Partnership. The Limited Partners shall have no power over the conduct of the affairs of the Partnership except as specifically set forth herein. Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between the Managing General Partner and the Administrative General Partner, the Managing General Partner shall control.

                (a) General Powers of the General Partners. Subject to the provisions of paragraphs (b) and (c) of Article 12, and in addition to the powers granted to general partners of a limited partnership under the laws of the State of Washington, or which are granted to the General Partners under other provisions of this Agreement, and within the limitations of the purposes for which the Partnership has been formed, the General Partners shall have full power to do all things deemed necessary, appropriate or desirable by them to conduct the business of the Partnership, including, but not limited to:

                (i) The making of expenditures and the incurring of any obligations they deem necessary or desirable to implement the purposes of the Partnership; the employment of such personnel as they deem desirable for the conduct of such activities, including permanent, temporary, or part-time employees, themselves, and outside consultants or contractors, and the determination of their compensation and other terms of employment; provided, however, that any contract for services with the General Partners or their Affiliates may be cancelled upon a Majority Vote of the Limited Partners.

                (ii) Subject only to any express limitations contained in this Agreement, the acquisition and the disposition, exchange, mortgage, or other hypothecation of any or all of Assets of the Partnership, including the Systems, the borrowing of monies, and the use of the revenues or borrowing proceeds of the Partnership for any purpose and on any terms the General Partners see fit, including, without limitation, the financing of the activities of the Partnership (with or without the pledge of the Partnership's revenues or other assets), the repayment of borrowings, the lease or purchase of properties and equipment, and the conduct of additional activities by the Partnership, provided that assets and revenues attributable to the interests of the Limited Partners shall not be pledged or used for the benefit of the General Partners or their Affiliates, and provided that (except upon dissolution of the Partnership) a Majority Vote of the Limited Partners shall be required for the sale or hypothecation of all, or substantially all, of the Partnership's assets in connection with any transaction not in the normal and ordinary course of Partnership business, and provided further that no lender shall be required to look to the application of proceeds hereunder and shall be entitled to rely on the representations of the General Partners as to their authority to enter into financing arrangements and shall be entitled to deal with the General Partners as if they were the sole party in interest therein, both legally and beneficially.

        Notwithstanding any other provisions herein limiting the General Partners' power to borrow on behalf of the Partnership or hypothecate all or substantially all of the Partnership's assets in connection with such borrowing, the General Partners may, on behalf of the Partnership, borrow and secure said borrowings with Partnership assets for the express purpose of providing funds to the Partnership for Cash Distributions to the Partners in accordance with
Article 15.

        No creditor who makes a non-recourse loan to the Partnership shall have or acquire at any time as a result of making such loan any direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

        The amount of Partnership cash flow used in any calendar year to acquire Systems will in no event exceed 50 degreesn of the Net Income before depreciation allocated to Limited Partners for that year.

                (iii) The negotiation and execution on any terms deemed desirable by them of all necessary agreements, or other instruments required or deemed beneficial to implement the powers granted under this Agreement.

                (iv) The formation of any further limited or general partnerships, joint ventures, or other relationships which they deem desirable, provided that the Partnership shall not invest in any other partnership or joint venture or engage in any other relationship except for the purpose of operating the: Systems and unless it has a controlling interest in such venture or partnership; and provided that neither the General Partner nor any Affiliate shall receive any fees or compensation from such venture or partnership; and provided that all Systems owned by the Partnership shall be owned directly, and not indirectly through an ownership interest in any limited or general partnership, joint venture or other entity.

                (v) The execution of operating, management or agency agreements with any parties selected by them to supervise or assist in the operation of any activities undertaken by the Partnership and the making of agreements for the conduct of operations, or the furnishing of facilities, services and personnel.

                (vi) The lease or sale of any assets of the Partnership for any Partnership purpose, including but not limited to franchises or similar operating authorizations of any portion of the Systems, except to the General Partners or their Affiliates and subject to the limitations in subparagraph (ii) above; provided, however, that notwithstanding anything else herein, upon a Majority Vote of the Limited Partners approving the terms of the transaction, all or any portion of the Partnership's assets may be sold to the Managing General Partner or its Affiliates; and provided, further, no Majority Vote of the Limited Partners shall be required for the sale to the Managing General Partner or its Affiliates of a System previously acquired by the Partnership if (a) the Managing General Partner or its Affiliates had advanced funds to the Partnership in order to enable the Partnership to acquire the System and an amount equal to at least 50% of the funds so advanced remains an outstanding obligation of the Partnership to the Managing General Partner or its Affiliates at the time of the proposed acquisition of the System by the Managing General Partner or its Affiliates and (b) the purchase price to be paid to the Partnership by the Managing General Partner or its Affiliates is equal to or in excess of the purchase price originally paid by the Partnership for the System.

                (vii) The exercise on behalf of the Partnership, in such manner as they in their sole judgment deem appropriate, of all rights, elections, and obligations granted to or imposed upon the Partnership by agreements entered into by it, including but not limited to elections permitted the Partnership by any taxing authority.

                (viii) The establishment and maintenance of bank accounts on behalf of the Partnership, provided that the General Partners will employ all funds and assets of the Partnership for the Partnership's sole benefit and use and will not commingle the Partnership's funds with the funds of any other person.

                (ix) The control of any matters affecting the rights and obligations of the Partnership or its Partners, including the employment of attorneys and others, the incurring of legal expenses and the prosecution, defense, compromise, arbitration or settlement of claims and litigation.

        Any transaction which the General Partners are authorized hereby to enter into on behalf of the Partnership, including but not limited to the acquisition, disposition, exchange, mortgage or other hypothecation of Partnership assets and revenues, the borrowing of monies, the formation of general or limited partnerships, joint ventures, or other relationships, and the making of operating, agency, management or other agreements for the conduct of operations or the furnishing of goods, facilities, services or personnel, may be entered into by the Partnership with the General Partners or their Affiliates provided that (a) the fees and prices charged are in accordance with paragraph
(d) of Article 12 herein, if applicable, and competitive with the fees, prices and compensation of any other person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Partnership, and (b) any such agreement may be terminated upon a Majority Vote of the Limited Partners without penalty upon 60 days' notice. Further, the General Partners will not engage in any practices such as rebates, give-ups or reciprocal arrangements in connection with providing such services or goods. The General Partners also may subcontract and delegate all or any part of their duties hereunder to any agency chosen by them, including an Affiliate, but such delegation by them shall not relieve them of their responsibilities hereunder. In no event will a General Partner or its Affiliates engage in any real estate transactions with the Partnership where such General Partner or Affiliate is a principal without an affirmative Majority Vote of the Limited Partners, unless the General Partner or Affiliate is selling such real estate to the Partnership at cost and on identical terms.

                (b) Other Activities of the General Partners. The General Partners shall devote such part of their time as they, in their sole discretion, deem necessary to carry out the operations contemplated under this Agreement and shall make available at reasonable times their respective offices, organizations and facilities to carry out the purposes of the Partnership. Each of the parties hereto may engage in whatever other activities it chooses. It is specifically recognized that the General Partners and their Affiliates will each engage in the cable television business both for their own account and for others, and nothing contained herein shall be deemed to prevent such parties from engaging in such activities individually, jointly with others, or as a partner of any other partnership, joint venture, or other entity to which they are or may become a party, in any locale, fields or areas of operation, including those in which the Partnership may likewise be active, or from dealing with the Partnership as independent parties or through any other entity in which they may be interested, including the sale or lease of goods and equipment to, and the performance of accounting, technical and management services for, the Partnership at a profit, nor as requiring them to permit the Partnership or any Partner thereof to participate in any such operations in which they may be interested, except as indicated herein. Neither the General Partners nor their Affiliates shall be obligated to present any particular investment opportunity to the Partnership or the Partners even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of the General Partners shall have the right to take such investment for his or its own account (individually or on behalf of others) or to recommend to others any particular investment opportunity. A Limited Partner, because of his or her interest in the Partnership, shall not acquire any rights or interest in any other partnership managed, operated or otherwise affiliated with the General Partners or their Affiliates. Nothing in this paragraph (b) shall be deemed to diminish the General Partners' fiduciary obligations nor waive any rights that the Partnership or the Limited Partners may have against the General Partners.

                (c) Indemnification. Neither the General Partners nor any director, officer, partner, employee, agent or Affiliate thereof shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Partners for, and the Partnership and any receivers and/or trustees thereof shall hold harmless, indemnify and defend the General Partners and such other persons from and against, any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys' fees) suffered by the General Partners or such other persons by virtue of any act performed or omitted to be performed in connection with the Partnership's activities, provided that if such claim, liability or expense arises out of any action or inaction by a General Partner or such other persons, the Managing General Partner must have determined, in good faith, that such course of conduct was carried out in a manner reasonably believed to be in the best interest of the Partnership, and that such course of conduct did not constitute fraud, negligence or breach of fiduciary duty by the General Partners. All judgments against the Partnership, the General Partners, or such other persons, wherein the General Partners or such other persons are entitled to indemnification, must first be satisfied from Partnership assets before the General Partners or such other persons are responsible for obligations.

        Notwithstanding anything herein to the contrary, the General Partners and their Affiliates, shareholders, directors, officers or other employees shall not be indemnified for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act of 1933, as amended, with respect to the offer and sale of the Units, unless: (1) the General Partners are successful in defending such action; or (2) a final adjudication that such indemnification is contrary to public policy as expressed in said Act has not been made by a court of appropriate jurisdiction.

        Subject to the above, expenses incurred by a General Partner or any Affiliate, shareholder, partner, director, officer, agent or other employee, in defending any claim with respect to which such General Partner or such other person may be entitled to indemnification by the Partnership hereunder, may be advanced by the Partnership prior to the final disposition of such claim, upon receipt of an undertaking by or on behalf of such General Partner or other person to repay the advanced amount of such expenses unless it is determined ultimately that such General Partner or other person is entitled to indemnification by the Partnership under this paragraph (c).

        Any indemnification hereunder shall be made only to the extent of the Partnership's assets, and no Partner shall be personally liable on such indemnification; provided, however, that nothing contained in this paragraph (c) shall be deemed to excuse any General Partner from liability to the other General Partner with respect to any claim described herein, where such General Partner would otherwise be so liable in the absence of the indemnification contained in this paragraph (c).

                (d) Failure to Take Action. Except in the event of any act for which they would not be entitled to indemnification under paragraph (c) above, the General Partners and their Affiliates, shareholders, directors, partners, officers, agents and other employees will not be liable to any of the Limited Partners for failure to take any action on behalf of the Partnership (including, but not limited to, any action which may prevent the foreclosure of all or any portion of the assets of the Partnership) due to the Partnership's lack of sufficient funds for the payment of its debts, provided the General Partners give the Limited Partners prior notice thereof, so that the Limited Partners may, but shall not be obligated to, contribute such funds if they then desire that such action be taken. Moreover, in the event that after such notice is given funds are not contributed to the Partnership by the Limited Partners, the General Partners shall have the power, but shall not be obligated, to (1) sell all or any portion of the assets of the Partnership in order to raise such funds, or (2) cause the dissolution of the Partnership or the abandonment of all or any portion of its assets, or both.

                (e) Tax Matters Partner. For the purpose of Code Section 6223(a), Northland Communications Corporation, the Managing General Partner, is hereby designated as "Tax Matters Partner" ("TMP"). In the event that at any time the TMP determines that it cannot act as the TMP, it shall notify all Partners and unless another General Partner is designated by the General Partners as the TMP a meeting shall be called pursuant to the provisions of paragraph (g) of Article 20 herein for the purpose of the Limited Partners appointing a Partner as the new TMP. The TMP, if notified by the Internal Revenue Service of a "final partnership administrative adjustment" ("FPAA"), shall inform the Limited Partners and provide them with a copy of such notice within fifteen (15) days of its receipt. Within ninety (90) days after the day on which such FPAA notice is received by the TMP, the TMP shall notify the Limited Partners of the position that the TMP is taking in connection with such notice or that it is taking no position. The General Partners shall not be liable to the Partnership or the Limited Partners for any act performed or omitted to be performed by the TMP in connection with its position as TMP with respect to the federal income tax consequences of Partnership transactions, unless the TMP was grossly negligent or failed to act in good faith with respect to such tax matters.

        12. General Partners' Duties, Management Fees and Partnership Expenses.

                (a) Acquisition Fee. Northland shall receive an acquisition fee equal to 6.5 degrees of the Capital Contributions from Limited Partners pursuant to the offering described in paragraph (d) of Article 8 herein as compensation for investigating the acquisition of the Systems and for initial management services rendered by the executive officers of the Managing General Partner to the Partnership. Such fee shall be paid when and as such Capital Contributions are released to the Partnership, and is in addition to the management fee payable pursuant to paragraph (b) below and reimbursable amounts payable pursuant to paragraph (d) below.

                (b) Managing General Partner's Duties and Management Fees. The Managing General Partner shall be responsible for the overall management of the Partnership, including:

                (i) Determination and implementation of Partnership policies;

                (ii) Review of Partnership budget, surveys, cash flow and working capital requirements;

                (iii) Review and approval of Partnership reports and financial statements, including those filed with regulatory agencies and including those prepared and distributed pursuant to paragraph (f) of Article 16 and paragraphs
                        (b) through (g) of Article 18; and

                (iv) Supervision of professionals and others employed by the Partnership in connection with the above.

        For the services of the executive officers of the Managing General Partner in connection with such supervision and management, the Managing General Partner shall also receive a management fee equal to 6 degrees'o of the gross revenues of the

Partnership, not including revenues from the sale or refinancing of the Systems or any portion thereof. Such fee shall be calculated and paid monthly. This fee is in addition to reimbursable amounts payable pursuant to paragraph (d) below. Ed,

        (c) Administrative General Partner's Duties and Management Fees. The Administrative General Partner shall have responsibility for overall administration of the Partnership in all respects and in all matters, and shall make administrative decisions. In return for the compensation described below, the Administrative General Partner shall actively engage in ongoing consultation with and shall provide assistance to the Managing General Partner regarding operations of the Partnership, including, but not limited to, acquisition of properties, financing, analysis of System demographics and System planning. In addition, the Administrative General Partner shall have responsibility to perform, or cause to be performed, the following services:

                (i) Establishment of books of account, record and payment procedures, including individual Capital Accounts of the Partners;

                (ii) Provision of bookkeeping and other related services for the Partnership;

                (iii) Disbursement of the original Capital Contributions of the Partners for the purposes set forth in this Agreement;

                (iv) Disbursement of all receipts and the making of all necessary payments and expenditures in accordance with the terms of this Agreement;

                (v) Making of all reports to the Limited Partners required by this Agreement or by law;

                (vi) Admission of an assignee of a Limited Partner's interest as a Substitute Limited Partner, without the consent of any Limited Partner; and

                (vii) To the extent that funds of the Partnership are, in the Managing General Partner's judgment, not required for the conduct of the Partnership's business, the temporary investment of the excess funds in the manner set forth in paragraph (h) of Article 8.

        For its services in connection with such administration, the Administrative General Partner shall receive an administrative fee equal to 1 degree- of the Capital

Contributions from Limited Partners pursuant to the offering of Units described in paragraph (d) of Article 8, payable when and as the Limited Partners' Capital Contributions are released to the Partnership. This fee is in addition to reimbursable amounts payable pursuant to paragraph (d) below.

                (d) Partnership Expenses; Reimbursement of Expenses Incurred on Behalf of the Partnership. The Partnership shall pay or reimburse the General Partners and their Affiliates for expenses of every kind incurred, including expenses involved in the acquisition of the Systems. Such expenses to be paid or reimbursed by the Partnership include, but are not limited to: (i) all costs of personnel employed by the Partnership, and all personnel employed by the Managing General Partner and its Affiliates who perform accounting, marketing and engineering services for the Partnership, for which personnel the Partnership will reimburse the Managing General Partner and its Affiliates for salaries and other employment costs of such personnel; (ii) all costs of borrowed money, taxes, insurance, and assessments against Partnership assets or applicable to the Partnership or its assets; (iii) legal, appraisal, audit, accounting, brokerage and other fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the transfer, issuance, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (v) costs for goods and materials, whether purchased by the Partnership directly or by the General Partners or their Affiliates, on behalf of the Systems or the Partnership; (vi) expenses of revising, amending, converting, modifying or terminating the Partnership; (vii) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping work necessary in maintaining relations with, Limited Partners, including the cost of printing and mailing to such persons reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith; (viii) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investor, tax reporting or other purposes, or other reports which the Managing General Partner deems to be in the best interest of the Partnership; (ix) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (x) the cost of preparation and dissemination of the informational material and documentation relating to the Partnership; (xi) costs of any computer services or equipment or services of personnel used for or by the Partnership; (xii) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing, operation and expansion of the Systems and of maintenance of the Systems; (xiii) costs of any litigation in which the Partnership is involved, as well as costs of any examination, investigation, or other proceeding conducted by any regulatory agency in connection with the Partnership, including legal and accounting fees incurred in connection therewith; and (xiv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, computer specialists, engineers, brokers and appraisers. With respect to Offering and Organization Costs, such reimbursement shall not exceed 3.5 degrees,O of the Capital Contributions from Limited Partners; to the extent Offering and Organization Costs exceed 3.5 degreesO of the aggregate Capital Contributions from Limited Partners, the Managing General Partner shall be responsible for the difference.

        In addition, the Partnership will reimburse the Managing General Partner and its Affiliates for all ordinary and necessary expenses incurred on the Partnership's behalf, including expenses listed above which are advanced by the Managing General Partner or its Affiliates, which shall not include charges for overhead (except for centralized billing if applicable], bookkeeping, telephone and postage, copy and computer charges, which shall be reimbursed at the lower of competitive price or cost, including allocation for overhead). All charges for expenses and fees, whether charged by the Managing General Partner, its Affiliates or any other party, will be billed directly to the Partnership.

        13. Limited Partners.

                (a) Rights and Obligations of the Limited Partners. No Limited Partner shall be personally liable for any debts, liabilities or obligations of the Partnership beyond the amount of his or her Capital Contribution plus his or her share of undistributed income and the amount of any distribution (including the return of any Capita] Contribution) made to him or her that must be returned to the Partnership pursuant to the Washington Uniform Limited Partnership Act or other applicable state law, nor shall he or she be obligated to restore the capital of the Partnership or repay to the Partnership any distribution made to such person as a Limited Partner except as maybe required by law. No Limited Partner, as such, shall take part in the control of the Partnership's business or transact any business for the Partnership.

                (b) Names and Addresses of Limited Partners. The General Partners shall keep at the principal place of business of the Partnership a list containing the name, address and interest of each Limited Partner. Within thirty
(30) days after the admission of any Limited Partner or the receipt by the Partnership of a written notice of change of address or transfer of interest (pursuant to Article 14) from any Limited Partner, the General Partners shall cause such list to be corrected to reflect such admission, transfer or change of address. Within fifteen (15) days after receiving a written request therefor from any Limited Partner or his or her representative, the Partnership shall send a copy of such list to such Limited Partner; provided, however, that the Partnership may charge for such copy its cost of reproducing the same. Any

Limited Partner or his or her representative shall have the right to inspect and copy (at his or her own cost) at the Partnership's principal place of business the names, addresses and interests of *he Limited Partners.

                (c) General Partner as Limited Partner. A General Partner, or any Affiliate of a General Partner, may at any time invest in or acquire Limited Partner interest in the Partnership and thereby acquire the same rights and obligations as other Limited Partners.

        14. Transfer of Limited Partner Units.

                (a) Assignment of Limited Partner Units. Following payment in full of cash for his or her Units, a Limited Partner shall have the right to assign any or all of the Units held by such Limited Partner, and the Partnership shall recognize any such assignment, subject to the following conditions:

                (i) In the event an assignor makes an assignment of less than all of his or her interest in the Partnership, then, after such assignment, neither the assignor nor the assignee shall hold less than one full Unit except for assignments by gift, inheritance, intra-family assignments and family dissolutions;

                (ii) Such assignment shall not violate any applicable federal or state securities law or regulation, including, without limitation, any restriction imposed thereby with respect to the financial suitability of, or minimum purchase requirements by, any transferee for consideration;

                (iii) Such assignment is made by written instrument of assignment, executed by the assignor, the terms of which do not contravene any of the terms of this Agreement;

                (iv) Notice of such assignment, including an executed copy of such instrument of assignment, the name; address and taxpayer identification number of the assignee and the number of Units assigned, has been delivered to the Partnership.

                (v) Such assignment does not jeopardize the status of the Partnership for federal income tax purposes no cause a termination of the Partnership for federal income tax purposes as determined under Section 708 of the Code; and

                (vi) The assignee of such interest in the Partnership is not a tax-exempt entity, as such term is defined in Section 168(j)(4) of the Code, and is not a pass-thru entity, as defined in Section 267(e)(2) of the Code, in which a tax-exempt entity holds an interest, unless the original subscriber for such Unit was a tax-exempt entity, provided, however, that in no event will tax-exempt entities own in the aggregate more than 20 degrees of the Partnership Units.

        An assignment of Units satisfying the conditions specified in this paragraph (a) shall, subject to the provisions of paragraph (d) below, entitle the assignee to receive all Cash Distributions and allocations of Net Income and Net Losses made with respect to the assigned Units after the "Acceptance Date," as defined in paragraph (c) below, but shall not entitle such assignee to any of the other rights and privileges of a Limited Partner hereunder unless such assignee becomes a Substitute Limited Partner in accordance with paragraph (h) below. In the event the Partnership or its counsel determines that an assignment does not satisfy the conditions specified in this paragraph (a), the General Partners shall promptly notify the assignor of such determination; provided, however, nothing contained in this paragraph (a) shall obligate the General Partners or their counsel to make any independent examination or investigation to determine whether such conditions have been satisfied.

                (b) Transfers of Limited Partner Units by Operation of Law. Upon any transfer of Units by operation of law (including, without limitation, transfers at death, whether testamentary or otherwise), either the transferee or transferor (or the transferor's personal representative) shall promptly give the Partnership written notice of such transfer, stating by what means it occurred. The Partnership shall recognize any such transfer of which it receives such notice, provided such transfer also satisfies the condition set forth in clause
(ii) of paragraph (a) above. A transferee of Units satisfying the conditions specified in this paragraph (b) shall, in accordance with paragraph (d) below, be entitled to receive all Cash Distributions and all allocations of Net Income and Net Losses made with respect to the transferred Units after the Acceptance Date for such transfer, but shall not be entitled to any of the other rights and privileges of a Limited Partner hereunder unless such transferee becomes a Substitute Limited Partner in accordance with paragraph (h) below.

                (c) Acceptance Date for Assignments and Other Transfers. The Acceptance Date" for any assignment or other transfer of Units satisfying the conditions set forth in paragraph (a) or (b) above, and paragraph (d) below, of this Article shall mean the first day of the calendar month succeeding the month in which the Partnership receives written notice of such assignment or other transfer (in accordance with the provisions of paragraph (a) or (b) above). If an assignment does not comply with paragraph (a) above because such assignment would cause a termination of the Partnership for federal income tax purposes under Section 708 of the Code, then such assignment shall be deferred until the day after the last day of the next ensuing calendar month during which such acceptance would not risk such a termination for tax purposes. If, at any time, more than one such assignment or other transfer is so deferred, the deferred assignments and transfers shall subsequently be recognized (to the extent all of them cannot be recognized in the same calendar month) in the same order as the Partnership received written notice thereof. Whenever the Partnership determines that it will not recognize an assignment or other transfer of Units for the reasons set forth in this-paragraph (c), the General Partners shall promptly give written notice thereof to all of the Limited Partners.

                (d) Rights and Obligations of Assignees or Transferees. Any assignee or transferee of a Limited Partner interest hereunder shall be bound by the provisions of this Agreement. Prior to recognizing any assignment of a Limited Partner's interest that has been transferred in accordance with this Article, the General Partners, at their sole discretion, may require the transferring Limited Partner to execute and acknowledge a written instrument of assignment in form and substance satisfactory to the General Partners, may require an opinion of counsel satisfactory to the General Partners that such transfer will not be in violation of the various securities laws or otherwise adversely affect the Partnership or the Limited Partners, and may require the assignee to execute an amendment to the Agreement and to assume all obligations of the assigning Limited Partner. Any assignee who is not an existing Partner at the time of an assignment in accordance with paragraph (a) or (b) of this Article shall be entitled to the allocations and distributions attributable to the interest assigned to it and to transfer and assign such interest in accordance with the terms of this Agreement; provided, however, such assignee shall not be entitled to the other rights of a Limited Partner unless and until it becomes a Substitute Limited Partner in accordance with paragraph (h) below. Notwithstanding the above, the Partnership and the General Partners shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until the written instrument of assignment has been received by the Partnership and recorded on its books and the Acceptance Date of the assignment has passed. In the event of any transfer which shall result in multiple ownership of the transferring Limited Partner's aggregate interest, the General Partners may require one or more trustees or nominees to be designated to represent the entire interest for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and exercising all rights which such transferees have pursuant to this Agreement.

                (e) Assignees Not Limited Partners. No assignee of a Limited Partner s interest is entitled to become a Substitute Limited Partner, except as set forth in paragraph (h) below.

                (f) Continuation of Obligations After Transfer. No transfer of an interest by a Limited Partner, including a transfer of less than all its rights hereunder or the transfer of all its rights hereunder to more than one party, shall relieve such Limited Partner of his or her obligations hereunder arising prior to such transfer, or unless the transferee(s) become(s) a Substitute Limited Partner(s) pursuant to paragraph (h) below, arising subsequent to such transfer.

                (g) Termination of Rights Upon Transfer. At the time of a transfer of a Limited Partner's interest in accordance with this Article, all the rights possessed as a Limited Partner in connection with the transferred interest, which rights otherwise would be held either by the transferor or the transferee, shall terminate unless the transferee is admitted to the Partnership as a Substitute Limited Partner pursuant to the provisions of paragraph (h) below, except that such transferee shall be entitled to receive the economic rights described in paragraph (e) above.

                (h) Admission of Substitute Limited Partners. An assignee or transferee of Units recognized under this Article may become a Substitute Limited Partner in place of his or her assignor or transferor, to the extent of the Units assigned or transferred, only if:

                (i) The written and executed instrument of assignment delivered to the Partnership with respect to such assignment sets forth the intention of the assignor that the assignee become a Substitute Limited Partner in his-or her place, to the extent of the Units assigned;

                (ii) The assignee or transferee of such Units executes, acknowledges and delivers to the Partnership a written agreement to become a party to and be bound by the provisions of this Agreement, in a form satisfactory to the General Partners' as well as such other instruments as the General Partners may deem necessary or appropriate with respect to the admission of such assignee or transferee as a Substitute Limited Partner;

                (iii) Such assignee or transferee tenders to the Partnership a transfer fee, in an amount determined by the General Partners in their sole discretion sufficient to cover all reasonable expenses incurred by the Partnership in connection with admission of a Substitute Limited Partner; and

                (iv) The Managing General Partner gives its written consent to the admission of such assignee or transferee as a Substitute Limited Partner, which consent may be given or arbitrarily withheld in the sole discretion of the Managing General Partner (except that, without limiting the foregoing, the Managing General Partner shall not consent to any such admission which, in its opinion, would jeopardize the status of the Partnership as a partnership for federal income tax purposes or would cause a termination of the Partnership within the meaning of Section 708(b) of the Code).

        It is expressly understood that the Managing General Partner's absolute discretion to consent or to refuse to consent to the admission of an assignee or transferee of Units as a Substitute Limited Partner is granted to the Managing General Partner for the benefit of the Limited Partners in order to negate the corporate characteristic of free transferability of interests and that exercise of such discretion is not subject to any standard, including, without limitation, any standard based on lack of arbitrariness, consistency, reasonableness, fairness or the best interests of any assignor/transferor or assignee/transferee of Units. No consent of any of the Limited Partners shall be required to effect the admission of such an assignee or transferee as a Substitute Limited Partner except (in the case of an assignment) the consent of the Limited Partner making such assignment (which shall be evidenced as provided in clause (i) of paragraph (h) above). The admission date for any Substitute Limited Partner shall be the last day of the calendar quarter in which the Managing General Partner gives written consent to the admission of such Substitute Limited Partner, and on or within 30 days after such admission date the Managing General Partner shall cause the Agreement to be amended and, as so amended, filed to reflect the admission of such Substitute Limited Partner.

                (i) Allocations of Cash Distributions, Net Income and Net Losses between Transferors and Transferees. Any assignment or transfer shall be deemed to be effective as of the first day of the calendar month succeeding the month in which all of the requirements of this Article are met. Distributions to Limited Partners allocable to any month shall be paid, with respect to any Unit, to the person shown on the Partnership's books as holding such Unit on the first day of such month. Net Income and Net Losses for any period of the Partnership during which any Unit is assigned or otherwise transferred shall be allocated between the assignor/transferor and assignee/transferee of such Unit in proportion to the number of days during such period that each was recognized as the holder of such Unit, except that extraordinary, nonrecurring items shall be allocated entirely to the Partners recognized as holding the interest as of the date such extraordinary event occurs. The Partnership shall not have any obligation to make payment of any Cash Distributions or allocation of any Net Income or Net Losses to any assignee or other transferee of Units until and unless such transfer is recognized by the Partnership in accordance with the provisions of paragraph (a) or (b) and paragraph (d) above.

                (j) Redemptions. Upon the written request of a Limited Partner, the Partnership may, at the sole discretion of the Managing General Partner, redeem all or a portion of the Units held by such Limited Partner at a redemption price equal to the original issuance price, i.e., $500 per Unit.

        15. Allocation of Net Income and Net Losses and Cash Distributions.

                (a)     Allocation of Net Income and Net Losses from Operations.

                (i) For all purposes of this Agreement, Net Income and Net Losses shall be calculated utilizing the method of accounting and depreciation utilized by the Partnership for federal income tax purposes. Except as specifically provided in paragraphs (d), (e), (f), (g), (h) and (i) of this Article 15 and paragraph (c) of Article 16, Net Income and Net Losses from operations shall be allocated as follows:

                        (1) First, the General Partners shall be allocated 1. and the Limited Partners shall be allocated 99,0 of Partnership Net Income, Net Losses, other Noncash Reductions, other Noncash Additions and credits until such time as the Limited Partners have received aggregate Cash Distributions in an amount equal to 100 degreeso of their aggregate Capital Contributions; and

                        (2) Thereafter, the General Partners shall be allocated 25%, and the Limited Partners shall be allocated 75 degrees`o of Partnership Net Income, Net Losses, other Noncash Reductions, other Noncash Additions and credits from operations.

                (ii) As between the General Partners, they shall share in the 1 degrees~o allocation pursuant to clause (1) above in the following ratio:

                        the-entire 1 degrees,o to the Managing General Partner. Subject to paragraph (c) of Article 17, the General Partners shall share in the 25 degrees'o allocation pursuant to clause (2) above in the following ratio: one-fifth, or 5 degrees.0, to the Administrative General Partner and four-fifths, or 20 degrees,o, to the Managing General Partner.

                (b) Allocations and Election for Tax Purposes. With respect to Partnership tax years beginning on or after January 1, 1988, Net Income, Net Losses, other Noncash Reductions, other Noncash Additions and credits for any year shall be prorated among the Partners on a daily basis, based upon the number of days in such Partnership tax year that each Partner has been recognized as such by the Managing General Partner, except that all extraordinary, nonrecurring items shall be allocated entirely to the Partners recognized as holding the interests as of the date such extraordinary event occurs.

        With respect to the Partnership tax years ending on December 31, 1986 and December 31, 198;, each Partner's varying interest in the Partnership's Net Income, Net Losses, other Noncash Reductions, other Noncash Additions and credits for each year shall be determined by an interim closing of the Partnership books as of each date that any new Partners are recognized as Partners by the Managing General Partner during the year. Partners who are admitted on or before the last day of any calendar month in 1986 and 1987 shall be recognized as Partners by the Managing General Partner as of the first day of such month.

        All allocations set forth in this Agreement of Net Income, Net Losses and other items shall govern the reporting of such by the Partnership for federal income tax purposes. The Partnership shall also be permitted to prepare financial statements in accordance with generally accepted accounting principles. For purposes of such financial statements, the Managing General Partner may provide for such allocation of income and losses as it deems appropriate and shall not be bound by the tax allocations set forth herein, except that such financial statements shall not materially distort the financial interests in and ownership of the Partnership.

        Except as set forth in paragraphs (d), (e), (I), (g), (h) and (i) of this Article and paragraph (c) of Article 16, all items of special tax significance, whether or not entering into taxable income, including but not limited to gains, losses and tax credits, shall be allocated in accordance with the Net Income percentages then in effect under paragraph (a) above.

        No election shall be made by the Partnership, the General Partners or any Limited Partner for the Partnership to be excluded from the application of the provisions of Subchapter ~ of the Code.

        In the event of the transfer of an interest in the Partnership or upon the death of an individual party hereto, or in the event of the distribution of property to any party hereto, the Partnership, if it is deemed by the Managing General Partner to be in the best interest of a majority of the Limited Partners or if the Managing General Partner in its sole discretion otherwise determines to do so, may file an election, in accordance with applicable Treasury regulations, to cause the basis of the Partnership assets to be adjusted for federal income tax purposes as provided in Sections 734 and-743 of the Code.

                (c) Cash Distributions. The Managing General Partner will determine at least annually the amount of Cash Available for distribution, if any, after payment of all Partnership expenses, current debt service and the establishment of such reserves as it reasonably deems to be appropriate. Subject to paragraph (c) of Article 16, Cash Available for Distribution will be paid to the Limited Partners and the General Partners in accordance with the allocation of Net Losses then in effect, as set forth in paragraph (a) above, without regard to paragraphs (d), (e), (f), (g), (h) and (i) of this Article. Notwithstanding anything in this Agreement to the contrary, prior to the General Partners receiving Cash Distributions for any year, the Limited Partners must receive Cash Distributions equal to at least 50 degrees,0 of the Limited Partners' allocable share of the Net Income for such year, based on projections by the Managing General Partner of the Net Income of the Partnership for such year. If Cash Distributions would be made to the General Partners except for the limitation in the preceding sentence, such deferred Cash Distributions shall be made to the General Partners as soon as possible in subsequent years from the Cash Available for Distribution for those years (subject to the 50 degrees~ limitation for such years) or from the distribution of assets upon liquidation. This payment of the deferred Cash Distributions shall be in addition to Cash Distributions otherwise payable to the General Partners in such subsequent years or the amount of assets which would otherwise be distributed to the General Partners upon liquidation.

                (d) Installment Sales. In the event of a sale of all or any portion of the Partnership assets where payment of a portion of the sales price is deferred and the Partnership uses the installment sale method to report such gain, the Capital Accounts of the Partners shall be fully adjusted upon closing of the sale in accordance with paragraph (a) of this Article or paragraph (c) of
Article 16, as applicable, as though the full sales price had been received by the Partnership in cash at closing. Upon ultimate receipt of such deferred sales proceeds, gain shall be allocated among the

Partners in proportion to the amount of the excess, if any, of the gain credited to each Partner's Capital Account at the time of the sale over the amount of gain recognized for federal income tax purposes at the time of such sale, but such allocation of gain upon receipt of proceeds shall not increase (again) the Partners' Capital Accounts. Interest income earned or accrued by the Partnership on an installment obligation subsequent to the closing of an installment sale shall be allocated among the Partners in proportion to their relative positive Capital Account balances after adjustment of such accounts in accordance with this paragraph (d) and as reduced, from time to time, for Cash Distributions made by the Partnership to the Partners.

                (e) Recapture Amounts. Notwithstanding anything to the contrary, in the case of ordinary income upon disposition of Partnership assets resulting from the application of Section 1245 or 1250 of the Code, for purposes of paragraph (a) of this Article and paragraph (c) of Article 16, such ordinary income shall be allocated as followers:

                (i) first, to each of the Partners proportionately in an amount equal to the excess, if any, of the cumulative Net Losses allocated to such Partner pursuant to this Article over the cumulative Net Income allocated to such Partner pursuant to this Article; and

                (ii) thereafter, 75 degreesO to the Limited Partners and 25 degrees- to the General Partners.

                (f) Negative Capital Account Limitation. No Partner shall be allocated Net Losses or other Noncash Reductions if such allocation would cause a deficit balance in such Partner's Capital Account unless the Capital Account balances of all other Partners are equal to zero. Capital Account balances for the purposes of this paragraph shall be treated as having been reduced for (i) allocations of losses and deductions which are reasonably expected to be made as of the end of the taxable year to such Partner pursuant to Code Section 704(e)(2), Code Section 706(d) and Treas. Reg. Sec. 1.751-l(b)(2)(ii), and (ii) for distributions which at the end of the taxable year are reasonably expected to be made to such Partner to the extent that said distributions exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the taxable years in which such distributions are reasonably expected to be made. Net Losses and other Noncash Reductions which are subject to the limitation of this paragraph shall be reallocated among the Partners with positive Capital Account balances until such time as all Partners have zero balances in their Capital Accounts and, thereafter, Net Losses and other Noncash Reductions will be allocated among the Partners pursuant to paragraph (a) of this Article to the extent such allocations are permitted under paragraph (g) of this Article. For purposes of this paragraph and paragraph (h) of this Article, each Partner shall be treated as having already contributed any amount for which such Partner has a mandatory contribution obligation (including the amount of any Capital Account deficit such Partner is obligated to restore upon liquidation) provided that such contribution must be made in all events within 90 days of liquidation of the Partnership ("Mandatory Obligation").

                (g)     Cumulative Loss Allocations.

                (i) Notwithstanding anything contained in this Article to the contrary, cumulative allocations of Net Losses to any Limited Partner shall not exceed the cumulative sum of the following amounts determined as of the end of each taxable year of the Partnership: (a) the amount of such Limited Partner's Capital Contribution determined pursuant to Article 8 plus the amount of such Limited Partner's uncontributed Mandatory Obligation less the amount of any cash or property distributed to such Limited Partner; and (b) such Limited Partner's cumulative share of Net Income or other Noncash Allocations. To the extent the foregoing limitation results in non-allocation to a Limited Partner of Partnership Net Losses which would otherwise be allocated to him, such Net Losses shall be allocated pro rata to other Limited Partners to the extent each such other Limited Partner may be allocated further Net Losses under the foregoing limitation, and any remaining Net Losses for the taxable year in question shall be allocated to the General Partners.

                (ii) To the extent the foregoing limitation in clause (i) immediately above results in a non-allocation to the Limited Partners of Partnership Net Losses and in an allocation of such Net Losses to the General Partners ("Reallocated Limited Partners' Losses"), the General Partners shall be allocated, in subsequent taxable years, all Partnership Net Income until such time as they have been allocated Net Income in an amount equal to the Reallocated Limited Partners' Losses plus the Net Income the General Partners would have otherwise been allocated notwithstanding this clause (ii).

                (iii) Notwithstanding the limitation in clause (i) above, the Managing General Partner may elect to have Net Losses continue to be allocated 99- to the Limited Partners and 1 degrees.o to the General

                        Partners, provided that the Managing General Partner obtains an opinion from tax counsel that such an allocation is a reasonable interpretation of the requirements of Section 704(b) of the Code and Treasury Regulations promulgated thereunder, provided that if Net Losses otherwise subject to the limitation of clause (i) above are subsequently disallowed and reallocated to the General Partners; the General Partners shall then be allocated all future Partnership Net Income until such time as they have been allocated additional future Net Income equal to such disallowed and reallocated Net Losses.

                (h) Qualified Income Offset. Notwithstanding anything contained in this Article to the contrary, there shall be reallocated to each Limited Partner with a negative balance in his or her Capital Account (determined after the allocation of income, gain and loss under this Article for such year) each item of Partnership gross income (unreduced by any deductions) and gain until such time as the deficit in his or her Capital Account is eliminated. In the event that for any taxable year Partnership gross income or gain is less than the deficit balances of all the Limited Partners, such gross income or gain shall be allocated in proportion to the relative deficit balances of the respective Limited Partners.

                (i) Modifications to Partnership Allocations. It is the intent of p the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or items thereof) shall be determined and allocated in accordance with this Article and Article 16 to the fullest extent permitted by
Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article and Article 16, the Managing General Partner shall be, and hereby is, authorized and directed, upon receipt of an opinion of counsel, to allocate income, gain, loss, deduction, or credit (or items thereof) arising in any year different from the manner otherwise provided for in this Article and Article 16 if, and to the extent that, allocating income, gain, loss, deduction, or credit (or items thereof) in the manner provided for in this Article and Article 16 would cause the determination and allocation of each Partner's distributive share of income, gain, loss, deduction, or credit (or items thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder ("Treasury Regulations"). Any allocation made pursuant to this paragraph (i) (including all three clauses thereof) shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article and Article 16 and no amendment of this Agreement or approval of any Partner shall be required.

        16. Dissolution and Winding Up of the Partnership.

                (a) Dissolution. The Partnership shall be dissolved at the expiration of the term of the Partnership as set forth in Article 7 unless sooner terminated upon any of the events as hereinafter set forth:

                (i) A Majority Vote of the Limited Partners to dissolve and wind up; or

                (ii) The adjudication of bankruptcy, incompetency, removal, withdrawal (which withdrawal shall take effect sixty
                        (60) days after written notice thereof is given to all other Partners), or termination of the existence of a General Partner, unless (a) at the time there is at least one other General Partner who consents to carry on the business, or (b) within ninety (90) days after the occurrence of any such event all the Limited Partners agree in writing to continue the business of the Partnership and to the appointment of a substitute General Partner. In the event of removal or withdrawal of the Administrative General Partner, the Managing General Partner may, in its sole discretion, elect a substitute Administrative General Partner without the consent of the Limited Partners.

        Subject to paragraph (c) of Article 17, a General Partner may not assign its interest as a General Partner in the Partnership without the consent of a majority in interest of the Limited Partners; provided, however nothing herein shall prohibit a General Partner from substituting another corporation or entity as a General Partner and assigning its interest in the Partnership to such other corporation or entity in connection with an acquisition by or merger with such corporation or entity so long as such corporation or entity assumes all the obligations of such General Partner with regard to the Partnership; provided, further, nothing herein shall prohibit a General Partner from pledging or otherwise assigning its interest (but not its right to manage the Partnership) as collateral for any loan;

                (iii)   The Partnership becomes insolvent or bankrupt;

                (iv) The disposition, sale or abandonment of all or substantially all of the assets of the Partnership other than in the ordinary course of business; or

                (v) The occurrence of any event that makes it unlawful for the business of the Partnership to be continued.

                (b) Winding Up. Upon the occurrence of an event causing the termination and/or dissolution of the Partnership, the General Partners shall wind up the business and affairs of the Partnership. In the event there is no remaining General Partner because of bankruptcy, incompetency, withdrawal, removal, resignation or termination of the existence of both General Partners, the Limited Partners shall elect, by [majority Vote of the Limited Partners, a trustee to wind up the business and affairs of the Partnership and shall determine such trustee's compensation.

                (c) Allocation of Gain and Loss. Upon sale or other disposition of the Partnership's assets other than in the ordinary course of business, including by reason of dissolution, involuntary conversion or condemnation, the gain or loss of the Partnership attributable to such disposition shall be determined and loss shall be allocated pro rata to those Partners having positive Capital Account balances in proportion to and to the extent of such positive balances, and thereafter to the General Partners, and gain shall be -allocated as follows:

                (i) First, to those Partners having negative Capital Account balances in proportion to such negative balances until such negative balances are eliminated and the balances are restored to zero. In determining the size of the negative balance in a Partner's Capital Account and the amount of the gain that needs to be allocated to restore said account to zero, distributions of sale proceeds resulting from the transaction that produced the gain and any allocations made pursuant to the remaining provisions of this paragraph (c) shall be disregarded;

                (ii) Second, 99% to the Limited Partners and 1% to the General Partners until such time as the Limited Partners' aggregate Capital Account balances equal the excess, if any, of their aggregate Capital Contribution over the sum of the aggregate Cash Distributions made by the Partnership to the Limited Partners prior to the sale or other disposition (such excess, if any, shall be referred to as the "Limited Partners' Unreturned Capital Contributions");

                (iii) Third, to the General Partners until such time as the General Partners' aggregate Capital Account balances equal the sum of 1.01~ of the Limited Partners' Unreturned Capital Contributions plus one-third (1/3) of the excess, if any, of the Limited Partners' aggregate Capital Account balances over the Limited Partners' Unreturned Capital Contributions;

                (iv) Finally, the balance of the remaining portion of gain shall be allocated among the General Partners and Limited Partners in accordance with the Net Income allocation percentages set forth in clause (a)(i)(2) of
                        Article 15.

                (d) Distribution of Assets Upon Liquidation and Winding Up of the Partnership. Upon the sale of all or substantially all of the Partnership's assets and/or the dissolution and winding up of the Partnership, the cash and unsold assets of the Partnership, if any, shall be distributed in the following order of priority (after the allocations of gains and losses to the Partners' Capital Accounts are made pursuant to paragraph (c) of this Article):

                (i) First, to payment of all loans and obligations of the Partnership, including loans made by a General Partner and any Affiliates of the General Partners and any deferred management fees not previously paid;

                (ii) Second, to the setting up of any reserves which the Managing General Partner in its sole discretion deems reasonably necessary for any contingent liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. Such reserves shall be placed in escrow by the Managing General Partner to be held for the purpose of disbursing such reserves in payment of any such contingencies, and, at the expiration of such period as the Managing General Partner in its sole discretion deems advisable, distributing the remaining balance in the manner hereinafter provided;

                (iii) Third, to the Partners pro rate in the amount of their positive Capital Account balances after such balances have been fully adjusted in accordance with paragraph
                        (c) of this Article and Article 15; and

                (iv) Finally, the balance, if any, to the Partners in proportion to the net Income allocation percentages as set forth in clause (a)(i)(2) of Article 15.

                (e) Deficit Capital Accounts at Liquidation. It is understood sod agreed that one purpose of the provisions of Articles 15 and 16 is to ensure that none of the Partners has a negative Capital Account balance after liquidation and to ensure that all allocations under Article 15 will be respected by the Internal Revenue Service. The Partners and the Partnership do not intend nor expect that any Partner will have a negative Capital Account balance after liquidation, and the provisions of this Agreement shall be construed and interpreted to give effect to such intention. However, except as provided below, no Partner shall have any obligation upon dissolution of the Partnership or at any other time to restore a negative Capital Account balance other than to contribute any amounts required under
Article 8 that remain uncontributed. Notwithstanding the foregoing sentence, upon dissolution of the Partnership the General Partners shall be obligated to make a Capital Contribution to the Partnership equal to the lesser of (i) the negative aggregate balances in the General Partners' Capital Accounts after such accounts have been fully adjusted for all Partnership items pursuant to Article 15 and paragraph (c) of this Article, and (ii) the excess of 1.01% of the total Capital Contributions made by all Partners to the Partnership over the total of all Capital Contributions made to date by the General Partners.

                (f) Responsibility of the General Partners or Trustee in Liquidating and Winding Up the Partnership. Upon dissolution and winding up of the Partnership, the General Partners or trustee, as the case may be, shall have a certified public accountant complete a review of the books and prepare an unaudited statement which shall be furnished to all Partners. The Limited Partners shall look solely to the assets of the Partnership and not to the General Partners or the trustee for the return of any portion of their capital.

        17. Limited Partners' Removal of a General Partner.

                (a)     Election to Remove.

                (i) Limited Partners holding 10 degreeso of the Units of the Partnership may request, in writing to the General Partners, a vote for the purpose of removing a General Partner and/or canceling any contract for services with it or its Affiliates, or for adding a new General Partner(s).

                (ii) Within 10 days of the General Partners' receipt of such request, the General Partners shall furnish the Limited Partners with a written ballot to vote on whether to take such action. The ballot will require that it be received by the General Partners within 30 days after the date of mailing as specified in the ballot in order to be valid and counted; and

                (iii) The affirmative Majority Vote of the Limited Partners to take such action, including Units held by Limited Partners who do not vote or whose ballots were invalid, shall be necessary to remove a

                        General Partner and/or to cancel any contract for services with it or its Affiliates, or to add a new General Partner(s).

                (b)     General Partners' Interest Upon Removal.

                (i) In the event a General Partner is removed pursuant to this Article, it shall be relieved of any and all liabilities as permitted under the Washington Uniform Limited Partnership Act.

                (ii) Upon removal, the General Partner shall be entitled to the fair market value of its interest at the time of removal as determined by an independent appraiser. The fair market value shall include prospective values under
                        Article 15 and paragraphs (c) and (d) of Article 16, to the extent appropriate. The independent appraiser shall be mutually agreed upon by the removed Genera} Partner and a Majority Vote of the Limited Partners or a representative thereof elected by a Majority Vote of the Limited Partners. In the event the Partners cannot within 15 days of such removal agree on an appraiser, then the valuation of the removed General Partner's interest shall be submitted to arbitration in accordance with paragraph (j) of Article 20; and

                (iii) Upon removal, the removed General Partner shall be paid the value of its interest, as determined in subparagraph
                        (b)(ii) above, in cash or by the issuance of a promissory note bearing interest at 12% per annum to be paid in five equal annual installments beginning with the end of the first fiscal year during which such removal occurs.

                (c) Withdrawal of Administrative General Partner. Notwithstanding anything else in this Agreement to the contrary, in the event
(a) John S. Simmers withdraws as a joint venture partner of FN Equities Joint Venture and is not replaced by Miles Z. Gordon or another individual or entity satisfactory to the Managing General Partner in its sole discretion, or (b) John
S. Simmers and Miles Z. Gordon no longer serve as directors of FN Equities, Inc., then, at the request of the Managing General Partner: (i) FN Equities Joint Venture shall immediately withdraw without compensation as Administrative General Partner of the Partnership, and shall no longer have any rights or interest in the Partnership; (ii) all compensation, all allocations of Net Income, Net Losses, other Noncash Reductions, other Noncash Additions, credits, net "sins and net losses, and all Cash Available for Distribution and other distributions to which the Administrative General Partner would otherwise be entitled (including but not limited to all amounts allocable pursuant to subparagraph (a)(ii) of Article 15) (collectively, "FNEJV Compensation") shall be allocated and distributed to the Managing General Partner from the date the Managing General Partner requested that the Administrative General Partner withdraw; and (iii) the Nonaging General Partner shall assume all duties, responsibilities and authority previously granted to the Administrative General Partner; provided, however, that the Managing General Partner may, in its sole discretion, grant all or any portion of the FNEJV Compensation to any individual or entity, including but not limited to Messrs. Simmers or Gordon or FN Equities Joint Venture, in return for which such individual or entity shall render administrative services to the Partnership.

        18. Records and Reports.

                (a) Books and Records. The books and records of the Partnership shall be maintained in accordance with the method determined by the General Partners in their sole discretion to be in the best interests of the Partnership.

                (b) Quarterly Reports. The Limited Partners will receive quarterly reports for the first two years of Partnership operations. Such reports shall set forth all fees received by the General Partners and their Affiliates during the quarter period.

                (c) Semi-Annual Reports. The Limited Partners will receive, in addition to the quarterly reports indicated above, within sixty (60) days after the Partnership's first six-month period of operations and each six-month period following the end of the Partnership's fiscal year, an unaudited balance sheet, statement of income and cash flow statement covering such period.

                (d) Annual Report. Within one hundred twenty (120) days after the end of the Partnership's fiscal year, the General Partners shall prepare and cause to be distributed to each Limited Partner an audited statement of the Partnership's operations for such year, including a balance sheet as of the end of the fiscal year and statements of income, partners' equity and changes in financial position, a cash flow statement for such year and a report of the activities of the Partnership during such year. Said statements will be audited either according to generally accepted accounting principles and will be accompanied by an auditor's report containing an opinion of independent certified public accountants.

                (e) Additional Reports. The General Partners may distribute to Limited Partners such additional reports as they believe, in their sole discretion, are appropriate.

                (f) Tax Information. Within 75 days after the end of the Partnership s fiscal year, the General Partners shall furnish each Limited Partner such information as is necessary for the proper preparation of the Limited Partner's federal income tax returns.

                (g) Filings With Regulatory Authorities. All reports required by regulatory authorities shall be filed within a reasonable time period, including such of the above reports as are required pursuant to the rules and regulations of any applicable state securities authority.

        19. Amendment of the Certificate and Agreement of Limited Partnership.

                (a) Amendments by General Partners Without Consent of Limited Partners. The General Partners may amend this Agreement, without the consent of any of the Limited Partners, to (i) admit any Limited Partner, Substitute Limited Partner or additional Limited Partner in accordance with the provisions of Article 8 or 14, (ii) change the name and/or principal place of business of the Partnership, or (iii) cure any ambiguity, or correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or to make amendments with respect to any matter or question arising under this Agreement so long as such additional provision is not inconsistent herewith; provided, however, that no amendment shall be adopted pursuant to this Article unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners, (ii) does not alter, adversely to the Limited Partners or any of them, the allocations of Cash Distributions, Net Income or Net Losses among the Limited Partners or between the Limited Partners and the General Partners, and (iii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

                (b) Amendment by Majority Vote of the Limited Partners Without Consent of the General Partners. The Limited Partners may amend this Agreement pursuant to a Majority Vote of the Limited Partners without the consent of the General Partners, except that the Limited Partners may not so amend:

                (i) Any provision of this Agreement that affects the rights of or payments, allocations, compensation and reimbursements to the General Partners without the consent of the General Partners; and

                (ii) Any provision of this Agreement so as to convert a Limited Partner's interest into a General Partner's interest or otherwise modify the limited liability of Limited Partners without the consent of each Limited Partner adversely affected thereby;

                        provided, further, that this paragraph (b) may be amended only by the consent of all of the Partners.

                (c) Amendments by General Partners With a Majority Vote of the Limited Partners. In addition to any amendment otherwise authorized herein, this Agreement may be amended by the General Partners with the consent, pursuant to a Majority Vote, of the Limited Partners; provided, however, that this Agreement may not be amended so as to convert a Limited Partner's interest into a General Partner's interest or otherwise modify the limited liability of a Limited Partner without the consent of each Limited Partner adversely affected thereby; provided further that this paragraph (c) may be amended only by the consent of all of the Partners.

                (d) Execution and Recording of Amendments. Any amendment to this Agreement adopted in accordance with the provisions of this Article or in accordance with any other provisions of this Agreement shall be executed by the Managing General Partner for itself and as attorney-in-fact for the other Partners pursuant to the power of attorney contained in paragraph (f) of Article 20 (except that any such amendment requiring the consent of a Limited Partner under paragraph (b) or (c) above, other than the consent of a Limited Partner to the admission of an assignee of any of his or her Units as a Substitute Limited Partner, shall be executed by such Limited Partner personally, or by the Managing General Partner as attorney-in-fact for such Limited Partner under a power of attorney given expressly with respect to such amendment). After the execution of such amendment, the General Partners shall prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment; either under the Washington Uniform Limited Partnership Act or under the law of any other applicable jurisdiction.

        20. Miscellaneous Provisions.

                (a) Notices. All notices or statements required to be given under this Agreement by any party to any other party shall be in writing, sent by telegram or certified mail and, if to the Limited Partners, addressed as shown opposite the signature on the Signature Page and Power of Attorney to the Subscription Agreement; if to the General Partners, addressed as follows:

               Managing General Partner:

               Northland Communications Corporation
               3500 One Union Square Building
               Seattle, Washington 98101

               Administrative General Partner:

               EN Equities Joint Venture
               3858 Carson Street, Suite 300
               Torrance, California 99503

        Notices shall be given and any applicable time shall run from the date such notice is placed in the mails or delivered to the telegraph company as to any notice given by a General Partner, and when received as to any notice given by any other party.

        Any notice to a party other than the General Partners, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of whether or not such notice is actually received, and irrespective of any disability or death on the part of the notice, whether or not known to the party giving such notice.

        The address of any party hereto may be changed by written notice to the Limited Partners in the event of a change of address by the General Partners, or to the General Partners in the event of change of address by a Limited Partner; provided, that in the event of a transfer of interest hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the General Partners. Any transfer of interests hereunder shall not increase the duty to give notice, and in the event of a transfer of less than all of a party's interest hereunder or the transfer of interest hereunder to more than one party, notice to any owner of any portion of such transferred interests shall be notice to all owners thereof.

                (b) Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the internal laws of the State of Washington and that the Washington Uniform Limited Partnership Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.

                (c) Captions. Headings used herein are for reference purposes only and do not affect the meaning or interpretation of this Agreement.

                (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had all signed the same document, and all of such counterparts shall constitute one and the same document.

                (e) Successors in Interest. Subject to the restrictions against assignment as herein contained, this Agreement shall inure to the benefit of and shall be binding upon successors in interest, personal representatives, estates, heirs, or assignees hereto.

                (f) Power of Attorney. Each Partner, including the Administrative General Partner, hereby makes, constitutes and appoints the Managing General Partner, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead and for his or her use and benefit, to sign, acknowledge, file and record: (a) this Agreement, as well as amendments thereto, under the laws of the State of Washington or the laws of any other state in which such Agreement or amendment is required to be filed; (b) any other instrument or document which may be required to be filed by the Partnership under the laws of any state or of any governmental agency, or which the General Partners deem it advisable to file; (c) any instruments or documents which may be required to effect the continuation of the Partnership, or the dissolution and termination of the Partnership, provided such continuation or dissolution and termination are in accordance with the terms of this Agreement; (d) any instrument or documents relating to the acquisition of Partnership properties, including, but not limited to, purchase and sale agreements and loan documents relating to the financing of the acquisition of Partnership properties; (e) any instruments or documents relating to operating, management or agency agreements; (f) contracts, instruments, agreements or other documents with utilities, franchise or similar operating authorities; and (g) all agreements or other instruments required or deemed beneficial to implement the power granted to the General Partners under this Agreement.

        Each of the Partners, including the Administrative General Partner, does hereby further agree, whenever requested to do so, personally to sign, swear or affirm under oath, acknowledge and deliver any such instrument or document provided for under this paragraph (I), and to sign, swear or affirm under oath, acknowledge and deliver whatever further documents or instruments may be required by the Managing General Partner.

        The power of attorney granted hereunder to the Managing General Partner:

                (i) Is a special power of appointment coupled with an interest, is irrevocable, and shall (to the extent permitted by applicable law) survive the death or disability of the Partner;

                (ii) Shall survive the delivery of an assignment by a Limited Partner of all or any portion of his or her Units; except where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a Substitute Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Managing General Partner to execute, acknowledge and file any instrument necessary to effect such substitution; and

                (iii) May be exercised by the Managing General Partner for each Partner by a facsimile signature or by listing all of the Partners executing any instrument with a single signature as attorney-in-fact for all of them.

                (g) Meetings. At any time, or from time to time, Limited Partners owning ten percent (10%) or more of the Units may require, by written notice to the General Partners specifying in general terms the subjects to be considered, the General Partners to call, or the General Partners may on their own motion call, a special meeting of the Limited Partners; and the General Partners, within ten (10) days after any such notice is received, shall give notice of such special meeting to all Limited Partners whose addresses are on record with the Partnership, including in such notice a copy of the notice requiring the call. Meetings may be held within or without the state of Washington and not sooner than five nor more than twenty days after the giving of such notice, and votes at such meetings may be accomplished either in person or by proxy.

                (h) Gender and Headings. The use of any gender herein shall be deemed to be or include the other and the use of the singular herein shall be deemed to be or include the plural (and vice versa) wherever appropriate.

                (i) Arbitration. Any controversy between the parties hereto arising out of this Agreement shall be submitted to arbitration before any arbitrator or arbitrators chosen in accordance with the rules of the American Arbitration Association. Such arbitration shall take place in Seattle, Washington unless the parties mutually agree otherwise.

                (j) No Third Party Beneficiaries. Unless explicitly stated to the contrary herein, there shall be no third party beneficiaries to this Agreement.

        21. Addresses. The addresses of the General Partners, the Original Limited Partner and the additional Limited Partners are as follows:

Managing General Partner                         Original Limited Partner:

Northland Communications Corporation          Richard I. Clark
3500 One Union Square Building                3500 One Union Square Building
Seattle, Washington 98101                     Seattle, Washington 98101

Administrative General Partner:               Limited Partners:

FN Equities Joint Venture                     (Set forth on attached Schedule A)
3858 Carson Street, Suite 300
Torrance, California 90503

                   DATED as of the 3rd day of November, 1986.

Managing General Partner:
Managing General Partner                NORTHLAND COMMUNICATIONS CORPORATION


                                        By:
                                           -------------------------------------
                                             John S Whetzell, President


Administrative General Partner:         FN EQUITIES JOINT VENTURE

                                        By:   FN Equities, Inc., General Partner
                                           -------------------------------------


                                           By:
                                              ----------------------------------
                                              Its Executive Vice President


Original Limited Partner,
                                        ----------------------------------------
hereby withdrawing:                      Richard I.  Clark

                                              NORTHLAND
                                              COMMUNICATIONS
Limited Partners (as set                By:   CORPORATION,
forth on the attached                         as attorney-in-fact
Schedule A):

                                        By:
                                           -------------------------------------
                                             John S.  Whetzell, President

                                    EXHIBIT C

    PROPOSED AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED
        PARTNERSHIP OF NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP


        This amendment to the Amended and Restated Agreement of Limited Partnership (the "Amendment") of Northland Cable Properties Six Limited Partnership, a Washington limited partnership ("NCP-Six"), are entered into by and between Northland Communications Corporation, a Washington corporation ("Northland"), as the managing general partner of NCP-Six, and a majority in interest of all of the limited partners of NCP-Six. The parties agree as follows:

        1. Amendment. The Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership, dated November 3, 1986 (the "Agreement"), is hereby amended by replacing Article 7 in its entirety with the following new Article 7:

                "7. Term of Partnership. The Partnership commenced as of the date of filing and recording the original certificate of limited partnership of the Partnership and shall continue until the date of the first of the following events:

                (a) December 31, 2007; or

                (b) Dissolution and provided in Article 16 of this Agreement."

        2. Effect of Amendment. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

        DATED this ___ day of __________________, 2001.

                                NORTHLAND COMMUNICATIONS CORPORATION, as both managing general partner of Northland Cable Properties Six Limited Partnership ("NCP-Six"), and as attorney-in-fact for a majority in interest of the limited partners of NCP-Six.

                                By:
                                   ---------------------------------------------
                                    John S. Whetzell, President

                                    EXHIBIT D

    PROPOSED AMENDMENT NO. 2 TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED
        PARTNERSHIP OF NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP


        This amendment to the Amended and Restated Agreement of Limited Partnership (the "Amendment") of Northland Cable Properties Six Limited Partnership, a Washington limited partnership ("NCP-Six"), are entered into by and between Northland Communications Corporation, a Washington corporation ("Northland"), as the managing general partner of NCP-Six, and a majority in interest of all of the limited partners of NCP-Six. The parties agree as follows:

        1. Amendment. The Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership, dated November 3, 1986 (the "Agreement"), is hereby amended by adding a new Article 22 as follows:

                "22. Sale and Distribution to Northland Communications Corporation.

                        "(a) Authority for Agreement. The Partnership is hereby
                authorized to enter into an agreement (the "Northland Agreement") with Northland Communications Corporation or its assigns ("Northland") to (i) sell to Northland the undivided portion of the franchises and operating assets of the Partnership (collectively, the "Assets"), that are attributable to the Limited Partners' collective interest in the Partnership, and (ii) distribute in-kind to Northland the undivided portion of the Assets that is attributable to the general partner's interest in the Partnership. The terms and conditions of the Northland Agreement shall be substantially as described in the proxy statement of the Partnership dated April 15, 2001 (the "Proxy Statement"). This Article relates only to the acquisition of the Assets by Northland and shall not, in any respect, restrict or otherwise affect the authority of the general partner to sell or otherwise dispose of the Assets to unaffiliated third parties in accordance with Article 11.

                        "(b) Allocation of Gain and Cash Distributions. Gain
                from the sale by the Partnership to Northland of the undivided portion of the Assets that is attributable to the Limited Partners' collective interest in the Partnership shall be allocated solely to the Limited Partners in accordance with paragraph 16(c) of this Agreement. Distributions on and following the Closing Date shall be made in accordance with paragraph 16(d) of this Agreement, except that any liquidating distributions to the general partner shall be in-kind and shall include the in-kind distribution to Northland of the undivided portion of the Assets that is attributable to the general partner's interest in the Partnership, and any liquidating distributions to the Limited Partners shall be monetary and shall include the net proceeds from the sale to Northland. The promissory note to be paid by Northland as part of the purchase price for the Assets shall be distributed to a liquidating trust as set forth in the Proxy Statement. All other allocations of income, gain or loss and distributions of cash shall be made to all the Partners in accordance with this Agreement.

                        "(c) Reports. The general partner shall not be obligated
                to furnish quarterly, semi-annual or annual reports pursuant to paragraphs 18(b), (c) or (d) of this Agreement for the year in which such liquidation occurs."

        2. Amendment. Paragraph 16(f) of the Agreement is further amended, to be consistent with new Article 22 above, to read in its entirety as follows (changes marked):

                        "(f) Responsibility of the General Partner or Trustee in
                Liquidating and Winding Up the Partnership. The Limited Partners shall look solely to the assets of the Partnership and not to the General Partner or the trustee, as the case may be, for the return of any portion of their capital.

                Notwithstanding anything else in this Agreement to the contrary, except as provided in and in accordance with Article 22 below, no assets of the Partnership will be distributed in kind to the Partners in liquidation unless a liquidating trust or similar vehicle is used in connection with such distribution."

        3. Authorization of General Partner. The general partner is authorized to take all other and further action deemed by it necessary or appropriate to effect the foregoing, including but not limited to the creation of a liquidating trust for purposes of collecting note payments, taking all other actions generally described in the Proxy Statement, and carrying on other appropriate business following dissolution of NCP-Six.

        4. Effect of Amendment. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

        DATED this ___ day of __________________, 2001.

                                NORTHLAND COMMUNICATIONS CORPORATION, as both managing general partner of Northland Cable Properties Six Limited Partnership ("NCP-Six"), and as attorney-in-fact for a majority in interest of the limited partners of NCP-Six.

                                By:
                                   ---------------------------------------------
                                    John S. Whetzell, President

                                    EXHIBIT E

                              ADELPHIA TRANSACTION
                            ASSET PURCHASE AGREEMENT
                                [To Be Provided]

                                    EXHIBIT F

                              PROPOSED TRANSACTION
                            ASSET PURCHASE AGREEMENT


                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is dated ____________________, 2000, by and between and Northland Cable Properties Six Limited Partnership, a Washington limited partnership ("Seller"), and Northland Communications Corporation, a Washington corporation, or its affiliates or assigns ("BUYER").

                                    RECITALS:

        A. Seller owns and operates cable television systems in the following communities: (a) Starkville, Maben, Philadelphia, Kosciusko, Carthage, Forest and Raleigh, Mississippi; (b) Barnwell, Allendale and Bamberg, South Carolina; and (c) Highlands, North Carolina (collectively referred to as the "SYSTEMS");

        B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used in the operation of the Systems and the cable television business related thereto for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS:

        In consideration of the above recitals and the covenants and agreements contained herein, Buyer and Seller agree as follows:

1.      DEFINED TERMS

        The following terms shall have the following meanings in this Agreement and additional terms shall have the meanings as defined elsewhere in this
Agreement:

        1.1 "ACCOUNTS RECEIVABLE" means the rights of Seller to payment for services provided for and billed by Seller (including, without limitation, those billed to subscribers of the Systems and those for services and advertising time provided by Seller) and unpaid prior to the Closing Date as reflected on the billing records of Seller relating to the Systems.

        1.2 "AGREEMENT" means this Asset Purchase Agreement.

        1.3 "ASSETS" means all the tangible and intangible assets owned by Seller and used solely in connection with the conduct of the business or operations of the Systems, including, without limitation, those specified in detail in Section 2.1 but excluding those specified in Section 2.2.

        1.4 "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 7.

        1.5 "CLOSING DATE" means the date of the Closing specified in Section 7.

        1.6 "COMPENSATION ARRANGEMENT" means any written plan or compensation arrangement other than an Employee Plan or a Multi-employer Plan that provides to employees of Seller employed at the Systems any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus or incentive plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

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        1.7 "CONSENTS" means the consents, permits or approvals of governmental authorities and other third parties.

        1.8 "CONTRACTS" means all pole attachment and conduit agreements, railway crossing agreements, leases, easements, rights of way and similar interests in Real Property, retransmission consent agreements, subscription agreements with customers for the cable services provided by the Systems, miscellaneous service agreements, agreements involving material non-monetary obligations, agreements entered into by Seller in the ordinary course of business of the Systems between the date hereof and the Closing Date, and other agreements, written or oral (including any amendments and other modifications thereto), to which Seller is a party and that relate to the Assets or the business or operations of the Systems.

        1.9 "DISTRIBUTED ASSETS" means the undivided portion of the Assets attributable to the interest of the managing general partner of Seller pursuant to and in accordance with the limited partnership agreement of Seller, as amended.

        1.10 "EMPLOYEE PLAN" means any written pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, (other than a Multi-employer Plan) to which Seller contributes or which Seller sponsors or maintains or by which Seller otherwise is bound, that provides benefits to employees of Seller employed at the Systems.

        1.11 "FCC" means the Federal Communications Commission, or its successor agency.

        1.12 "FRANCHISES" means all municipal and county franchises, and franchise applications (if any), granted to Seller by any Franchising Authorities, including all amendments thereto and modifications thereof.

        1.13 "FRANCHISING AUTHORITIES" means all governmental authorities, which have issued cable franchises relating to the operation of the Systems or before which are pending any franchise applications filed by Seller relating to the operation of the Systems.

        1.14 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the operations, assets or financial condition of the Systems, taken as a whole, other than (a) matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters),
(b) matters relating to or arising from local or national economic conditions (including, without limitation, financial and capital markets) and (c) any changes resulting from or relating to the taking of any action contemplated by this Agreement.

        1.15 "MULTI-EMPLOYER PLAN" means a plan, as defined in ERISA Section 3(37) or Section 4001(a)(3), to which Seller or any trade or business which would be considered a single employer with Seller under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute that provides benefits to employees of Seller employed at the Systems.

        1.16 "PERMITTED ENCUMBRANCES" means any of the following liens or encumbrances: (a) landlord's liens and liens for current taxes, assessments and governmental charges not yet due or being contested in good faith by appropriate proceedings; (b) statutory liens or other encumbrances that are minor or technical defects in title that do not in the aggregate materially affect the value, marketability or utility of the Assets as presently utilized; (c) such liens, liabilities or encumbrances as are Assumed Liabilities; (d) leased interests in property leased to others; (e) restrictions set forth in, or rights granted to Franchising Authorities as set forth in, the Franchises or applicable laws relating thereto; (f) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions or other restrictions or encumbrances relating to or affecting the Real Property, that do not materially interfere with the use of such Real Property in the operation of the Systems as presently conducted; (g) as to Real Property, all matters of record as of the date hereof other than mortgages; and (h) any other liens or encumbrances that relate to liabilities and obligations that are to be discharged in full at Closing or that will be removed prior to or at Closing.

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        1.17 "PERSONAL PROPERTY" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, supplies and other tangible and intangible personal property, including, without limitation, the Franchises, the Contracts and the Accounts Receivable, that are owned or leased by Seller and used, useful or held for use as of the date hereof solely in the conduct of the business or operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

        1.18 "PURCHASED ASSETS" means the undivided portion of the Assets attributable to the collective interest of the limited partners and the administrative general partner of Seller pursuant to and in accordance with the limited partnership agreement of Seller, as amended.

        1.19 "REAL PROPERTY" means all of the real property interests of Seller, including, without limitation, fee interests in real estate (together with the buildings and other improvements located thereon), leasehold interests in real estate, easements, licenses, rights to access, rights-of-way and other real property interests that are (a) leased by Seller and used as of the date hereof solely in the business or operations of the Systems, or (b) owned by Seller and used as of the date hereof solely in the business or operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

2.      SALE AND PURCHASE OF ASSETS

        2.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, on the Closing Date Seller hereby agrees to (i) sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the Purchased Assets, and (ii) make an in-kind distribution to Buyer of all of the Distributed Assets. The Assets shall be, on the Closing Date, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever except for Permitted Encumbrances, which Assets include the following:

               2.1.1 the Personal Property;

               2.1.2 the Real Property;

               2.1.3 the Franchises;

               2.1.4 the Contracts;

               2.1.5 all of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the Franchising Authorities and the FCC relating solely to the Systems (other than the materials described in Section 2.2 hereof);

               2.1.6 all payments and sums deposited or advanced by Seller to a landlord, utility, governmental agency or any other party as a security deposit or in exchange for initiation of a service;

               2.1.7 subject to Section 2.2, all books and records relating to the business or operations of the Systems, customer records and all records required by the Franchising Authorities to be kept, subject to the right of Seller to have such books and records made available to Seller for a period of three years from the Closing Date; and

               2.1.8 the going concern value and any of Seller's other intangible assets, if any, with respect to the Systems.

        2.2 EXCLUDED ASSETS. The Assets shall exclude the following assets ("EXCLUDED ASSETS"):

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               2.2.1 Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts, including, without limitation, customer advance payments and deposits; any and all bonds, surety instruments, insurance policies and all rights and claims thereunder, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

               2.2.2 Any books and records that Seller is required by law to retain and any correspondence, memoranda, books of account, tax reports and returns and the like related to the Systems other than those described in
Section 2.1.7, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Seller's partnership books and records and other books and records related to internal partnership matters and financial relationships with Seller's lenders and affiliates;

               2.2.3 Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date including, without limitation, fees paid to the U.S. Copyright Office or any causes of action relating to such refunds;

               2.2.4 Except as specifically set forth herein, any Employee Plan, Compensation Arrangement or Multi-employer Plan;

               2.2.5 All rights to receive fees or services from any affiliate of Seller;

               2.2.6 Any contracts, agreements or other arrangements between Seller and any affiliate of Seller;

               2.2.7 All choices in action of Seller whether or not relating to the Systems; and

               2.2.8 The Accounts Receivable.

        2.3 PURCHASE PRICE.

               2.3.1 The purchase price for the Purchased Assets ("PURCHASE PRICE") shall be (i) $62,250,000, (ii) as adjusted pursuant to Section 2.4 below, and (iii) reduced by an amount equal to the portion of the Assets represented by the Distributed Assets.

               2.3.2 The Purchase Price shall be paid by Buyer to Seller at the Closing as follows:

                    (a) By a promissory note in the principal amount of $9,875,000, to be paid in two equal annual installments from the Closing Date and bearing interest at an annual interest rate of 6.5%; and

                    (b) Subject to the principal amount of the promissory note described in Section 2.3.2(a), adjustments and prorations set forth in Section
2.4 below, and the reductions set forth in Section 2.3.1(iii) above, by wire transfer of the balance of the Purchase Price in immediately available funds to Seller.

               2.3.3 All Purchase Price proceeds shall be distributable to the limited partners of Seller pursuant to and in accordance with the limited partnership agreement of Seller, as amended. Buyer shall not be entitled to receive any payments described in Section 2.3.2.

        2.4 ADJUSTMENTS AND PRORATIONS.

               2.4.1 All income, expenses and other liabilities arising from the Systems up until midnight on the day prior to the Closing Date, including franchise fees, pole and other rental charges payable with respect to cable television service, utility charges, real and personal property taxes and assessments levied against the Assets, salesperson advances, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive the benefit of


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all income and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Systems for the period prior to the Closing Date, and Buyer shall receive the benefit of all income and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Systems on the Closing Date and for the period thereafter. All such pro rations shall be determined in accordance with generally accepted accounting principles.

               2.4.2 The Purchase Price shall be increased by an amount equal to 100% of the face amount of all payments and sums deposited or advanced by Seller to a landlord, utility, governmental agency or any other party as a security deposit or in exchange for initiation of a service.

               2.4.3 The Purchase Price shall be reduced by an amount equal to
(a) any customer advance payments (i.e., customer payments received by Seller prior to the Closing but relating to service to be provided by Buyer after the Closing) and deposits (including any interest owing thereon), and (b) any other advance payments (i.e., advertising payments received by Seller prior to the Closing but relating to service to be provided by Buyer after the Closing).

               2.4.4 At least ten business days prior to the Closing, Seller will prepare a report with respect to the Systems (the "PRELIMINARY REPORT"), showing in detail the preliminary determination of the adjustments referred to in this Section 2.4, calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed to by the parties) together with any documents substantiating the determination of the adjustments to the Purchase Price proposed in the Preliminary Report. The adjustment shown in the Preliminary Report, as adjusted by agreement of the parties, will be reflected as an adjustment to the Purchase Price payable at the Closing.

               2.4.5 Within 90 days after the Closing Date, Buyer shall prepare a report with respect to the Systems (the "FINAL REPORT"), showing in detail the final determination of any adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Report, together with any documents substantiating the final calculation of the adjustments proposed in the Final Report. If Seller shall conclude that the Final Report does not accurately reflect the adjustments and prorations to be made to the Purchase Price in accordance with this Section 2.4, Seller shall, within 30 days after its receipt of the Final Report, provide to Buyer its written statement of any discrepancies believed to exist. Buyer and Seller shall use good faith efforts to jointly resolve the discrepancies within 15 days of Buyer's receipt of Seller's written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or judicial review. If Buyer and Seller cannot resolve the discrepancies to their mutual satisfaction within such 15-day period, Buyer and Seller shall, within the following 10 days, jointly designate a national independent public accounting firm to be retained to review the Final Report together with Seller's discrepancy statement and any other relevant documents. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4 which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer or Seller is determined to owe an amount to the other, the appropriate party shall pay such amount thereof to the other, within three days after receipt of such determination. The cost of retaining such independent public accounting firm shall be borne by Buyer; provided, however, that if such independent public accounting firm concludes that the Final Report as proposed by Buyer is accurate and that the discrepancies noted by Seller are inaccurate, then Seller shall bear the cost of retaining such independent public accounting firm.

        2.5 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date and subject to applicable pro rations and adjustments set forth in Section 2.4, Buyer shall assume and pay, discharge and perform the following (collectively, the "ASSUMED LIABILITIES"): (a) all obligations and liabilities of Seller under the Franchises and the Contracts; (b) all obligations and liabilities of Seller to all customers and advertisers of the Systems for any advance payments or deposits; and (c) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Systems. All other obligations and liabilities of Seller shall remain and be the obligations and liabilities solely of Seller.

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3.      REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date, as follows:

        3.1 ORGANIZATION, STANDING AND AUTHORITY. Seller is a limited partnership duly organized and validly existing under the laws of the State of Washington, and is qualified to conduct business in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. Seller has the requisite partnership power and authority (a) to own, lease and use the Assets as presently owned, leased and used by it, and (b) to conduct the business and operations of the Systems as presently conducted by it.

        3.2 AUTHORIZATION AND BINDING OBLIGATION. Seller has the partnership power and authority to execute and deliver this Agreement and to carry out and perform all of its other obligations under the terms of this Agreement. Except for the approval of a majority in interest of the limited partners of Seller, all partnership action by Seller necessary for the authorization, execution, delivery and performance by it of this Agreement has been taken. This Agreement has been duly executed and delivered by Seller and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except (a) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and (c) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        3.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents described in Section 3.4 and approval of a majority in interest of the limited partners of Seller, the execution, delivery and performance of this Agreement by Seller will not: (a) violate the certificate of limited partnership and limited partnership agreement, as amended, of Seller; (b) violate any law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or governmental instrumentality applicable to Seller with respect to the Assets; or
(c) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, any Contract or Franchise, excluding from the foregoing clauses (b) and (c) such violations, conflicts, terminations, breaches and defaults, which in the aggregate would not have a Material Adverse Effect, and such conflicts, terminations, breaches and defaults which would occur as a result of the specific legal or regulatory status of Buyer.

        3.4 CONSENTS. Except for (a) the Consents of Franchising Authorities that are required by the Franchises prior to Closing, (b) the Consents of landlords of leased headend or office sites required prior to Closing, (c) the Consents of the FCC, other than any FCC consent to any business radio license or any microwave transmit or receive license that Seller reasonably expects can be obtained within 120 days after the Closing and so long as temporary authorization is available to Buyer under FCC rules with respect thereto, and
(d) Consents which if not obtained would not have a Material Adverse Effect, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required to consummate this Agreement and the transactions contemplated hereby.

4.      REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date, as follows:

        4.1 ORGANIZATION, STANDING AND AUTHORITY. Buyer is a corporation, duly organized and validly existing under the laws of the State of Washington and is qualified to conduct business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. Buyer has the requisite power and authority to

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execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder.

        4.2 AUTHORIZATION AND BINDING OBLIGATION. Buyer has the corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its other obligations under the terms of this Agreement. All corporate action by Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement has been taken. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except (a) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and (c) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents listed in Section 3.4, the execution, delivery and performance of this Agreement by Buyer will not: (a) require the consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party, except where if not obtained would not have a Material Adverse Effect; (b) violate the governing documents of Buyer; (c) violate any material law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or governmental instrumentality; or (d) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not perform hereunder and acquire or operate the Assets.

        4.4 BUYER QUALIFICATION. Buyer knows of no reason why it cannot become the franchisee pursuant to the Franchises, and to its knowledge has the requisite qualifications to own and operate the Systems.

        4.5 AVAILABILITY OF FUNDS. Buyer will have available on the Closing Date sufficient unrestricted funds to enable it to consummate the transactions contemplated hereby.

5.      COVENANTS OF THE PARTIES

        5.1 CONSENTS. Following the execution hereof, Seller shall make such applications to the Franchising Authorities and other third parties for the Consents, and shall otherwise use its commercially reasonable efforts to obtain the Consents as expeditiously as possible. In no event shall Seller be required, as a condition of obtaining such Consents, to expend any monies on, before or after the Closing Date (other than expenses typically incurred in connection with the efforts to obtain such Consents), or to offer or grant any accommodations or concessions adverse to Seller or to engage in litigation or other adversarial proceedings. Buyer shall use its commercially reasonable efforts to promptly assist Seller and shall take such prompt and affirmative actions as may reasonably be necessary in obtaining such Consents and shall cooperate with Seller in the preparation, filing and prosecution of such applications as may reasonably be necessary, including, without limitation, making management and other personnel of Buyer available to assist in obtaining such Consents. The parties agree to use commercially reasonable efforts to obtain consents to the transfer of the Franchises. Seller shall not agree to any materially adverse change in any Franchise as a condition to obtaining any authorization, consent, order or approval necessary for the transfer of such Franchise unless Buyer shall otherwise consent; provided, however, that Buyer, and not Seller, shall bear the cost and expense of any conditions imposed by Franchising Authorities on Franchise transfers to which Buyer has consented. Buyer acknowledges that Franchising Authorities and third parties to Contracts may impose bond, letter of credit, indemnity and insurance requirements and may modify or impose penalty provisions and other similar provisions to the appropriate Franchise or Contract as a condition to giving their consent to assignment or transfer thereof. Notwithstanding anything to the contrary contained in this Section 5.1, Buyer shall be obligated to accept any such conditions as long as the requirements are reasonable and customary in the industry for similarly situated cable system operators in terms of size and financial and operating qualifications. Buyer agrees that it shall not, without the prior written consent of Seller (which may be withheld at Seller's sole discretion), seek amendments or


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modifications to Franchises or Contracts. Buyer shall, at Seller's request, promptly furnish Seller with copies of such documents and information with respect to Buyer, including financial information and information relating to the cable and other operations of Buyer and any of its affiliated or related companies, as Seller may reasonably request in connection with the obtaining of any of the Consents or as may be reasonably requested by any person in connection with any Consent. Notwithstanding anything to the contrary contained in this Section 5.1, Seller's obligations hereunder with respect to pursuing any Consent shall be fully satisfied with respect to: (a) the transfer of pole attachment or conduit contracts, if Buyer has executed a new contract with the respective pole company or if such pole company has indicated in writing that it is willing to execute a new contract with Buyer; and (b) the transfer of railroad crossing permits or contracts, if Buyer has executed a new permit or contract with the respective railroad company or if such railroad company has indicated in writing that it is willing to execute a new permit or contract with Buyer.

        5.2 TAXES, FEES AND EXPENSES. Buyer shall pay all sales, use, transfer, purchase taxes and fees, filing fees, recordation fees and application fees, if any, arising out of the transactions contemplated herein. Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

        5.3 BROKERS. Each of Buyer and Seller represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except that Seller has retained Daniels & Associates, L.P., whose fees shall be paid by Seller. Buyer agrees to defend, indemnify and hold harmless Seller against any fee, commission, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Buyer.

        5.4 RISK OF LOSS. The risk of loss, damage or destruction to the Systems from fire, theft or other casualty or cause shall be borne by Seller at all times up to completion of the Closing. It is expressly understood and agreed that in the event of any material loss or damage to any material portion of the Assets from fire, casualty or other cause prior to the Closing, Seller shall promptly notify Buyer of same in writing. Such notice shall report the loss or damage incurred, the cause thereof, if known, and any insurance coverage related thereto.

        5.5 BONDS, LETTERS OF CREDIT, ETC. Buyer shall take all reasonably necessary steps, and execute and deliver all reasonably necessary documents, to insure that on the Closing Date Buyer has delivered such bonds, letters of credit, indemnity agreements and similar instruments in such amounts and in favor of such Franchising Authorities and other third parties requiring the same in connection with the Franchises and the Contracts.

        5.6 ACCOUNTS RECEIVABLE. Buyer shall have the sole right and obligation to collect, on behalf of Seller, outstanding Accounts Receivable after Closing. Buyer shall remit to Seller in cash all amounts collected by Buyer in satisfaction of Accounts Receivable on and up to 90 days after the Closing Date. All Accounts Receivable that remain outstanding 90 days after the Closing Date shall be automatically assigned from Seller to Buyer without further action, and all amounts collected by Buyer in satisfaction of Accounts Receivable more than 90 days after the Closing Date shall be retained by Buyer. Buyer shall use reasonable efforts to collect the Accounts Receivable on behalf of Seller. Buyer shall be entitled to compromise, discount or otherwise make concessions to account debtors as Buyer may reasonably determine in order to collect the Accounts Receivable. Seller shall reimburse Buyer for any costs Buyer incurs to collect Accounts Receivable, which costs shall be offset against the remittances to be made by Buyer to Seller.

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER TO CLOSE

        6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE. The obligations of Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Buyer for purposes of consummating such transactions:


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               6.1.1 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

               6.1.2 Covenants and Conditions. Seller shall have in all material respects performed and complied with all material covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

               6.1.3 No Injunction, Etc. No action, suit or other proceeding shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby which if successful would have a Material Adverse Effect.

               6.1.4 Consents. Each of the following Consents shall have been duly obtained and delivered to Buyer: (a) the Consents of the Franchising Authorities; and (b) the Consents of the FCC, except for any FCC consent to any business radio license or any microwave transmit or receive license that Seller reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Buyer under FCC rules with respect thereto.

               6.1.5 Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 7.2.

               6.1.6 Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the financial condition of the Systems, taken as a whole, other than matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from local or national economic conditions (including financial and capital markets).

        6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE. The obligations of Seller to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Seller for purposes of consummating such transactions:

               6.2.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

               6.2.2 Covenants and Conditions. Buyer shall have in all material respects performed and complied with all material covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

               6.2.3 No Injunction, Etc. No action, suit or other proceeding shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby.

               6.2.4 Limited Partner Approvals. A majority in interest of the limited partners of Seller shall have consented to the transactions contemplated by this Agreement in accordance with the terms of Seller's partnership agreement and applicable securities laws.

               6.2.5 Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 7.3.

7.      CLOSING AND CLOSING DELIVERIES

        7.1 CLOSING. If practicable, the Closing will be held on the last business day of the calendar month during which the conditions set forth in Sections 6.1.5 and 6.2.5 hereof shall have been satisfied; provided, however, that if the Closing is not held on the last business day of the calendar month during which such conditions shall have been satisfied, the Closing shall be held on the last business day of the next succeeding calendar month, or on such other date as Buyer and Seller may mutually agree ("CLOSING DATE"). The Closing shall be held at 10:00 a.m. local time at the Seller's offices at 1201 Third Ave., Suite 3600, Seattle, WA 98101, or will be conducted by mail or at such other place and time as the parties may agree. Notwithstanding the foregoing, the parties agree that the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date, and all references herein that relate to the date and time of the Closing, including provisions dealing with adjustments to the Purchase Price, shall refer to such effective date and time.

        7.2 DELIVERIES BY SELLER. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

               7.2.1 Transfer Documents. A duly executed bill of sale, limited or special (but not general) warranty deeds (subject to all matters of record), motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever except for Permitted Encumbrances; and

               7.2.2 Consents. The original of each Consent required by Section 6.1.4;

        7.3 DELIVERIES BY BUYER. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

               7.3.1 Purchase Price. The Purchase Price, subject to any adjustments and reductions in accordance with Section 2.3 and Section 2.4; and

               7.3.2 Assumption Agreements. A duly executed assignment and assumption agreement pursuant to which Buyer shall assume and undertake to perform the Assumed Liabilities.

8.      TERMINATION

        8.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, subject to and in accordance with the terms hereof, the consideration for which is (a) the covenants, representations, warranties and agreements set forth in this Agreement; and (b) the expenditures and obligations incurred and to be incurred by Buyer on the one hand, and by Seller, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

               8.1.1 By the mutual consent of Seller and Buyer, or by either Seller or Buyer in the event of the notification by the Federal Trade Commission or the Department of Justice of the intent of either agency to seek to enjoin the transactions contemplated by this Agreement or if any condition to the Closing set forth in Section 6.1.3 or 6.2.3 is not fulfilled and the failure of such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Buyer or Seller contained in this Agreement;

               8.1.2 By Buyer, if any of the conditions set forth in Section 6.1 hereof to which the obligations of Buyer are subject (other than the conditions set forth in Section 6.1.3) have not been fulfilled or waived, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Buyer contained in this Agreement; or

               8.1.3 By Seller, if any of the conditions set forth in Section
6.2 hereof to which the obligations of Seller are subject (other than the conditions set forth in Section 6.2.3) have not been fulfilled or waived, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in this Agreement.

        8.2 RIGHTS UPON TERMINATION.

               8.2.1 In the event of a termination of this Agreement pursuant to
Section 8.1.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, partners, employees, agents, representatives or stockholders) shall be liable to any other party for any cost, expense, damage or loss of anticipated profits hereunder.

               8.2.2 In the event of a termination of this Agreement pursuant to
Section 8.1.2 hereof, if Seller is in material breach of this Agreement, Buyer shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

               8.2.3 In the event of a termination of this Agreement pursuant to
Section 8.1.3 hereof, if Buyer is in material breach of this Agreement by Buyer, Seller shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance. In the event of any action to enforce this Agreement, Buyer hereby waives the defense that there is an adequate remedy at law.

9.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

        9.1 REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements contained in this Agreement or in documents or instruments delivered pursuant hereto shall be deemed continuing representations, warranties, covenants and agreements, and shall survive the Closing Date for a period ending on the one-year anniversary of the Closing Date.

        9.2 INDEMNIFICATION BY BUYER. Buyer shall defend, indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

               9.2.1 Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant by Buyer contained herein;

               9.2.2 Any and all of the Assumed Liabilities;

               9.2.3 Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Systems or Assets on and after the Closing Date; and

               9.2.4 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        9.3 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

               9.3.1 The party claiming indemnification ("CLAIMANT") shall promptly give notice to the party from whom indemnification is claimed ("INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying (a) the factual basis for such claim and (b) the estimated amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten business days after written notice of such action, suit or proceeding was given to Claimant; provided that failure to give such notice within such ten-day period shall not bar or otherwise prejudice Claimant's rights to indemnification with respect to such third-party action, suit or proceeding unless any defense, claim, counterclaim or cross-claim of the Indemnifying Party is prejudiced thereby.

               9.3.2 Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim subject to the terms and in accordance with the procedures set forth herein. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

               9.3.3 With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim, and the Indemnifying Party shall be responsible and shall promptly reimburse Claimant for all associated costs, fees and expenses.

               9.3.4 If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

        9.4 EXCLUSIVE REMEDY. After the Closing Date, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Article 9.

10.     MISCELLANEOUS

        10.1 BENEFIT AND BINDING EFFECT. Seller may not assign this Agreement without the prior written consent of the Buyer. Buyer may its rights and obligations under this Agreement to any of its affiliates or assigns upon notice to Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10.2 BULK TRANSFER. Buyer acknowledges that Seller has not and will not file any transfer notice or otherwise complied with applicable bulk transfer laws, and the parties agree to waive compliance with same.

        10.3 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Washington, without regard to the conflicts of law principles of such state. The parties agree that this
Section 10.3 serves as a material inducement for Seller to enter into this Agreement.

        10.4 GENDER AND NUMBER. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

        10.5 ENTIRE AGREEMENT. This Agreement, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between Buyer and Seller with respect to the transactions contemplated hereby, and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

        10.6 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

        10.7 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        10.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law; provided, however, that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner that is materially adverse to any party affected by such invalidity or unenforceability.

        10.9 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile transmission shall be deemed to be an original signature.

        10.10 NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable on any person other than the parties hereto and their respective successors or assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.

        10.11 TAX CONSEQUENCES. No party to this Agreement makes any representation or warranty, express or implied, with respect to the tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement. Each party has relied solely on its own tax advisors with respect to the tax implications of this Agreement.

        10.12 CONSTRUCTION. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

        10.13 TIME OF THE ESSENCE. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day that is not a business day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding business day.

        10.14 CURE. For all purposes under this Agreement, the existence or occurrence of any event or circumstance that constitutes a breach of a representation or warranty or the nonfulfillment of any pre-Closing covenant or agreement of Buyer or Seller contained in this Agreement on the date such representation or warranty is made or the fulfillment of such pre-Closing covenant or agreement is due, shall not constitute a breach of such representation or warranty or the nonfulfillment of such pre-Closing covenant or agreement if such event or circumstance is cured on or prior to the Closing Date.

        10.15 COVENANT NOT TO SUE AND NONRECOURSE TO PARTNERS.

               10.15.1 Buyer agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein (each a "TRANSACTION DOCUMENT") and any rule of law or equity to the contrary, to the fullest extent permitted by law, Seller's obligations and liabilities under all Transaction Documents and in connection with the transactions contemplated therein shall be nonrecourse to all general and limited partners of Seller. As used herein, the term "nonrecourse" means that the obligations and liabilities are limited in recourse solely to the assets of Seller (for those purposes, any capital contribution obligations of the general and limited partners of Seller or any negative capital account balances of such partners shall not be deemed to be assets of Seller) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of Seller, and neither Seller nor any general or limited partner or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of any successor partnership, either directly or indirectly, shall be personally liable in any respect for any obligation or liability of Seller under any Transaction Document or any transaction contemplated therein.

               10.15.2. Buyer hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof against any general or limited partner of Seller or any incorporator, stockholder, officer, director, partner, employee or agent of Sellers or of any general or limited partner of Seller for (i) the payment of any amount or the performance of any obligation under any Transaction Document or (ii) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or with the transactions contemplated herein or therein).

        10.16 HEADINGS. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

        EXECUTED as of the date first above written.

                                      BUYER:

                                      NORTHLAND COMMUNICATIONS CORPORATION

                                      By:
                                         ---------------------------------------
                                      Name Printed:
                                                   -----------------------------
                                      Title:  Vice President
                                            ------------------------------------


                                      SELLER:

                                      NORTHLAND CABLE PROPERTIES SIX LIMITED
                                      PARTNERSHIP

                                      By: Northland Communications Corporation,
                                          Managing General Partner

                                      By:
                                         ---------------------------------------
                                      Name Printed:
                                                   -----------------------------
                                      Title:  Vice President
                                            ------------------------------------

                                    EXHIBIT G

                              PROPOSED TRANSACTION
                                 PROMISSORY NOTE

                                 PROMISSORY NOTE

$__________                                                 _____________, 200__
                                                             Seattle, Washington

        FOR VALUE RECEIVED, NORTHLAND COMMUNICATIONS CORPORATION, or any affiliated entity to which it may assign its rights and obligations (the "Maker"), promises to pay to NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP, a Washington limited partnership ("NCP-Six"), upon the terms and conditions stated herein, the principal sum of Nine Million Eight Hundred Seventy-Five Thousand Dollars ($9,875,000), which sum shall be payable in two equal payments of principal, plus accrued interest, due annually commencing on the first anniversary of the date of this Note. Payments shall be made in lawful money of the United States, at such place as NCP-Six may designate in writing. Maker shall have the privilege of prepaying all or any portion of this Note without premium or penalty.

        This Note is issued in connection with that certain Asset Purchase Agreement between the Maker and NCP-Six dated as of ______________, 200_ (the "Agreement"). The Maker may be entitled to the right of offset, as provided in the Agreement and that certain Proxy Statement dated _____________, 200_, and may, without being in default under this Note, effect such offset against any amounts payable under this Note.

        The principal sum of this Note shall bear interest at a per annum rate of six and one-half percent (6-1/2%). If any portion of this Note shall not be paid when due, then the principal balance of the Note shall thereafter bear interest at the rate of twelve percent (12%) per annum, from the date of such default. A default shall exist as to any failure of the Maker to make any payment required hereunder in a timely manner; provided, however, there shall be no default and no payment shall be due hereunder if the Maker is effecting an offset to account for any prorations or other adjustments provided for pursuant to the Agreement.

        In the event a suit is commenced to enforce the payment of this Note, the Maker hereby agrees to pay all costs of collection, including a reasonable sum as the fees of attorneys and certified public accountants.

        The indebtedness and all other obligations evidenced by this Note are subordinated to the prior payment in full in cash of all obligations of the Maker from time to time outstanding in respect of all other indebtedness of the Maker, other than any indebtedness which by its terms is expressly subordinated to this Note, including, without limitation, amounts that would become due except for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), and interest, fees, charges and other amounts that, but for the filing of a petition in bankruptcy with respect to the Maker, would accrue on such indebtedness whether or not a claim is allowed against the Maker for the same in such proceeding (collectively, "Senior Debt"). The Maker agrees that upon the occurrence and during the continuance of any default under any Senior Debt or upon any distribution of the assets or readjustment of the obligations of the Maker whether by reason of voluntary or involuntary liquidation, dissolution, winding up, composition, bankruptcy, reorganization, arrangement, receivership, assignment for the benefit of creditors or any marshalling of its assets or the readjustment of its liabilities, whether partial or total, the holders of the Senior Debt shall be entitled to receive cash payment in full of lawful money of the United States of America of all of the Senior Debt in accordance with their respective terms prior to payment of, or other distribution in respect of, all or any part of the indebtedness or other obligations hereunder. NCP-Six agrees, by its acceptance of this Note, that at any time that payment under this Note is prohibited by operation of this paragraph, it shall not take any action to enforce or otherwise collect any such payment and in the event that, notwithstanding the foregoing, NCP-Six shall have received any payment under or in respect of this Note at a time when such payment is prohibited, then such payment shall be received and held in trust for the benefit of the holders of the Senior Debt and shall be paid over and delivered to such holders or their agent to the extent necessary to pay the Senior Debt in full in cash after giving effect to any other concurrent payment or distribution to such holders in respect of the Senior Debt.

        THIS NOTE IS AND SHALL FOR ALL PURPOSES BE DEEMED NONASSIGNABLE AND NONNEGOTIABLE; provided, however, that NCP-Six may assign its rights and delegate its duties and obligations under this Note, including without limitation the right to receive payment hereunder, to a liquidating trust established for the purpose of distributing amounts due hereunder for the benefit of the beneficiaries of such liquidating trust, and provided further the Maker may assign its rights and delegate its duties and obligations under this Note to any affiliate of Maker.

        This Note is to be construed in all respects and enforced according to the laws of the State of Washington.



        MAKER:                        [___________________________________]



                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT H

                               DANIELS' APPRAISAL

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                           APPRAISAL ANALYSIS SUMMARY

INTRODUCTION

Northland Cable Properties Six Limited Partnership (the "Partnership") is a Washington limited partnership consisting of two general partners (the "General Partners") and approximately 1,865 limited partners. Northland Communications Corporation ("Northland"), a Washington corporation, is the Managing General Partner of the Partnership. The Partnership was formed on January 22, 1986 and began operations in 1986 with the acquisition of the cable television systems serving the communities surrounding Starkville, Maben and Mathiston, Mississippi, six additional communities in central Mississippi and the community of and areas surrounding Highlands, North Carolina. As the result of subsequent acquisitions made between July 1988 and January 1998 as well as sales of certain systems, the Partnership currently owns and operates seven cable television system groups ("System Operating Groups"), comprised of twelve headends, serving numerous communities in Mississippi, South Carolina and North Carolina (referred to in the aggregate as the "Systems"). As of March 31, 1999, the Systems passed an estimated 50,060 homes and served approximately 32,963 equivalent basic subscribers ("EBUs").

Based on information provided by Northland for the three month period ended March 31, 1999, annualized run-rate revenue and operating cash flow for the Systems are estimated to be approximately $14.3 million and $6.7 million, respectively. This equates to average monthly revenue per EBU of $36.07 and average annual cash flow per EBU of $203.15.

A summary of the Partnership's System Operating Groups is presented in the following table.

                                               3/31/99                                             Estimated       Est. Annualized
System            Miles of Plant/    Est.     Estimated       3/31/99              3/31/99         Annualized         Run-Rate
Operating            Number of      Homes/       Homes          EBUs/              Pay Units/       Run-Rate         Cash Flow/
  Group              Headends        Mile       Passed      Penetration          Penetration         Revenue           Margin
---------         ---------------   ------    ---------     ------------         ------------      ----------      ---------------
Starkville, MS        194.5/2         57        11,085      8,097 / 73.0%        2,930 / 36.2%    $ 3,680,744    $1,895,951 / 51.5%
Philadelphia, MS      170/1           26         4,395      3,851 / 87.6%        1,450 / 37.7%      1,617,933       731,306 / 45.2%
Kosciusko, MS         125.8/2         43         5,440      4,350 / 80.0%        1,371 / 31.5%      1,854,490       952,651 / 51.4%
Forest, MS            154/2           24         3,735      3,222 / 86.3%        1,442 / 44.8%      1,390,976       689,646 / 49.6%
     Subtotal, MS     644.3/7         38        24,655     19,520 / 79.2%        7,193 / 36.9%      8,544,143     4,269,554 / 50.0%

Highlands, NC         128/1           33         4,190      2,584 / 61.7%          482 / 18.7%      1,036,879       459,752 / 44.3%

Barnwell, SC          308.5/3         39        12,125      5,941 / 49.0%        4,301 / 72.4%      2,694,265     1,079,592 / 40.1%
Bennettsville, SC     145/1           63        9,090       4,918 / 54.1%        3,628 / 73.8%      1,993,654       887,575 / 44.5%
     Subtotal, SC     453.5/4         47        21,215     10,859 / 51.2%        7,929 / 73.0%      4,687,919     1,967,167 / 42.0%

Total All
Systems             1,225.8/12        41        50,060     32,963 / 65.8%       15,604 / 47.3%    $14,268,941    $6,696,473 / 46.9%


Daniels was retained by Northland to appraise the fair market value of the assets of the Partnership as of July 1, 1999 (the "Valuation Date"). The appraisal was performed in conjunction with the anticipated dissolution and liquidation of the Partnership. This report summarizes Daniels' conclusions and provides an outline of the scope of the engagement, the process used, an overview of the Systems by System Operating Group, the valuation methodology, the assumptions relied upon and an explanation of the values derived.

PROCESS

Daniels prepared an independent appraisal analysis to determine the fair market value of the operating assets of the Partnership. The Systems were appraised on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors. The appraisal assumes that the Systems have been and will continue to be operated as efficiently as comparable cable television systems and that the franchises and leases of assets used in the operation of the Systems will be renewed indefinitely without material changes, other than upgrade and/or rebuild requirements (see "The Systems").

The appraisal process included discussions with the Partnership's management, due diligence visits to substantially all of the Systems by Daniels' personnel, research of demographic information concerning the various communities served by the Partnership and analyses of historical and forecasted financial and operating information, as well as Daniels' general knowledge about the cable television industry. From such due diligence, summaries of the relevant operating, technical, financial and demographic characteristics were prepared for each of the seven System Operating Groups. These characteristics were instrumental in determining value.

In order to assess the fair market value of the Partnership's operating assets, Daniels prepared detailed operating and financial forecasts for each of the seven System Operating Groups, incorporating the critical elements of operating revenues and expenses as well as capital expenditure requirements. These financial forecasts then formed the basis for determining a discounted cash flow value for each System Operating Group, a standard valuation methodology used within the cable television industry (the "DCF" valuation methodology). The combined values of the Systems, by System Operating Group, pursuant to the DCF, provide a value of the operating assets of the Partnership. In addition, using the private market transaction multiples methodology, an aggregate value for the Partnership's cable television assets was derived by applying value per subscriber and operating cash flow multiples obtained in private market sales of comparable cable television systems to the respective statistics of the Systems. The results of the DCF and the private market transaction multiples valuation methodologies were then analyzed to determine a final appraised value for the Partnership's operating assets.

THE SYSTEMS

The Systems are comprised of seven System Operating Groups, four of which are located in Mississippi, two of which are located in South Carolina and one of which is located in North Carolina. The largest System Operating Group is Starkville, Mississippi with 8,097 EBUs as of March 31, 1999. The smallest System Operating Group is Highlands, North Carolina with 2,584 EBUs as of the same period. As of March 31, 1999, the System Operating Groups had EBU penetration rates ranging from 49.0% to 87.6%, and a weighted average EBU penetration level of 65.8%. Subscriber growth rates for the Systems have been essentially flat to modest for the past several years.

In the seven System Operating Groups, there are a total of 12 headends and 1,226 plant miles, of which approximately 89% is aerial and 11% is underground. Based on information provided by Northland, approximately 10% of the plant miles are at 300 MHz; 42% are at 330 MHz; 1% are at 400 MHz; 36% are at 450 MHz; and 11% are at 550 MHz. According to Northland, none of the Systems are currently addressable, and pay-per-view service is offered on an event-only basis.

TECHNICAL SUMMARY

            MILES OF PLANT AT VARIOUS BANDWIDTHS AS OF MARCH 31, 1999

---------------------------------------------------------------------------------------------------------------------------------
SYSTEM OPERATING                 300 MHZ          330 MHZ           400 MHZ           450 MHZ         550 MHZ             TOTAL
                                  MILES            MILES             MILES             MILES           MILES              MILES
---------------------------------------------------------------------------------------------------------------------------------
Starkville, MS                                      194.5                                                                 194.5
---------------------------------------------------------------------------------------------------------------------------------
Philadelphia, MS                                     51                                119                                170
---------------------------------------------------------------------------------------------------------------------------------
Kosciusko, MS                                                                          125.8                              125.8
---------------------------------------------------------------------------------------------------------------------------------
Forest, MS                          17              137                                                                   154
---------------------------------------------------------------------------------------------------------------------------------
      Subtotal, MS                  17              382.5                              244.8                              644.3
---------------------------------------------------------------------------------------------------------------------------------
Highlands, NC                                       128                                                                   128
---------------------------------------------------------------------------------------------------------------------------------
Barnwell, SC                       111.2                                               197.3                              308.5
---------------------------------------------------------------------------------------------------------------------------------
Bennettsville, SC                                                       6                               139               145
---------------------------------------------------------------------------------------------------------------------------------
      Subtotal, SC                 111.2                                6              197.3            139               453.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL SYSTEMS                  128.2            510.5               6              442.1            139             1,225.8
---------------------------------------------------------------------------------------------------------------------------------
           Percent of Total         10.5%            41.6%              0.5%            36.1%            11.3%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

The reality of competition from DBS, SMATV and MMDS and the lack of excess channel capacity in certain of the Partnership's Systems suggest that a rebuild or upgrade of all of the Systems with a current capacity of less than 450 MHz would be prudent over the next several years. The Partnership plans to upgrade substantially all of the Systems to a bandwidth of at least 450 MHz over the next three years; however, there are no current franchise requirements to rebuild or upgrade any of the Systems. None of the Systems are currently addressable.

The quality of broadcast signals that can be received off-air varies among the different System Operating Groups from good to poor, and the communities that receive good off-air signals typically have a lower subscriber penetration rate. Selected subscribers in the Starkville System Operating Group have the option of receiving service from Wireless One, a MMDS operator. Management of the Partnership does not believe that MMDS operators will have a further material negative effect on the Systems in the future. Additionally, selected homes in the community of Sapphire Valley in the Highlands system have been overbuilt by a small operator. Although competition from DBS providers exists in areas served by the Systems, such competition has not had a material effect on the Partnership's operations to date.

On May 5, 1995, the Federal Communications Commission ("FCC") announced the adoption of a simplified set of rate regulation rules that will apply to "small" cable systems, defined as a system serving 115,000 or fewer subscribers, that are owned by "small" companies, defined as a company serving 400,000 or fewer subscribers. Under the FCC's definition, the Partnership is a "small" company and each of the Partnership's Systems are "small" systems. Maximum permitted rates under these revised rules are dependent on several factors including the number of regulated channels offered, net asset basis of plant and equipment used to deliver regulated services, the number of subscribers served and a reasonable rate of return.

On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") became law. The 1996 Act eliminated all rate controls on cable programming service tiers ("CPSTs") of "small" cable systems, defined by the 1996 Act as systems serving fewer than 50,000 subscribers owned by operators serving fewer than 1% of all subscribers in the United States (approximately 600,000 subscribers). Under the 1996 Act, all of the Partnership's Systems qualify as "small" cable systems.

As of March 31, 1999, six of the Partnership's Systems have received notification that local franchising authorities have elected to certify to regulate basic rates. Based on Northland's analysis, the rates charged by the Systems are within the maximum rates allowed under FCC rate regulations.

STARKVILLE, MISSISSIPPI

The Starkville, Mississippi System Operating Group is the largest of the seven System Operating Groups with subscribers located in Oktibbeha County, Mississippi, which is approximately 125 miles northeast of Jackson, Mississippi. The City of Starkville serves as the County Seat and is the home of Mississippi State University, which has an enrollment of approximately 12,000 students and features a leading, nationally recognized veterinary medicine program. The University is the largest employer in Starkville. Also located in Starkville is the Mississippi Research and Technology Park, a long-range economic development project initiated through the joint efforts of the City of Starkville, Oktibbeha County, Mississippi State University and local businesses.

As noted previously, the Starkville system faces limited competition from Wireless One, a MMDS operator. Additionally, the City of Starkville has formed an exploratory committee to assess the feasibility of building a cable system. In consideration of the fact that the City also owns the local power company, there is at least a potential threat that the City will move forward with a hardwire overbuild of the Starkville system with a bundled telecommunications strategy. Additionally, there is a small independent cable operator who has overbuilt approximately 12 homes in a low density area of Oktibbeha County.

As of March 31, 1999, the Starkville System Operating Group passed 11,085 estimated homes and served 8,097 equivalent basic subscribers, for a penetration rate of 73.0%. This penetration rate is the fourth highest of the seven System Operating Groups. There are currently five franchises covering this group, with franchise expiration dates ranging from November 7, 2005 to June 30, 2010. The Starkville System Operating Group accounts for approximately 25% of the Partnership's equivalent basic units.

The Starkville System Operating Group is comprised of two systems, each with one headend, located in Starkville and Maben, Mississippi. The Starkville System Operating Group was acquired in 1986 and has approximately 195 miles of plant, 97% of which is aerial. Currently, 100% of the plant is capable of passing 330 MHz. Within a period of two years, the Partnership will complete its rebuild of the Starkville system to 550 MHz and the Maben system to 400 MHz. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Starkville system offers three levels of non-premium service: Economy Basic service, consisting of 11 primarily broadcast and local origination channels, for $14.00; Standard Basic service, consisting of the 11 Economy Basic channels plus an additional 21 satellite channels, for $25.95; and Specialty Tier service, consisting of the 32 Standard Basic channels plus an additional eight satellite channels, for $34.45. The Maben system offers 29 channels of Standard Basic service for $25.50. Both systems offer HBO and Showtime, while the Starkville system also offers Cinemax and The Disney Channel. The last rate increase was implemented on August 1, 1998.

BARNWELL, SOUTH CAROLINA

The Barnwell System Operating Group was acquired by the Partnership in January 1998. Barnwell is the second largest System Operating Group, passing 12,125 estimated homes in the communities of Barnwell, Allendale and Bamberg, South Carolina and serving 5,941 equivalent basic subscribers as of March 31, 1999. The areas served by the Barnwell System Operating Group are located in Southern South Carolina, approximately 60 miles south of Columbia, South Carolina. The economy is based primarily on manufacturing and agricultural activities. The largest employer in the area is the Savannah River Site nuclear plant. Other major employers that employ in excess of 500 people include Sara Lee, Ducane Heating Corporation and Dixie Narco, a soft drink vending machine manufacturer. The overall penetration rate in this System Operating Group is 49.0%. The Barnwell System Operating Group is covered by 12 franchises which expire between January 8, 2000 and July 16, 2012. The Barnwell System Operating Group accounts for approximately 18% of the Partnership's equivalent basic subscribers.

The Barnwell System Operating Group is comprised of three systems, each with one headend, located in Barnwell, Allendale and Bamberg, South Carolina. The Barnwell System Operating Group includes 309 miles of plant, of which approximately 84% is aerial. Approximately 64% of the plant is capable of passing 450 MHz, and approximately 36% can pass 300 MHz. Over the next two years, the Partnership will complete its rebuild of the entire System Operating Group to 450 MHz. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Barnwell system offers two levels of non-premium service: Economy Basic service, consisting of 13 primarily broadcast and local origination channels, for $10.26; and Standard Basic service, consisting of the 13 Economy Basic channels plus an additional 15 satellite channels, for $29.65. Both the Allendale and Bamberg systems offer Economy Basic service, comprised of 12 channels, for $10.40; and Standard Basic service, comprised of 12 Economy Basic channels plus an additional 24 channels, for $30.58. The Barnwell system offers HBO, The Disney Channel, Showtime and The Movie Channel. The Allendale and Bamberg systems offer the four aforementioned premium channels plus Cinemax. The last rate increase was implemented on March 1, 1998.

BENNETTSVILLE, SOUTH CAROLINA

The Bennettsville System Operating Group was acquired by the Partnership in January 1998. The city of Bennettsville is located approximately 100 miles northeast of Columbia, South Carolina and is the county seat of Marlboro County. The economy is based primarily on manufacturing and agricultural activities, with the three largest employers being Mohawk Carpet, United Technologies Automotive and Williamette Industries. As of March 31, 1999, the Bennettsville System Operating Group passed 9,090 estimated homes and served 4,918 equivalent basic subscribers, for a penetration rate of 54.1%. The Bennettsville System Operating Group represents a single headend located in Bennettsville, South Carolina, and covers five franchised areas. The five franchises covering this System Operating Group expire between June 10, 2006 and August 30, 2007. The Bennettsville System Operating Group accounts for approximately 15% of the Partnership's equivalent basic subscribers.

The Bennettsville System Operating Group includes 145 miles of plant, of which approximately 81% is aerial. Approximately 96% of the plant is capable of passing 550 MHz and approximately 4% can pass 400 MHz. By the end of 2000, the Partnership is planning to upgrade the small portion of the system that is currently not capable of passing 550 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Bennettsville system offers three levels of non-premium service: Economy Basic service, consisting of 11 primarily broadcast and local origination channels, for $7.57; Standard Basic service, consisting of the 11 Economy Basic channels plus an additional 18 satellite channels, for $19.10; and Super Basic service, consisting of the 29 Standard Basic channels plus an additional 19 satellite channels, for $26.67. The Bennettsville system offers HBO, Cinemax, The Disney Channel, Showtime, The Movie Channel and Encore. The last rate increase was effective May 1, 1998. Service rates at Bennettsville are lower than the average rates charged by the Systems due to the aggressive pricing strategy effected by the system's prior owner in response to entry into the market by an overbuilder, who has subsequently ceased operating in the market. Northland indicates that significant rate adjustments will be implemented over the next few years to get the Bennettsville system more in line with average rates charged by the Systems.

KOSCIUSKO, MISSISSIPPI

Kosciusko is the fourth largest of the seven System Operating Groups, consisting of two systems, each with one headend, located in Kosciusko and Carthage, Mississippi, approximately 70 miles northeast of Jackson, Mississippi. The local economy is based primarily on manufacturing and agricultural activities with three of the largest employers being Choctaw Maid Farms, Inc., Choctaw Manufacturing Enterprise and Interstate Industries, Inc. The Kosciusko System passes 5,440 estimated homes and serves 4,350 equivalent basic subscribers as of March 31, 1999, for a penetration rate of 80.0%. There are three franchise agreements covering the Kosciusko System Operating Group, expiring between March 13, 2003 and April 4, 2010. The Kosciusko System Operating Group accounts for approximately 13% of the Partnership's equivalent basic subscribers.

The Kosciusko System Operating Group consists of 126 miles of plant, of which approximately 94% is aerial. Both the Kosciusko and Carthage plants are capable of passing 450 MHz. The Partnership currently has no plans for a rebuild of the systems.

The Kosciusko and Carthage systems offer three levels of non-premium service:
Economy Basic service, consisting of 12 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 12 Economy Basic channels plus an additional 19 satellite channels, (18 for Carthage), for $25.95 in Kosciusko and $25.50 in Carthage; and Specialty Tier service, consisting of the 31 Standard Basic channels (30 for Carthage) plus an additional 10 satellite channels, for $34.45 in Kosciusko and $34.00 in Carthage. Both Systems offer HBO, Cinemax, The Disney Channel and Showtime. The last rate increase was implemented on August 1, 1998.

PHILADELPHIA, MISSISSIPPI

The Philadelphia System Operating Group serves communities in central Mississippi through a single headend located in Philadelphia, Mississippi. The city of Philadelphia is located approximately 80 miles northeast of Jackson, Mississippi and is the County Seat. Philadelphia's economy is based primarily on manufacturing with the largest employer being U.S. Electrical Motors. Additionally, the gaming industry, highlighted by the Silver Star Casino and Hotel (500+ rooms), owned by the Choctaw Indian Reservation, has added growth to the local economy. As of March 31, 1999, the Philadelphia System Operating Group passed 4,395 estimated homes and served 3,851 equivalent basic subscribers, for a penetration rate of 87.6%. This penetration rate is the highest of the seven System Operating Groups. The Philadelphia System Operating Group includes a single headend located in Philadelphia, Mississippi, and has four franchise agreements expiring between March 20, 2009 and June 3, 2017. The Philadelphia System Operating Group accounts for approximately 12% of the Partnership's equivalent basic subscribers, resulting largely from the Silver Star Casino Hotel.

The Philadelphia System Operating Group includes 170 miles of plant, of which approximately 96% is aerial. Approximately 70% of the plant is capable of passing 450 MHz and approximately 30% can pass 330 MHz. Over the next two years, the Partnership is planning to complete a rebuild of the entire system to 450 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Philadelphia system offers three levels of non-premium service: Economy Basic service, consisting of 12 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 12 Economy Basic channels plus an additional 16 satellite channels, for $25.50; and Specialty Tier service, consisting of the 28 Standard Basic channels plus an additional 10 satellite channels, for $34.75. The Philadelphia system offers HBO, Cinemax, Showtime, Starz and Encore. The last rate increase was implemented on August 1, 1998 for all services and the Specialty Tier service rate was increased again on May 1, 1999.

FOREST, MISSISSIPPI

The Forest, Mississippi System Operating Group serves communities in central Mississippi. The local economy is primarily based on agricultural and manufacturing activities. One of the largest industries in the area is poultry. Nearly two million birds are dressed per week in Forest, which ranks as the second-largest producer of broilers in the nation. As of March 31, 1999, the Forest System Operating Group passed 3,735 estimated homes and served 3,222 equivalent basic subscribers for a penetration rate of 86.3%. This penetration rate is the second highest of the seven System Operating Groups. There are currently four franchises covering this System Operating Group, with franchise expiration dates ranging from February 20, 2003 to October 17, 2010. The Forest System Operating Group accounts for approximately 10% of the Partnership's equivalent basic subscribers.

The Forest System Operating Group includes two systems, each with one headend, located in Forest and Raleigh, Mississippi. The Forest System Operating Group includes 154 miles of plant, 95% of which is aerial. Currently, 89% of the plant is capable of passing 330 MHz and 11% is capable of passing 300 MHz. Over the next two years, the Partnership is planning to rebuild the Forest system to 550 MHz. The small Raleigh system currently has no plans for further upgrade. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Forest system offers three levels of non-premium service: Economy Basic service, consisting of 13 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 13 Economy Basic channels plus an additional 17 satellite channels, for $25.95; and Specialty Tier service, consisting of the 30 Standard Basic channels plus an additional eight satellite channels, for $33.90. The Raleigh system offers 25 channels of Standard Basic service for $23.95. The Forest system offers HBO, Cinemax, Showtime, Encore and Starz, while the Raleigh system offers only HBO. The last rate increase was implemented on August 1, 1998.

HIGHLANDS, NORTH CAROLINA

The Highlands System Operating Group is the smallest of the seven System Operating Groups and serves the community of and areas surrounding Highlands, North Carolina. The city of Highlands is located on a plateau of the Blue Ridge Mountains where Georgia, North Carolina and South Carolina meet. The Highlands region has long been a vacation destination for affluent families from many Southern cities. The area is encircled by 200,000 acres of the End National Forest. One of the main attractions of Highlands is the area's exclusive golf clubs. As of March 31, 1999, the Highlands System Operating Group passed 4,190 estimated homes and served 2,584 equivalent basic subscribers, for a penetration rate of 61.7%. The Highlands System Operating Group includes a single headend located in Highlands, North Carolina, and has four franchise agreements expiring between October 3, 1999 and June 2, 2013. The Highlands System Operating Group accounts for approximately 8% of the Partnership's equivalent basic subscribers. In keeping with the fluctuating occupancy of the area's homes throughout the year, the system experiences seasonality in its subscriber base.

The Highlands System Operating Group includes 128 miles of plant, of which approximately 78% is aerial. Currently, 100% of the plant is capable of passing 330 MHz. Over the next two years, the Partnership is planning to rebuild the system to 450 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Highlands system offers two levels of non-premium service: Economy Basic service, consisting of 17 primarily broadcast and local origination channels, for $17.50; and Standard Basic service, consisting of the 17 Economy Basic channels plus an additional 19 satellite channels, for $33.20. The Highlands system offers HBO, Cinemax, The Disney Channel and Encore. The last rate increase was effective February 1, 1999.

VALUATION METHODOLOGY

In order to appraise the fair market value of the assets of the Partnership, Daniels applied two valuation methodologies to each of the seven System Operating Groups: (i) discounted cash flow valuation; and (ii) comparable private market transaction multiples analysis. The respective aggregate fair market values of the Partnership's operating assets derived from each valuation methodology were then compared, and a final value was derived.

DISCOUNTED CASH FLOW

The discounted cash flow valuation methodology ("DCF") measures the present value of an entity's forecasted free cash flow from operations, defined as pre-tax earnings before interest, taxes, depreciation and amortization ("EBITDA"), less capital expenditures ("Free Cash Flow"). The forecasted Free Cash Flow was determined through a 10-year financial forecast prepared by Daniels for each of the seven System Operating Groups, which provides for detailed forecasts of revenue and operating expenses. In addition to Free Cash Flow, and based upon the 10-year financial forecasts discussed above, a terminal enterprise value was estimated for each of the seven System Operating Groups assuming a sale at the end of year 10 (the "Terminal Enterprise Value"). This Terminal Enterprise Value was based on a multiple of terminal EBITDA which Daniels determined to be reasonable in light of comparable private market transaction multiples of EBITDA.

The revenue forecasts for each of the seven System Operating Groups were based upon Daniels' forecasts of homes passed, subscriber penetration levels and rates and non-subscriber based revenue sources. Expense forecasts were based primarily on assumed rates of inflation over the forecast period and were adjusted for particular growth characteristics of each of the seven System Operating Groups. Capital expenditure forecasts were based upon costs associated with the construction of new miles of plant, plant maintenance and rebuild/upgrade requirements. Daniels did not include telephony or commercial data services revenue, expenses or capital costs in its forecasts. Daniels did, however, include residential data services revenue and expenses in its forecast where warranted.

The forecasted Free Cash Flow and the Terminal Enterprise Value (together, the "Forecasted Net Cash Flows") resulting from the 10-year financial forecasts prepared by Daniels were discounted back to the present at a discount rate representing the weighted average cost of capital for an array of entities within the cable television industry that are capable of consummating an acquisition similar in size to the acquisition of the Systems. The weighted average cost of capital is a company's required rate of return necessary to satisfy the expectations of both the debt and equity investors of a company. Theoretically, an entity will be willing to pay a price for an investment as high as the value that will allow it to equal or exceed its weighed average cost of capital requirements.

Borrowing costs are different for every entity, depending primarily upon the overall credit quality of the borrower and the quality of the collateral, if any. In the cable television industry, many lending institutions often use the prime rate as a benchmark for determining loan interest rates. Some borrowers pay interest rates above the prime rate, while others are able to borrow at more favorable rates below the prime rate. Daniels, therefore, has assumed that the prime rate is a fair benchmark, within a margin of 25 to 50 basis points, of the average cost of debt of an array of entities willing and financially able to consummate an acquisition similar in size to an acquisition of the Systems. The cost of equity was determined by sampling the current estimated private market cost of equity for cable television investments and blending that with equity return objectives of large publicly traded companies in this industry. Such equity returns are those which would be required by experienced private equity investors and publicly traded companies in cable television investments with characteristics similar to those of the Systems. The weighted average cost of capital Daniels derived for each of the discounted cash flow analyses was 13.50%. Listed below are the estimates of the costs of debt and equity in the capitalization structure as of the Valuation Date used to determine the discount rate.

ASSUMED CAPITAL STRUCTURE                                     % OF TOTAL CAPITAL                     COST OF CAPITAL
-------------------------                                     ------------------                     ---------------
Debt                                                                 60.0%                                 7.5%
Equity                                                               40.0%                                22.5%
Estimated Weighted Average Cost of Capital                          100.0%                                13.5%

The combined aggregate fair market value of the Systems derived from this analysis is $73.3 million, which is equal to 10.9x estimated annualized run-rate cash flow and $2,200 per equivalent basic subscriber.(1)

DISCOUNTED CASH FLOW                   MULTIPLE OF ANNUALIZED
      VALUATION                         RUN-RATE CASH FLOW(1)                      VALUE PER EBU(1)
--------------------                   ----------------------                      ----------------
     $73,300,000                                 10.9x                                  $2,200


(1) Annualized run-rate cash flow for the three months ended 3/31/99 and EBUs as of 3/31/99 have been adjusted for seasonality of the Highlands system. The adjusted annualized run-rate cash flow for the Systems is estimated to be $6.7 million and the adjusted EBU for the Systems is estimated to be 33,313.

COMPARABLE PRIVATE MARKET TRANSACTION MULTIPLES

In addition to the DCF valuation methodology, Daniels also utilized the comparable private market transaction multiples methodology, which is another generally accepted valuation methodology used to correlate and validate the findings of the DCF with the realities of the private market. Under this methodology, Daniels has compared selected market multiples reported in sales of cable television systems of similar size, markets and technical condition as the Systems to selected operating statistics of the Systems. In the case of cable television system transactions, the most commonly used market multiples are: (i) a multiple of trailing three or six months annualized operating cash flow; and
(ii) the price per subscriber. The Systems' annualized operating cash flow for the quarter ended March 31, 1999 will be used as a comparable statistic to the annualized statistics reported in the comparable group of transactions.

COMPARABLE CABLE TELEVISION SYSTEM SALES

                                                                                Aggregate         Value/                     Close
System                         Buyer                Seller            Subs.     Value (SM)         Sub.         Value/CF      Date
------                         -----                ------            ----      ----------        ------        --------     -----
Riverside Co., CA              Century              Act 5             19,000       33.0          $1,737           9.2x      Contract
Various, SD                    Mediacom             Zylstra           14,300       21.5           1,500           9.4       Contract
Nitro, WV & Various TX         Fanch                Harmon            18,300       50.0           2,732          14.0       Jun-99
Various, MI                    Millennium           Horizon           43,000      112.0           2,605          11.2       May-99
Buffalo, MN                    Bresnan              Jones             14,550       27.0           1,856           9.8       Mar-99
CA-based MSO                   USA Media            WestStar          45,000       84.0           1,867           9.0       Mar-99
                                                    Comm.

Livingston County, MI          Fanch                Multi-            16,000       42.0           2,625          10.0       Feb-99
                                                    Cablevision

Various, LA, TX                Star Cable           Illini            12,000       18.0           1,500          10.9       Feb-99
                                                    Cablevision
Hotsprings, Deadwood,          TCl                  Duhamel           16,400       28.3           1,726           9.0       Feb-99
Blackhawk, SD                                       Cable Frc.

Hanover, PA                    Susquehanna          Hanover           16,700       33.4           2,000          11.5       Jan-99
                                                    Cable
Various, MI                    Bresnan              Omega             25,900       40.0           1,545           9.0       Jan-99
Various, GA                    Jones                Bresnan           24,000      $50.0           2,083          10.0       Dec-98
                                                    Communications

Payson, AZ                     NPG Cable / AZ       Mark Twain        12,350       21.6           1,750           9.2       Sep-98
Various, TX, OK, KS, MO        Classic              CableOne          28,000       44.0           1,600           9.0       Aug-98
                               Communications

                                                    Total / Average   21,821     $604.8          $1,940          10.0x

The comparable private market transactions analysis yields a cash flow multiple range of 9.0x to 14.0x cash flow, with a weighted average of 10.0x cash flow. Value per subscriber ranges from $1,500 to $2,732, with a weighted average of $1,940 per subscriber.

MATERIAL RELATIONSHIPS

Daniels has no ownership position in Northland or the Partnership; however, Daniels has at various times sold cable television systems to Northland while representing other cable television operators and has sold cable television systems on behalf of Northland. Daniels does not believe that these prior relationships in any way affect its ability to fairly and impartially render the opinion of value expressed herein.

VALUATION SUMMARY

Based on the analysis using the valuation methodologies described above, the estimated fair market value of the Systems as of the Valuation Date is $73,300,000, representing 10.9x estimated annualized run-rate operating cash flow and value per equivalent basic subscriber of $2,200.

THE CASH FLOW MULTIPLE IS SLIGHTLY HIGHER THAN THE WEIGHTED AVERAGE MULTIPLE BUT WELL WITHIN THE RANGE OF MULTIPLES DERIVED FROM THE COMPARABLE PRIVATE MARKET TRANSACTIONS ANALYSIS, AND EQUAL TO THE MULTIPLE DERIVED FROM THE DCF ANALYSIS. THE VALUE PER EQUIVALENT BASIC SUBSCRIBER IS ALSO ABOVE THE WEIGHTED AVERAGE VALUE BUT WELL WITHIN THE RANGE OF VALUES DERIVED FROM THE COMPARABLE PRIVATE MARKET TRANSACTIONS ANALYSIS, AND EQUAL TO THE VALUE PER SUBSCRIBER DERIVED FROM THE DCF ANALYSIS. IT IS WORTH NOTING THAT DANIELS IS CURRENTLY ACTING AS AN ADVISOR ON SEVERAL COMPARABLE, NON-PUBLIC TRANSACTIONS WITH IMPLIED VALUATION STATISTICS THAT SUPPORT OUR ANALYSIS OF VALUE OF THE SYSTEMS.

      OUR OPINION OF VALUE EXPRESSED IN THIS APPRAISAL IS BASED ON FINANCIAL AND OPERATING INFORMATION PROVIDED TO DANIELS BY THE PARTNERSHIP, AS WELL AS PUBLISHED DEMOGRAPHIC INFORMATION PERTAINING TO THE PARTNERSHIP'S SERVICE AREAS. WHILE DANIELS BELIEVES SUCH SOURCES TO BE RELIABLE AND ACCURATE, IT HAS NOT INDEPENDENTLY VERIFIED ANY SUCH INFORMATION. THE VALUATION IS BASED ON INFORMATION AVAILABLE TO DANIELS AS OF THE LATEST PRACTICABLE DATE. DANIELS UNDERTAKES NO RESPONSIBILITY FOR UPDATING THIS OPINION TO REFLECT CHANGES IN THE VALUE OF THE ASSETS SUBSEQUENT TO THE DATE OF THIS APPRAISAL, SUCH AS MARKET, ECONOMIC, TECHNOLOGICAL, OPERATIONAL, GOVERNMENTAL AND OTHER CHANGES.

                                    EXHIBIT I

                   COMMUNICATIONS EQUITY ASSOCIATES APPRAISAL

                                  July 1, 1999


Northland Cable Properties Six Limited Partnership
1201 Third Avenue, Suite 3600

Seattle, WA  98101

      Communications Equity Associates, Inc. ("CEA") is pleased to submit the results of our valuation analysis of the assets of the cable television systems (the "Cable Systems") owned by Northland Cable Properties Six Limited Partnership ("NCP-Six" or the "Partnership") as of the date of this report. It is our understanding that the values determined by this analysis will be used in connection with the anticipated dissolution and liquidation of the Partnership.

      We hereby express our opinion of the fair market value of the assets of the Cable Systems, free and clear of all liens, liabilities and encumbrances. "Fair Market Value" is defined as the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure of compulsion to complete the transaction. We hereby express no opinion as to the fairness of any transaction involving the Cable Systems.

      Based on the analysis detailed in this report and subject to the limiting conditions listed in this report, it is the opinion of Communications Equity Associates that, as of the date of this report the fair market value of the assets of the Cable Systems is $74,600,000.

      This valuation is intended solely for your use for the purpose stated above, and is not intended for general publication or circulation. Since these value conclusions are the result of certain specific assumptions, and since these assumptions may not be relevant for other purposes, these values should not be used for any other purpose.

      In performing this analysis, CEA relied substantially on financial and operational information provided by management of the Partnership and by Cable System personnel. CEA did not independently verify this information and can therefore accept no responsibility as to its accuracy.

      The fee CEA has been paid for the valuation services performed is in no way contingent upon the results of CEA's analysis. CEA is independent of both Northland and NCP-Six, and neither CEA nor any of its employees involved in this valuation have a financial interest in Northland nor any of its affiliated companies, in NCP-Six, nor in the Cable Systems. To the best of CEA's knowledge and belief, all statements contained in this report are true and correct, and no important information has been knowingly withheld. This valuation has been prepared to conform with the Uniform Standards of Professional Appraisal Practice as promulgated by the American Society of Appraisers.

                                     Respectfully submitted,

                                     /s/ Communications Equity Associates, Inc.

                                     Communications Equity Associates, Inc.

                               LIMITING CONDITIONS

1. CEA offers no opinions on either the potential effect of current or future FCC regulations on the cash flow of the Cable Systems, or on the Partnership's strategy in dealing with these regulations. The value conclusions derived herein were based on the assumption that the current rates of the Cable Systems are in compliance with current FCC regulations, and that no future refund liability is associated with the Cable Systems.

2. This valuation is based on CEA's assessment of market conditions as of the date of this report, and assumes that market, regulatory and other conditions remain static. Changes in the economy as well as additional rule-making by the FCC could have a material effect on the values herein derived.

3. CEA cannot guarantee that a buyer could be found for the Cable Systems at the value herein determined, or at any rational price.

4. As part of this analysis, CEA relied substantially on historical and projected financial and operational information provided by management of the Partnership. CEA did not independently verify this information and can therefore accept no responsibility as to its accuracy.

5. CEA hereby expresses no opinion as to the fairness of any transactions involving the Cable Systems or the shares of the Partnership.

6. CEA specifically prohibits the use of these value conclusions in all matters related to the solvency of the Partnership. Since we have not undertaken an analysis of the debt of the Partnership, we can make no representations as to whether the fair salable value of the Partnership's assets exceeds the Partnership's debt, whether the Partnership will be able to meet its debt obligations as they come due, or whether the Partnership is reasonably capitalized.

7. CEA did not conduct a detailed technical evaluation of the Cable Systems, but instead relied on information provided by management of the Partnership and Cable Systems' employees in assessing the technical condition of the Cable Systems.

8. CEA has assumed that the Cable Systems, as currently operated, are in material compliance with all franchise, regulatory, and FCC requirements. CEA did not independently verify compliance with these requirements.

                                TABLE OF CONTENTS

SECTION

1.    OVERVIEW OF ANALYSIS

           -         BACKGROUND AND DESCRIPTION OF ANALYSIS................................................1
           -         DEFINITION OF FAIR MARKET VALUE.......................................................1
           -         DESCRIPTION OF VALUATION METHODOLOGY..................................................1

2.    CABLE SYSTEMS OVERVIEW

           -         STARKVILLE, MS........................................................................3
           -         PHILADELPHIA, MS......................................................................3
           -         KOSCIUSKO, MS.........................................................................4
           -         FOREST, MS............................................................................4
           -         HIGHLANDS, NC.........................................................................4
           -         BARNWELL, SC..........................................................................5
           -         BENNETTSVILLE, SC.....................................................................5
           -         FINANCIAL SUMMARY.....................................................................6

3.    VALUATION

           -         DISCOUNTED CASH FLOW APPROACH.........................................................7
           -         MARKET APPROACH.......................................................................7
           -         VALUE CONCLUSION......................................................................8
           -         CABLE SYSTEM STATISTIC................................................................9

1.    OVERVIEW OF ANALYSIS

      -     BACKGROUND AND DESCRIPTION OF ANALYSIS

      -     DEFINITION OF FAIR MARKET VALUE

      -     DESCRIPTION OF VALUATION METHODOLOGY

                              OVERVIEW OF ANALYSIS

BACKGROUND AND DESCRIPTION OF ANALYSIS

      Communications Equity Associates ("CEA") has been retained by Northland Cable Properties Six Limited Partnership ("NCP-Six" or the "Partnership") to determine the fair market value of the assets of the cable television systems (the "Cable Systems") owned by the Partnership as of the date of this report. It is CEA's understanding that the values determined by this analysis will be used in connection with the anticipated dissolution and liquidation of the Partnership.

      As part of this analysis, CEA requested and obtained from Partnership management detailed historical and projected financial and operating information pertaining to the Cable Systems. Additionally, CEA visited and toured significant portions of the cable service area and had discussions regarding the operations of the Cable Systems with Partnership management and employees. CEA has not conducted a technical analysis of the cable plant, and has therefore relied on assertions made by Cable Systems' management regarding the technical performance of the cable plant.

DEFINITION OF FAIR MARKET VALUE

      For the purpose of this appraisal, "Fair Market Value" is defined as the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure of compulsion to complete the transaction.

DESCRIPTION OF VALUATION METHODOLOGY

      CEA used the discounted cash flow approach and the market approach in determining the fair market value of the assets of the Cable Systems. In the discounted cash flow approach, the value of an asset is determined by calculating the total present value of the future cash flows generated by the asset. In the case of the assets of cable television systems, the value is usually calculated as the present value of the free cash flow (operating cash flow less capital expenditures) of the system, using a weighted average cost of debt and equity capital as the discount rate, with a terminal value at the end of the projection period calculated based on a multiple of the operating cash flow of the cable system. In the market approach, the value of an asset is determined based on a comparison with market transactions involving comparable assets. In order to facilitate this comparison, the respective purchase prices of the comparable assets are expressed as ratios based on a relevant operating statistic, typically earnings or cash flow. In the case of cable television systems, the purchase price of a system is usually expressed as a multiple of the operating cash flow of the system. The appropriate multiple is then applied to the operating cash flow of the subject system in order to determine its value.

2.    CABLE SYSTEMS OVERVIEW

      -     STARKVILLE, MS

      -     PHILADELPHIA, MS

      -     KOSCIUSKO, MS

      -     FOREST, MS

      -     HIGHLANDS, NC

      -     BARNWELL, SC

      -     BENNETTSVILLE, SC

      -     FINANCIAL SUMMARY

                          DESCRIPTION OF CABLE SYSTEMS

      The Partnership owns Cable Systems that serve certain areas of Mississippi and the Carolinas. In Mississippi, the Partnership owns cable systems that serve the operating regions of Starkville, Philadelphia, Kosciusko and Forest, as well as several nearby smaller towns. In the Carolinas, the Partnership's operating areas serve Highlands, NC; Barnwell, SC and nearby areas, and Bennettsville, SC. Relevant statistics for each of these system groups as of March 31, 1999 are displayed in the system statistics table attached to this report.

STARKVILLE, MS

      The Starkville, MS operating group consists of two cable systems that serve the towns of Starkville and Maben, MS. At March 31, 1999, the Starkville group passed an estimated 11,085 homes with approximately 195 miles of plant, for an overall estimated home density of 57 homes per mile. At that time, the group served 8,097 basic subscribers from two headends, for a basic penetration of 73.0%.

      The Starkville area is home to Mississippi State University, and the area benefits from the school's economic impact. Home growth in the Starkville area has been steady as the growth of the university has led to the need for new housing for students, teachers and support staff, as well as new roads and other community growth. In Starkville, the cable system competes in certain areas with Wireless One, an MMDS operator, and has also seen competition from DBS.

      Both the Starkville and the Maben cable systems operate at 330 MHz. The Starkville system offers 44 channels, while the Maben system offers 31 channels. The systems are not addressable and do not offer pay-per-view services. The Partnership plans to upgrade both systems to a minimum of 550 MHz and 400 MHz, respectively during the next two years.

PHILADELPHIA, MS

      The Philadelphia, MS cable system is served from one headend. At March 31, 1999, the Philadelphia system passed an estimated 4,395 homes with approximately 170 miles of plant, for an overall estimated home density of 26 homes per mile. At that time the cable system served 3,851 basic subscribers, for a basic penetration of 87.6%.

      While the city of Philadelphia is growing moderately, the cable service area includes the nearby Choctaw Indian reservation, which is experiencing significant home growth. The area benefits economically from the Silver Star Casino, which is located on the reservation.

      The Philadelphia system currently operates at 330 MHz, but the Partnership is in the process of upgrading the system to 450 MHz, with about 70% of the upgrade complete at this time, and the rest to be done within the next few years. The Philadelphia system currently offers 43 channels of programming, with no pay-per-view.

KOSCIUSKO, MS

      The Kosciusko, MS operating group consists of two cable systems that serve the towns of Kosciusko and Carthage, MS. At March 31, 1999, the Kosciusko group passed an estimated 5,440 homes with approximately 126 miles of plant, for an overall estimated home density of 43 homes per mile. At that time, the group served 4,350 basic subscribers from two headends, for a basic penetration of 80.0%.

      Both the Kosciusko and the Carthage cable systems operate at 450 MHz, and the systems offer 45 and 44 channels of programming, respectively. The Kosciusko system is designed at 550 MHz, while the Carthage system is designed at 450 MHz. Neither system is addressable.

FOREST, MS

      The Forest, MS operating group currently consists of two cable systems that serve the towns of Forest and Raleigh, MS. At March 31, 1999, the Forest group passed an estimated 3,735 homes with approximately 154 miles of plant, for an overall estimated home density of 24 homes per mile. At that time, the group served 3,222 basic subscribers from two headends, for a basic penetration of 86.3%.

      Forest is located east of Jackson, MS along interstate 20. The area's economy includes several large poultry processing plants. Forest and Raleigh are the county seats of Scott County and Smith County, respectively. The Forest system also serves the town of Morton, MS.

      The Forest and the Raleigh systems operate at 330 MHz and 300 MHz, respectively. The Forest system offers 43 channels of programming, while the Raleigh system offers just 25 channels. Neither system is addressable. The Partnership plans to rebuild the Forest system in the near future to a 550 MHz design, with activation at 450 MHz. The smaller Raleigh system currently has no plans for further upgrade.

HIGHLANDS, NC

      The Highlands, NC cable system is served from a single headend. At March 31, 1999, the Highlands system passed an estimated 4,190 homes with approximately 128 miles of plant, for an overall estimated home density of 33 homes per mile. At that time, the system served 2,584 basic subscribers for a basic penetration of 61.7%.

      Highlands is a resort area located in western North Carolina near the Georgia state line. The system operates at 330 MHz and offers 40 channels of programming. The Partnership plans to rebuild the Highlands system to 450 MHz, with the rebuild slated for completion by late in the year 2000.

BARNWELL, SC

      The Barnwell, SC operating group includes three cable systems that serve the towns of Barnwell, Allendale and Bamberg, SC. At March 31, 1999, the Barnwell operating group passed an estimated 12,125 homes with approximately 309 miles of plant, for an overall estimated home density of 39 homes per mile. At that time, the group served 5,941 basic subscribers from three headends, for a basic penetration of 49.0%.

      The Barnwell group was purchased by the Partnership in 1998. The towns served by the group are not growing and some show signs of economic decline. The service area is located near the Savannah River in Barnwell, Allendale and Bamberg Counties, with the systems three main towns being the county seats of those counties.

      The cable plant in Allendale and Bamberg has been rebuilt to 450 MHz, with 550 MHz spacing. The Barnwell plant is in the process of being rebuilt, with about 25 percent of the plant at 450 MHz, and the remainder at 300 MHz. The Barnwell rebuild is planned to continue through 2001. The Barnwell system currently offers 32 channels of programming, while the Bamberg and Allendale systems currently offer 41 channels each.

BENNETTSVILLE, SC

      The Bennettsville, SC cable system is served from one headend. At March 31, 1999, the Bennettsville system passed an estimated 9,090 homes, with approximately 145 miles of plant, for an overall estimated home density of 63 homes per mile. At that time the cable system served 4,918 basic subscribers, for a basic penetration of 54.1%.

      Bennettsville is located in northeastern South Carolina near the North Carolina state line. It is the county seat of Marlboro County and the only town of its size in the county. The area has experienced economic difficulty lately, with an unemployment rate in the high teens and a declining downtown area.

      The Bennettsville system is in the process of being rebuilt to 550 MHz, with about 96% of the rebuild completed at this time. The system offers 54 channels of programming.

FINANCIAL SUMMARY

      For the three months ended March 31, 1999, the Cable Systems generated combined annualized revenue of $14,363,656, or $36.31 per basic subscriber. The Cable Systems for the same period had combined annualized operating cash flow of $6,731,196, resulting in a 47% operating cash flow margin.

3.    VALUATION

      -     DISCOUNTED CASH FLOW APPROACH

      -     MARKET APPROACH

      -     VALUE CONCLUSION

      -     CABLE SYSTEM STATISTICS

                                    VALUATION

DISCOUNTED CASH FLOW APPROACH

      Financial projections, including all assumptions regarding operations and future capital expenditures were prepared by CEA based on historical and projected financial and operational information provided by the Partnership.

      The discount rate used in this analysis was derived using a weighted average cost of capital. Based on CEA's recent experience in the cable system transaction market, it is CEA's opinion that equity investors in cable systems would likely require a 25 percent return in order to justify the equity investment. Additionally, based on CEA's recent experience in raising debt financing for cable operators, a lender would likely charge an interest rate of approximately 8 percent and would likely be willing to lend up to 60 percent of asset value at that rate. Thus, the likely typical weighted average cost of capital that a buyer would experience in purchasing the assets of the subject Cable Systems can be calculated as follows:

60 percent debt at a rate of 8%                              = .60 X  8%          =  4.8%
40 percent equity at a rate of 25%                           = .40 X 25%          = 10.0%

Weighted Average Cost of Capital                             =                      14.8%

      The terminal value of the Cable Systems was calculated by multiplying the free cash flow of the Cable Systems in the final year of the projection period by an appropriate cash flow multiple.

      The application of the discounted cash flow approach resulted in a total present value indication for the Cable Systems of $74,600,000. This value is equivalent to 11.1 times running rate operating cash flow for the Cable Systems, or $2,263 per basic subscriber.

MARKET APPROACH

      In the first six months of 1999, prices paid for cable television systems increased dramatically over past prices, as the consolidation of the industry accelerated rapidly. In recent years, prices paid for cable television systems have generally ranged from 8 to 12 times operating cash flow. During 1999, this cash flow multiple range increased and widened to a level of 11 to 19 times cash flow.

      Many of the transactions announced during this time period were very large transactions involving target companies with over 1 million subscribers. The increase in prices was attributable to, among other things, the advent of Internet service, the desire of top players in the industry to increase their size quickly, and the recent increase in cable public stock values, which gave these large players an inexpensive currency with which to buy.

      With the larger buyers focused on increased size and the smaller potential buyers unable to pay higher prices, there have been fewer transactions involving cable systems of comparable size and markets to the subject Cable Systems, and as a result, the prices paid in such transactions have not increased as dramatically as the prices paid for the very large cable operators.

      The table below highlights several transactions involving systems of similar size and markets to the subject Cable Systems. In these transactions, the prices paid range from 9.2 to 12.7 times operating cash flow, with a weighted average of 10.8 and a median of 11.3. Prices per subscriber range from $1,500 to $2,755 with a weighted average of $2,313 and a median of $2,134.

                                                                                         Price                      CF       Value/
Date         System                         Seller                 Buyer                 (mil)        Subs       Multiple      Sub
----         ------                         ------                 -----                 -----        ----       --------    ------
May 99       NC, SC, MS, OK, GA             Genesis                Benchmark             $128        51,000        12.1      $2,510
Feb 99       CA, NM, CO, ND, etc.           Scott Cable            Interlink              165        77,000         9.2      $2,134
Feb 99       Various LA, TX                 Illini Cablevision     Star Cable              18        12,000        10.9      $1,500
Feb 99       MI, IN                         Michiana Cable         Ohio Cablevision        11         6,000        11.3      $1,909
Jan 99       Various PA                     Raystay                Lenfest                 92        33,000        12.7      $2,755

Wt. Average                                                                                                        10.8      $2,313
Median                                                                                                             11.3      $2,134

      Based on these transactions, as well as on CEA's current experience in the cable system transaction market, it is CEA's opinion that a cash flow multiple of 11.0 is appropriate in valuing the Cable Systems. Applying this multiple to the Cable Systems' annualized operating cash flow of S6,731,196 yields a value indication from the market approach of $74,043,156. This value, which is equivalent to $2,246 per subscriber, correlates well with the results of the discounted cash flow approach.

VALUE CONCLUSION

      CEA used the discounted cash flow approach and the market approach to determine the fair market value of the assets of the Cable Systems. Based on this analysis and Subject to the limiting conditions listed in this report, it is the opinion of Communications Equity Associates that, as of the date of this report the fair market value of the assets of the Cable Systems is $74,600,000.

                         NCP SIX CABLE SYSTEM STATISTICS
                              AS OF MARCH 31, 1999


------------------------------------------------------------------------------------------------------------
                                 STARKVILLE           PHILADELPHIA            KOSCIUSKO           FOREST
                                     MS                    MS                     MS                MS
------------------------------------------------------------------------------------------------------------
HOMES PASSED                          11,085                 4,395                5,440              3,735
------------------------------------------------------------------------------------------------------------
BASIC SUBSCRIBERS                      8,097                 3,851                4,350              3,222
------------------------------------------------------------------------------------------------------------
      Basic Pen %                      73.0%                  87.6%                80.0%              86.3%
------------------------------------------------------------------------------------------------------------
PAY UNITS                              2,930                 1,450                1,371              1,442
------------------------------------------------------------------------------------------------------------
      Pay Pen %                         36.2%                 37.7%                31.5%              44.8%
------------------------------------------------------------------------------------------------------------
MILES OF PLANT                         194.5                   170                125.8                154
------------------------------------------------------------------------------------------------------------
      Home/Mile Density                   57                    26                   43                 24
------------------------------------------------------------------------------------------------------------
HEADENDS                                   2                     1                    2                  2
------------------------------------------------------------------------------------------------------------
PLANT CAPACITY:
      Headend 1                      330 MHz          450 MHz - 70%             450 MHz            330 MHz
                                                      330 MHz - 30%
------------------------------------------------------------------------------------------------------------
      Headend 2                      330 MHz                                    450 MHz            300 MHz
------------------------------------------------------------------------------------------------------------
      Headend 3
------------------------------------------------------------------------------------------------------------
1ST Q ANNUALIZED
------------------------------------------------------------------------------------------------------------
      REVENUE                    $ 3,645,756           $ 1,633,004          $ 1,848,480        $ 1,414,784
------------------------------------------------------------------------------------------------------------
           Rev/Sub/Mo                $ 37.51               $ 35.54              $ 35.46             $36.59
------------------------------------------------------------------------------------------------------------
OCF (PRE CAP.)                   $ 1,753,776             $ 681,828            $ 885,716          $ 723,800
      Margin                            48.1%                 41.8%                47.9%              51.2%
------------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                   $ 217                  $178                 $204               $225
------------------------------------------------------------------------------------------------------------
OCF (AFTER CAPITALIZATION)
      Margin
------------------------------------------------------------------------------------------------------------
      Annual OCF/Sub
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                  HIGHLANDS          BARNWELL             BENNETTSVILLE
                                      NC                SC                      SC                  TOTAL
----------------------------------------------------------------------------------------------------------
HOMES PASSED                           4,190             12,125                   9,090            50,060
----------------------------------------------------------------------------------------------------------
BASIC SUBSCRIBERS                      2,584              5,941                   4,918            32,963
----------------------------------------------------------------------------------------------------------
      Basic Pen %                       61.7%              49.0%                   54.1%             65.8%
----------------------------------------------------------------------------------------------------------
PAY UNITS                                482              4,301                   3,628            15,604
----------------------------------------------------------------------------------------------------------
      Pay Pen %                         18.7%              72.4%                   73.8%             47.3%
----------------------------------------------------------------------------------------------------------
MILES OF PLANT                           128              308.5                     145             1,226
----------------------------------------------------------------------------------------------------------
      Home/Mile Density                   33                 39                      63                41
----------------------------------------------------------------------------------------------------------
HEADENDS                                   1                  3                       1                12
----------------------------------------------------------------------------------------------------------
PLANT CAPACITY:
      Headend 1                      330 MHz       300 MHz - 75%           550 MHz - 96%
                                                   450 MHz - 35%            440 MHz - 4%
----------------------------------------------------------------------------------------------------------
      Headend 2                                         450 MHz
----------------------------------------------------------------------------------------------------------
      Headend 3                                         450 MHz
----------------------------------------------------------------------------------------------------------
1ST Q ANNUALIZED
----------------------------------------------------------------------------------------------------------
      REVENUE                    $ 1,036,216        $ 2,706,144              $2,079.272       $14,363,656
----------------------------------------------------------------------------------------------------------
           Rev/Sub/Mo                 $32.86             $38.67                  $35.59            $36.31
----------------------------------------------------------------------------------------------------------
OCF (PRE CAP.)                     $ 423,652          $ 990,764               $ 853,812       $ 6,313,348
      Margin                            40.9%              36.6%                   41.1%            44.04%
----------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                    $161               $170                    $175              $192
----------------------------------------------------------------------------------------------------------
OCF (AFTER CAPITALIZATION)                                                                      6,731,196
      Margin                                                                                           47%
----------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                                                                                $ 205
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT J

                FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN
                       REGARDING THE ADELPHIA TRANSACTION


                                [TO BE PROVIDED]

                                    EXHIBIT K

                FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN
                       REGARDING THE PROPOSED TRANSACTION
                                [TO BE PROVIDED]



                                      K-1